Exhibit 10.1

SECOND AMENDMENT TO
THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of June 3, 2022 (this “Amendment”), among FRANCHISE GROUP, INC., a Delaware corporation (“FRG”), VALOR ACQUISITION, LLC, a Delaware limited liability company, FRANCHISE GROUP NEWCO INTERMEDIATE AF, LLC, a Delaware limited liability company, FRANCHISE GROUP NEWCO PSP, LLC, a Delaware limited liability company, each as a Borrower (as defined in the ABL Loan Agreement (as defined below)), the other Borrowers party to the ABL Loan Agreement, the Guarantors (as defined in the ABL Loan Agreement) party to the ABL Loan Agreement, each of the Lenders party to the ABL Loan Agreement on the date hereof and JPMORGAN CHASE BANK, N.A., in its capacities as administrative agent and collateral agent (in such capacities, the “Agent”), which amends that certain Third Amended and Restated Loan and Security Agreement, dated as of March 10, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “ABL Loan Agreement”), by and among FRG, the other Borrowers from time to time party thereto, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Amended ABL Loan Agreement (as defined below).

WHEREAS, Section 11.4 of the ABL Loan Agreement permits certain amendments to the ABL Loan Agreement with the consent of the Borrowers, the Agent and each of the Lenders, including the amendments contemplated herein; and

WHEREAS, each Borrower, the Agent and each of the Lenders desire to enter into this Amendment in order to effect the amendments to the ABL Loan Agreement contemplated herein, in each case, on the terms and subject to the conditions set forth in Section 2.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                   Amendments to the ABL Loan Agreement. Subject to the satisfaction (or waiver by the Lenders) of the conditions set forth in Section 2, the ABL Loan Agreement (including Schedule 1A thereto, but excluding all other Schedules and Exhibits thereto, which shall remain as in effect immediately prior to the Second Amendment Effective Date), shall be amended by inserting the language indicated in double underlined text (indicated textually in the same manner as the following example: underlined text) in Exhibit A hereto and by deleting the language indicated by strikethrough text (indicated textually in the same manner as the following example: ~~stricken text~~) in Exhibit A hereto (the ABL Loan Agreement, as so amended, the “Amended ABL Loan Agreement”).

Section 2.                   Conditions to Effectiveness. The effectiveness of this Amendment is subject only to the satisfaction (or waiver by the Lenders) of the following conditions precedent (the date on which such conditions have been satisfied (or waived by the Lenders), the “Second Amendment Effective Date”):

(a)                the Agent shall have received (i) executed counterparts of this Amendment from each Loan Party, the Agent and each of the Lenders, (ii) a duly executed certificate from an Authorized Officer of the Administrative Borrower certifying that the conditions precedent set forth in clauses (b) and (c) of this Section 2 have been satisfied as of the Closing Date and (iii) such legal opinions, certificates, documents, instruments and agreements as the Agent shall reasonably request in connection with this Amendment, all in form and substance satisfactory to the Agent and its counsel;

(b)                all representations and warranties contained in the Amended ABL Loan Agreement and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date and after giving effect to this Amendment, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

(c)                no Default or Event of Default shall exist or have occurred and be continuing on and as of the Second Amendment Effective Date and immediately after giving effect to this Amendment; and

(d)                the Agent shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced at least one Business Day prior to the Second Amendment Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers under the Amended ABL Loan Agreement in connection with this Amendment.

Section 3.                   Post-Closing Obligations. From the Second Amendment Effective Date until the earlier of (a) Badcock becoming a Cross-Silo Loan Party and (b) the 120th day following the Second Amendment Effective Date, the aggregate principal amount of all Loans shall not exceed $200,000,000 at any time outstanding (the “Interim Loan Cap”). For the avoidance of doubt, the Interim Loan Cap shall not be given any other effect (including for purposes of the Borrowing Cap or considered in the calculation of Excess Availability and other related terms).

Section 4.                   Amendments; Counterparts. This Amendment may not be amended or waived except by an instrument in writing signed by each of the parties party hereto. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

Section 5.                   Governing Law, Jurisdiction and Waiver of Right to Trial by Jury. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT AND ANY DISPUTE ARISING OUT OF THE RELATIONSHIP BETWEEN THE PARTIES HERETO, WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK BUT EXCLUDING ANY PRINCIPLES OF CONFLICTS OF LAW OR OTHER RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The jurisdiction, service of process, and waiver of right to trial by jury provisions in Section 11.1 of the ABL Loan Agreement are incorporated herein by reference mutatis mutandis.

Section 6.                   Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 7.                   Effect of Amendment.

2

(a)                On and after the Second Amendment Effective Date, each reference in the ABL Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the ABL Loan Agreement, and each reference in the other Financing Agreement to the “Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the ABL Loan Agreement, mean and are a reference to the ABL Loan Agreement as modified by this Amendment.

(b)                Except as expressly amended hereby, all of the terms and provisions of the ABL Loan Agreement and all other Financing Agreements are and shall remain in full force and effect and are hereby ratified and confirmed. In furtherance of the foregoing, each of the Loan Parties party hereto hereby irrevocably and unconditionally ratifies its grant of security interest and pledge under the Security Agreement and each Financing Agreement and confirms that the liens, security interests and pledges granted thereunder continue to secure the Obligations, including, without limitation, any additional Obligations resulting from or incurred pursuant to this Amendment.

(c)                Each of the Loan Parties as debtor, grantor, mortgagor, pledgor, guarantor, assignor, or in any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party, guarantor or indemnitor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Financing Agreements to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Financing Agreements (including, without limitation, the grant of security made by such Loan Party pursuant to the Collateral Documents) and confirms that such liens and security interests continue to secure the Obligations under the Financing Agreements, in each case subject to the terms thereof, and (iii) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations pursuant to the Financing Agreements. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or Lenders, constitute a waiver of any provision of any of the Financing Agreements or serve to effect a novation of the Obligations.

(d)                The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Lender under, the ABL Loan Agreement or any of the other Financing Agreements. This Amendment shall be deemed to be a Financing Agreement as defined in the ABL Loan Agreement.

Section 8.                   No Novation. By its execution of this Amendment, each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation, but, rather, a supplement of a pre-existing indebtedness and related agreement, as evidenced by the Amended ABL Loan Agreement.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

FRANCHISE GROUP, INC.

By: /s/ Brian Kahn
Name: Brian Kahn
Title: President and Chief Executive Officer

FRANCHISE GROUP NEWCO PSP, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: President and Chief Executive Officer

FRANCHISE GROUP NEWCO INTERMEDIATE AF, LLC

By: /s/ Will Powell Name: Will Powell Title: Chief Executive Officer and President

VALOR ACQUISITION, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: President and Chief Executive Officer

VITAMIN SHOPPE INDUSTRIES LLC

By: /s/ Laura Coffey
Name: Laura Coffey
Title: Chief Financial Officer

AMERICAN FREIGHT GROUP, LLC

By: /s/ Will Powell
Name: Will Powell
Title: Chief Executive Officer and President

[Signature Page to Second Amendment to Third Amended and Restated Loan and Security Agreement]

PET SUPPLIES “PLUS”, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: Vice President

VITAMIN SHOPPE MARINER, LLC

By: /s/ Laura Coffey
Name: Laura Coffey
Title: Chief Financial Officer

VITAMIN SHOPPE GLOBAL, LLC

By: /s/ Laura Coffey
Name: Laura Coffey
Title: Chief Financial Officer

VITAMIN SHOP FLORIDA, LLC

By: /s/ Laura Coffey
Name: Laura Coffey
Title: Chief Financial Officer

BETANCOURT SPORTS NUTRITION, LLC

By: /s/ Laura Coffey
Name: Laura Coffey
Title: Chief Financial Officer

VITAMIN SHOPPE PROCUREMENT SERVICES, LLC

By: /s/ Laura Coffey
Name: Laura Coffey
Title: Chief Financial Officer

VITAMIN SHOPPE FRANCHISING, LLC

By: /s/ Laura Coffey
Name: Laura Coffey
Title: Chief Financial Officer

[Signature Page to Second Amendment to Third Amended and Restated Loan and Security Agreement]

FRANCHISE GROUP INTERMEDIATE HOLDCO, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: President and Chief Executive Officer

FRANCHISE GROUP INTERMEDIATE S, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: President and Chief Executive Officer

AMERICAN FREIGHT HOLDINGS, LLC

By: /s/ Will Powell
Name:Will Powell
Title: President

AMERICAN FREIGHT, LLC

By: /s/ Will Powell
Name: Will Powell
Title: President

AMERICAN FREIGHT MANAGEMENT COMPANY, LLC

By: /s/ Will Powell
Name: Will Powell
Title: Chief Executive Officer and President

AMERICAN FREIGHT OUTLET STORES, LLC

By: /s/ Will Powell
Name: Will Powell
Title: Chief Executive Officer and President

OUTLET MERCHANDISE, LLC

By: /s/ Will Powell
Name:Will Powell
Title: Chief Executive Officer and President

[Signature Page to Second Amendment to Third Amended and Restated Loan and Security Agreement]

FRANCHISE GROUP NEWCO S, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: Chief Executive Officer

AMERICAN FREIGHT FRANCHISING, LLC

By: /s/ Will Powell
Name: Will Powell
Title: Chief Executive Officer and President

AMERICAN FREIGHT FRANCHISOR, LLC

By: /s/ Will Powell
Name: Will Powell
Title: Chief Executive Officer and President

FRANCHISE GROUP NEW HOLDCO, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: President and Chief Executive Officer

FRANCHISE GROUP INTERMEDIATE L, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: President and Chief Executive Officer

FRANCHISE GROUP INTERMEDIATE V, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: President and Chief Executive Officer

FRANCHISE GROUP NEWCO V, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: President and Chief Executive Officer

[Signature Page to Second Amendment to Third Amended and Restated Loan and Security Agreement]

FRANCHISE GROUP INTERMEDIATE B, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: President and Chief Executive Officer

BUDDY'S NEWCO, LLC

By: /s/ Michael Bennett
Name: Michael Bennett
Title: Chief Executive Officer

BUDDY'S FRANCHISING AND LICENSING LLC

By: /s/ Michael Bennett
Name: Michael Bennett
Title: Chief Executive Officer

AMERICAN FREIGHT FFO, LLC

By: /s/ Will Powell
Name: Will Powell
Title: Chief Executive Officer and President

FRANCHISE GROUP ACQUISITION TM, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: President and Chief Executive Officer

FRANCHISE GROUP INTERMEDIATE PSP, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: President and Chief Executive Officer

PSP MIDCO, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: Vice President

[Signature Page to Second Amendment to Third Amended and Restated Loan and Security Agreement]

PSP GROUP, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: Vice President

PSP SERVICE NEWCO, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: Vice President

PSP STORES, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: Vice President

PSP SUBCO, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: Vice President

PSP FRANCHISING, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: Vice President

PSP DISTRIBUTION, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: Vice President

FRANCHISE GROUP INTERMEDIATE BHF, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: President and Chief Executive Officer

[Signature Page to Second Amendment to Third Amended and Restated Loan and Security Agreement]

FRANCHISE GROUP NEWCO BHF, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: President and Chief Executive Officer

FRANCHISE GROUP INTERMEDIATE SL, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: President and Chief Executive Officer

FRANCHISE GROUP NEWCO SL, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: President and Chief Executive Officer

EDUCATE, INC.

By: /s/ Brian Kahn Name: Brian Kahn Title: Vice President

EDUCATE OPERATING COMPANY, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: Vice President

SYLVAN LEARNING, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: Vice President

LEARNING PARTNERSHIPS, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: Vice President

EDUCATE DIGITAL, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: Vice President

[Signature Page to Second Amendment to Third Amended and Restated Loan and Security Agreement]

SYLVAN IN-HOME, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: Vice President

EDUCATE CORPORATE CENTERS HOLDINGS, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: Vice President

LEARNING SYSTEM OF THE FUTURE, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: Vice President

SYLVAN LEARNING CENTERS, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: Vice President

OMEGA LEARNING CENTERS, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: Vice President

MARYLAND LEARNING CENTERS, LLC

By: /s/ Brian Kahn Name: Brian Kahn Title: Vice President

[Signature Page to Second Amendment to Third Amended and Restated Loan and Security Agreement]

JPMORGAN CHASE BANK, N.A., as the Agent and a Lender

By: /s/ James A. Knight Name: James A. Knight Title: Executive Director

[Signature Page to Second Amendment to Third Amended and Restated Loan and Security Agreement]

CITIZENS BANK, N.A., as a Lender

By: /s/ Peter Yelle Name: Peter Yelle Title: SVP

[Signature Page to Second Amendment to Third Amended and Restated Loan and Security Agreement]

EXHIBIT A

Amended ABL Loan Agreement

FLORIDA DOCUMENTARY STAMP TAXES IN THE AMOUNT OF $2,450.00 HAVE BEEN OR WILL BE PAID DIRECTLY TO THE FLORIDA DEPARTMENT OF REVENUE.

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

by and among

FRANCHISE GROUP, INC.,

VALOR ACQUISITION, LLC,
FRANCHISE GROUP NEWCO INTERMEDIATE AF, LLC

and

FRANCHISE GROUP NEWCO PSP, LLC,

as Borrowers

THE OTHER BORROWERS FROM TIME TO TIME PARTY HERETO

THE OTHER LOAN PARTIES FROM TIME TO TIME PARTY HERETO

THE LENDERS, SWINGLINE LENDER AND ISSUING BANK FROM TIME TO TIME PARTY HERETO

and

JPMORGAN CHASE BANK, N.A.,
as Agent

Dated: March 10, 2021

TABLE OF CONTENTS

Page

Section 1.		DEFINITIONS	1
	1.1	Definitions.	1
	1.2	Limited Conditionality Acquisition.	~~86~~85
Section 2.		CREDIT FACILITIES	~~87~~86
	2.1	Revolving Loans	~~87~~86
	2.2	Swingline Loans and Overadvances	~~88~~87
	2.3	Letters of Credit	~~89~~88
	2.4	Termination, Reductions or Increases of Aggregate Revolving Commitment Amounts	~~95~~94
	2.5	Revolving Commitments	97
	2.6	Bank Products	97
	2.7	Joint and Several Liability	~~98~~97
	2.8	Defaulting Lenders	~~99~~98
	2.9	Prepayment of Loans	~~101~~100
	2.10	Loans and Borrowings.	~~102~~101
	2.11	Requests for Borrowings.	102
	2.12	Interest Elections	~~103~~102
Section 3.		INTEREST AND FEES	104
	3.1	Interest Payments	104
	3.2	Fees	105
	3.3	Increased Costs	106
	3.4	Alternate Rate of Interest; Illegality.	~~108~~107
	3.5	Withholding of Taxes; Gross-Up.	~~110~~111
	3.6	Mitigation of Obligations; Replacement of Lenders.	114
	3.7	Break Funding Payments	115
Section 4.		CONDITIONS PRECEDENT	~~115~~116
	4.1	Conditions Precedent to Effectiveness	~~115~~116
	4.2	Conditions Precedent to All Loans and Letters of Credit	~~118~~119
Section 5.		GRANT AND PERFECTION OF SECURITY INTEREST	~~119~~120
	5.1	Grant of Security Interest	~~119~~120
	5.2	Perfection of Security Interests	~~120~~121
Section 6.		COLLECTION AND ADMINISTRATION	~~125~~126
	6.1	Borrowers’ Loan Accounts	~~125~~126
	6.2	Statements	126
	6.3	Collection of Accounts	~~126~~127
	6.4	Payments	~~128~~129
	6.5	[Reserved]	~~134~~135
	6.6	Authorization to Make Loans	~~134~~135

i

	6.7	Use of Proceeds	135
	6.8	Appointment of Administrative Borrower as Agent for Requesting Loans and Receipts of Loans and Statements	~~135~~136
	6.9	Pro Rata Treatment	~~136~~137
	6.10	Sharing of Payments, Etc	~~136~~137
	6.11	Settlement Procedures	~~137~~138
	6.12	Obligations Several; Independent Nature of Lenders’ Rights	~~139~~140
Section 7.		COLLATERAL REPORTING AND COVENANTS	~~140~~141
	7.1	Collateral Reporting	~~140~~141
	7.2	Accounts Covenants	~~141~~142
	7.3	Inventory Covenants	~~142~~143
	7.4	Equipment and Real Property Covenants	~~143~~144
	7.5	Delivery of Instruments, Chattel Paper and Documents	144
	7.6	[Reserved].	~~144~~145
	7.7	Power of Attorney	~~144~~145
	7.8	Right to Cure	~~146~~147
	7.9	Access to Premises	~~146~~147
Section 8.		REPRESENTATIONS AND WARRANTIES	~~147~~148
	8.1	Corporate Existence, Power and Authority	~~147~~148
	8.2	Name; State of Organization; Chief Executive Office; Collateral Locations	~~148~~149
	8.3	Financial Statements; No Material Adverse Change	~~148~~149
	8.4	Priority of Liens; Title to Properties	~~149~~150
	8.5	Tax Returns	~~149~~150
	8.6	Litigation	~~149~~150
	8.7	Compliance with Applicable Laws	~~150~~151
	8.8	Environmental Compliance	~~150~~151
	8.9	Employee Benefits	151
	8.10	Bank Accounts	~~151~~152
	8.11	Intellectual Property	152
	8.12	Subsidiaries; Capitalization; Solvency	~~152~~153
	8.13	Labor Disputes	~~153~~154
	8.14	Restrictions on Subsidiaries	~~153~~154
	8.15	Material Contracts	~~153~~154
	8.16	Credit Card Agreements	154
	8.17	Investment Company Status	~~154~~155
	8.18	Accuracy and Completeness of Information	~~154~~155
	8.19	Survival of Warranties; Cumulative	~~154~~155
	8.20	Reaffirmation of Financing Agreements	~~155~~156
	8.21	Anti-Corruption Laws and Sanctions	~~155~~156
	8.22	Regulatory Compliance	~~155~~156
	8.23	Franchise Agreements	~~157~~158
	8.24	Affected Financial Institutions	~~157~~158

ii

Section 9.		AFFIRMATIVE AND NEGATIVE COVENANTS	~~157~~158
	9.1	Maintenance of Existence	158
	9.2	[Reserved]	~~158~~159
	9.3	Compliance with Laws, Regulations, Etc	~~158~~159
	9.4	Payment of Taxes and Claims	~~159~~160
	9.5	Insurance	160
	9.6	Financial Statements and Other Information	~~161~~162
	9.7	Sale of Assets, Consolidation, Merger, Dissolution, Etc	~~164~~165
	9.8	Encumbrances	170
	9.9	Indebtedness	174
	9.10	Loans, Investments, Etc	~~180~~181
	9.11	Dividends and Redemptions	~~185~~186
	9.12	Transactions with Affiliates	~~187~~188
	9.13	Compliance with ERISA	~~190~~191
	9.14	Fiscal Year	~~190~~191
	9.15	Change in Business	~~190~~191
	9.16	Limitation of Restrictions Affecting Subsidiaries	~~190~~191
	9.17	Financial Covenant	~~192~~193
	9.18	Credit Card Agreements	~~192~~193
	9.19	License Agreements.	~~192~~193
	9.20	Foreign Assets Control Regulations, Etc	~~193~~194
	9.21	After-Acquired Real Property.	~~194~~195
	9.22	Costs and Expenses	~~195~~196
	9.23	Further Assurances	~~195~~196
	9.24	Permitted Payments of Indebtedness	~~199~~200
	9.25	Commodity Exchange Act Keepwell Provisions	~~200~~201
	9.26	Disbursement Cash Management Systems	~~200~~201
	9.27	Amendments to Financing Documents	~~200~~201
	9.28	Badcock	~~201~~202
	9.29	Anti-Commingling.	~~202~~203
	9.30	Franchise Agreements.	~~202~~203
	9.31	Post-Closing Obligations.	~~202~~203
Section 10.		EVENTS OF DEFAULT AND REMEDIES	~~202~~203
	10.1	Events of Default	~~202~~203
	10.2	Remedies	~~204~~205
	10.3	Borrowers’ and Guarantors’ Obligations Upon Default	~~208~~209
	10.4	Sale of Inventory and Use of Intellectual Property	~~208~~209
Section 11.		JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW	~~208~~209
	11.1	Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver	~~208~~209
	11.2	Waiver of Notices	~~210~~211
	11.3	Collateral Waivers	~~210~~211
	11.4	Amendments and Waivers	~~210~~211
	11.5	Waiver of Counterclaims	~~213~~214

iii

	11.6	Indemnification; Limitation of Liability	~~213~~214
	11.7	Right of Setoff	~~214~~215
Section 12.		THE AGENT	~~215~~216
	12.1	Appointment, Powers and Immunities	~~215~~216
	12.2	Reliance by Agent	~~215~~216
	12.3	Events of Default	~~216~~217
	12.4	Chase in its Individual Capacity	~~216~~217
	12.5	Indemnification	~~217~~218
	12.6	Acknowledgments of Lenders, Swingline Lender and Issuing Bank; Non-Reliance on Agent and Other Lenders	~~217~~218
	12.7	Failure to Act	~~219~~220
	12.8	Additional Loans	~~219~~220
	12.9	Concerning the Collateral and the Related Financing Agreements	~~220~~221
	12.10	Field Audit, Examination Reports and other Information; Disclaimer by Lenders	~~220~~221
	12.11	Collateral Matters	~~221~~222
	12.12	Agency for Perfection	~~222~~223
	12.13	Successor Agent	~~223~~224
	12.14	Other Agent Designations	~~223~~224
	12.15	Intercreditor Agreement	~~223~~224
	12.16	Posting of Communications	~~224~~225
	12.17	Certain ERISA Matters	~~225~~226
Section 13.		TERM OF AGREEMENT; MISCELLANEOUS	~~227~~228
	13.1	Term	~~227~~228
	13.2	Interpretative Provisions	~~228~~229
	13.3	Notices	231
	13.4	Partial Invalidity	~~232~~233
	13.5	Confidentiality	~~232~~233
	13.6	Successors	~~233~~234
	13.7	Assignments; Participations	234
	13.8	Entire Agreement	~~236~~237
	13.9	USA Patriot Act	~~236~~237
	13.10	Counterparts; Integration; Effectiveness; Electronic Execution	237
	13.11	Restatement	~~238~~239
	13.12	Acknowledgment Regarding Any Supported QFCs	~~238~~239
	13.13	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	239
	13.14	Intercreditor Agreement.	~~239~~240
	13.15	Release of Liens and Guarantees.	~~239~~240

iv

INDEX
TO
EXHIBITS AND SCHEDULES

Exhibit A	Form of Assignment and Assumption
Exhibit B	Information Certificate
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Borrowing Base Certificate
Exhibit E-1	Form of U.S. Tax Certificate
Exhibit E-2	Form of U.S. Tax Certificate
Exhibit E-3	Form of U.S. Tax Certificate
Exhibit E-4	Form of U.S. Tax Certificate
Exhibit F	Form of Commitment Increase Agreement
Exhibit G	Form of Additional Lender Agreement
Exhibit H	Form of Borrower Joinder Agreement
Exhibit I	Forms of Trademark Security Agreement, Copyright Security Agreement and Patent Security Agreement

Schedule 1A	Revolving Commitments
Schedule 1B	AFG Franchisees
Schedule 1C	List of Names
Schedule 2.3	Existing Letters of Credit
Schedule 5.2(g)	Commercial Tort Claims
Schedule 8.2(a)	Chief Executive Offices and Mailing Addresses
Schedule 8.2(b)	Other Locations
Schedule 8.4	Liens
Schedule 8.6	Litigation
Schedule 8.10	Bank Accounts
Schedule 8.11(a)	Intellectual Property
Schedule 8.11(c)	Intellectual Property Exceptions
Schedule 8.12	Affiliates and Subsidiaries, etc.
Schedule 8.13	Collective Bargaining Agreements
Schedule 8.15	Material Contracts
Schedule 8.16	Credit Card Agreements
Schedule 8.23	Franchise Agreements
Schedule 9.7(U)	Specified Disposition
Schedule 9.9	Existing Indebtedness
Schedule 9.10	Loans and Advances
Schedule 9.12	Transactions with Affiliates
Schedule 9.16	Existing Restrictions
Schedule 9.31	Post-Closing Obligations

v

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Third Amended and Restated Loan and Security Agreement dated March 10, 2021 (this “Agreement”) is by and among Franchise Group, Inc., a Delaware corporation, Valor Acquisition, LLC, a Delaware limited liability company, Franchise Group Newco Intermediate AF, LLC, a Delaware limited liability company, Franchise Group Newco PSP, LLC, a Delaware limited liability company, and certain Subsidiaries of each of the foregoing, as Borrowers, the parties hereto from time to time as Guarantors, the parties hereto from time to time as lenders (each individually, a “Lender” and collectively, “Lenders” as hereinafter further defined) and JPMorgan Chase Bank, N.A., a national banking association, in its capacity as agent for the Lenders (in such capacity, “Agent” as hereinafter further defined).

WITNESSETH:

WHEREAS, Borrowers, Valor Acquisition, LLC, as parent and a guarantor, Agent and the lenders party thereto are parties to that certain Second Amended and Restated Loan and Security Agreement dated as of December 16, 2019 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”); and

WHEREAS, subject to the conditions precedent set forth herein, the parties hereto desire to amend and restate the Existing Credit Agreement in its entirety in the form of this Agreement.

NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the satisfaction of each condition precedent contained in Section 4.1 hereof, the Existing Credit Agreement shall be amended and restated as of the Closing Date (as defined below) in the form of this Agreement. It is the intention of the parties hereto, and such parties hereby agree, that this Agreement supersedes and replaces the Existing Credit Agreement in its entirety, and that (a) such amendment and restatement shall operate to renew, amend and modify certain of the rights and obligations of the parties under the Existing Credit Agreement as provided herein, but shall not act as a novation thereof, and (b) the Liens securing the “Obligations” under and as defined in the Existing Credit Agreement shall not be extinguished, but shall be carried forward and shall secure such obligations and Indebtedness as renewed, amended, restated and modified hereby. The parties hereto further agree as follows:

Section 1.	DEFINITIONS

1.1              Definitions. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

“A Team” means A Team Sales, LLC, a Delaware limited liability company.

“ABL Priority Collateral” has the meaning assigned to such term in the Intercreditor Agreement.

“ABR Borrowing” shall mean a Borrowing of ABR Loans.

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“ABR Loans” shall mean any Loans or portion thereof on which interest is payable based on the Alternate Base Rate in accordance with the terms thereof.

“Accounts” shall have the meaning set forth in Article 9 of the UCC and includes, without limitation, as to each Borrower and Guarantor, all present and future rights of such Borrower and Guarantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by Chattel Paper or an Instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, (d) arising out of the use of a credit or charge card or information contained on or for use with the card or (e) arising out of franchising agreements.

“Account Debtor” shall have the meaning set forth in Article 9 of the UCC.

“ACH Transactions” shall mean the automatic clearing house transfer of funds by Agent, any Lender or any of their respective Affiliates for the account of any Borrower or its Subsidiaries, in each case pursuant to agreements entered into with any Borrower or any of its Subsidiaries.

“Acquired EBITDA” means, with respect to any Pro Forma Entity, for any period, the amount of EBITDA of such Pro Forma Entity (determined as if references to the Borrowers and their Subsidiaries in the definition of “EBITDA” were references to such Pro Forma Entity and its subsidiaries that will become Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity.

“Acquired Entity or Business” has the meaning given such term in the definition of “EBITDA.”

“Additional Lender Agreement” has the meaning assigned to such term in Section 2.4(d)(ii).

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted ~~LIBO~~Term SOFR Rate” means, ~~with respect to any Eurodollar Borrowing~~ for any Interest Period ~~or for any ABR Borrowing~~, an interest rate per annum ~~(rounded upwards, if necessary, to the next 1/16 of 1%)~~ equal to (a) the ~~LIBO~~Term SOFR Rate for such Interest Period ~~multiplied by (b) the Statutory Reserve Rate~~, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Borrower” shall mean FRG, in its capacity as Administrative Borrower on behalf of itself and the other Borrowers pursuant to Section 6.8 hereof and its successors and assigns in such capacity.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

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“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person. For the purposes of this definition, the term “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise. Without limiting the foregoing, any Subsidiary of FRG shall be considered an Affiliate of the Borrowers for purposes of this Agreement.

“AFG Borrowers” means (a) American Freight, LLC, a Delaware limited liability company, (b) AFG Intermediate and (c) American Freight Outlet Stores, LLC, a Delaware limited liability company.

“AFG Borrowing Base” shall mean, at any time, the amount equal to:

(a)               the amount equal to:

(i)               90% of the amount of Eligible Credit Card Receivables of the AFG Borrowers at such time, plus

(ii)              85% of the amount of Eligible Accounts of the AFG Borrowers at such time, plus

(iii)             90% of the Net Recovery Percentage multiplied by the Value of the Eligible Inventory of the AFG Borrowers, net of any Inventory Reserves, in each case, at such time, minus

(b)               the Availability Reserves;

provided that (1) the aggregate amount of Eligible Inventory of the AFG Borrowers that is (x) Inventory that is consigned to AFG Franchisees or (y) Inventory at locations owned or leased by AFG Franchisees shall not exceed, in the aggregate for clauses (x) and (y), the amount equal to 10% of the AFG Borrowing Base at any time and (2) the aggregate amount of Eligible Accounts of the AFG Borrowers in respect of Franchisee Receivables shall not exceed the amount equal to 10% of the AFG Borrowing Base at any time.

The amounts of Eligible Inventory of the AFG Borrowers shall be determined based on the amount of applicable Inventory set forth in the inventory record maintained by the Borrowers.

Agent shall have the right to establish Reserves against or sublimits in the AFG Borrowing Base in such amounts and with respect to such matters as Agent shall deem reasonably necessary or appropriate in its Permitted Discretion, based on new information received by Agent and after Agent has completed its updated field audits, examinations and appraisals of the Collateral; provided, however, that, so long as no Event of Default has occurred and is continuing, Agent shall give to Administrative Borrower five Business Days’ telephonic or electronic notice if (A) Agent establishes new categories of Reserves, (B) Agent changes the methodology of calculating Reserves or (C) Agent establishes new categories of sublimits in the AFG Borrowing Base; provided further that, during such five Business Day-period, no Borrowing may be drawn or Letter of Credit issued to the extent any Revolving Exposure Limitations would be exceeded after giving effect to any such Reserves or sublimit modifications. The foregoing notwithstanding, in the event Agent establishes Reserves to preserve or protect or maximize the value of the Collateral during the continuance of an Event of Default, Agent shall only provide Administrative Borrower with notice at the time such Reserves are established.

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Accounts, Credit Card Receivables and Inventory of the AFG Borrowers shall only be Eligible Accounts, Eligible Credit Card Receivables and Eligible Inventory, as applicable, to the extent that (x) Agent has conducted and completed a field examination, appraisal and other due diligence with respect thereto and (y) the criteria for Eligible Accounts, Eligible Credit Card Receivables and Eligible Inventory set forth herein, as applicable, are satisfied with respect thereto in accordance with this Agreement (or such other or additional criteria as Agent may, at its option, establish with respect thereto in accordance with this Agreement and subject to such Reserves as Agent may establish in its Permitted Discretion).

The AFG Borrowing Base shall be determined at any time by Agent, on the basis of the most recently delivered Borrowing Base Certificate, as adjusted by Agent for any changes in Reserves or otherwise in accordance with the terms hereof.

“AFG Borrowing Cap” shall mean, the amount, calculated at any date, equal to the lesser of (i) $100,000,000 and (ii) the AFG Borrowing Base in effect at such time.

“AFG Excess Availability” shall mean, the amount, as determined by Agent, calculated at any date, equal to: (a) the AFG Borrowing Cap minus (b) the Aggregate Revolving Exposure owing by the AFG Borrowers.

“AFG Franchise Agreement” means a franchising agreement between any AFG Borrower, as franchisor, and any other Person, as franchisee, pertaining to the establishment and operation of a business with operations comparable to the operations of AFG Intermediate and its Subsidiaries.

“AFG Franchisee Eligibility Requirements” means, collectively, each of the following:

(a)               the applicable AFG Borrower has executed an agreement with the applicable AFG Franchisee to operate a franchise under one of the brands as listed on Schedule 1C hereto, or any subsequent rebranding of such franchise, at a location owned or leased and operated by such AFG Franchisee, substantially on the standard form agreements containing terms and conditions established by the AFG Borrowers from time to time, which shall include (A) an acknowledgement from such AFG Franchisee that the AFG Borrowers, or Agent acting on behalf of the AFG Borrowers, are authorized to transfer proceeds of the Inventory consigned by such AFG Borrower to such AFG Franchisee from the bank account maintained by such AFG Franchisee to an account in the name of an AFG Borrower and (B) an acknowledgement by the AFG Franchisee that the applicable AFG Borrower has granted a Lien to Agent on the Inventory consigned by such AFG Borrower to the AFG Franchisee and an agreement by the AFG Franchisee to reasonably cooperate with Agent in the event of the exercise by Agent of its rights and remedies with respect to such Lien;

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(b)               the applicable AFG Borrower has provided Agent with evidence that such AFG Borrower has filed appropriate UCC financing statements against the applicable AFG Franchisee evidencing the consignment arrangement between such AFG Borrower and the applicable AFG Franchisee with respect to the Inventory consigned by the such AFG Borrower to the applicable AFG Franchisee, and has taken all other action required under applicable Requirements of Law to obtain a valid, first priority perfected security interest in such Inventory (including, without limitation, providing notification to other secured parties of the applicable AFG Franchisee as required by the UCC);

(c)               if requested by Agent, the applicable AFG Borrower has provided the Agent with an assignment of the UCC financing statements set forth in clause (b) above;

(d)               the applicable AFG Borrower has complied in all material respects with all representations, warranties and covenants set forth herein and in the other Financing Agreements relating to federal and state franchise and other regulatory Requirements of Law in connection with the operation of a franchise under one of the brands as listed on Schedule 1C (or any subsequent rebranding of such franchises) by the applicable AFG Franchisee; and

(e)               the agreements between the applicable AFG Borrower and the applicable AFG Franchisee provide that all amounts owed by such AFG Franchisee to such AFG Borrower shall be swept at least daily into an account of an AFG Borrower which is subject to a Deposit Account Control Agreement.

For the purposes of paragraph (a) above, “reasonably cooperate with Agent” means that the AFG Franchisee will, at Agent’s expense and with reasonable prior notice from Agent, (i) give Agent and its representatives access during normal business hours to all Inventory consigned by the applicable AFG Borrower to the AFG Franchisee, (ii) permit Agent and its representatives to take possession and control of the Inventory consigned by the applicable AFG Borrower to the AFG Franchisee, and to remove the Inventory from the premises of the AFG Franchisee, (iii) to the extent not prohibited by applicable location occupancy agreements (including leases), conduct “going out of business sales” and engage in similar activities with respect to the Inventory consigned by the applicable AFG Borrower to the AFG Franchisee, and (iv) take all other commercially reasonable actions with respect to the Inventory consigned by the applicable AFG Borrower to the AFG Franchisee that, upon Agent’s request, may be reasonably necessary to permit Agent to exercise all of its rights and remedies with respect to the Lien on the Inventory consigned by such AFG Borrower to the AFG Franchisee.

“AFG Franchisees” means, as of the Closing Date, the individuals and entities listed in Schedule 1B as “AFG franchisees”, and thereafter, such entities and any additional individual or entity that meets the AFG Franchisee Eligibility Requirements.

“AFG Intermediate” means Franchise Group Newco Intermediate AF, LLC, a Delaware limited liability company.

“AFG Loan Party” means (a) each AFG Borrower and (b) without duplication of clause (a), each Loan Party that is a Subsidiary of an AFG Borrower.

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“Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder.

“Agent Fee Letter” shall mean the amended and restated administrative agent fee letter, dated as of January 29, 2021, by and among FRG, PSP Newco and Agent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Agent Payment Account” shall mean account no. XXXXX9773 of Agent at Chase, or such other account of Agent as Agent may from time to time designate to Administrative Borrower as the Agent Payment Account for purposes of this Agreement and the other Financing Agreements.

“Aggregate Borrowing Base” means the sum of the AFG Borrowing Base, the PSP Borrowing Base and the TVS Borrowing Base.

“Aggregate Revolving Commitment Amounts” shall mean, at any time, the sum of the Revolving Commitments, as the same may be adjusted pursuant to Section 2.4. As of the ~~Closing~~Second Amendment Effective Date, the Aggregate Revolving Commitment Amounts are $~~150,000,000~~250,000,000.

“Aggregate Revolving Exposure” shall mean, at any time, the aggregate amount of Revolving Exposure of all Revolving Lenders.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted ~~LIBO~~Term SOFR Rate for a one month Interest Period ~~on~~as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the purpose of this definition, the Adjusted ~~LIBO~~Term SOFR Rate for any day shall be based on the ~~LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate)~~Term SOFR Reference Rate at approximately ~~11:00~~5:00 a.m. ~~London~~Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO~~Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO~~Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.4 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.4(c)), then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Ancillary Document” has the meaning assigned to it in Section 13.10(b).

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“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrowers, the Guarantors or any of their respective Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Borrowers” means (a) with respect to any AFG Loan Party, the AFG Borrowers, (b) with respect to any PSP Loan Party, the PSP Borrowers and (c) with respect to any TVS Loan Party, the TVS Borrowers.

“Applicable Borrowing Cap” means (a) with respect to any AFG Loan Party, the AFG Borrowing Cap, (b) with respect to any PSP Loan Party, the PSP Borrowing Cap and (c) with respect to any TVS Loan Party, the TVS Borrowing Cap.

“Applicable Margin” means, for any day, with respect to any Revolving Loan, the applicable rate per annum set forth below under the caption “Revolver ABR Spread”, “Revolver Term Benchmark Spread” or “Revolver ~~Eurodollar~~RFR Spread”, as the case may be, based upon the Borrowers’ Average Excess Availability for the prior fiscal quarter as of the most recent determination date, provided that until the delivery to Agent, pursuant to Section 7.1(a)(i), of the Borrowers’ Borrowing Base Certificate for the fiscal month ended March 31, 2021, the “Applicable Margin” shall be the applicable rate per annum set forth below in Category 2:

Average Excess Availability	Revolver ABR Spread	Revolver Term Benchmark Spread	Revolver ~~Eurodollar~~RFR Spread
Category 1: Average Excess Availability greater than or equal to 66% of the Borrowing Cap	0.75%	1.75%	1.75%
Category 2: Average Excess Availability less than 66% but greater than or equal to 33% of the Borrowing Cap	1.00%	2.00%	2.00%
Category 3: Average Excess Availability less than 33% of the Borrowing Cap	1.25%	2.25%	2.25%

For purposes of the foregoing, (a) the Applicable Margin shall be determined as of the end of each fiscal quarter of the Borrowers based upon the Borrowers’ Average Excess Availability for the prior fiscal quarter upon Agent’s receipt of the Borrowers’ Borrowing Base Certificate delivered pursuant to Section 7.1(a)(i) and (b) each change in the Applicable Margin resulting from a change in the Borrowers’ Average Excess Availability for the prior fiscal quarter shall be effective during the period commencing on and including the date of delivery to Agent of such Borrowing Base Certificate indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Borrowers’ Average Excess Availability shall be deemed to be in Category 3 at the option of Agent or at the request of the Required Lenders if the Borrowers fail to deliver the Borrowing Base Certificate required to be delivered by them pursuant to Section 7.1(a)(i), during the period from the expiration of the time for delivery thereof until such Borrowing Base Certificate is delivered.

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“Approved Bank” has the meaning assigned to such term in the definition of the term “Cash Equivalents.”

“Approved Electronic Platform” has the meaning assigned to it in Section 12.16(a).

“Asset Sale” shall mean:

(a)               the sale, lease, conveyance or other disposition of any assets or rights; and

(b)               the issuance of Capital Stock in any of the Borrowers or the Subsidiary Guarantors or the sale of Capital Stock in any of the Borrowers or the Subsidiary Guarantors (in each case other than issuing directors’ qualifying shares, nominal shares issued to foreign nationals to the extent required by applicable Requirement of Law and other than issuing Capital Stock to the Borrower or a Subsidiary).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(i)                 any single transaction or series of related transactions that involves assets having a fair market value of less than $5,000,000;

(ii)              a transfer of assets between or among any Loan Parties;

(iii)            an issuance of Capital Stock by a Loan Party to a Loan Party;

(iv)             the sale or lease of products, services, inventory, equipment, leasehold improvements, fixtures or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets, and assets that are no longer used or useful, or economically impracticable to maintain, in the ordinary course of business (including allowing any registration or application for registration of any Intellectual Property that is no longer used or useful, or economically practicable to maintain, to lapse, go abandoned, be dedicated to the public domain or be invalidated);

(v)               the sale or other disposition of cash or Cash Equivalents;

(vi)             any license, sublicense, covenant not to sue, or similar agreement with respect to patents, trademarks, registrations thereof and other Intellectual Property (a) made in the ordinary course of business or (b) that do not materially interfere with the business of the Borrowers or Guarantors, taken as a whole;

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(vii)          any release of intangible claims or rights in connection with the loss or settlement of a bona-fide lawsuit, dispute or other controversy;

(viii)        leases or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of the Borrowers or any of the Guarantors; and

(ix)             an Investment permitted under Section 9.10 and any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of the Borrowers and the Subsidiary Guarantors that are expressly permitted under Section 9.11.

“Assignment and Assumption” shall mean an Assignment and Assumption substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Agent in connection with an assignment of a Lender’s interest hereunder in accordance with the provisions of Section 13.7 hereof.

“Authorized Officer” shall mean the individuals holding the position of president, treasurer, vice president of finance, chief executive officer, chief financial officer or controller of Administrative Borrower, or if no such officers have been appointed or elected, the sole member of the Administrative Borrower.

“Availability Reserves” shall mean all Reserves other than Inventory Reserves.

“Available Equity Amount” means a cumulative amount equal to:

(a)                the net proceeds received in cash or Cash Equivalents of new public or private issuances after the Closing Date of Qualified Equity Interests (excluding any Qualified Equity Interests used for, or otherwise having the effect of increasing, any other basket under this Agreement) of the Administrative Borrower, plus

(b)                capital contributions received by the Administrative Borrower after the Closing Date in cash or Cash Equivalents (and the fair market value (as determined in good faith by the Administrative Borrower) of non-cash capital contributions) in respect of Qualified Equity Interests (excluding any Qualified Equity Interests used for, or otherwise having the effect of increasing, any other basket under this Agreement), plus

(c)                the net cash proceeds received by a Borrower or any Subsidiary from Indebtedness and Disqualified Equity Interest issuances issued after the Closing Date and which have been exchanged or converted into Qualified Equity Interests, plus

(d)                returns, profits, distributions and similar amounts received in (or converted into) cash or Cash Equivalents (and the fair market value (as determined in good faith by the Administrative Borrower) of non-cash returns, profits, distributions and similar amounts) by the Borrower or any Subsidiary on Investments made using the Available Equity Amount (not to exceed the original amount of such Investments).

“Available General RP Capacity Amount” means (i) the amount of dividends and distributions that may be paid or made at the time of determination pursuant to 9.11(l) plus (ii) the amount of prepayments, redemptions, purchases, defeasances and other payments in respect of any Permitted Subordinated Indebtedness that may be made at the time of determination pursuant to Section 9.24(j)(A) minus (iii) the sum of the amount of the Available General RP Capacity Amount utilized by a Borrower or any Subsidiary prior to such time to pay or make (a) dividends or distributions pursuant to Section 9.11(l), (b) prepayments, redemptions, purchases, defeasances and other payments in respect of any Permitted Subordinated Indebtedness pursuant to Section 9.24(j)(A), (c) Investments pursuant to Section 9.10(hh)(A)(ii) utilizing the Available General RP Capacity Amount or (d) prepayments, redemptions, purchases, defeasances and other payments in respect of any Indebtedness pursuant to Section 9.24(j)(B) utilizing the Available General RP Capacity Amount.

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“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (~~g~~f) of Section 3.4.

“Average Excess Availability” means, for any period, the average daily Excess Availability during such period, as determined by the Agent’s system of records.

“Badcock” means W.S. Badcock Corporation, a Florida corporation.

“Badcock Acquisition” means the “Badcock Acquisition” as defined in the First Amendment.

“Badcock Collateral” means (i) prior to the Badcock Joinder Date, any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the applicable Badcock Security Documents as security for the First Lien Obligations, the Second Lien Obligations or any Badcock Term Obligations, as the case may be, and (ii) from and after the Badcock Joinder Date, any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the applicable Collateral Documents as security for the Obligations.

“Badcock First Lien Agent” means JPMorgan Chase Bank, N.A., as administrative agent and collateral agent under the Badcock First Lien Credit Agreement or any successor thereto acting in such capacities.

“Badcock First Lien Credit Agreement” means that certain First Lien Credit Agreement, dated as of the First Amendment Effective Date, among the Administrative Borrower and certain Subsidiaries of the Administrative Borrower, as borrowers, the Badcock First Lien Agent and the lenders from time to time party thereto, as in effect on the First Amendment Effective Date as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time not in violation of the terms hereof (including by reference to the ABL Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement).

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“Badcock First Lien Term Loan Documents” shall have the meaning ascribed to the term “Loan Documents” in the Badcock First Lien Credit Agreement.

“Badcock Joinder Date” shall have the meaning set forth in Section 9.23(a)(ii) hereof.

“Badcock Second Lien Agent” means Alter Domus (US) LLC, as administrative agent and collateral agent under the Badcock Second Lien Credit Agreement or any successor thereto acting in such capacities.

“Badcock Second Lien Credit Agreement” means that certain Second Lien Credit Agreement, dated as of the First Amendment Effective Date, among the Administrative Borrower and certain Subsidiaries of the Administrative Borrower, as borrowers, the Badcock Second Lien Agent and the lenders from time to time party thereto, as in effect on the First Amendment Effective Date as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time not in violation of the terms hereof (including by reference to the ABL Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement).

“Badcock Second Lien Term Loan Documents” shall have the meaning ascribed to the term “Loan Documents” in the Badcock Second Lien Credit Agreement.

“Badcock Security Documents” means (i) the “Badcock Security Documents” as defined in the First Lien Credit Agreement, (ii) the “Badcock Security Documents” as defined in the Second Lien Credit Agreement, (iii) the “Badcock Security Documents” as defined in the Badcock First Lien Credit Agreement and (iv) the “Badcock Security Documents” as defined in the Badcock Second Lien Credit Agreement.

“Badcock Term Obligations” means, collectively, (i) the Secured Obligations (as defined in the Badcock First Lien Credit Agreement) and (ii) the Secured Obligations (as defined in the Badcock Second Lien Credit Agreement).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Products” shall mean any one or more of the following types of services or facilities provided to any Loan Party or its Subsidiaries by a Bank Product Provider: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) treasury management services (including, without limitation, controlled disbursement, ACH Transactions, return items, overdrafts and interstate depository network services), (d) foreign exchange contracts, and (e) Hedge Agreements and coin and currency lines.

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“Bank Product Providers” shall mean Agent, any Lender and any of their respective Affiliates that may, from time to time, provide any Bank Products to a Loan Party or any Subsidiary of a Loan Party; each sometimes being referred to herein individually as a “Bank Product Provider”.

“Bank Product Reserve” shall mean any and all reserves that Agent may establish from time to time with the written consent of the Administrative Borrower, to reflect any obligations, liabilities or indebtedness (contingent or otherwise) of any Loan Party or its Subsidiaries to Agent or any Bank Product Provider arising under or in connection with any Bank Products or as such Bank Product Provider may otherwise require in connection therewith to the extent that such obligations, liabilities or indebtedness constitute Obligations as such term is defined herein or otherwise receive the benefit of the security interest of Agent in the Collateral. The Administrative Borrower hereby consents to the establishment of a Bank Product Reserve with respect to any obligations, liabilities or indebtedness (contingent or otherwise) of any Loan Party or its Subsidiaries to Agent, any Lender or any of their respective Affiliates (whether outstanding on the Closing Date or incurred thereafter) arising under or in connection with any Bank Products existing on the Closing Date, and Agent agrees to maintain such Bank Product Reserve to the extent Agent is notified of such Bank Products and the amounts thereof in accordance with the requirements of this Agreement.

“Benchmark” means, initially, ~~LIBO~~with respect to any (i) RFR Loan, the Daily Simple SOFR or (ii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its~~ and the related Benchmark Replacement Date have occurred with respect to ~~LIBO~~the Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (c) ~~or clause (d)~~ of Section 3.4.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

~~(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~

(~~2~~1) the ~~sum of: (a)~~Adjusted Daily Simple SOFR ~~and (b) the related Benchmark Replacement Adjustment~~; or

(~~3~~2) the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Administrative Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment~~;~~.

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~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Financing Agreement, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).~~

If the Benchmark Replacement as determined pursuant to clause (1)~~,~~ or (2~~) or (3~~) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Financing Agreements.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement~~:~~

, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by ~~(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Agent:~~

~~(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~

~~(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~

~~(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the~~the Agent and the Administrative Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities~~;~~ at such time.

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~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Agent in its reasonable discretion.~~

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark ~~Replacement~~ and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark ~~Replacement~~ exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Financing Agreements).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to ~~the~~such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date ~~of the public~~on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication ~~of information~~ referenced ~~therein;~~in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

(3) in the case of a Term SOFR Transition Event, the date that is 30 days after the date a Term SOFR Notice is provided to the Lenders and the Administrative Borrower pursuant to Section 3.4(d); or

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~~(4) in the case of an Early Opt-in Election, the sixth Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Agent has not received, by 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to ~~the~~such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

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“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced ~~the~~such then-current Benchmark for all purposes hereunder and under any Financing Agreement in accordance with Section 3.4 and (y) ending at the time that a Benchmark Replacement has replaced ~~the~~such then-current Benchmark for all purposes hereunder and under any Financing Agreement in accordance with Section 3.4.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blocked Accounts” shall have the meaning set forth in Section 6.3 hereof.

“Board” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing or any committee thereof duly authorized to act on behalf of such board, manager or managing member, (c) in the case of any partnership, the board of directors or board of managers of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.

“Borrower Joinder Agreement” shall mean a joinder agreement in substantially the form of Exhibit H hereto and otherwise in form and substance acceptable to Agent.

“Borrowers” shall mean, collectively, the following (together with their respective successors and assigns): (a) FRG (provided that, for any Borrowing in which FRG is a Borrower, FRG shall be deemed to be an AFG Borrower, a PSP Borrower or a TVS Borrower, as applicable, for all purposes of this Agreement with respect to such Borrowing, depending on whether FRG has designated that such Borrowing will utilize the AFG Borrowing Base, the PSP Borrowing Base or the TVS Borrowing Base); (b) the AFG Borrowers; (c) the PSP Borrowers; (d) the TVS Borrowers; and (e) any other Person that at any time after the Closing Date becomes a Borrower pursuant to the terms hereof, including, without limitation, Section 9.23 hereof and by the execution of a Borrower Joinder Agreement; each sometimes being referred to herein individually as a “Borrower”; provided that, notwithstanding anything to the contrary herein or in any other Financing Document, unless Badcock shall be joined hereto as a Borrower on the Badcock Joinder Date, Badcock shall not be a Borrower for any purpose in any Financing Agreement.

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“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of ~~Eurodollar Rate~~Term Benchmark Loans, as to which a single Interest Period is in effect, (b) Swingline Loans and (c) Overadvances.

“Borrowing Base” means the AFG Borrowing Base, the PSP Borrowing Base or the TVS Borrowing Base, as applicable.

“Borrowing Base Certificate” shall mean a certificate substantially in the form of Exhibit D hereto, as such form may from time to time be modified by Agent to reflect modifications to the AFG Borrowing Base, the PSP Borrowing Base, the TVS Borrowing Base and the Aggregate Borrowing Base and the reporting requirements pursuant to the terms of this Agreement, which is duly completed (including all schedules thereto) and executed by the chief financial officer, a vice president of finance, a controller or other appropriate financial officer of Administrative Borrower (or if no such officer has been appointed or elected, the sole member of Administrative Borrower) reasonably acceptable to Agent and delivered to Agent.

“Borrowing Cap” shall mean, the amount, calculated at any date, equal to the lesser of (i) the Aggregate Revolving Commitment Amounts and (ii) the Aggregate Borrowing Base, in each case, in effect at such time.

“Borrowing Request” means a request by the Administrative Borrower for a Borrowing in accordance with Section 2.11.

“Buddy Top Parent” means Franchise Group Intermediate B, LLC, a Delaware limited liability company.

“Business Day” shall mean any day ~~on which Agent is open for the transaction of business~~(other than a Saturday~~,~~ or a Sunday~~, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are not open for general business in London.~~) on which banks are open for business in New York City or Chicago; provided that in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan, any such day that is only a U.S. Government Securities Business Day.

“Capital Expenditures” shall mean, for any period, any expenditure of money under a Capital Lease or for the lease, purchase or other acquisition of any capital asset, or for the purchase or construction of assets, or for improvements or additions thereto, which are capitalized on a Person’s balance sheet, but excluding (i) any such expenditure to the extent of trade-ins thereon and (ii) reimbursed leasehold improvements.

“Capital Leases” shall mean, as applied to any Person, any lease of any property (whether real, personal, or mixed) by that Person (a) as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person or (b) as lessee which is a transaction of a type commonly known as a “synthetic lease” (i.e., a transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income Tax purposes); provided, that lease liabilities and associated expenses recorded by FRG and its Subsidiaries (or any other applicable Persons) pursuant to Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), shall not be treated as Indebtedness and shall not be included in Interest Expense or Fixed Charges, unless the corresponding leases would have been treated as Capital Leases under GAAP as in effect prior to the adoption of FAS 842 (in which case such leases shall be treated as Capital Leases, and the interest component of such Capital Leases shall be included in Interest Expense and Fixed Charges); provided further, that, to the extent requested by Agent, the Borrowers shall provide to Agent and, as applicable, the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such amounts or ratio made before and after giving effect to FAS 842.

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“Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrowers and their Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrowers and their Subsidiaries.

“Cash Equivalents” shall mean, at any time, (a) dollars, euros, Swiss francs, Sterling, Canadian dollars, or such other currencies held by it from time to time in the ordinary course of business, (b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States, (ii) the United Kingdom, (iii) Canada, (iv) Switzerland or (v) any member nation of the European Union rated A (or the equivalent thereof) or better by S&P and A2 (or the equivalent thereof) or better by Moody’s, having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of such country or such member nation of the European Union is pledged in support thereof, (c) time deposits with, or certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) has combined capital and surplus of at least $250,000,000 in the case of U.S. banks and $100,000,000 (or the dollar equivalent as of the date of determination) in the case of foreign banks (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof, (d) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 12 months from the date of acquisition thereof, (e) repurchase agreements entered into by any Person with an Approved Bank, a bank or trust company (including any of the Lenders) or recognized securities dealer covering securities described in clauses (b) and (c) above, (f) marketable short-term money market and similar highly liquid funds substantially all of the assets of which are comprised of securities of the types described in clauses (b) through (e) above, (g) securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, the United Kingdom, Canada, Switzerland, a member of the European Union or by any political subdivision or taxing authority of any such state, member, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or the equivalent thereof), (h) investments with average maturities of 12 months or less from the date of acquisition in mutual funds rated AA- (or the equivalent thereof) or better by S&P or Aa3 (or the equivalent thereof) or better by Moody’s, (i) instruments equivalent to those referred to in clauses (a) through (h) above denominated in euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized or incorporated in such jurisdiction, (j) investments, classified in accordance with GAAP as current assets of the Borrower or any Subsidiary, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000 or its equivalent, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (i) of this definition, (k) demand deposit accounts holding cash, (l) interest bearing instruments with a maximum maturity of 180 days in respect of which the obligor is a G7 government or other G7 governmental agency or a G7 financial institution with credit ratings from S&P of at least “A-2” or the equivalent thereof or from Moody’s of at least “P-2” or the equivalent thereof, (m) other short-term investments of a type analogous to the foregoing utilized by Foreign Subsidiaries, (n) investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (m) above and (o) any guarantee or indemnity for the obligations of a Subsidiary in connection with a Subsidiary claiming exemption from audit, the preparation and filing of its accounts or other similar exemptions (including under section 394C, 448C or 479C of the Companies Act 2006 or other similar or equivalent provisions).

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“Cash Management Obligations” means (a) obligations of a Borrower or any Subsidiary in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services or any automated clearing house transfers of funds and (b) other obligations in respect of netting services, employee credit or purchase card programs and similar arrangements.

“Casualty Event” means any event that gives rise to the receipt by a Borrower or any Subsidiary of any insurance proceeds or condemnation awards, in each case, in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) compliance by any Lender, the Swingline Lender or the Issuing Bank (or, for purposes of Section 3.3(b), by any lending office of such Lender or by such Lender’s, the Swingline Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

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“Change of Control” means (x) the acquisition of beneficial ownership, directly or indirectly, by any Person or group, other than the Permitted Holders (directly or indirectly, including through one or more holding companies), of Capital Stock representing 35% or more of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock in the Administrative Borrower and the percentage of the aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests in the Administrative Borrower held by the Permitted Holders, unless the Permitted Holders (directly or indirectly, including through one or more holding companies) otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate, nominate or appoint (and do so designate, nominate or appoint) a majority of the Board of the Administrative Borrower, (y) other than as a result of a disposition permitted hereunder, the failure of FRG to own directly or indirectly 100% of the total outstanding Capital Stock of any other Borrower or any Person that becomes a Borrower after the date hereof or (z) any “change of control” or similar event under the First Lien Credit Agreement, the Second Lien Credit Agreement, the First Lien Badcock Credit Agreement or the Second Lien Badcock Credit Agreement.

For purposes of this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, (ii) the phrase “Person or group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and (iii) if any Person or “group” includes one or more Permitted Holders, the issued and outstanding Equity Interests of the Administrative Borrower directly or indirectly owned by the Permitted Holders that are part of such Person or “group” shall not be treated as being owned by such Person or “group” for purposes of determining whether clause (c) of this definition is triggered.

“Chase” shall mean JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Closing Date” shall mean March 10, 2021.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

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“Code” shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

“Collateral” shall have the meaning set forth in Section 5.1 hereof. For the avoidance of doubt, prior to the Badcock Joinder Date, in no event shall any assets of Badcock constitute “Collateral”.

“Collateral Access Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, from any lessor of premises to any Borrower or Guarantor, or any other Person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, in favor of Agent (or in favor of Agent and the First Lien Agent) with respect to the Collateral at such premises or otherwise in the custody, control or possession of such lessor, consignee or other Person, inter alia, acknowledges the first priority security interest of Agent in such Collateral, agrees to waive (or subordinate on terms acceptable to Agent) any and all claims such lessor, consignee, processor or other person may, at any time, have against such Collateral, whether for storage or otherwise, and agrees to permit Agent access to, and the right to remain on, the premises of such lessor, consignee, processor or other person so as to exercise Agent’s rights and remedies and otherwise deal with such Collateral, and in the case of any customs broker, cargo consolidator, freight forwarder, consignee or other person who at any time has custody, control or possession of any bills of lading or other documents of title, agrees to hold such Collateral, acknowledges that it holds and will hold possession of the Collateral for the benefit of the Agent and the First Lien Agent and agrees to follow all instructions of Agent or the First Lien Agent (as the case may be) with respect thereto.

“Collateral Documents” shall mean, collectively, the Pledge Agreement, each Guaranty, the Deposit Account Control Agreements, the Investment Property Control Agreements and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence liens to secure the Obligations, including, without limitation, all other security agreements, deposit account control agreements, pledge agreements, subordination agreements, pledges, powers of attorney, assignments, financing statements and all other written matter whether theretofore, now or hereafter executed by any Borrower or any Guarantor and delivered to Agent, in each case as may be amended, restated, supplemented or otherwise modified from time to time.

“Collateral Reporting Trigger Event” means any Asset Sale or other transaction (whether pursuant to the sale of Capital Stock in a Subsidiary, an Investment, a dividend or other distribution, a merger or consolidation or otherwise, but excluding any transaction that is expressly excluded from the definition of “Asset Sale”) that would result in the elimination of Collateral from the Aggregate Borrowing Base constituting 5% or more of the Aggregate Borrowing Base (on a net basis, after giving effect to all applicable advance rates, Net Recovery Percentages and any Reserves applicable to such assets) in effect immediately prior to giving effect to such Asset Sale or other transaction. In determining whether a Collateral Reporting Trigger Event has occurred in connection with any Asset Sale or other transaction, such Asset Sale or other transaction shall be taken together with all other Asset Sales and other such transactions that have occurred since the delivery of the most recent Borrowing Base Certificate required hereunder.

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“Commercial Tort Claims” shall have the meaning set forth in Article 9 of the UCC.

“Commitment Increase Agreement” has the meaning assigned to such term in Section 2.4(d)(ii).

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder.

“Compliance Period” shall mean any period commencing on the first date on which Excess Availability is less than the greater of (a) 12.5% of the Borrowing Cap or (b) $18,750,000, in each case for three consecutive days, and continuing until the date that both (x) Excess Availability exceeds the greater of (i) 12.5% of the Borrowing Cap or (ii) $18,750,000 for 60 consecutive days and (y) no Default or Event of Default then exists and is continuing.

“Consolidated Cash Balance” means, at any time, the aggregate amount of cash and Cash Equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds, and commercial paper, in each case, held or owned by (either directly or indirectly), credited to the account of or would otherwise be required to be reflected as an asset on the balance sheet of the Loan Parties.

“Consolidated Cash Interest Charges” means, for any period, the total interest expense of the Administrative Borrower and its Subsidiaries for such period determined on a consolidated basis net of any interest income, which shall be determined on a cash basis only and solely in respect of Indebtedness of the type described in the definition of Total Indebtedness and excluding, for the avoidance of doubt, (i) any non-cash interest expense and any capitalized interest, whether paid or accrued, (ii) the amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (iii) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses (including agency costs, amendment, consent or other front end, one-off or similar non-recurring fees), (iv) any expenses resulting from discounting of indebtedness in connection with the application of recapitalization accounting or purchase accounting, (v) penalties or interest related to taxes and any other amounts of non-cash interest resulting from the effects of acquisition method accounting or pushdown accounting, (vi) the accretion or accrual of, or accrued interest on, discounted liabilities (other than Indebtedness) during such period, (vii) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815-Derivatives and Hedging, (viii) any one-time cash costs associated with breakage in respect of Hedge Agreements for interest rates, (ix) any payments with respect to make whole premiums, commissions or other breakage costs of any Indebtedness, (x) all non-recurring interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations, all as calculated on a consolidated basis in accordance with GAAP, (xi) expensing of bridge, arrangement, structuring, commitment, fronting or other financing fees, (xii) fees and expenses (including any penalties and interest relating to Taxes but excluding any bona fide interest expense) associated with the consummation of the Transactions, (xiii) agency fees paid to the administrative agents and collateral agents under any credit facilities or other debt instruments or documents and (xiv) fees (including any ticking fees) and expenses (including any penalties and interest relating to Taxes) associated with any Investment not prohibited by Section 9.10 or the issuance of Capital Stock or Indebtedness (in each case excluding any bona fide interest expense).

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“Consolidated Net Income” means, for any period, the net income (loss) of the Borrowers and their Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication,

(a)                extraordinary (as defined under GAAP as in effect prior to FASB Update No. 2015-01), unusual, or non-recurring gains or losses for such period,

(b)                the cumulative effect of a change in accounting principles during such period;

(c)                any Transaction Costs incurred during such period,

(d)                any fees, costs and expenses (including (x) any transaction or retention bonus or similar payment and (y) any indemnities) incurred during such period, or any amortization thereof for such period, in connection with or in relation to any acquisition (including any acquisition of a franchisee), non-recurring costs to acquire equipment to the extent not capitalized in accordance with GAAP, Investment, recapitalization, asset disposition, non-competition agreement, incurrence, issuance or repayment of debt or similar transaction, issuance of equity securities, option buyouts, refinancing transaction or amendment or other modification of or waiver or consent relating to any debt instrument or similar transaction (in each case, including the Transaction Costs and any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460),

(e)                any income (loss) (and all fees and expenses or charges relating thereto) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments,

(f)                 accruals and reserves that are established or adjusted as a result of the Transactions or any Permitted Acquisition or other Investment not prohibited under this Agreement in accordance with GAAP (including any adjustment of estimated payouts on Earn-Outs) or changes as a result of the adoption or modification of accounting policies during such period,

(g)                stock-based award compensation expenses (including any one-time compensation related to unvested options outstanding as of the Closing Date),

(h)                any income (loss) attributable to deferred compensation plans or trusts,

(i)                 any income (loss) from Investments recorded using the equity method,

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(j)                 the amount of any expense required to be recorded as compensation expense related to contingent transaction consideration,

(k)                any unrealized gain or loss due solely to fluctuations in currency values and the related tax effects, determined in accordance with GAAP,

(l)                 [Reserved],

(m)              (A) the amount of management, monitoring, consulting and advisory fees, indemnities and related expenses paid or accrued in such period (including any termination fees payable in connection with the early termination of management and monitoring agreements) and (B) the amount of expenses relating to payments made to option holders of the Administrative Borrower or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case, to the extent permitted in the Financing Agreements,

(n)                any costs or expenses incurred by the Borrowers or any Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of the Borrowers or net proceeds received in cash or Cash Equivalents of an issuance of Capital Stock of the Borrowers (other than Disqualified Equity Interests),

(o)                the Consolidated Net Income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Consolidated Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, and

(p)                any non-cash goodwill impairment charges or other intangible asset impairment charges incurred subsequent to the date of this Agreement resulting from the application of ASC 350 or other non-cash asset impairment charges incurred subsequent to the date of this Agreement resulting from the application of SFAS 144.

There shall be included in Consolidated Net Income, without duplication, the amount of any cash tax benefits related to the tax amortization of intangible assets in such period. There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, loans and leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrowers and their Subsidiaries), as a result of the Transactions, any acquisition or Investment consummated prior to the Closing Date and any Permitted Acquisitions (or other Investment not prohibited hereunder) or the amortization or write-off of any amounts thereof.

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In addition, to the extent included in the Consolidated Net Income of such Person and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall (i) exclude any expenses and charges that are reimbursed by indemnification or other reimbursement provisions in connection with any acquisition or other investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder and (ii) include the amount of business interruption insurance proceeds received and, to the extent covered by insurance and actually reimbursed, or, so long as the Administrative Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyright License” means any written agreement or license now or hereafter in effect, granting to or from any Person any use right under any Copyright now or hereafter owned by any other Person or that such other Person otherwise has the right to license, and all rights of any such Person under any such agreement or license.

“Copyrights” means (a) all copyright rights in any work arising under the copyright laws of the United States or any other jurisdiction, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and (c) all extensions, renewals, and restorations thereof.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(a)               a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)               a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)               a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 13.12.

“COVID-19 Pandemic” means the global spread of the coronavirus illness, which was declared to be a pandemic by the World Health Organization on March 11, 2020.

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“Credit Card Acknowledgments” shall mean, collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of Agent acknowledging Agent’s first priority security interest, for and on behalf of Lenders, in the monies due and to become due to a Borrower (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such amounts to the Blocked Accounts, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced pursuant to their terms, sometimes being referred to herein individually as a “Credit Card Acknowledgment”.

“Credit Card Agreements” shall mean all agreements entered into on, prior and after the date hereof by any Borrower or for the benefit of any Borrower, in each case with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, the agreements set forth on Schedule 8.16 hereto.

“Credit Card Issuer” shall mean any Person (other than FRG and its Subsidiaries) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Japan Credit Bureau (a/k/a JCB Co.), Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc., and Novus Services, Inc., and other issuers approved by the Agent.

“Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary (other than FRG and its Subsidiaries) who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Borrower’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“Credit Card Receivables” shall mean, collectively, (a) all present and future rights of any Borrower to payment from any Credit Card Issuer or Credit Card Processor arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) all present and future rights of any Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Credit Card Receivables arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise which, in the case of both clause (a) and (b) above, have been earned by performance by such Borrower but not yet been paid to such Borrower by the Credit Card Issuer or the Credit Card Processor, as applicable.

“Credit Facility” shall mean the Loans, Swingline Loans and Letters of Credit provided to or for the benefit of any Borrower pursuant to Sections 2.1, 2.2 and 2.3 hereof.

“Cross-Silo Loan Party” means (a) with respect to the AFG Loan Parties, (i) the PSP Loan Parties and (ii) TVS Loan Parties, (b) with respect to the PSP Loan Parties, (i) the AFG Loan Parties and (ii) the TVS Loan Parties and (c) with respect to the TVS Loan Parties, (i) the AFG Loan Parties and (ii) the PSP Loan Parties.

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“Daily Simple SOFR” means, for any day~~,~~ (a “SOFR~~, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that, if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.~~ Rate Day”), a rate per annum equal to SOFR for the day that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Administrative Borrower.

“Deemed Eligible Credit Card Receivables” has the meaning assigned to it in the definition of “PSP Borrowing Base”.

“Deemed Eligible Inventory” has the meaning assigned to it in the definition of “PSP Borrowing Base”.

“Default” shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” shall mean any Revolving Lender, as determined by Agent, that has (a) failed to fund any portion of its Revolving Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, (b) notified any Borrower, Agent, the Swingline Lender, the Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

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“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Deposit Account Control Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, by and among Agent, the First Lien Agent (if a party thereto), the Second Lien Agent (if a party thereto), Borrowers or Guarantor with a Deposit Account at any bank and the bank at which such Deposit Account is at any time maintained which provides that such bank will comply with instructions originated by Agent directing disposition of the funds in the Deposit Account without further consent by such Borrower or Guarantor upon the occurrence of an Event of Default or upon the commencement of a Compliance Period and at all times during the continuance of such Event of Default or Compliance Period, and has such other terms and conditions as Agent may reasonably require including as to any such agreement with respect to any Blocked Account, providing that all items received or deposited in the Blocked Accounts are the property of Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers and, except as otherwise agreed with the corresponding bank and with such other appropriate or customary exceptions for agreements of this kind, that the bank has no lien upon, or right to set off against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the bank will upon the occurrence of an Event of Default or upon the commencement of a Compliance Period and at all times during the continuance of such Event of Default or Compliance Period, wire, or otherwise transfer, in immediately available funds, on a daily basis to the Agent Payment Account all funds received or deposited into the Blocked Accounts.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Subsidiary in connection with a disposition pursuant to Section 6.5(U) that is designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of the Administrative Borrower, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable disposition or, if converted to cash after 180 days, the lesser of (a) the consideration in cash or cash equivalents received from such conversion and (b) the fair market value of such non-cash consideration at the time of such conversion).

“Disposed EBITDA” means, with respect to any Sold Entity or Business for any period through (but not after) the date of such disposition, the amount for such period of EBITDA of such Sold Entity or Business (determined as if references to the Borrowers and their Subsidiaries in the definition of the term “EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.

“Disqualified Equity Interest” means, with respect to any Person, any Capital Stock in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

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(a)                matures or is mandatorily redeemable or contains any mandatory put, redemption or repayment provision (other than solely for Capital Stock in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Capital Stock), whether pursuant to a sinking fund obligation or otherwise;

(b)                is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Capital Stock (other than solely for Capital Stock in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Capital Stock);

(c)                is redeemable (other than solely for Capital Stock in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Capital Stock) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof; or

(d)                in the case of any preferred Capital Stock, provides for scheduled payments of dividends and/or distributions in cash;

in each case, on or prior to the date ninety-one (91) days after the Maturity Date; provided, however, that (i) an Capital Stock in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Capital Stock upon the occurrence of an “asset sale” or a “change of control” or similar event shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after, or payment thereunder is subject to the prior, repayment in full of all the Loans and all other Obligations that are accrued and payable and the termination of the Revolving Commitments, (ii) if an Capital Stock in any Person is issued pursuant to any plan for the benefit of employees of the Administrative Borrower or any of its subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by the Administrative Borrower or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person and (iii) any Capital Stock in any Person that would not constitute a Disqualified Equity Interest but for a requirement of payment of dividends or distributions in violation of clauses (a) or (b) above shall not constitute a Disqualified Equity Interest if the terms of such Capital Stock (x) give the applicable issuer the option to elect to pay such dividends or distributions on a non-cash basis and (y) do not require the cash payment of dividends or distributions at any time that such cash payment is not permitted under Section 9.11 or Section 9.24 or would result in an Event of Default hereunder.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

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“Documents” shall have the meaning set forth in Article 9 of the UCC.

“dollars” or “$” refers to lawful money of the U.S., unless the context clearly otherwise indicates.

“E-Payables Agreement” shall mean that certain Bank of America Corporate Purchasing Card Agreement, dated as of June 7, 2007, by and among the parties thereto, including TVS and Bank of America, N.A.

“E-Payables Reserve” shall mean any Reserves implemented by Agent pursuant to clause (b)(ii) of the definition of Obligations related to the E-Payables Agreement.

~~“Early Opt-in Election” means, if the then-current Benchmark is LIBO Rate, the occurrence of:~~

~~(1)       a notification by the Agent to (or the request by the Administrative Borrower to the Agent to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2)       the joint election by the Agent and the Administrative Borrower to trigger a fallback from LIBO Rate and the provision by the Agent of written notice of such election to the Lenders.~~

“Earn-Outs” means, with respect to any Person, obligations of such Person arising from Permitted Acquisitions or other Investments permitted hereunder which are payable to the sellers thereunder in their capacity as such based on the achievement of specified financial results or other criteria or milestones over time.

“EBITDA” means, for any period, Consolidated Net Income for such period, plus:

(a)                without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)                 total Interest Expense and, to the extent not reflected in such total Interest Expense, the sum of (A) premium payments, debt discount, fees, charges and related expenses incurred in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets plus (B) the portion of rent expense with respect to such period under Capital Leases that are treated as interest expense in accordance with GAAP plus (C) the implied interest component of synthetic leases with respect to such period plus (D) any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or such derivative instruments plus (E) bank and letter of credit fees and costs of surety bonds in connection with financing activities, plus (F) amortization or write-off of deferred financing fees, debt issuance costs, debt discount or premium, terminated hedging obligations and other commissions, financing fees and expenses and, adjusted, to the extent included, to exclude any refunds or similar credits received in connection with the purchasing or procurement of goods or services under any purchasing card or similar program;

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(ii)              provision for taxes based on income, profits, revenue or capital and sales taxes, including federal, foreign, state, franchise, excise, and similar taxes paid or accrued during such period (including in respect of repatriated funds) including penalties and interest related to such taxes or arising from any tax examinations;

(iii)            Non-Cash Charges;

(iv)             [reserved];

(v)               net cash received from A Team and its Subsidiaries and utilized to repay or prepay Indebtedness;

(vi)             severance, relocation, integration and facilities’ opening costs and expenses and other business optimization costs and expenses and operating improvements (including related to new product introductions and any operating expenses, losses or charges related to the implementation of cost savings initiatives, operating expense reductions and other similar initiatives), recruiting fees, signing costs, reserve, retention, recruiting, relocation and signing bonuses and expenses, transition costs, costs related to closure/consolidation of facilities, internal costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), contract terminations, professional and consulting fees incurred in connection with any of the foregoing and other one-time and nonoperational costs and expenses;

(vii)          restructuring costs, charges, accruals or reserves (including restructuring and integration costs related to acquisitions and adjustments to existing reserves), whether or not classified as restructuring expense on the consolidated financial statements;

(viii)        the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any Non-Wholly Owned Subsidiary deducted (and not added back in such period) in calculating Consolidated Net Income, excluding cash distributions in respect thereof;

(ix)             [reserved];

(x)               any non-cash loss attributable to the mark to market movement in the valuation of any Capital Stock, and hedging obligations or other derivative instruments (in each case, including pursuant to Financial Accounting Standards Codification No. 815—Derivatives and Hedging);

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(xi)             any loss relating to amounts paid in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income for such period;

(xii)          any gain relating to hedging obligations that has been reflected in Consolidated Net Income in prior periods and excluded from EBITDA pursuant to clause (c)(iv) below;

(xiii)        any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature;

(xiv)         charges, losses, lost profits, expenses (including litigation expenses, fee and charges) or write-offs to the extent indemnified or insured by a third party, including expenses or losses covered by indemnification provisions or by any insurance provider in connection with the Transactions, a Permitted Acquisition or any other acquisition or Investment, disposition or any Event of Loss, in each case, to the extent that coverage has not been denied and so long as such amounts are actually reimbursed in cash within one year after the related amount is first added to EBITDA pursuant to this clause (xiv) (and if not so reimbursed within one year, such amount shall be deducted from EBITDA during the next measurement period);

(xv)           cash receipts (or any netting arrangements resulting in reduced cash expenses) not included in EBITDA in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of EBITDA pursuant to clause (c) below for any previous period and not added back;

(xvi)         Earn-Out payments, contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments incurred in connection with the PSP Acquisition and/or any acquisition or other investment (including any acquisition or other investment consummated prior to the Closing Date) which are paid or accrued during the applicable period;

(xvii)      other adjustments (i) identified to Agent prior to the Closing Date, (ii) set forth in (A) the Model or (B) the quality of earnings report prepared by independent registered public accountants of recognized national standing or any other accounting firm reasonably acceptable to the Agent and delivered to the Agent in connection with the Transactions or (iii) contemplated by the PSP Acquisition Agreement; and

(xviii)    without duplication and solely for the purpose of Section 9.17 and not for any other purpose under this Agreement, (x) Cure Amounts (as defined in the First Lien Credit Agreement) received pursuant to the Cure Right (as defined in the First Lien Credit Agreement) in accordance with Section 7.02 of the First Lien Credit Agreement (without giving effect to any amendments, restatements, supplements or other modifications thereto) and (y) Cure Amounts (as defined in the Second Lien Credit Agreement) received pursuant to the Cure Right (as defined in the Second Lien Credit Agreement) in accordance with Section 7.02 of the Second Lien Credit Agreement (without giving effect to any amendments, restatements, supplements or other modifications thereto); plus

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(b)                without duplication, (i) the amount of “run rate” cost savings, operating expense reductions and synergies related to any of the Transactions, any Specified Transaction, any restructuring, any business optimization activities, cost saving initiatives and operating improvements or other initiatives, actions or events (each of the foregoing, an “Event”) that are reasonably identifiable and projected by the Administrator Borrower in good faith to result from actions that either have been taken, with respect to which substantial steps have been taken or that are expected to be taken within 18 months after the date of consummation of such Event (or, if the underlying Event is any of the Transactions, within 18 months after the Closing Date) (including actions initiated prior to the Closing Date) (in the good faith determination of the Administrative Borrower) (which cost savings, operating expense reductions and synergies shall be added to EBITDA until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that no cost savings, operating expense reductions or synergies shall be added pursuant to this clause (b) to the extent duplicative of any expenses or charges relating to such cost savings, operating expense reductions, other operating improvements or synergies that are included above or in the definition of “pro forma basis” (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken); provided, further that the aggregate amount of addbacks to EBITDA pursuant this clause (b) for any period, excluding any addbacks for such period pursuant to this clause (b) where the underlying Event is any of the Transactions, shall not exceed 20.0% of EBITDA for such period (calculated after giving effect to such addbacks); less

(c)                without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)                 non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or EBITDA in any prior period and any non-cash gains attributable to accrual of revenue or recording of receivables in the ordinary course of business);

(ii)              any non-cash gain attributable to the mark to market movement in the valuation of any Capital Stock, and hedging obligations or other derivative instruments (in each case, including pursuant to Financial Accounting Standards Codification No. 815—Derivatives and Hedging);

(iii)            any gain relating to amounts received in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income in such period;

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(iv)             any loss relating to hedging obligations that has been reflected in Consolidated Net Income in prior periods and excluded from EBITDA pursuant to clauses (a)(xi) and (a)(xii) above;

(v)               the amount of any non-controlling interest consisting of loss attributable to non-controlling interests of third parties in any Non-Wholly Owned Subsidiary added (and not deducted in such period) to Consolidated Net Income;

(vi)             non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or cash reserve for a potential cash item that reduced EBITDA in any prior period, any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period, and any non-cash gains attributable to accrual of revenue or recording of receivables in the ordinary course of business; and

(vii)          any amount included in Consolidated Net Income of such Person for such period attributable to non-controlling interests pursuant to the application of FASB Accounting Standards Codification Topic 810-10-45;

in each case, as determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP; provided that:

(I)                to the extent included in Consolidated Net Income, there shall be excluded in determining EBITDA currency translation gains and losses related to currency remeasurements of assets or liabilities (including the net loss or gain resulting from hedging agreements for currency exchange risk and revaluations of intercompany balances),

(II)              to the extent included in Consolidated Net Income, there shall be excluded in determining EBITDA for any period any adjustments resulting from the application of Financial Accounting Standards Codification No. 815—Derivatives and Hedging,

(III)           there shall be included in determining EBITDA for any period, without duplication, (A) to the extent not included in Consolidated Net Income, the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Subsidiary during such period to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to the Transactions, an “Acquired Entity or Business”), based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical pro forma basis and (B) in the case of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, the EBITDA of such Person multiplied by the ownership percentage of the Borrower or applicable Subsidiary therein;

(IV)          there shall be (A) to the extent included in Consolidated Net Income, excluded in determining EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of, closed or classified as discontinued operations in accordance with GAAP (other than (x) if so classified on the basis that it is being held for sale unless such sale has actually occurred during such period and (y) for periods prior to the applicable sale, transfer or other disposition, if the Disposed EBITDA of such Person, property, business or asset is positive (i.e., if such Disposed EBITDA is negative, it shall be added back in determining EBITDA for any period)) by the Borrower or any Subsidiary during such period (each such Person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), based on the Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical pro forma basis and (B) to the extent not included in Consolidated Net Income, included in determining EBITDA for any period in which a Sold Entity or Business is disposed, an adjustment equal to the Pro Forma Disposal Adjustment with respect to such Sold Entity or Business (including the portion thereof occurring prior to such disposal) as specified in the Pro Forma Disposal Adjustment certificate delivered to the Agent (for further delivery to the Lenders); and

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(V)             to the extent included in Consolidated Net Income, there shall be excluded in determining EBITDA any non-cash expense (or income) as a result of adjustments recorded to contingent consideration liabilities relating to the Transaction or any Permitted Acquisition (or other Investment permitted hereunder).

Notwithstanding the foregoing, EBITDA shall be deemed to equal (a) $127,130,374 for the fiscal quarter of the Administrative Borrower ended on or about March 31, 2020, (b) $80,121,961 for the fiscal quarter of the Administrative Borrower ended on or about June 30, 2020, (c) $73,342,974 for the fiscal quarter of the Administrative Borrower ended on or about September 30, 2020, (d) $59,648,397 for the fiscal quarter of the Administrative Borrower ended on or about December 31, 2020 and (e) $25,460,393 for the fiscal month of the Administrative Borrower ended on or about January 31, 2021 (it being understood that such amounts are subject to adjustments, as and to the extent otherwise contemplated in this Agreement, in connection with any calculation on a pro forma basis); provided that such amounts of EBITDA for any such fiscal quarter shall be adjusted to include, without duplication, any cost savings that would otherwise be included pursuant to clause (b) of this definition.

“ECP” shall mean an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act and the applicable rules and regulations issued by the Commodity Futures Trading Commission and/or the Securities and Exchange Commission.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

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“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, web portal access for such Borrower and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Agent, the Swingline Lender or the Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Accounts” shall mean, at any time, the Accounts of a Borrower which Agent determines in its Permitted Discretion are eligible as the basis for the extension of Loans and Swingline Loans and the issuance of Letters of Credit. Eligible Accounts shall be calculated, without duplication of any Reserves, net of customer deposits, unapplied cash, taxes, finance charges, service charges, discounts, credits, allowances, and rebates. Without limiting Agent’s Permitted Discretion provided herein, Eligible Accounts shall not include any Account of a Borrower:

(a)               which is not subject to a first priority perfected security interest in favor of Agent;

(b)               which is subject to any lien other than (i) a lien in favor of Agent and (ii) a Permitted Encumbrance or a Lien permitted pursuant to Section 9.8(s), in each case, which does not have priority over the lien in favor of Agent;

(c)               (i) with respect to which the scheduled due date is more than 60 days after the date of the original invoice therefor, (ii) which, is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date, therefor (“Overage”) (when calculating the amount under this clause (ii), for the same Account Debtor, Agent shall include the net amount of such Overage and add back any credits, but only to the extent that such credits do not exceed the total gross receivables from such Account Debtor, or (iii) which has been written off the books of such Borrower or otherwise designated as uncollectible;

(d)               which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder;

(e)               which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to (i) such Borrower exceeds 10% of the aggregate amount of Eligible Accounts of such Borrower or (ii) all TVS Borrowers exceeds 10% of the aggregate amount of Eligible Accounts of all TVS Borrowers;

(f)                with respect to which any covenant, representation, or warranty contained in this Agreement or any other Financing Agreement has been breached in any material respect or is not true in any material respect;

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(g)               which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to Agent in its Permitted Discretion which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon such Borrower’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis, (vi) relates to payments of interest and (vii) constitutes a Franchisee Receivable, other than a Franchisee Receivable arising after the Closing Date owing by a franchisee that has been approved by Agent in its Permitted Discretion;

(h)               for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Borrower or if such Account was invoiced more than once;

(i)                 with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j)                 which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the United States Bankruptcy Code and reasonably acceptable to Agent), (iv) admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent or (vi) ceased operation of its business;

(k)               which is owed by any Account Debtor which has sold all or a substantially all of its assets;

(l)                 which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or (ii) is not organized under applicable law of the U.S. or any state of the U.S. unless, in either case, such Account is backed by a Letter of Credit acceptable to Agent which is in the possession of, and is directly drawable by, Agent;

(m)             which is owed in any currency other than U.S. dollars;

(n)               which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a Letter of Credit acceptable to Agent which is in the possession of, and is directly drawable by, Agent, or (ii) the government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the lien of Agent in such Account have been complied with to Agent’s satisfaction;

(o)               which is owed by any Affiliate of any Borrower or any Guarantor or any employee, officer, director, agent or stockholder of any Borrower, any Guarantor or any of their Affiliates;

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(p)               which, for any Account Debtor, exceeds a credit limit determined by Agent in its Permitted Discretion, to the extent of such excess;

(q)               which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Borrower or any Guarantor is indebted, but only to the extent of such indebtedness, or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(r)                which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;

(s)                which is evidenced by any promissory note, chattel paper, or instrument;

(t)                 which is owed by an Account Debtor (i) located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit such Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Borrower has filed such report or qualified to do business in such jurisdiction or (ii) which is a Sanctioned Person;

(u)               with respect to which such Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Borrower created a new receivable for the unpaid portion of such Account;

(v)               which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Federal Reserve Board;

(w)             which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Borrower has or has had an ownership interest in such goods, or which indicates any party other than such Borrower as payee or remittance party;

(x)               which was created on cash on delivery terms;

(y)               which is (i) a Credit Card Receivable or (ii) an Account generated by a consumer lease or rental agreement or arrangement (including a Rental Agreement); or

(z)               which is owing to Buddy Top Parent or any of its Subsidiaries.

In the event that an Account of a Borrower which was previously an Eligible Account ceases to be an Eligible Account hereunder, such Borrower or Administrative Borrower shall notify thereof on and at the time of submission to Agent of the next Borrowing Base Certificate. In determining the amount of an Eligible Account of a Borrower, the face amount of an Account may, in Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Borrower to reduce the amount of such Account.

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“Eligible Credit Card Receivables” shall mean, the gross amount of Credit Card Receivables of Borrowers that are subject to a valid, first priority and fully perfected security interest in favor of the Agent for itself and the Secured Parties, which conform to all applicable warranties contained herein, less, without duplication:

(a)               the sum of all Credit Card Receivables:

(i)                 for which Agent has not received a Credit Card Acknowledgment pursuant to Section 9.31 if the Credit Card Agreement exists on the Closing Date (or if the Credit Card Agreement is entered into after the Closing Date, no later than 90 days after the date of such Credit Card Agreement or such later date as is acceptable to Agent);

(ii)              which are unpaid more than five Business Days after the date of the sale of Inventory giving rise to such Credit Card Receivable;

(iii)            arising from any private label credit card program or other similar credit arrangement of a Loan Party or any of its Subsidiaries, except as otherwise approved by Agent in its Permitted Discretion;

(iv)             which are generated by a consumer lease or rental agreement or arrangement (including a Rental Agreement);

(v)               which are owing to Buddy Top Parent or any of its Subsidiaries; and

(b)               amounts owing to Credit Card Issuers or Credit Card Processors in connection with the Credit Card Agreements.

Without limiting the foregoing, to qualify as an Eligible Credit Card Receivable, a Credit Card Receivable shall indicate no Person other than a Borrower as payee or remittance party.

“Eligible Depository Bank” means:

(a)               Any Lender or any of its Affiliates;

(b)               Bank of America, N.A.; or

(c)               Any other Person who is a commercial bank or financial institution having total assets in excess of $1,000,000,000; organized under the laws of any country that is a member of the Basel Accord and the Organization of Economic Cooperation and Development, or a political subdivision of any such country, so long as such bank or financial institution is acting through a branch or agency located in the United States.

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“Eligible Inventory” shall mean, as to each Borrower, Inventory of such Borrower consisting of finished goods held for resale in the ordinary course of the business of such Borrower that satisfy the criteria set forth below as reasonably determined by Agent. Eligible Inventory shall not include:

(a)               work-in-process;

(b)               raw materials;

(c)               spare parts for Equipment;

(d)               packaging and shipping materials;

(e)               supplies used or consumed in such Borrower’s business;

(f)                Inventory located (i) at premises other than a premise which is owned or leased by any Borrower or (ii) in any third party warehouse or in the possession of a bailee (other than a third party processor) unless Agent has received, subject to Section 9.31, a Collateral Access Agreement in respect of such premises on terms and conditions reasonably satisfactory to Agent (it being understood that (1) Inventory of the TVS Borrowers which is in-transit from any location of the TVS Borrowers permitted herein to another such location shall be considered Eligible Inventory solely with respect to the TVS Borrowing Base; provided that (x) it otherwise satisfies the criteria for Eligible Inventory set forth herein and is not in-transit more than ten consecutive days and (y) the aggregate amount of Eligible Inventory of the TVS Borrowers consisting of in-transit Inventory shall not exceed the amount equal to 10% of the TVS Borrowing Base at any time, (2) Inventory of the AFG Borrowers which is in-transit from any location of the AFG Borrowers permitted herein to another such location shall be considered Eligible Inventory solely with respect to the AFG Borrowing Base; provided that (x) it otherwise satisfies the criteria for Eligible Inventory set forth herein and is not in-transit more than ten consecutive days and (y) the aggregate amount of Eligible Inventory of the AFG Borrowers consisting of in-transit Inventory shall not exceed the amount equal to 10% of the AFG Borrowing Base at any time and (3) Inventory of the PSP Borrowers which is in-transit from any location of the PSP Borrowers permitted herein to another such location shall be considered Eligible Inventory solely with respect to the PSP Borrowing Base; provided that (x) it otherwise satisfies the criteria for Eligible Inventory set forth herein and is not in-transit more than ten consecutive days and (y) the aggregate amount of Eligible Inventory of the PSP Borrowers consisting of in-transit Inventory shall not exceed the amount equal to 10% of the PSP Borrowing Base at any time);

(g)               Inventory subject to a security interest or lien in favor of any Person other than Agent except those permitted in this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to Agent between the holder of such security interest or lien and Agent and those liens described in clause (j) below;

(h)               bill and hold goods;

(i)                 Inventory which is past its expiration date;

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(j)                 Inventory that is not subject to the first priority, valid and perfected security interest of Agent except in the case of those non-consensual statutory liens described in Section 9.8(c)(i) hereof, liens permitted under Section 9.8(s) so long as such liens are subject to the Intercreditor Agreement, and landlord, warehouseman or similar liens (i) in respect of which Agent has established a Reserve (if and only to the extent establishment of a Reserve is permitted by the terms hereof), (ii) for which no Reserve is provided by the terms hereof, or (iii) in respect of which premises Agent has received a Collateral Access Agreement pursuant to which the landlord, warehouseman or bailee, as applicable, has either waived or subordinated its lien on terms and conditions reasonably satisfactory to Agent;

(k)               returned Inventory which is not held for sale in the ordinary course of business;

(l)                 damaged and/or defective Inventory;

(m)             Inventory (i) purchased or sold on consignment or (ii) solely with respect to the AFG Borrowing Base, that is consigned by an AFG Borrower to a Person which is not a Borrower or a Subsidiary of a Borrower, other than Inventory that is consigned to AFG Franchisees for which the AFG Borrowers have met the AFG Franchisee Eligibility Requirements;

(n)               Inventory located outside the United States of America, unless approved by Agent in writing;

(o)               Inventory that is subject to any licensing arrangement or any other Intellectual Property or other proprietary rights of any Person, the effect of which would be to limit the ability of the Agent, or any Person selling the Inventory on behalf of the Agent, to sell such Inventory in enforcement of the Agent’s Liens without further consent or payment to the licensor or such other Person (unless such consent has then been obtained);

(p)               Inventory which has been acquired from a Sanctioned Person;

(q)               Inventory that is subject to any consumer lease or rental agreement or arrangement (including any Rental Agreement); and

(r)                Inventory of Buddy Top Parent or any of its Subsidiaries.

The criteria for Eligible Inventory set forth above may only be changed and any new criteria for Eligible Inventory may only be established by Agent in its good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof in either case under clause (i) or (ii) which materially and adversely affects or could reasonably be expected to materially and adversely affect the Inventory, its value or the amount that would be received by Agent from the sale or other disposition or realization upon such Inventory as determined by Agent in its good faith and commercially reasonable determination. Any Inventory that is not Eligible Inventory shall nevertheless be part of the Collateral.

“Eligible Transferee” shall mean (a) any Lender; (b) the parent company of any Lender and/or any Affiliate of such Lender which is at least 50% owned by such Lender or its parent company; (c) any Person that is engaged in the business of making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, in each case is approved by Agent, the Swingline Lender, the Issuing Bank and, unless an Event of Default under Section 10.1(a), Section 10.1(g) or Section 10.1(h) has occurred and is continuing at the time any assignment is effected hereunder, Administrative Borrower (such approval not to be unreasonably withheld, conditioned or delayed by Administrative Borrower, provided, that, (i) Administrative Borrower’s failure to consent to an assignment to a “distressed debt” purchaser, a “vulture” fund or other similar assignee or buyer shall not be deemed unreasonable and (ii) no such consent shall be required in connection with any assignment to another Lender or to an Affiliate of any Lender); and (d) any other commercial bank, financial institution or “accredited investor” (as defined in Regulation D under the Securities Act of 1933) approved by Agent, the Swingline Lender, the Issuing Bank (each such approval not to be unreasonably withheld, conditioned or delayed) and, unless an Event of Default under Section 10.1(a), Section 10.1(g) or Section 10.1(h) has occurred and is continuing at the time any assignment is effected hereunder, Administrative Borrower, provided that (i) neither any Borrower nor any Guarantor or any Affiliate of any Borrower or Guarantor shall qualify as an Eligible Transferee; (ii) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of any Borrower or Guarantor shall qualify as an Eligible Transferee, except, in each case, as Agent may otherwise specifically agree; and (iii) a competitor of Borrowers shall not be deemed an “Eligible Transferee” under any circumstances except after the occurrence of either (A) an Event of Default for non-payment of any principal amount of Obligations owing hereunder or (B) the occurrence of an Event of Default with respect to any Borrower or Guarantor set forth in Section 10.1(g) or Section 10.1(h) hereof.

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“Environmental Events” shall have the meaning set forth in Section 9.3(b) hereof.

“Environmental Laws” shall mean all foreign, Federal, State and local laws (including common law), rules, codes, licenses, permits (including any conditions imposed therein), authorizations, legally binding judicial or administrative decisions, injunctions or agreements between Borrower and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (b) relating to the exposure of humans to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of hazardous, toxic or dangerous substances, materials, and wastes, or (c) imposing requirements with regard to recordkeeping, notification, disclosure and reporting respecting hazardous, toxic or dangerous substances, materials, and wastes. The term “Environmental Laws” includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws and (iii) any common law or equitable doctrine that imposes liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any hazardous, toxic or dangerous substances, materials, and wastes.

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“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities) directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” shall have the meaning set forth in Article 9 of the UCC and includes, without limitation, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

“ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as amended, together with all rules, regulations and interpretations thereunder or related thereto.

“ERISA Affiliate” shall mean any Person required to be aggregated with any Borrower, any Guarantor or any of its or their respective Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan, except for any such event with respect to which notice has been waived pursuant to applicable regulations; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a non-exempt “prohibited transaction” with respect to which Borrower, or any of their respective Subsidiaries is a “disqualified Person” (within the meaning of Section 4975 of the Code); (f) a complete or partial withdrawal by Borrower, or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon Borrower, or any ERISA Affiliate in an amount that could reasonably be expected to have a Material Adverse Effect.

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“Eurodollar Borrowing” shall mean a Borrowing of Eurodollar Rate Loans.

“Eurodollar Rate Loans” shall mean any Loan or portion thereof on which interest is payable based on the Adjusted LIBO Rate in accordance with the terms hereof.

“Event of Default” shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

“Event of Loss” means, with respect to any property, any of the following: (a) any loss, destruction or damage of such property; or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property; which for the avoidance of doubt, shall not include store closings or liquidations.

“Excess Availability” shall mean, the amount, as determined by Agent, calculated at any date, equal to: (a) the Borrowing Cap minus (b) the Aggregate Revolving Exposure.

“Exchange Act” shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

“Excluded Accounts” means (a) Zero Balance Accounts (provided that, upon any such account ceasing to be a Zero Balance Account, such account shall cease to be an Excluded Account), (b) Store Accounts, (c) accounts into which government receivables and government reimbursement payments are deposited, (d) payroll accounts (including accounts used for the disbursement of payroll, payroll taxes and other employee wage and benefit payments, including 401(k) and other retirement plans, rabbi trusts for deferred compensation and health care benefits), (e) withholding and trust accounts, escrow and other fiduciary accounts, (f) Manual Sweeping Accounts, (g) Deposit Accounts, Securities Accounts and commodity accounts that (x) individually have a daily balance of not more than $100,000 and (y) together with all other Deposit Accounts, Securities Accounts and commodity accounts constituting Excluded Accounts under this clause (g), have a daily balance of not more than $2,500,000 in the aggregate for all such Deposit Accounts, Securities Accounts or commodity accounts and (h) consisting solely of cash or Cash Equivalents securing Indebtedness permitted by Section 9.9(ff) to the extent such security constitutes liens permitted by Section 9.8(ii).

“Excluded Assets” means, (a) any fee-owned real property that is not Material Real Property, all leasehold (including ground lease) interests in real property and any real property that contains improvements and is located in an area determined (as of the First Amendment Effective Date with respect to real property owned on the First Amendment Effective Date and as of the date of acquisition of any real property acquired after the First Amendment Effective Date) by the Federal Emergency Management Agency (or any successor agency) to be a special flood hazard area, (b) motor vehicles, railcars, trailers, aircraft, aircraft engines, construction and earth moving equipment and other assets subject to certificates of title or ownership (except to the extent perfection of a security interest therein can be accomplished by filing of a UCC-1 financing

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statement or equivalent financing statement with a central registry), (c) letter of credit rights (except to the extent constituting supporting obligations (as defined under the UCC) in which a security interest can be perfected with the filing of a UCC-1 financing statement or equivalent financing statement with a central registry), (d) commercial tort claims with an individual value, as determined by the Administrative Borrower in good faith, of less than $7,500,000 and commercial tort claims for which no complaint or counterclaim has been filed in a court of competent jurisdiction, (e) Capital Stock in any Person (other than any Wholly Owned Subsidiaries) to the extent the pledge thereof to Agent is not permitted by the terms of such Person’s organizational, incorporation or joint venture documents, (f) [reserved], (g) Capital Stock of any Immaterial Subsidiary (except to the extent perfection of a security interest therein can be accomplished by filing of a UCC-1 financing statement or equivalent financing statement with a central registry), not-for profit Subsidiaries, captive insurance companies or other special purpose subsidiaries (including real estate special purpose entities), (h) [reserved], (i) any lease, license or other agreement, government approval or franchise with any Person if, to the extent and for so long as, the grant of a Lien thereon to secure the Obligations constitutes a breach of or a default under, or creates a right of termination in favor of any party (other than any Loan Party) to, such lease, license or other agreement, government approval or franchise (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the UCC or any applicable Requirements of Law), other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC, (j) any asset subject to a Lien of the type permitted by Section 9.8(e) (whether or not incurred pursuant to such Section) or a Lien permitted by Section 9.9(m), in each case if, to the extent and for so long as the grant of a Lien thereon to secure the Obligations constitutes a breach of or a default under, or creates a right of termination in favor of any party (other than any Loan Party) to, any agreement pursuant to which such Lien has been created (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the UCC Code or any applicable Requirements of Law), (k) any intent-to-use trademark applications filed in the United States Patent and Trademark Office, pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act, (l) any asset if, to the extent and for so long as the grant of a Lien thereon to secure the Obligations is prohibited by any applicable Requirements of Law, rule or regulation, or agreements with any Governmental Authority (other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC or any other applicable Requirements of Law) or which would require consent, approval, license or authorization from any Governmental Authority or regulatory authority, unless such consent, approval, license or authorization has been received in consultation with Agent, (m) margin stock (within the meaning of Regulation U of the Board of Governors, as in effect from time to time) and, to the extent prohibited by, or creating an enforceable right of termination in favor of any other party thereto (other than the Administrative Borrower or any Material Subsidiary of the Administrative Borrower), under the terms of any applicable organizational or incorporation documents, joint venture agreement or shareholders’ agreement, equity interests in any person other than Material Subsidiaries that are Wholly Owned Subsidiaries after giving effect to the anti-assignment provisions of the UCC or any other applicable Requirements of Law, (n) Excluded Accounts, (o) assets to the extent a security interest in such assets would result in material adverse tax consequences to any Borrower (or any direct or

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indirect parent or beneficial owner thereof) or one of its subsidiaries (as determined in good faith by the Administrative Borrower), (p) assets sold to any Person who is not a Loan Party in compliance with the Financing Agreements, (q) assets owned by a Subsidiary Loan Party after the release of the guarantee of such Subsidiary Loan Party pursuant to the Financing Agreements, and (r) any assets with respect to which, in the reasonable judgment of Agent and the Administrative Borrower (as agreed to in writing), the cost or other consequences (including adverse tax consequences as determined by the Administrative Borrower and Agent in good faith) of pledging such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

“Excluded Hedge Obligation” shall mean, with respect to any Borrower or Guarantor, any Hedge Obligation if, and to the extent that, all or a portion of the guarantee of such Borrower or Guarantor of, or the grant by such Borrower or Guarantor of a security interest to secure, such Hedge Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Borrower’s or Guarantor’s failure for any reason to constitute an ECP at the time the guarantee of such Borrower or Guarantor or the grant of such security interest becomes effective with respect to such Hedge Obligation or (b) in the case of a Hedge Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Borrower or Guarantor is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), at the time the guarantee of such Borrower or Guarantor becomes effective with respect to such related Hedge Obligation. If a Hedge Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedge Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Subsidiary” means (a) any Subsidiary that is not a Wholly Owned Subsidiary of the Administrative Borrower, (b) any Subsidiary that is prohibited by applicable law, rule or regulation or contractual obligation (so long as any such contractual prohibition is not incurred in contemplation of the acquisition of such Subsidiary, and only for so long as such contractual prohibition shall be continuing) existing on the Closing Date or, if later, the date such Subsidiary first becomes a Subsidiary, from guaranteeing the Obligations or which would require any governmental or regulatory consent, approval, license or authorization to do so, unless such consent, approval, license or authorization has been obtained (c) any Subsidiary acquired pursuant to a Permitted Acquisition or similar Investment financed with secured Indebtedness permitted to be incurred pursuant to Section 9.9(h) or Section 9.9(z) (and not incurred in contemplation of such Permitted Acquisition or similar Investment) and any subsidiary thereof that guarantees such Indebtedness, in each case to the extent, and so long as, such secured Indebtedness prohibits such Subsidiary from becoming a Loan Party, providing a guarantee of the Obligations or granting Liens on its assets as security for the Obligations, (d) any direct or indirect U.S. subsidiary of a Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code, and any direct or indirect U.S. Subsidiary that has no material assets other than the equity of (or equity of and obligations owed to or treated as owed by) one or more direct or indirect non-U.S. subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code, (e) any Immaterial Subsidiary, (f) any other Subsidiary with respect to which, in the reasonable judgment of Agent and the Administrative Borrower (as agreed in writing), the cost or other consequences (including any adverse tax consequences as determined in good faith by the Administrative Borrower and Agent) of providing the guaranty shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (g) any Subsidiary if the provision of a guaranty by such Subsidiary would result in material adverse tax consequences to the Administrative Borrower (or any direct or indirect parent or beneficial owner thereof) or one of its subsidiaries (as determined in good faith by the Administrative Borrower), (h) any other Subsidiary excused from becoming a Loan Party pursuant to the last paragraph of Section 9.23, (i) any Subsidiary that is (or, if it were a Loan Party, would be) an “investment company” under the Investment Company Act of 1940, as amended, (j) any not-for profit Subsidiaries, captive insurance companies or other special purpose subsidiaries and (k) any Foreign Subsidiary; provided that any Immaterial Subsidiary that is a signatory to the Guaranty Agreement shall be deemed not to be an Excluded Subsidiary for purposes of this Agreement and the other Financing Agreements unless the Administrative Borrower has otherwise notified Agent; provided further that the Administrative Borrower may at any time and in its sole discretion, with the consent of Agent (such consent not to be unreasonably withheld, conditioned or delayed), cause any Subsidiary to not be an Excluded Subsidiary for purposes of this Agreement and the other Financing Agreements; provided, further, that notwithstanding the foregoing, no Subsidiary that Guarantees the obligations under the First Lien Credit Agreement, the Second Lien Credit Agreement, the Badcock First Lien Credit Agreement and the Badcock Second Lien Credit Agreement shall be an Excluded Subsidiary hereunder.

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Revolving Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Revolving Commitment (other than pursuant to an assignment request by the Borrowers under Section 3.6(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.5, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Revolving Commitment or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Lender’s failure to comply with Section 3.5(f); and (d) any withholding Taxes imposed under FATCA.

“Existing Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

“Existing Debt Agreements” means (a) that certain ABL Credit Agreement, dated as of September 23, 2020, by and among the Loan Parties party thereto as borrowers or guarantors, the lenders from time to time party thereto and Citizens Bank, N.A., as administrative agent and collateral agent, as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, (b) that certain Credit Agreement, dated as of December 12, 2018, by and among the Loan Parties party thereto as borrowers or guarantors, the lenders from time to time party thereto and Golub Capital Markets LLC, as administrative agent and collateral agent, as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, (c) that certain Note Purchase Agreement, dated as of December 12, 2018, by and among the Loan Parties party thereto as borrowers or guarantors, Norwest Mezzanine Partners IV-Debt, LP and Sentinel Junior Capital I, L.P., as the initial purchasers, and the other noteholders party thereto from time to time, as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, and (d) that certain Credit Agreement, dated as of February 14, 2020, by and among the Loan Parties party thereto as borrowers or guarantors, the lenders from time to time party thereto, GACP Finance Co., LLC, as administrative agent, and Kayne Solutions Fund, L.P., as collateral agent, as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof.

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“Existing Letter of Credit” means each letter of credit issued prior to the Closing Date by a Person that shall be an Issuing Bank and listed on Schedule 2.3.

“Existing Term Loan Credit Agreement” means that certain Credit Agreement, dated as of February 14, 2020, by and among the Loan Parties party thereto as borrowers or guarantors, the lenders from time to time party thereto, GACP Finance Co., LLC, as administrative agent, and Kayne Solutions Fund, L.P., as collateral agent, as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as shall be set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letter” shall mean the amended and restated arranger fee letter, dated as of January 29, 2021, by and among FRG, PSP Newco, Agent, Citizens Bank, N.A. and Credit Suisse Loan Funding LLC, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Financing Agreements” shall mean, collectively, this Agreement, the Intercreditor Agreement, the Collateral Documents and all notes, guarantees, security agreements, intercreditor agreements, the Agent Fee Letter, the Fee Letter and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Guarantor in connection with this Agreement.

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“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Amendment” means that certain First Amendment to Third Amended and Restated Loan and Security Agreement, dated as of the First Amendment Effective Date, among the Borrowers, the other Loan Parties party thereto, the Lenders party thereto and the Agent.

“First Amendment Effective Date” means November 22, 2021.

“First Lien Agent” means JPMorgan Chase Bank, N.A., in its capacity as “Administrative Agent and Collateral Agent” under the First Lien Credit Agreement, together with its successor and permitted assigns.

“First Lien Credit Agreement” means that certain Credit Agreement, dated as of the Closing Date, among the Administrative Borrower and PSP Newco, as borrowers, JPMorgan Chase Bank, N.A., a national banking association, as administrative agent and collateral agent, and the lenders from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Intercreditor Agreement.

“First Lien Lender” means a “Lender” under and as defined in the First Lien Credit Agreement.

“First Lien Obligations” means all Indebtedness of the Borrower and the Guarantors incurred or owing under the First Lien Term Loan Documents, including all obligations in respect of the payment of principal, interest, fees, prepayment premiums and indemnification obligations, and any refinancing of such Indebtedness permitted under this Agreement and under the Intercreditor Agreement; provided that such Indebtedness is subject to the Intercreditor Agreement.

“First Lien Term Loan Documents” means the “Loan Documents” as defined in the First Lien Credit Agreement or the agreements and other documents governing other Indebtedness incurred under Section 9.9(s).

“Fixed Charge Coverage Ratio” means, for any period of four fiscal quarters of the Administrative Borrower, the ratio of (a) EBITDA for such period minus (i) all Unfinanced Capital Expenditures for such period and (ii) cash taxes paid (including in the form of tax distributions) for such period (net of cash refunds received during such period) to (b) Fixed Charges.

“Fixed Charges” shall mean, for any period, the sum of (i) Consolidated Cash Interest Charges paid or payable currently for such period plus (ii) scheduled amortization of Funded Debt (including Capital Leases) paid or payable currently in cash for such period plus (iii) dividends or distributions made in reliance on Section 9.11(d) which are paid in cash (net of tax distributions) for such period.

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“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” means the benchmark rate floor, if any, provided in this Agreement ~~initially~~ (as of the execution of ~~this Agreement~~the Second Amendment, the modification, amendment or renewal of this Agreement or otherwise) with respect to ~~LIBO Rate.~~the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt, as of the Second Amendment Effective Date, the Floor for each of the Adjusted Term SOFR Rate and the Adjusted Daily Simple SOFR shall be 0%.

“Foreign Lender” shall mean any Lender that is not a U.S. Person.

“Foreign Subsidiary” shall mean a Subsidiary of FRG that is organized or incorporated under the laws of any jurisdiction outside of the United States of America; sometimes being referred to herein collectively as “Foreign Subsidiaries”.

“Franchise Agreement” means a franchising agreement between any Loan Party or any Subsidiary thereof, as franchisor, and any other Person, as franchisee, pertaining to the establishment and operation of a business with operations comparable to the operations of AFG Intermediate and its Subsidiaries, including, without limitation, any AFG Franchise Agreement.

“Franchise Disclosure Documents” means any uniform franchise offering circulars and franchise disclosure documents used by (and, to the extent required, filed by) any AFG Borrower to comply with any applicable law, rule, regulation or order of any Governmental Authority.

“Franchise Fees” shall mean each Borrower’s right to payment under any franchising agreement (including any Franchise Agreement) between any Borrower, as franchisor, and any other Person, as franchisee, pertaining to the establishment and operation of a business with operations comparable to the operations of such Borrower and its Subsidiaries, including, without limitation, all fees, royalties, revenues, charges, penalties and/or interest; provided that Franchise Fees shall not include any Account or other rights to payment arising from the sale of Inventory by a Loan Party to a franchisee.

“Franchise Laws” means all applicable laws, rules, regulations, orders, binding guidance or other requirements of the United States Federal Trade Commission or any other Governmental Authority relating to the relationship between franchisor and franchisees or to the offer, sale, termination, non-renewal or transfer of a franchise.

“Franchisee Loan Program Agreement” means that certain Franchisee Loan Program Agreement, dated August 18, 2020, between JTH Tax, LLC and MetaBank, N.A., a copy of which has been provided to Agent, as in effect on the date hereof.

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“Franchisee Receivable” shall mean an Account or credit card receivable of a Loan Party owed by an Account Debtor that is a franchisee arising from the sale of Inventory by a Loan Party to such Account Debtor (including any Account or credit card receivable to the extent arising from the sale of Inventory under a Franchise Agreement other than any such Account or credit card receivable (or portion thereof) that consists of fees, royalties, penalties and interest payable under any Franchise Agreement).

“Frequent Buyer Program” shall mean the Borrowers’ “Healthy Awards” customer loyalty program, which as in effect on the Closing Date is described at https://www.vitaminshoppe.com/lp/Newhealthyaward.

“FRG” means Franchise Group, Inc., a Delaware corporation.

“Funded Debt” means all Indebtedness of the Administrative Borrower and its Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States (including any principles required by the Securities and Exchange Commission), that are applicable to the circumstances as of the date of determination, consistently applied. If there occurs after the date of this Agreement any change in GAAP that affects the calculation of any requirements, terms or covenants set forth in this Agreement or any other Financing Agreement (whether contained in Section 9.24 or otherwise), Agent and Borrowers shall negotiate in good faith to amend the provisions of this Agreement and the other Financing Agreements that relate to the calculation of such requirements, terms and covenants with the intent of having the respective positions of the Lenders and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the implicated requirements and covenants shall be calculated as if no such change in GAAP has occurred; provided, that, for the avoidance of doubt, the parties agree that all financial statements required to be delivered hereunder shall and will be delivered giving effect to any such change in GAAP.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Governmental Authority” shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

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“Guarantors” shall mean, collectively and together with their respective successors and assigns), each party to the Guaranty on the Closing Date and any Subsidiary of FRG that at any time after the date hereof becomes party to a Guaranty in favor of Agent for the benefit of the Secured Parties or otherwise liable on or with respect to the Obligations (other than Borrowers) (each a “Subsidiary Guarantor”); each sometimes being referred to herein individually as a “Guarantor”; provided that, if at any time after the date hereof, a Guarantor which is directly or indirectly wholly owned by FRG shall own any assets that would constitute Eligible Inventory if owned by a Borrower, upon Administrative Borrower’s request, such Guarantor shall cease to be a Guarantor hereunder and shall be deemed a Borrower effective on the date of the confirmation by Agent to Administrative Borrower that (i) Agent has received such request and that Agent has received an appraisal with respect to such Inventory and conducted a field examination with respect thereto, the results of which are satisfactory to Agent in good faith, or alternatively, at Agent’s option, Agent shall have received such information with respect thereto as Agent may in its good faith require and (ii) Agent and each Lender have received all information and documentation reasonably requested by the Agent and the Lenders for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation with respect to such Guarantor; provided that, notwithstanding anything to the contrary herein or in any Financing Agreement, prior to the Badcock Joinder Date, Badcock shall not be a Guarantor for any purpose in any Financing Agreement.

“Guaranty” shall mean (a) that certain Second Amended and Restated Guaranty Agreement dated as of the Closing Date, by each of Loan Parties from time to time party thereto in favor of Agent, Lenders and the other Secured Parties, and (b) any other guaranty agreement executed by a Subsidiary of FRG that at any time after the date hereof becomes a Guarantor under this Agreement in favor of Agent, Lenders and the other Secured Parties, in each case, as the same may be amended, restated or otherwise modified from time to time.

“Hazardous Materials” shall mean any hazardous, toxic or dangerous substances, materials and wastes, including petroleum hydrocarbons, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants, sewage, sludge, industrial slag, solvents and/or any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; sometimes being collectively referred to herein as “Hedge Agreements”.

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“Hedge Obligations” of any Borrower or Guarantor means any and all obligations of such Borrower or Guarantor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Hedge Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedge Agreement transaction, in each case, solely under Hedge Agreements entered into with a Bank Product Provider and which are deemed to be Obligations under clause (b) (other than clause (b)(ii)) of the definition of Obligations.

~~“IBA” has the meaning assigned to such term in Section 13.2(o).~~

“Immaterial Subsidiary” means any Subsidiary other than a Material Subsidiary.

~~“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.~~

“Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness or in the form of Qualified Equity Interests of a Borrower or any of its direct or indirect parent entities, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

“Increased Reporting Period” shall mean any period commencing on the first date on which Excess Availability is less than the greater of (a) 20% of the Borrowing Cap or (b) $30,000,000, in each case for three consecutive days, and continuing until the date that both (x) Excess Availability exceeds the greater of (i) 20% of the Borrowing Cap or (ii) $30,000,000 for 60 consecutive days and (y) no Default or Event of Default then exists and is continuing.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (w) trade accounts payable in the ordinary course of business, (x) any Earn-Out obligation, purchase price adjustment or similar obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within thirty (30) days after being due and payable, (y) liabilities associated with customer prepayments and deposits and (z) expenses accrued in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all obligations with respect to Capital Leases of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; provided that the term “Indebtedness” shall not include (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty, indemnity or other unperformed obligations of the seller, (iii) contingent indemnity and similar obligations incurred in the ordinary course of business (iv) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (v) Indebtedness of any Person that is a direct or indirect parent of a Borrower appearing on the balance sheet of a Borrower, or solely by reason of push down accounting under GAAP, (vi) any non-compete or consulting obligations incurred in connection with a Permitted Acquisition, (vii) any reimbursement obligations under pre-paid contracts entered into with clients in the ordinary course of business, (viii) for the avoidance of doubt, any Qualified Equity Interests issued by the Borrower. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith. For all purposes hereof, the Indebtedness of any Borrower and its Subsidiaries shall exclude intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms).

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“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of any Loan Party under any Financing Agreement and (b) to the extent not otherwise described in the foregoing clause (a) hereof, Other Taxes.

“Indemnitee” shall have the meaning set forth in Section 11.6(a) hereof.

“Information Certificate” shall mean that certain Information Certificate in the form of Exhibit B hereto (or such other form reasonably acceptable to the Agent) delivered by the Borrowers and Guarantors on the Closing Date.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Intellectual Property” means all intellectual property rights of every kind and nature, including rights in inventions, Patents, Copyrights, Licenses, Trademarks, rights in Trade Secrets, and rights in Software all rights to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, a Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and all other rights of any kind accruing thereunder or pertaining thereto throughout the world, in each case of the Borrowers and the Guarantors.

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“Intercreditor Agreement” means (a) that certain Amended and Restated Intercreditor Agreement, dated as of the First Amendment Effective Date, by and among the Agent, the First Lien Agent, the Second Lien Agent, the Badcock First Lien Agent and the Badcock Second Lien Agent, and acknowledged by the Borrowers, the Guarantors and Badcock, as the same may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time in accordance with the provisions hereof and thereof or (b) such other intercreditor agreement or arrangement among the Agent (or other applicable representative on behalf of the holders of the Indebtedness incurred under this Agreement and the other Financing Agreements) and the First Lien Agent and the Second Lien Agent (or any of them) (and any other Persons party thereto), that is reasonably acceptable to the Agent and the Administrative Borrower, as may be amended, amended and restated, modified, supplemented, extended or renewed from time to time not in violation of the terms hereof or thereof, as applicable.

“Interest Election Request” means a request by the Administrative Borrower to convert or continue a Borrowing in accordance with Section 2.12.

“Interest Expense” shall mean, for any period, as to any Person, as determined on a consolidated basis in accordance with GAAP, the total interest expense of such Person, whether paid or accrued during such period (including the interest component of Capital Leases for such period), including, discounts in connection with the sale of any Accounts and bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit, banker’s acceptances or similar instruments, losses, fees, net costs and early termination costs under Hedge Agreements, amortization or write-off of debt discounts and debt issuance costs and commissions, and other discounts and other fees and charges associated with Indebtedness.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the first Business Day of each calendar quarter and the Maturity Date, (b) with respect to any ~~Eurodollar Rate~~RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such RFR Loan (or, if there is no numerically corresponding day in such month, then the last day of such month) and the Maturity Date, (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part (and, in the case of a ~~Eurodollar~~Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period) and the Maturity Date and (~~c~~d) with respect to any Swingline Loan, the day that such Swingline Loan is required to be repaid and the Maturity Date.

“Interest Period” means, with respect to any ~~Eurodollar~~Term Benchmark Borrowing, the period commencing on the date of such ~~Eurodollar~~ Borrowing and ending on the numerically corresponding day in the calendar month that is one, ~~two,~~ three or six thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Revolving Commitment), as the Administrative Borrower may elect; provided~~,~~ that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless~~,~~ such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day ~~and~~, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 3.4(f) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

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“Internally Generated Cash” shall mean any cash or Cash Equivalents of any Loan Party (or, prior to the Badcock Joinder Date, Badcock) that is not generated from an Asset Sale, an Event of Loss, an incurrence of Indebtedness, an issuance of Capital Stock or a capital contribution.

~~“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time; provided, that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.~~

“Inventory” shall have the meaning set forth in Article 9 of the UCC and includes, without limitation, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by such Borrower or Guarantor as lessor; (b) are held by such Borrower or Guarantor for sale or lease or to be furnished under a contract of service; (c) are furnished by such Borrower or Guarantor under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

“Inventory Reserves” shall mean the reserves described in clauses (i), (ii), (viii), (x), (xi) and (xii) of the definition of “Reserves”.

“Investment” shall have the meaning set forth in Section 9.10.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property Control Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, by and among Agent (and the First Lien Agent, if a party), any Borrower or Guarantor (as the case may be) and any securities intermediary, commodity intermediary or other Person who has custody, control or possession of any Investment Property of such Borrower or Guarantor acknowledging that such securities intermediary, commodity intermediary or other Person has custody, control or possession of such Investment Property on behalf of Agent (and the First Lien Agent, if a party) that it will comply with entitlement orders originated by Agent (or the First Lien Agent, as applicable) after the occurrence and during the continuance of an Event of Default with respect to such Investment Property, or other instructions of Agent (or the First Lien Agent, as applicable), and has such other terms and conditions as Agent may reasonably require.

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“Investors” means the one or more co-investors and other investors (which may include existing shareholders, board members, management or other rollover investors of the Acquired Company) who are holders of Capital Stock in the Borrower (or any direct or indirect parent thereof) on the Closing Date after giving effect to the Transactions, together with their Affiliates.

~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

“Issuing Bank” shall mean Chase.

“Landlord Lien States” shall mean the States of Washington and Virginia and the Commonwealth of Pennsylvania and such other states, provinces or jurisdictions in which a landlord’s claim for rent (including a portion of rent) has or may have priority by operation of applicable law over the lien of the Agent on behalf of the Secured Parties in any of the Collateral.

“LC Disbursement” means any payment made by an Issuing Bank pursuant to a Letter of Credit.

“LCA Election” has the meaning assigned to such term in Section 1.2.

“LCA Test Date” has the meaning assigned to such term in Section 1.2.

“Lender-Related Person” shall have the meaning set forth in Section 11.6(b) hereof.

“Lenders” shall mean the financial institutions who are signatories hereto as Lenders and other Persons made a party to this Agreement as a Lender in accordance with Section 13.7 hereof, and their respective successors and assigns, including the Revolving Lenders; each sometimes being referred to herein individually as a “Lender”. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Bank.

“Letter of Credit Documents” shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

“Letter of Credit Limit” shall mean $25,000,000.

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“Letter of Credit Obligations” shall mean, at any time and without duplication, the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time, plus (b) the aggregate amount of all drawings under Letters of Credit for which Issuing Bank has not at such time been reimbursed, plus (c) the aggregate amount of all payments made by each Revolving Lender to Issuing Bank with respect to such Revolving Lender’s participation in Letters of Credit as provided in Section 2.3 for which Borrowers have not at such time reimbursed the Revolving Lenders, whether by way of a Revolving Loan or otherwise.

“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Letters of Credit” shall mean all letters of credit (whether documentary or stand-by and whether for the purchase of Inventory, Equipment or otherwise) issued by an Issuing Bank for the account of any Borrower pursuant to this Agreement and shall include each Existing Letter of Credit, and all amendments, extensions or replacements thereof, and the term “Letter of Credit” means any one of them or each of them singularly, as the context may require.

“Leverage Ratio” shall mean, for any date of determination, the ratio of: (a) Total Indebtedness as of such date to (b) EBITDA for the most recently completed Test Period, all calculated for any Person on a consolidated basis in accordance with GAAP.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

~~“LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable Interest Period or for any ABR Borrowing, LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate, subject to Section 3.4 in the event that the Agent shall conclude that it shall not be possible to determine such Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error). Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Alternate Base Rate.~~

“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period or for any ABR Borrowing, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for dollars) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

“License” means any Patent License, Trademark License or Copyright License.

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“License Agreements” means (a) all agreements or other arrangements of Borrowers and Guarantors pursuant to which such Borrower or Guarantor has a license, option, or other right to use any trademarks, logos, designs or other intellectual property that is material to such Borrower’s or Guarantor’s business and owned by another Person as in effect on the Closing Date and (b) all such agreements or other arrangements as may be entered into by any Borrower or Guarantor after the Closing Date.

“Lien” and “lien” mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Condition Transaction” means any Permitted Acquisition or other investment, incurrence of Indebtedness, dividend, distribution or repayment, repurchase or redemption of Indebtedness permitted hereunder by a Borrower or one or more of its Subsidiaries.

“Liquidity” means, at any time, (a) with respect to the AFG Borrowers, the sum of (i) the aggregate amount of cash of the AFG Borrowers contained in any deposit account for which such AFG Borrower has delivered to the Agent a Deposit Account Control Agreement pursuant to which (x) the Agent has been granted a lien on and first-priority security interest in such account and all cash held from time to time therein and (y) the Agent has been granted control over the amounts held from time to time therein and (ii) any AFG Excess Availability, (b) with respect to the PSP Borrowers, the sum of (i) the aggregate amount of cash of the PSP Borrowers contained in any deposit account for which such PSP Borrower has delivered to the Agent a Deposit Account Control Agreement pursuant to which (x) the Agent has been granted a lien on and first-priority security interest in such account and all cash held from time to time therein and (y) the Agent has been granted control over the amounts held from time to time therein and (ii) any PSP Excess Availability or (c) with respect to the TVS Borrowers, the sum of (i) the aggregate amount of cash of the TVS Borrowers contained in any deposit account for which such TVS Borrower has delivered to the Agent a Deposit Account Control Agreement pursuant to which (x) the Agent has been granted a lien on and first-priority security interest in such account and all cash held from time to time therein and (y) the Agent has been granted control over the amounts held from time to time therein and (ii) any TVS Excess Availability.

“Loan Parties” means, collectively, the Borrowers and the Guarantors and their respective successors and assigns, and the term “Loan Party” shall mean any one of them or all of them individually, as the context may require; provided that, notwithstanding anything to the contrary herein or in any Financing Agreement, prior to the Badcock Joinder Date, Badcock shall not be a Loan Party for any purpose in any Financing Agreement.

“Loans” shall mean, collectively, all of the Revolving Loans (including Swingline Loans and Overadvances) and “Loan” shall mean any one of the Revolving Loans (including Swingline Loans and Overadvances).

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“Manual Sweeping Accounts” shall mean the Deposit Accounts maintained by the Borrowers as of the Closing Date that are identified as “Manual Sweeping Accounts” on Schedule 8.10 hereto, and any replacement or additional accounts of the Borrowers.

“Master Agreement” has the meaning assigned to such term in the definition of “Hedge Agreement”.

“Material Adverse Effect” shall mean a material adverse effect on (a) the financial condition, business, performance or operations of Borrowers taken as a whole or of Borrowers and the Guarantors taken as a whole; (b) the legality, validity or enforceability of this Agreement, any Collateral Document, the Intercreditor Agreement or any of the other material Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Agent upon the Collateral; (d) the Collateral (taken as a whole) or its value; (e) the ability of Borrowers (taken as a whole) to repay the Obligations or of Borrowers (taken as a whole) to perform their obligations under this Agreement or any of the other Financing Agreements as and when to be performed; or (f) the ability of Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the material rights and remedies of Agent and Lenders under this Agreement or any of the other Financing Agreements.

“Material Contract” shall mean the First Lien Credit Agreement, the Second Lien Credit Agreement, the Badcock First Lien Credit Agreement, the Badcock Second Lien Credit Agreement and any other contract or other agreement (other than the Financing Agreements and the Credit Card Agreements), whether written or oral, to which any Borrower or Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto (unless a replacement Material Contract has been entered into either prior to or contemporaneously with the date of such termination or cancellation) would reasonably be expected have a Material Adverse Effect.

“Material Real Property” means real property (including fixtures) (i) located in the United States, (ii) first acquired by any Loan Party after the Effective Date and (iii) owned (but not leased or ground-leased) by any Loan Party with a book value, as reasonably determined by the Administrative Borrower in good faith on the date of acquisition thereof, greater than or equal to $7,500,000.

“Material Subsidiary” means each Wholly Owned Subsidiary that, as of the last day of the fiscal quarter of the Administrative Borrower most recently ended, had net revenues or total assets for such quarter in excess of 2.5% of the consolidated net revenues or total assets, as applicable, of the Administrative Borrower and its Subsidiaries for such fiscal quarter; provided that in the event that the Immaterial Subsidiaries, taken together, had as of the last day of the fiscal quarter of the Administrative Borrower most recently ended net revenues or total assets in excess of 7.5% of the consolidated net revenues or total assets, as applicable, of the Borrower and its Subsidiaries for such fiscal quarter, the Administrative Borrower shall designate at its sole discretion one or more Immaterial Subsidiaries to be a Material Subsidiary as may be necessary such that the foregoing 7.5% limit shall not be exceeded, and any such Subsidiary shall thereafter be deemed to be a Material Subsidiary hereunder; provided, further, that the Borrower may re-designate Material Subsidiaries as Immaterial Subsidiaries so long as Borrower is in compliance with the foregoing.

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“Maturity Date” shall mean the earliest of (a) the fifth anniversary of the Closing Date, (b) the date that is 91 days prior to the maturity date of any Indebtedness of any Borrower or Guarantor with an aggregate outstanding principal amount in excess of $25,000,000 (including the First Lien Obligations and the Second Lien Obligations (but excluding, for the avoidance of doubt, the Badcock Term Obligations)) and in each case any Refinancing Indebtedness in respect thereof and (c) any date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

“Model” means the model delivered by the Administrative Borrower to Agent on or prior to the Closing Date.

“Moneys” shall have the meaning set forth in the UCC.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business

“Mortgage” means a mortgage, deed of trust, deed to secure debt or other security document granting a Lien on any Mortgaged Property in favor of Agent for the benefit of the Secured Parties to secure the Obligations, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time. Each Mortgage shall be in form and substance reasonably satisfactory to Agent and the Administrative Borrower.

“Mortgaged Property” means each parcel of Material Real Property with respect to which a Mortgage is granted pursuant to Section 9.21.

“Multiemployer Plan” shall mean a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is contributed to by any Borrower, Guarantor or any ERISA Affiliate or with respect to which any Borrower, Guarantor or any ERISA Affiliate may reasonably be expected to incur any liability.

“Net Recovery Percentage” shall mean with respect to finished goods Inventory or raw materials Inventory, as applicable, the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the amount of the recovery in respect of the applicable Inventory at such time on a “net orderly liquidation value” basis as set forth in the most recent acceptable appraisal of such Inventory received by Agent in accordance with Section 7.3, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the applicable original cost of the aggregate amount of such Inventory subject to such appraisal.

“Non-Cash Charges” means (a) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities or as a result of a change in law or regulation, in each case pursuant to GAAP, and the amortization of intangibles pursuant to GAAP (which, without limiting the foregoing, shall include any impairment charges resulting from the application of FASB Statements No. 142 and 144 and the amortization of intangibles arising pursuant to No. 141), (b) all losses from Investments recorded using the equity method, (c) all Non-Cash Compensation Expenses, (d) the non-cash impact of acquisition method accounting, (e) depreciation and amortization (including amortization of deferred financing fees or costs, Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pension and other post-employment benefits) and (f) other non-cash charges (including non-cash charges related to deferred rent) (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

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“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.

“Non-Wholly Owned Subsidiary” means any Subsidiary other than a Wholly Owned Subsidiary.

“Not Otherwise Applied” means, with reference to the Available Equity Amount, that such amount was not previously applied pursuant to 9.10(hh), 9.11(m) and 9.24(l).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Business Day, for the immediately preceding Business Day); provided that, if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Agent from a federal funds broker of recognized standing selected by it; provided further that, if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” shall mean:

(a)               any and all Loans, Letter of Credit Obligations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers and Guarantors to Agent or any Lender, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to such Borrower or Guarantor under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured; and

(b)               for purposes only of Section 5.1 hereof and subject to the priority in right of payment set forth in Section 6.4 hereof, all obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers or Guarantors and each of their respective Subsidiaries to Agent or any Bank Product Provider arising under or pursuant to any Bank Products or to Bank of America, N.A. arising under the E-Payables Agreement, in each case whether now existing or hereafter arising to the extent such obligations, liabilities and indebtedness would not cause the total amount of the Obligations to exceed the value of the Collateral; provided that:

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(i)                 solely with respect to any Borrower or Guarantor that is not an ECP, Excluded Hedge Obligations of any such Borrower or Guarantor shall in any event be excluded from “Obligations” owing by such Borrower or Guarantor,

(ii)              as to any such obligations, liabilities and indebtedness arising under or pursuant to the E-Payables Agreement, such obligations, liabilities and indebtedness owing to Bank of America, N.A. thereunder shall constitute Obligations entitled to the benefits of the security interest of Agent granted hereunder, provided that (A) such obligations, liabilities and indebtedness considered Obligations hereunder shall not exceed $20,000,000 in the aggregate at any time outstanding, (B) Administrative Borrower shall instruct and cause Bank of America, N.A. to deliver to Agent, monthly, a summary of the amount of the obligations, liabilities and indebtedness owing to Bank of America, N.A. under and pursuant to the E-Payables Agreement as Agent may reasonably request, (C) Agent may, at its option, establish a Reserve with respect to the amount of the reported obligations, liabilities and indebtedness owing to Bank of America, N.A. under and pursuant to the E-Payables Agreement and (D) Bank of America, N.A. shall not have any voting rights under this Agreement or any other Financing Agreement as a result of the existence of Obligations owing to it under and pursuant to the E-Payables Agreement,

(iii)            any Bank Product Provider (other than Chase and its Affiliates), shall have delivered written notice to Agent that (A) such Bank Product Provider has entered into a transaction to provide Bank Products to a Borrower and Guarantor and (B) the obligations arising pursuant to such Bank Products provided to Borrowers and Guarantors constitute Obligations entitled to the benefits of the security interest of Agent granted hereunder, and Agent shall have accepted such notice in writing, and

(iv)             in no event shall any Bank Product Provider to whom such obligations, liabilities or indebtedness are owing, or Bank of America, N.A. with respect to obligations, liabilities and indebtedness owing to it under and pursuant to the E-Payables Agreement, be deemed a Lender for purposes hereof to the extent of and as to such obligations, liabilities or indebtedness other than for purposes of Section 5.1 hereof and other than for purposes of Sections 12.1, 12.2, 12.3(b), 12.6, 12.7, 12.9, 12.12 and 13.6 hereof, as applicable, and in no event shall such obligations be included in the Obligations to the extent that the effect is that the value of the Collateral (as determined by Agent) is less than the amount of the Obligations and in no event shall the approval of any such Person be required in connection with the release or termination of any security interest or lien of Agent.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Financing Agreement, or sold or assigned an interest in any Loan, Letter of Credit or any Financing Agreement).

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“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Financing Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.6(b)).

“Overadvances” has the meaning assigned to such term in Section 2.2(b).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight ~~Eurodollar borrowings~~eurodollar transactions denominated in dollars by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Paid in Full” or “Payment in Full” means, (a) the payment in full in cash of all outstanding Loans and LC Disbursements, together with accrued and unpaid interest thereon, (b) the termination, expiration, or cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Agent of a cash deposit, or at the discretion of the Agent a backup standby letter of credit satisfactory to the Agent and the Issuing Bank, in an amount equal to 105% of the Letter of Credit Obligations as of the date of such payment), (c) the payment in full in cash of the accrued and unpaid fees, (d) the payment in full in cash of all reimbursable expenses and other Obligations (other than Unliquidated Obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon, (e) the termination of all Revolving Commitments, and (f) the termination of the Hedge Obligations and the Bank Products or entering into other arrangements satisfactory to the Secured Parties counterparties thereto.

“Participant” shall mean any Person that acquires and holds a participation in the interest of any Lender in any of the Loans and Letters of Credit in conformity with the provisions of Section 13.7 of this Agreement governing participations.

“Participant Register” has the meaning assigned to such term in Section 13.7(e).

“Patent License” means any written agreement or license now or hereafter in effect, granting to or from any Person any right to manufacture, use or sell any invention claimed in a Patent, now or hereafter owned by any other Person or that any other Person now or hereafter otherwise has the right to license, and all rights of any such Person under any such agreement or license.

“Patents” means (a) all patents and patent applications, for letters patent of the United States or any other jurisdiction, including issued patents and pending patent applications in the United States Patent and Trademark Office, and (b) all reissues, substitutes, divisionals, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof.

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“Payment” has the meaning assigned to such term in Section 12.6(b)(i).

“Payment in Full of Badcock Term Obligations” means, collectively, (i) the termination of all Commitments (under and as defined in the Badcock First Lien Credit Agreement) and the payment in full of all Secured Obligations (as defined in the Badcock First Lien Credit Agreement) (other than contingent indemnification obligations) and (ii) the termination of all Commitments (under and as defined in the Badcock Second Lien Credit Agreement) and the payment in full of all Secured Obligations (as defined in the Badcock Second Lien Credit Agreement) (other than contingent indemnification obligations).

“Payment Notice” has the meaning assigned to such term in Section 12.6(b)(ii).

“Permitted Acquisitions” shall mean the purchase or other acquisition, by merger, consolidation or otherwise, by any Borrower or any Subsidiary of any Capital in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person (the “Acquired Business”); provided that (a) in the case of any purchase or other acquisition of Capital Stock in a Person, (i) such Person, upon the consummation of such purchase or acquisition, will be a Subsidiary (including as a result of a merger or consolidation between any Subsidiary and such Person), or (ii) such Person is merged into or consolidated with a Subsidiary and such Subsidiary is the surviving entity of such merger or consolidation, (b) the business of such Person, or such assets, as the case may be, constitute a Permitted Business (or assets with respect thereto), (c) with respect to each such purchase or other acquisition, all actions required to be taken with respect to such newly created or acquired Subsidiary (including each subsidiary thereof) or assets in order to satisfy the requirements set forth in Section 9.23 (other than with respect to any Subsidiary of such newly created or acquired Subsidiary that is an Excluded Subsidiary), (d) subject to Section 1.2, after giving effect to any such purchase or other acquisition no Event of Default shall have occurred and be continuing, (e) the total consideration paid in connection with all such purchases and acquisitions of the Capital Stock in any Person which will not become a Loan Party (within the time periods set forth in this Agreement), or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person if substantially all of such assets will not become owned by a Loan Party (or a Person that will become a Loan Party within the time periods set forth in this Agreement), shall not exceed $20,000,000 in the aggregate, unless financed with the proceeds of Qualified Equity Interests, excluding any Qualified Equity Interests used for, or otherwise having the effect of increasing, any other basket under this Agreement, (f) Accounts, Credit Card Receivables and Inventory of the Acquired Business shall only be Eligible Accounts, Eligible Credit Card Receivables, and Eligible Inventory to the extent that (i) such Accounts, Credit Card Receivables and Inventory are owned by a Borrower, (ii) Agent has conducted and completed a field examination and inventory appraisal with respect thereto and (iii) the criteria for Eligible Accounts, Eligible Credit Card Receivables, and Eligible Inventory set forth herein are satisfied with respect thereto in accordance with this Agreement (or such other or additional criteria as Agent may, at its option, establish with respect thereto in accordance with this Agreement and subject to such Reserves as Agent may establish in connection with the Acquired Business) and (g) (i) Excess Availability shall have been not less than the greater of (x) 15% of the Borrowing Cap and (y) $22,500,000 for the 30-day period ending on the date of consummation of such acquisition, and (ii) the Borrowers shall have projected Excess Availability of not less than the greater of (x) 15% of the Borrowing Cap and (y) $22,500,000 immediately after giving effect to such acquisition and any payments made in respect of such acquisition and for the succeeding 30-day period thereafter on a pro forma basis using the most recent calculation of the Aggregate Borrowing Base immediately prior to such acquisition or payment.

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“Permitted Business” shall mean any business engaged in by any of the Borrowers on the date hereof, and any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Borrowers are engaged as of the Closing Date.

“Permitted Discretion” shall mean a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Encumbrances” means:

(i)                 liens for Taxes, assessments or governmental charges that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(ii)              liens with respect to outstanding motor vehicle fines and liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or construction contractors’ liens and other similar liens arising in the ordinary course of business that secure amounts not overdue for a period of more than 30 days or, if more than 30 days overdue, are unfiled and no other action has been taken to enforce such lien or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case so long as such liens do not individually or in the aggregate have a Material Adverse Effect;

(iii)            liens incurred, pledges or deposits made in the ordinary course of business (i) in connection with payroll taxes, workers’ compensation, unemployment insurance and other social security legislation, public liability laws or similar legislation or (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instrument for the benefit of) insurance carriers providing property, casualty or liability insurance to a Borrower or any Subsidiary or otherwise supporting the payment of items of the type set forth in the foregoing clause (i);

(iv)             liens incurred or deposits made to secure the performance of tenders, bids, trade contracts, customer claims, governmental contracts and leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds, bankers’ acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations) and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, in each case incurred in the ordinary course of business or consistent with past practices;

(v)               easements, licenses, servitudes, restrictive covenants, rights-of-way, restrictions, encroachments, protrusions, zoning restrictions and other similar encumbrances and title defects affecting real property that, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Borrowers and their Subsidiaries taken as a whole;

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(vi)             leases or subleases of real or personal property granted to other Persons (as lessee thereof) that do not materially interfere with the ordinary conduct of the business of the Borrowers and their Subsidiaries taken as a whole;

(vii)          rights of future tenants pursuant to written leases entered into in accordance with the terms hereof;

(viii)        liens securing, or otherwise arising from, judgments not constituting an Event of Default under Section 10.1(d) and any pledge and/or deposit securing any settlement of threatened litigation;

(ix)             liens on (i) goods the purchase price of which is financed by a documentary letter of credit issued for the account of a Borrower or any of its Subsidiaries or liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments; provided that such lien secures only the obligations of a Borrower or such Subsidiaries in respect of such letter of credit to the extent such obligations are permitted by Section 9.9 and (ii) specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(x)               liens arising from precautionary UCC financing statements or similar filings made in respect of operating leases entered into by a Borrower or any of its Subsidiaries;

(xi)             rights of recapture of unused real property (other than any Mortgaged Property) in favor of the seller of such property set forth in customary purchase agreements and related arrangements with any Governmental Authority;

(xii)          liens in favor of deposit banks or securities intermediaries securing customary fees, expenses or charges in connection with the establishment, operation or maintenance of deposit accounts or securities accounts;

(xiii)        liens in favor of obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by a Borrower or any of the Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(xiv)         liens arising from grants of non-exclusive licenses or sublicenses of Intellectual Property, or covenants not to sue with respect to Intellectual Property, made in the ordinary course of business;

(xv)           rights of setoff, banker’s lien, netting agreements and other liens arising by operation of law or by the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments;

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(xvi)         liens arising from the right of distress enjoyed by landlords or liens otherwise granted to landlords, in either case, to secure the payment of arrears of rent or performance of other obligations in respect of leased properties, so long as such liens are not exercised or except where the exercise of such liens would not reasonably be expected to have a Material Adverse Effect;

(xvii)      liens or security given to public utilities or to any municipality or Governmental Authority when required by the utility, municipality or Governmental Authority in connection with the supply of services or utilities to the Borrower or any of its Subsidiaries;

(xviii)    servicing agreements, development agreements, site plan agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other agreements pertaining to the use or development of any of the assets of the Person, provided the same do not result in (i) a substantial and prolonged interruption or disruption of the business activities of the Borrower and its Subsidiaries, taken as a whole, or (ii) a Material Adverse Effect; and

(xix)         liens securing Priority Obligations;

provided that the term “Permitted Encumbrances” shall not include any lien securing Indebtedness for borrowed money other than liens referred to in clauses (iv) and (xiii) above securing obligations under letters of credit or bank guarantees or similar instruments related thereto and in clause (viii) above, in each case to the extent any such lien would constitute a lien securing Indebtedness for borrowed money.

“Permitted Holders” shall mean (a) Vintage (and its controlled investment funds) and (b) Vintage’s controlling persons who are Brian Kahn and Andrew Laurence (together with their controlled family trusts and personal investment vehicles).

“Permitted Sale and Leaseback Transaction” has the meaning assigned to it in Section 9.7(b)(T).

“Permitted Subordinated Indebtedness” means (a) any Indebtedness (other than any permitted intercompany Indebtedness owing to the Borrower or any Subsidiary) for borrowed money in a principal amount in excess of $10,000,000 that is secured on a junior basis to the Obligations, unsecured or contractually subordinated in right of payment or right of lien to the Obligations and (b) any Refinancing Indebtedness in respect of the foregoing. For avoidance of doubt, Indebtedness under the First Lien Credit Agreement and the other First Lien Term Loan Documents, the Second Lien Credit Agreement and the other Second Lien Term Loan Documents, the Badcock First Lien Credit Agreement and the other Badcock First Lien Term Loan Documents and the Badcock Second Lien Credit Agreement and the other Badcock Second Lien Term Loan Documents shall not constitute Permitted Subordinated Indebtedness.

“Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

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“Plan” shall mean an employee pension benefit plan (as defined in Section 3(2) of ERISA) which Borrower or any Guarantor or, solely with respect to an employee benefit plan subject to Title IV of ERISA, an ERISA Affiliate sponsors or to which it contributes, or a Multiemployer Plan.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pledge Agreement” shall mean that certain Third Amended and Restated Stock Pledge Agreement dated as of the Closing Date, by and among the Loan Parties and Agent, as the same may be amended, restated or otherwise modified from time to time.

“Post-Transaction Period” means, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the eighth full consecutive fiscal quarter of the Administrative Borrower immediately following the date on which such Specified Transaction is consummated.

“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Priority Obligation” means any obligation that is secured by a Lien on any Collateral (and/or, prior to the Badcock Joinder Date, any Badcock Collateral) in favor of a Governmental Authority, which Lien ranks or is capable of ranking prior to or pari passu with the Liens created thereon by the applicable Collateral Documents (and/or, prior to the Badcock Joinder Date, the applicable Badcock Security Documents), including any such Lien securing amounts owing for wages, vacation pay, severance pay, employee deductions, sales tax, excise tax, other Taxes, workers compensation, governmental royalties and stumpage or pension fund obligations.

“pro forma basis” means, with respect to compliance with any test hereunder for an applicable period of measurement, that all Specified Transactions and the following transactions in connection therewith that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made shall be deemed to have occurred as of the first day of the applicable measurement period with respect to such covenant or condition: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale, transfer or other disposition of all or substantially all Capital Stock in FRG or any of its Subsidiaries or any division or product line of FRG or any of its Subsidiaries, shall be excluded, and (ii) in the case of an Investment described in the definition of the term “Specified Transaction”, shall be included, (b) any retirement of Indebtedness and (c) any Indebtedness incurred or assumed by FRG or any of its Subsidiaries in connection with such Specified Transaction, and assuming all Indebtedness so incurred or assumed to be outstanding shall be deemed to have borne interest (i) in the case of fixed rate Indebtedness, at the rate applicable thereto or (ii) in the case of floating rate Indebtedness, at the rates which were or would have been applicable thereto during the period when such Indebtedness was or was deemed to be outstanding.

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“Pro Forma Disposal Adjustment” means, for any Test Period that includes all or a portion of a fiscal quarter of the Administrative Borrower included in any Post-Transaction Period with respect to any Sold Entity or Business, the pro forma increase or decrease in EBITDA projected by the Administrative Borrower in good faith as a result of contractual arrangements between the Borrowers or any Subsidiary entered into with such Sold Entity or Business at the time of its disposal or within the Post-Transaction Period and which represent an increase or decrease in EBITDA which is incremental to the Disposed EBITDA of such Sold Entity or Business for the most recent Test Period prior to its disposal.

“Pro Forma Entity” means any Acquired Entity or Business.

“Pro Rata Share” shall mean as to any Lender, the fraction (expressed as a percentage) the numerator of which is such Revolving Lender’s Revolving Commitment and the denominator of which is the aggregate amount of the Revolving Commitments of all Revolving Lenders, as adjusted from time to time in accordance with the provisions of Section 13.7 hereof; provided, that, if the Revolving Commitments have terminated, the numerator shall be the unpaid amount of such Revolving Lender’s Revolving Exposure and the denominator shall be the aggregate amount of Revolving Exposure of all Revolving Lenders.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon and distributions or payments with respect thereto.

“Promissory note” shall have the meaning set forth in Article 9 of the UCC.

“PSP” means Pet Supplies “Plus”, LLC, a Delaware limited liability company.

“PSP Acquisition” means the acquisition of PSP and its Subsidiaries by FRG and its Subsidiaries pursuant to the PSP Acquisition Agreement.

“PSP Acquisition Agreement” means the Equity Purchase Agreement, dated as of January 23, 2021, by and among PSP Newco, PSP Holdings, LLC, a Delaware limited liability company, PSP, Sentinel Capital Partners VI-A, L.P., a Delaware limited partnership, solely for purposes of agreeing to the covenants set forth in Sections 6.8 and 6.9 thereof, Sentinel Capital Partners, L.L.C., a Delaware limited liability company, PSP Midco Holdings, LLC, a Delaware limited liability company, and, solely for purposes of agreeing to the covenants in Section 10.19 thereof, FRG, and including the schedules, exhibits and disclosure letters thereto.

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“PSP Borrowers” means (a) PSP and (b) PSP Newco.

“PSP Borrowing Base” shall mean, at any time, the amount equal to:

(a)               the amount equal to:

(i)                 90% of the amount of Eligible Credit Card Receivables of the PSP Borrowers at such time, plus

(ii)              85% of the amount of Eligible Accounts of the PSP Borrowers at such time, plus

(iii)            90% of the Net Recovery Percentage multiplied by the Value of the Eligible Inventory of the PSP Borrowers, net of any Inventory Reserves, in each case, at such time, minus

(b)               the Availability Reserves;

provided that the aggregate amount of Eligible Accounts of the PSP Borrowers in respect of Franchisee Receivables shall not exceed the amount equal to 10% of the PSP Borrowing Base at any time.

The amounts of Eligible Inventory of the PSP Borrowers shall be determined based on the amount of applicable Inventory set forth in the inventory record maintained by the Borrowers.

Agent shall have the right to establish Reserves against or sublimits in the PSP Borrowing Base in such amounts and with respect to such matters as Agent shall deem reasonably necessary or appropriate in its Permitted Discretion, based on new information received by Agent and after Agent has completed its updated field audits, examinations and appraisals of the Collateral; provided, however, that, so long as no Event of Default has occurred and is continuing, Agent shall give to Administrative Borrower five Business Days’ telephonic or electronic notice if (A) Agent establishes new categories of Reserves, (B) Agent changes the methodology of calculating Reserves or (C) Agent establishes new categories of sublimits in the PSP Borrowing Base; provided further that, during such five Business Day-period, no Borrowing may be drawn or Letter of Credit issued to the extent any Revolving Exposure Limitations would be exceeded after giving effect to any such Reserves or sublimit modifications. The foregoing notwithstanding, in the event Agent establishes Reserves to preserve or protect or maximize the value of the Collateral during the continuance of an Event of Default, Agent shall only provide Administrative Borrower with notice at the time such Reserves are established.

Accounts, Credit Card Receivables and Inventory of the PSP Borrowers shall only be Eligible Accounts, Eligible Credit Card Receivables and Eligible Inventory, as applicable, to the extent that (x) Agent has conducted and completed a field examination, appraisal and other due diligence with respect thereto and (y) the criteria for Eligible Accounts, Eligible Credit Card Receivables and Eligible Inventory set forth herein, as applicable, are satisfied with respect thereto in accordance with this Agreement (or such other or additional criteria as Agent may, at its option, establish with respect thereto in accordance with this Agreement and subject to such Reserves as Agent may establish in its Permitted Discretion).

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The PSP Borrowing Base shall be determined at any time by Agent, on the basis of the most recently delivered Borrowing Base Certificate, as adjusted by Agent for any changes in Reserves or otherwise in accordance with the terms hereof.

Notwithstanding anything to the contrary herein, in connection with the PSP Acquisition, the PSP Borrowers may submit a Borrowing Base Certificate reflecting a calculation of the PSP Borrowing Base that includes Eligible Credit Card Receivables (collectively, the “Deemed Eligible Credit Card Receivables”) and Eligible Inventory (collectively, the “Deemed Eligible Inventory”) acquired in connection with the PSP Acquisition and, from and after the date of the PSP Acquisition until the date that is 90 days after the Closing Date (or such later date not to exceed 30 days thereafter as Agent may agree to in its sole discretion), the PSP Borrowing Base hereunder shall be calculated giving effect thereto; provided that, prior to the completion and delivery to Agent of the applicable field examination or inventory appraisal with respect to such Deemed Eligible Credit Card Receivables or Deemed Eligible Inventory, the PSP Borrowing Base shall be limited to the sum of (x) (i) 50% of the Deemed Eligible Credit Card Receivables plus (ii) 40% of the Value (without giving effect to the proviso in the definition thereof) of the Deemed Eligible Inventory, net of any Inventory Reserves, minus (y) Availability Reserves. On and after the date that is 90 days after the Closing Date (or such later date not to exceed 30 days thereafter as Agent may agree to in its sole discretion), the PSP Borrowing Base shall be deemed to equal $0 unless Agent shall have received a field examination, an inventory appraisal and an updated Borrowing Base Certificate reflecting the PSP Borrowing Base on a pro forma basis after giving effect to the Eligible Credit Card Receivables and Eligible Inventory of the PSP Borrowers, in each case in form and substance reasonably satisfactory to Agent, and after the delivery of all such items, the PSP Borrowing Base shall be calculated without giving effect to this paragraph.

“PSP Borrowing Cap” shall mean, the amount, calculated at any date, equal to the lesser of (i) $75,000,000 and (ii) the PSP Borrowing Base in effect at such time.

“PSP Excess Availability” shall mean, the amount, as determined by Agent, calculated at any date, equal to: (a) the PSP Borrowing Cap minus (b) the Aggregate Revolving Exposure owing by the PSP Borrowers.

“PSP Loan Party” means (a) each PSP Borrower and (b) without duplication of clause (a), each Loan Party that is a Subsidiary of a PSP Borrower.

“PSP Newco” means Franchise Group Newco PSP, LLC, a Delaware limited liability company and an indirect subsidiary of FRG.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 13.12.

“Qualified ECP Guarantor” shall mean, in respect of any Hedge Obligation, each Borrower or Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Hedge Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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“Qualified Equity Interests” means Capital Stock of a Borrower other than Disqualified Equity Interests.

“Real Property” shall mean all now owned and hereafter acquired real property of each Borrower and Guarantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

“Receivables” shall mean all of the following now owned or hereafter arising or acquired property of each Borrower and Guarantor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of such Borrower or Guarantor; (d) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to any Borrower or Guarantor or otherwise in favor of or delivered to any Borrower or Guarantor in connection with any Account; or (e) all other Accounts, contract rights, Chattel Paper, Documents, Instruments, notes, General Intangibles and other forms of obligations owing to any Borrower or Guarantor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other General Intangibles), franchising, rendition of services or from loans or advances by any Borrower or Guarantor or to or for the benefit of any third Person (including loans or advances to any Affiliates or Subsidiaries of any Borrower or Guarantor) or otherwise associated with any Accounts, Inventory or General Intangibles of any Borrower or Guarantor (including choices in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Borrower or Guarantor in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to any Borrower or Guarantor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which any Borrower or Guarantor is a beneficiary).

“Recipient” means, as applicable, (a) the Agent, (b) any Lender, (c) the Swingline Lender and (d) the Issuing Bank, or any combination thereof (as the context requires).

“Records” shall mean, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any Account Debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Borrower or Guarantor with respect to the foregoing maintained with or by any other Person).

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“Reference Time” with respect to any setting of the then-current Benchmark means (~~1~~i) if such Benchmark is ~~LIBO~~the Term SOFR Rate, ~~11:00~~5:00 a.m. ~~(London time)~~, Chicago time, on the day that is two ~~London banking days~~(2) Business Days preceding the date of such setting, ~~and~~ (~~2~~ii) if such Benchmark is ~~not LIBO Rate~~the Daily Simple SOFR, then four (4) Business Days prior to such setting, and (iii) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Agent in its reasonable discretion.

“Refinanced Indebtedness” shall have the meaning set forth in Section 9.9(p) hereof.

“Refinancing Indebtedness” shall have the meaning set forth in Section 9.9(p) hereof.

“Register” shall have the meaning set forth in Section 13.7 hereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, emptying, escaping, pumping, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) and including the environment within any building, or any occupied structure, facility or fixture.

“Relevant Governmental Body” means the Federal Reserve Board ~~or~~, the NYFRB and/or the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Borrowing, the Adjusted Daily Simple SOFR, as applicable.

“Rental Agreements” means each rental agreement entered into by FRG or any of its Subsidiaries.

“Required Conditions” shall mean, with respect to any Specified Transaction, either (a) Excess Availability exceeds the greater of (x) 20% of the Borrowing Cap and (y) $30,000,000 and the Fixed Charge Coverage Ratio is equal to or greater than 1.0 to 1.0, in each case, calculated as of the date of such Specified Transaction both prior to and after giving effect to such Specified Transaction, on a pro forma basis using the most recent calculation of the Aggregate Borrowing Base immediately prior to such Specified Transaction; provided that the pro forma Fixed Charge Coverage Ratio shall be calculated as of the last Test Period prior to the date of such Specified Transaction for which financial statements for the fiscal month, fiscal quarter or fiscal year then ended have been (or have been required to be) delivered pursuant to Section 9.6(a)(i) and Section 9.6(a)(ii), as applicable, or (b) Excess Availability exceeds the greater of (x) 25% of the Borrowing Cap and (y) $37,500,000 calculated as of the date of such Specified Transaction both prior to and after giving effect to such Specified Transaction, on a pro forma basis using the most recent calculation of the Aggregate Borrowing Base immediately prior to such Specified Transaction.

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“Required Lenders” shall mean, at any time, those Lenders whose Pro Rata Shares aggregate 50.1% or more of the aggregate of the Revolving Commitments of all Lenders, or if the Revolving Commitments shall have been terminated, Lenders to whom at least 50.1% of the then outstanding Obligations are owing; provided that (x) if there are only two non-affiliated Lenders at such time, then Required Lenders shall mean all Lenders and (y) if there are only three non-affiliated Lenders at such time, then Required Lenders must include at least two non-affiliated Lenders.

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or operating, management or partnership agreement, or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” shall mean as of any date of determination, such amounts as Agent may from time to time in its Permitted Discretion establish and revise reasonably and in good faith reducing the amount of Revolving Loans and Letters of Credit which would otherwise be available to any Borrower under the lending formula(s) provided for herein:

(a)               to reflect events, conditions, contingencies or risks which, as determined by Agent reasonably and in good faith, materially and adversely affect, either (i) the Collateral, its value or the amount that might be received by Agent from the sale or other disposition or realization upon such Collateral, or (ii) the assets or business of any Borrower or Guarantor or (iii) the security interests and other rights of Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof); or

(b)               to reflect Agent’s reasonable and good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or Guarantor to Agent is or may have been incomplete, inaccurate or misleading in any material respect; or

(c)               in respect of any state of facts which Agent believes reasonably and in good faith determines constitutes a Default or an Event of Default (which reasonable and good faith belief shall be relevant for purposes of this definition regardless of whether the Agent has explicitly asserted any other rights to which it may be entitled).

Without limiting the generality of the foregoing, Reserves may, at Agent’s option (or shall, to the extent so required under this Agreement), be established to reflect any of the following:

(i)                 Inventory shrinkage,

(ii)              reserves in respect of markdowns and cost variances (pursuant to discrepancies between the purchase order price of Inventory and the actual cost thereof),

(iii)            outstanding Taxes and other governmental charges, including, without limitation, ad valorem, real estate, personal property, sales, claims of the Pension Benefit Guaranty Corporation (or any successor thereto) and other Taxes which may have priority over the interests of Agent in the Collateral,

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(iv)             any amounts which are past due in respect of rental payments, service charges or other amounts which are past due to (i) lessors of real property other than retail store locations (“Non-Retail Store Locations”) or (ii) consignees, warehousemen or bailees of Inventory or personal property (“Warehouse Locations”), to the extent Inventory or Records are located in or on such property (but not in respect of Non-Retail Store Locations or Warehouse Locations (A) where Agent has received a Collateral Access Agreement executed and delivered by the owner and lessor of such real property that Agent has acknowledged in writing is in form and substance satisfactory to Agent or (B) which do not (1) contain Records relating to Receivables or Inventory or (2) in which either no Inventory or Inventory having a Value of less than $5,000,000 is located, provided that, notwithstanding the foregoing, Agent may, at its option, establish Reserves in respect of amounts at any time due or to become due to the owner and operator of such Non-Retail Store Location and Warehouse Location as Agent shall reasonably determine in the event that any of the following shall occurred: (A) an Event of Default shall have occurred and be continuing, (B) any Borrower, Guarantor or Agent shall have received notice of any event of default under (i) the lease with respect to such Non-Retail Store Location or (ii) the bailee or warehouse agreement with respect to such Warehouse Location or (C) any Borrower or Guarantor has granted to the lessor, consignee, warehousemen or bailee a consensual security interest or lien upon any assets of such Borrower or Guarantor (unless such security interest is waived or subordinated to the security interest of Agent on terms and conditions reasonably satisfactory to Agent)),

(v)               any rental payments, service charges or other amounts owing to lessors of retail store locations,

(A)             which are past due and owing to lessors of retail store locations in states other than Landlord Lien States (but not in respect of retail store locations where Agent has received a Collateral Access Agreement executed and delivered by the owner and lessor of such real property that Agent has acknowledged in writing is in form and substance satisfactory to Agent), provided, that, Agent may, at its option, establish Reserves in respect of amounts at any time due or to become due to the owner and lessor of such a retail store location as Agent shall reasonably determine in the event that any of the following shall occurred: (1) an Event of Default shall have occurred and be continuing, (2) any Borrower, Guarantor or Agent shall have received notice of any event of default under the lease with respect to such location, or (3) any Borrower or Guarantor has granted to the lessor a security interest or lien upon any assets of such Borrower or Guarantor (unless such security interest is waived or subordinated to the security interest of Agent on terms and conditions reasonably satisfactory to Agent), and

(B)              which are due or to become due to lessors of retail store locations located in Landlord Lien States (but not in respect of retail store locations where Agent has received a Collateral Access Agreement executed and delivered by the owner and lessor of such real property that Agent has acknowledged in writing is in form and substance satisfactory to Agent), provided, that, the Reserves established pursuant to this clause (v)(B) as to any particular retail store location shall not exceed at any time the aggregate of such amounts payable for the next two months to the lessors of such retail store locations, provided, that, such limitation on the amount of the Reserves which may be established by Agent pursuant to this clause (v)(B) shall only apply so long as: (1) no Event of Default shall have occurred and be continuing, (2) neither a Borrower, Guarantor nor Agent shall have received notice of any event of default under the lease with respect to such location or (3) any Borrower or Guarantor has granted a consensual lien or security interest upon any assets of such Borrower or Guarantor (unless such security interest is waived or subordinated to the security interest of Agent on terms and conditions reasonably satisfactory to Agent),

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(vi)             any rental payments, service charges or other amounts which are past due to lessors of personal property,

(vii)          up to 50% of the aggregate amount of (A) merchandise gift certificates and (B) the dollar value of Frequent Buyer Program points as accrued by Borrowers in accordance with GAAP,

(viii)        an adverse change in the number of days of the turnover of Inventory or a material change in the mix of the Inventory that results in an overall decrease in the value thereof or a material deterioration in its nature or quality that results in an overall decrease in the value thereof (but only to the extent not addressed by the lending formulas in a manner satisfactory to Agent),

(ix)             variances between the perpetual inventory records of Borrowers and the results of test counts of Inventory conducted by Agent or at the request of Agent pursuant to the terms of this Agreement, with respect thereto in excess of the percentage reasonably acceptable to Agent but only to the extent that such variances are not accounted for as Inventory shrinkage,

(x)               Inventory that may become obsolete, based on prior twelve months expired product expenses or Inventory currently in retail store locations that was subject to previous store “giveaways” within the prior twelve months,

(xi)             the aggregate amount of deposits, if any, received by any Borrower from its retail customers in respect of unfilled orders for merchandise,

(xii)          [reserved],

(xiii)        commissions and other amounts due to franchisees (including AFG Franchisees),

(xiv)         customs duties, and other costs to release Inventory which is being imported into the United States,

(xv)           the aggregate remaining value at such time of outstanding merchandise credits of the Loan Parties,

(xvi)         rebates, discounts, deposits, warranty claims and returns,

(xvii)      Bank Product Reserve, and

(xviii)    E-Payables Reserve.

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Agent will not establish new Reserves after the date hereof on account of any circumstances, conditions, events or contingencies of which Agent has actual knowledge as of the Closing Date. To the extent Agent may establish new criteria or revise existing criteria (including percentages applied to determine the amount of) for Eligible Credit Card Receivables, Eligible Accounts, or Eligible Inventory so as to address any circumstances, condition, event or contingency in a manner reasonably satisfactory to Agent, Agent shall not establish or increase a Reserve for the same purpose. The amount of any Reserve established or increased by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such Reserve as reasonably determined by Agent in good faith and to the extent that such Reserve is in respect of amounts that may be payable to third parties or is in respect of Bank Product Reserves, Agent may, at its option, deduct such Reserve from the Aggregate Revolving Commitments Amount at any time that such limit is less than the amount of the Aggregate Borrowing Base. Agent shall provide prior written notice to Administrative Borrower of any material change in the categories of Reserves established after the date hereof or in the manner such Reserves are calculated or any other change to any item for the calculation thereof.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Reuters” means, as applicable, Thomson Reuters Corp, Refinitiv, or any successor thereto.

“Revolving Commitment” means, with respect to each Revolving Lender, the commitment, if any, of such Revolving Lender to make Revolving Loans and to acquire participations in Letters of Credit, expressed as an amount representing the maximum possible aggregate amount of such Revolving Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.4 and (b) assignments by or to such Revolving Lender pursuant to Section 13.7. Each Revolving Lender’s Revolving Commitment as of the Closing Date is the amount set forth opposite such Revolving Lender’s name on Schedule 1A under the caption “Revolving Commitment”.

“Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Revolving Lender’s unpaid Revolving Loans, its Swingline Exposure and its outstanding Letter of Credit Obligations.

“Revolving Exposure Limitations” has the meaning assigned to it in Section 2.1(a).

“Revolving Lender” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure. Unless the context otherwise requires, the term “Revolving Lenders” includes the Swingline Lender and the Issuing Bank.

“Revolving Loans” shall mean the loans now or hereafter made by or on behalf of any Revolving Lender or by Agent for the account of any Revolving Lender on a revolving basis pursuant to the Credit Facility (involving advances, repayments, readvances, Swingline Loans and Overadvances) as set forth in Section 2.1, Section 2.2, Section 12.8 and Section 12.11 hereof.

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“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Closing Date, Crimea, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) any other relevant sanctions authority.

“Sears Top Parent” means Franchise Group Intermediate S, LLC, a Delaware limited liability company.

“Second Amendment” means that certain Second Amendment to Third Amended and Restated Loan and Security Agreement, dated as of the Second Amendment Effective Date, among the Borrowers, the other Loan Parties party thereto, the Lenders party thereto and the Agent.

“Second Amendment Effective Date” means June [__], 2022.

“Second Lien Agent” means Alter Domus (US) LLC, in its capacity as “Administrative Agent and Collateral Agent” under the Second Lien Credit Agreement, together with its successor and permitted assigns.

“Second Lien Credit Agreement” means that certain Credit Agreement, dated as of the Closing Date, among the Administrative Borrower, PSP Newco, Valor Acquisition, LLC and AFG Intermediate, as borrowers, Alter Domus (US) LLC, as administrative agent and collateral agent, and the lenders from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Intercreditor Agreement.

“Second Lien Lender” means a “Lender” under and as defined in the Second Lien Credit Agreement.

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“Second Lien Obligations” means all Indebtedness of the Borrower and the Guarantors incurred or owing under the Second Lien Term Loan Documents, including all obligations in respect of the payment of principal, interest, fees, prepayment premiums and indemnification obligations, and any refinancing of such Indebtedness permitted under this Agreement and under the Intercreditor Agreement; provided that such Indebtedness (to the extent secured) is subject to the Intercreditor Agreement.

“Second Lien Term Loan Documents” means the “Loan Documents” as defined in the Second Lien Credit Agreement or the agreements and other documents governing other Indebtedness incurred under Section 9.9(t).

“Secured Parties” shall mean, collectively, (a) Agent, (b) Lenders, (c) the Swingline Lender, (d) the Issuing Bank and (e) any Bank Product Provider and Bank of America, N.A. (in its capacity as a party to the E-Payables Agreement); provided, that, (i) as to any Bank Product Provider and as to Bank of America, N.A., only to the extent of the Obligations owing to such Bank Product Provider and Bank of America, N.A., as provided, in subsection (b) of the definition of Obligations set forth herein and (ii) such parties are sometimes referred to herein individually as a “Secured Party”.

“Secured Term Debt Cap” means the sum of (i) $1,430,000,000 plus (ii) an additional amount not to exceed 110% of the Incremental Cap (as defined in the First Lien Credit Agreement as in effect on the Closing Date and assuming, for purposes of this definition, that any Indebtedness incurred pursuant to Section 9.9(s) or (t) constitutes Consolidated First Lien Indebtedness (as defined in the First Lien Credit Agreement)).

“Securities Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Securities and Exchange Commission” means the Securities and Exchange Commission of the United States.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Settlement” has the meaning assigned to such term in Section 2.2(d).

“Settlement Date” has the meaning assigned to such term in Section 2.2(d).

“Settlement Period” has the meaning assigned to such term in Section 6.1(b).

“SOFR” means~~, with respect to any Business Day,~~ a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.~~.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

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“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Sold Entity or Business” has the meaning assigned to such term in the definition of the term “EBITDA.”

“Solvent” shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the Closing Date, and (b) the assets and properties of such Person at a fair valuation on a going concern basis (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such Person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

“Special Agent Advances” shall have the meaning set forth in Section 12.11 hereof.

“Specified Transaction” means any (a) disposition of all or substantially all the assets of or all the Capital Stock of any Subsidiary of FRG or of any business unit, line of business or division of FRG or any of its Subsidiaries for which historical financial statements are available, (b) Permitted Acquisitions, (c) Investment that results in a Person becoming a Borrower or Subsidiary, (d) the proposed incurrence of Permitted Subordinated Indebtedness or (e) the making of an Investment, dividend or distribution or repurchase of Capital Stock in respect of which compliance with the Required Conditions or any other financial ratio is by the terms of this Agreement is required to be calculated on a pro forma basis.

~~“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) established by the Federal Reserve Board to which the Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D of the Federal Reserve Board. Eurodollar Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D of the Federal Reserve Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~

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“Store Accounts” shall have the meaning set forth in Section 6.3; provided that the Store Accounts maintained by the Borrowers as of the Closing Date are identified as “Store Accounts” on Schedule 8.10 hereto, and any replacement or additional accounts of the Borrowers.

“Subsidiary” or “subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling Persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

“Subsidiary Guarantors” shall have the meaning assigned to such term in the definition of “Guarantors”.

“Successor Borrower” shall have the meaning set forth in Section 9.7(a)(iv) hereof.

“Supermajority Revolving Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Revolving Exposures and unused Revolving Commitments representing at least 66 2/3% of the sum of the Aggregate Revolving Exposure and unused Revolving Commitments at such time; provided that (x) if there are only two non-affiliated Lenders at such time, then Supermajority Revolving Lenders shall mean all Lenders and (y) if there are only three non-affiliated Lenders at such time, then Supermajority Revolving Lenders must include at least two non-affiliated Lenders.

“Supported QFC” has the meaning assigned to it in Section 13.12.

“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Pro Rata Share of the total Swingline Exposure at such time.

“Swingline Lender” means Chase, in its capacity as lender of Swingline Loans hereunder. Any consent required of Agent or the Issuing Bank shall be deemed to be required of the Swingline Lender and any consent given by Chase in its capacity as Agent or Issuing Bank shall be deemed given by Chase in its capacity as Swingline Lender.

“Swingline Loan” has the meaning assigned to such term in Section 2.2(a).

“Tax Restructuring” means any reorganizations and other activities related to tax planning and tax reorganization (as determined by Administrative Borrower in good faith) entered into after the Closing Date so long as such Tax Restructuring does not materially impair the Guaranty or the security interests of the Agent and the Lenders under the Collateral Documents in the Collateral, taken as a whole, and Borrower and its Subsidiaries otherwise comply with Sections 9.23.

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“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark Borrowing” shall mean a Borrowing of Term Benchmark Loans.

“Term Benchmark Loans” shall mean any Loan or portion thereof on which interest is payable based on the Adjusted Term SOFR Rate in accordance with the terms hereof.

“Term Loan Priority Collateral” has the meaning assigned to such term in the Intercreditor Agreement.

“Term SOFR~~” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~ Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

~~“Term SOFR Notice” means a notification by the Agent to the Lenders and the Administrative Borrower of the occurrence of a Term SOFR Transition Event.~~

“Term SOFR ~~Transition Event” means the determination by the Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.4 that is not Term SOFR.~~Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Test Period” means the most recent period of twelve consecutive months of FRG ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each month or fiscal year period have been (or have been required to be) delivered pursuant to Section 9.6.

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“Total Indebtedness” means, as of any date of determination, (i) the aggregate amount of Indebtedness of the Administrative Borrower and its Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of the acquisition method accounting in connection with the Transactions or any Permitted Acquisition (or other Investment not prohibited hereunder)) consisting only of third-party Indebtedness for borrowed money, drawn but unreimbursed obligations under letters of credit, letters of guaranty and bankers’ acceptances and third-party debt obligations evidenced by bonds, debentures, loan agreements, promissory notes or similar instruments, and, in each case, without duplication, guarantees by the Administrative Borrower and its Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, in respect of any of the foregoing Indebtedness of any other Person minus (ii) the sum of (x) unrestricted cash and cash equivalents of the Administrative Borrower and its Subsidiaries in an aggregate amount not to exceed $150,000,000 and (y) cash and cash equivalents restricted in favor of Agent or any Lender (which may also include cash and cash equivalents securing other indebtedness (including Indebtedness under the First Lien Term Loan Documents and the Badcock First Lien Term Loan Documents) secured by a Lien on the Collateral).

“Trade Secrets” means any trade secrets or other proprietary and confidential information, including unpatented inventions, invention disclosures, engineering or other technical data, financial data, procedures, know-how, designs, supplier lists, customer lists, business, production or marketing plans, formulae, methods (whether or not patentable), processes, compositions, schematics, algorithms, techniques, analyses, source code, object code and data collections.

“Trademark License” means any written agreement or license now or hereafter in effect, granting to or from any Person any right to use any Trademark now or hereafter owned by any other Person or that any other Person otherwise has the right to license and all rights of any such Person under any such agreement or license.

“Trademarks” means (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, logos, domain names and other source identifiers, in each case whether arising under the trademark laws of the United States or any other jurisdiction, (b) all registrations and applications for the registration thereof, including all registrations and applications for registration filed in the United States Patent and Trademark Office, and (c) all of the goodwill of the applicable business connected with the use of and symbolized by any of the foregoing.

“Transaction Costs” means all fees, premiums, costs and expenses incurred or payable by the Administrative Borrower or any of its subsidiaries in connection with the Transactions.

“Transactions” means (a) the PSP Acquisition, (b) the execution and delivery of the First Lien Term Loan Documents, the creation of the Liens pursuant to the Security Documents (as defined in the First Lien Credit Agreement) and the incurrence of the Term Facility (as defined in the First Lien Credit Agreement) and the funding of the Initial Term Loans (as defined in the First Lien Credit Agreement) on the Closing Date, (c) the execution and delivery of the Second Lien Term Loan Documents, the creation of the Liens pursuant to the Security Documents (as defined in the Second Lien Credit Agreement) and the incurrence of the Term Facility (as defined in the Second Lien Credit Agreement) and the funding of the Initial Term Loans (as defined in the Second Lien Credit Agreement) on the Closing Date, (d) the consummation of the other transactions contemplated by this Agreement on the Closing Date, (e) the consummation of any other transactions in connection with the foregoing, (f) the repayment of the existing Indebtedness under the Existing Term Loan Credit Agreement and the termination of such Existing Term Loan Credit Agreement and the documents related thereto, (g) the repayment of the existing Indebtedness under, and the termination of, the Existing Debt Agreements and the documents related thereto, (h) the execution and delivery of this Agreement, the creation of the Liens pursuant to the Collateral Documents and the incurrence of any borrowings hereunder to be incurred on the Closing Date and (i) the payment of the Transaction Costs related thereto.

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“TVS” means Vitamin Shoppe Industries LLC, a New York limited liability company.

“TVS Borrowers” means (a) TVS and (b) Valor Acquisition, LLC, a Delaware limited liability company.

“TVS Borrowing Base” shall mean, at any time, the amount equal to:

(a)               the amount equal to:

(i)                 90% of the amount of Eligible Credit Card Receivables of the TVS Borrowers at such time, plus

(ii)              85% of the amount of Eligible Accounts of the TVS Borrowers at such time, plus

(iii)            90% of the Net Recovery Percentage multiplied by the Value of the Eligible Inventory of the TVS Borrowers, net of any Inventory Reserves, in each case, at such time, minus

(b)               the Availability Reserves;

provided that the aggregate amount of Eligible Accounts of the TVS Borrowers in respect of Franchisee Receivables shall not exceed the amount equal to 10% of the TVS Borrowing Base at any time.

The amounts of Eligible Inventory of the TVS Borrowers shall be determined based on the amount of applicable Inventory set forth in the inventory record maintained by the Borrowers.

Agent shall have the right to establish Reserves against or sublimits in the TVS Borrowing Base in such amounts and with respect to such matters as Agent shall deem reasonably necessary or appropriate in its Permitted Discretion, based on new information received by Agent and after Agent has completed its updated field audits, examinations and appraisals of the Collateral; provided, however, that, so long as no Event of Default has occurred and is continuing, Agent shall give to Administrative Borrower five Business Days’ telephonic or electronic notice if (A) Agent establishes new categories of Reserves, (B) Agent changes the methodology of calculating Reserves or (C) Agent establishes new categories of sublimits in the TVS Borrowing Base; provided further that, during such five Business Day-period, no Borrowing may be drawn or Letter of Credit issued to the extent any Revolving Exposure Limitations would be exceeded after giving effect to any such Reserves or sublimit modifications. The foregoing notwithstanding, in the event Agent establishes Reserves to preserve or protect or maximize the value of the Collateral during the continuance of an Event of Default, Agent shall only provide Administrative Borrower with notice at the time such Reserves are established.

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Accounts, Credit Card Receivables and Inventory of the TVS Borrowers shall only be Eligible Accounts, Eligible Credit Card Receivables and Eligible Inventory, as applicable, to the extent that (x) Agent has conducted and completed a field examination, appraisal and other due diligence with respect thereto and (y) the criteria for Eligible Accounts, Eligible Credit Card Receivables and Eligible Inventory set forth herein, as applicable, are satisfied with respect thereto in accordance with this Agreement (or such other or additional criteria as Agent may, at its option, establish with respect thereto in accordance with this Agreement and subject to such Reserves as Agent may establish in its Permitted Discretion).

The TVS Borrowing Base shall be determined at any time by Agent, on the basis of the most recently delivered Borrowing Base Certificate, as adjusted by Agent for any changes in Reserves or otherwise in accordance with the terms hereof.

“TVS Borrowing Cap” shall mean, the amount, calculated at any date, equal to the lesser of (i) $125,000,000 and (ii) the TVS Borrowing Base in effect at such time.

“TVS Excess Availability” shall mean, the amount, as determined by Agent, calculated at any date, equal to: (a) the TVS Borrowing Cap minus (b) the Aggregate Revolving Exposure owing by the TVS Borrowers.

“TVS Loan Party” means (a) each TVS Borrower and (b) without duplication of clause (a), each Loan Party that is a Subsidiary of a TVS Borrower and/or TVS Newco.

“TVS Newco” means Franchise Group Newco V, LLC, a Delaware limited liability company.

“Type” when used in reference to any Revolving Loan or Borrowing, refers to whether the rate of interest on such Revolving Loan, or on the Revolving Loans comprising such Borrowing, is determined by reference to the Adjusted ~~LIBO~~Term SOFR Rate, the Adjusted Daily Simple SOFR or the Alternate Base Rate.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine); provided that, if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Agent pursuant to applicable Financing Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Financing Agreement and any financing statement relating to such perfection or effect of perfection or non-perfection.

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“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfinanced Capital Expenditures” means, for any period, capital expenditures paid in cash (other than cash constituting proceeds of long-term Indebtedness (other than revolving Indebtedness)) during such period, other than (a) the purchase price paid in connection with a Permitted Acquisition or other similar Investment not prohibited by this Agreement and expenditures made in connection with the Transactions, (b) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for such existing equipment being traded in at such time, (c) expenditures made with the proceeds of dispositions, Casualty Events or similar dispositions or events that are not required to be applied to repay Indebtedness pursuant to the terms of this Agreement, the First Lien Credit Agreement, the Second Lien Credit Agreement, the Badcock First Lien Credit Agreement or the Badcock Second Lien Credit Agreement, (d) expenditures made in leasehold improvements, to the extent reimbursed by the landlord, (e) expenditures to the extent actually paid for by any Person other than any Borrower or Subsidiary and for which no Borrower or Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation in respect of the relevant expenditures to such Person, (f) property, plant and equipment taken in settlement of accounts and (g) that portion of interest on Indebtedness incurred for capital expenditures which is capitalized in accordance with GAAP.

“Unliquidated Obligations” means, at any time, any Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Obligation that is: (a) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (b) any other obligation (including any guarantee) that is contingent in nature at such time; or (c) an obligation to provide collateral to secure any of the foregoing types of obligations.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 13.12.

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“Value” shall mean, as reasonably determined by Agent in good faith, with respect to Inventory, the lower of (a) cost determined on the weighted average cost basis in accordance with GAAP or (b) market value, provided that, for purposes of the calculation of the AFG Borrowing Base, the PSP Borrowing Base and the TVS Borrowing Base, (i) the Value of the Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Borrower unless the sale by such Affiliate is a bona fide arm’s length transaction consistent with the most recent appraisal received and accepted by Agent for the Inventory and consistent with the prices previously paid by such Borrower in comparable dealings with non-Affiliates, or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Agent prior to the date hereof, if any.

“Vintage” shall mean Vintage Capital Management LLC, a Delaware limited liability company.

“Voting Stock” shall mean with respect to any Person, (a) one or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

“Wholly Owned Subsidiary” means any Subsidiary that is a wholly owned subsidiary.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Zero Balance Accounts” shall mean Deposit Accounts in which a balance of zero is maintained by the depository institution at all times by automatically transferring funds from a master Deposit Account to such Zero Balance Account in an amount only large enough to cover checks presented and other debits to such account, such that any such Zero Balance Account maintains an overnight balance of zero dollars at all times.

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1.2              Limited Conditionality Acquisition.

Notwithstanding anything in this Agreement or any Financing Agreements to the contrary, when calculating any applicable ratio, the amount or availability of any other basket based on EBITDA or total assets or whether a Default or Event of Default has occurred and is continuing or any representations and warranties have been complied with, in each case in connection with a Limited Condition Transaction, the date of determination of such ratio or other provisions, determination of whether any Default or Event of Default has occurred and is continuing shall, at the option of the Administrative Borrower (the Administrative Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCA Election”), be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into or the date of the declaration or making of such dividend or distribution constituting a Limited Condition Transaction or of the giving of irrevocable (which may be conditional) notice with respect to a repayment, repurchase or redemption of Indebtedness constituting a Limited Condition Transaction, or, as an alternative option with respect to Permitted Acquisitions or investments constituting Limited Condition Transactions, the date of a public announcement of an intention to make an offer in respect of the target of such Permitted Acquisition or investment (the “LCA Test Date”) after giving pro forma effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if such transactions occurred at the beginning of the applicable Test Period, and for the avoidance of doubt, if any of such ratios or other provisions are exceeded as a result of fluctuations in such ratio or amount (including due to fluctuations in EBITDA of the Borrower or such person subject to such Limited Condition Transaction) or other provisions at or prior to the consummation of the relevant Limited Condition Transaction, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder. If the Administrative Borrower has made an LCA Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio shall be calculated (and tested) on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) had been consummated on the LCA Test Date.

Section 2.	CREDIT FACILITIES

2.1              Revolving Loans.

(a)               Subject to and upon the terms and conditions contained herein, each Revolving Lender severally (and not jointly) agrees to make its Pro Rata Share of Revolving Loans to each Borrower from time to time in amounts requested by such Borrower (or Administrative Borrower on behalf of such Borrower) in an aggregate principal amount outstanding at any one time that will not result, immediately after giving effect to such proposed Revolving Loan, in (i) such Revolving Lender’s Pro Rata Share of the aggregate amount of Revolving Loans and Letter of Credit Obligations then outstanding exceeding such Revolving Lender’s Revolving Commitment, (ii) the Aggregate Revolving Exposure exceeding the Borrowing Cap at such time, (iii) if such Borrower is an AFG Borrower, the Aggregate Revolving Exposure owing by the AFG Borrowers (including FRG solely to the extent in its capacity as an AFG Borrower) exceeding the AFG Borrowing Cap at such time, (iv) if such Borrower is a PSP Borrower, the Aggregate Revolving Exposure owing by the PSP Borrowers (including FRG solely to the extent in its capacity as a PSP Borrower) exceeding the PSP Borrowing Cap at such time and (v) if such Borrower is a TVS Borrower, the Aggregate Revolving Exposure owing by the TVS Borrowers (including FRG solely to the extent in its capacity as a TVS Borrower) exceeding the TVS Borrowing Cap at such time (such limitations in clauses (i) through (v), the “Revolving Exposure Limitations”). Subject to and upon the terms and conditions contained herein, each Revolving Loan (other than a Swingline Loan) shall be comprised entirely of ABR Loans or ~~Eurodollar Rate~~Term Benchmark Loans as each Borrower (or Administrative Borrower on behalf of such Borrower) may from time to time request in accordance herewith~~; provided that all Revolving Loans made on the date hereof must be made as ABR Loans but may be converted into Eurodollar Rate Loans in accordance with Section 3.1(b) hereof~~. Each Swingline Loan shall be an ABR Loan.

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(b)               To the extent that any facts or circumstances (i) have led to Agent establishing a Reserve pursuant to one provision of this Agreement, Agent shall not establish any Reserves based on the same such facts or circumstances pursuant to any other provision of this Agreement and (ii) were taken into account in calculating any component of the AFG Borrowing Base, the PSP Borrowing Base or the TVS Borrowing Base, Agent shall not establish any Reserves based on the same such facts or circumstances.

(c)               Except in Agent’s discretion, with the consent of all Revolving Lenders, or as otherwise provided in Section 2.2, Section 12.8 or Section 12.11 herein, the Borrowers shall be in compliance with the Revolving Exposure Limitations at all times.

(d)               In the event that the Aggregate Revolving Exposure at any time exceeds the Borrowing Cap at such time or the Borrowers are otherwise not in compliance with the Revolving Exposure Limitations at any time, (i) such event shall not limit, waive or otherwise affect any rights of Agent or Lenders in such circumstances or on any future occasions and (ii) Borrowers shall immediately repay to Agent the entire amount of any such excess.

2.2              Swingline Loans and Overadvances.

(a)               Agent, the Swingline Lender and the Revolving Lenders agree that, in order to facilitate the administration of this Agreement and the other Financing Agreements, promptly after any Borrower requests an ABR Borrowing, the Swingline Lender may elect to have the terms of this Section 2.2(a) apply to such Borrowing Request by advancing, on behalf of the Revolving Lenders and in the amount requested, same day funds to the Borrowers, on the date of the applicable Borrowing (each such Loan made solely by the Swingline Lender pursuant to this Section 2.2(a) is referred to in this Agreement as a “Swingline Loan”), with settlement among them as to the Swingline Loans to take place on a periodic basis as set forth in Section 2.2(d). Each Swingline Loan shall be subject to all the terms and conditions applicable to other ABR Loans funded by the Revolving Lenders, except that all payments thereon shall be payable to the Swingline Lender solely for its own account. The aggregate amount of Swingline Loans outstanding at any time shall not exceed $10,000,000. The Swingline Lender shall not make any Swingline Loan if the requested Swingline Loan exceeds the Borrowing Cap or would otherwise cause the Borrowers to not be in compliance with the Revolving Exposure Limitations (before or after giving effect to such Swingline Loan). All Swingline Loans shall be ABR Borrowings.

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(b)               Any provision of this Agreement to the contrary notwithstanding, at the request of the Administrative Borrower, Agent may in its sole discretion (but with absolutely no obligation), on behalf of the Revolving Lenders, (x) make Revolving Loans to the Borrowers in amounts that exceed the Borrowing Cap or that would otherwise cause the Borrowers to not be in compliance with the Revolving Exposure Limitations (any such excess Revolving Loans are herein referred to collectively as “Overadvances”) or (y) deem the amount of Revolving Loans outstanding to the Borrowers that are in excess of the Borrowing Cap or that otherwise cause the Borrowers to not be in compliance with the Revolving Exposure Limitations to be Overadvances; provided that no Overadvance shall result in a Default due to Borrowers’ failure to comply with Section 2.1 for so long as such Overadvance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the condition precedent set forth in Section 4.2(d) has not been satisfied. All Overadvances shall constitute ABR Borrowings. The making of an Overadvance on any one occasion shall not obligate Agent to make any Overadvance on any other occasion. The authority of Agent to make Overadvances is limited to an aggregate amount not to exceed $10,000,000 at any time, no Overadvance may remain outstanding for more than thirty days and no Overadvance shall cause any Revolving Lender’s Revolving Exposure to exceed its Revolving Commitment; provided that the Required Lenders may at any time revoke Agent’s authorization to make Overadvances. Any such revocation must be in writing and shall become effective prospectively upon Agent’s receipt thereof. The Borrowers hereby unconditionally promise to pay to Agent the then unpaid principal amount of each Overadvance on the earlier of the Maturity Date and demand by Agent.

(c)               Upon the making of a Swingline Loan or an Overadvance (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan or Overadvance), each Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender or Agent, as the case may be, without recourse or warranty, an undivided interest and participation in such Swingline Loan or Overadvance in proportion to its Pro Rata Share of the Revolving Commitment. The Swingline Lender or Agent may, at any time, require the Revolving Lenders to fund their participations. From and after the date, if any, on which any Revolving Lender is required to fund its participation in any Swingline Loan or Overadvance purchased hereunder, Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by Agent in respect of such Swingline Loan or Overadvance.

(d)               Agent, on behalf of the Swingline Lender, shall request settlement (a “Settlement”) with the Revolving Lenders on at least a weekly basis or on any date that Agent elects, by notifying the Revolving Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 12:00 noon Chicago time on the date of such requested Settlement (the “Settlement Date”). Each Revolving Lender (other than the Swingline Lender, in the case of the Swingline Loans) shall transfer the amount of such Revolving Lender’s Pro Rata Share of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to Agent, to such account of Agent as Agent may designate, not later than 2:00 p.m., Chicago time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.2 have then been satisfied. Such amounts transferred to Agent shall be applied against the amounts of the Swingline Lender’s Swingline Loans and, together with Swingline Lender’s Pro Rata Share of such Swingline Loan, shall constitute Revolving Loans of such Revolving Lenders, respectively. If any such amount is not transferred to Agent by any Revolving Lender on such Settlement Date, the Swingline Lender shall be entitled to recover from such Lender on demand such amount, together with interest thereon, as specified in Section 6.11.

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2.3              Letters of Credit.

(a)               Subject to and upon the terms and conditions contained herein and in the Letter of Credit Documents, at the request of a Borrower (or Administrative Borrower on behalf of such Borrower), Agent agrees to cause Issuing Bank to issue, and Issuing Bank agrees to issue, for the account of such Borrower or a Subsidiary or Affiliate of such Borrower one or more Letters of Credit, for the ratable risk of each Revolving Lender according to its Pro Rata Share of Revolving Loans, containing terms and conditions acceptable to Agent and Issuing Bank. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions except to the extent permissible for a Person required to comply with Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.

(b)               The Borrower requesting such Letter of Credit (or Administrative Borrower on behalf of such Borrower) shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to Issuing Bank and Agent (prior to 10:00 a.m., New York time, at least three Business Days prior to the requested date of issuance, amendment or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be reasonably necessary to prepare, amend or extend such Letter of Credit. The form and terms of the proposed Letter of Credit shall be reasonably satisfactory to Agent and Issuing Bank, and as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks relevant to the proposed issuance generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks relevant to the proposed issuance generally shall prohibit, or request that Issuing Bank refrain from, the issuance of letters of credit generally or the issuance of such Letter of Credit. If requested by Issuing Bank, the applicable Borrower also shall submit a letter of credit application on Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the Letter of Credit Obligations with respect to stand-by Letters of Credit shall not exceed the Letter of Credit Limit, (ii) the terms and conditions of Section 2.1 hereof shall be satisfied, (iii) Excess Availability, prior to giving effect to any Reserves with respect to such Letter of Credit, on the date of the proposed issuance of any Letter of Credit shall be equal to or greater than: (A) if the proposed Letter of Credit is for the purpose of purchasing Eligible Inventory and the documents of title with respect thereto are consigned to Issuing Bank, the sum of (1) the percentage equal to 100% minus the then applicable percentage with respect to Eligible Inventory set forth in the definition of the term AFG Borrowing Base, PSP Borrowing Base or TVS Borrowing Base, as applicable, multiplied by the Value of such Eligible Inventory, plus (2) freight, taxes, duty and other amounts which Agent estimates must be paid in connection with such Inventory upon arrival and for delivery to one of such Borrower’s locations for Eligible Inventory within the United States of America and (B) if the proposed Letter of Credit is for any other purpose or the documents of title are not consigned to Issuing Bank in connection with a Letter of Credit for the purpose of purchasing Inventory, an amount equal to 100% of the Letter of Credit Obligations with respect thereto and (iv) the Borrowers shall be in compliance with the Revolving Exposure Limitations (provided that, in the event that such Letter of Credit is issued at the request of Administrative Borrower for the benefit of a Subsidiary that is not a Cross-Silo Loan Party, Administrative Borrower shall designate which of the AFG Borrowing Cap, the PSP Borrowing Cap or the TVS Borrowing Cap such Letter of Credit shall be incurred under for purposes of testing compliance with the Revolving Exposure Limitations (and, if Administrative Borrower fails to so designate, such Letter of Credit shall be deemed to have been incurred under the greatest of the AFG Borrowing Cap, the PSP Borrowing Cap or the TVS Borrowing Cap at the time such Letter of Credit is issued). Effective on the issuance of each Letter of Credit, Reserves shall be established in the applicable amount set forth in Section 2.3(b)(iii)(A) or Section 2.3(b)(iii)(B).

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(c)               Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year after such extension) unless otherwise agreed by the Issuing Bank (including automatic or “evergreen” extension) and (ii) the date that is five Business Days prior to the Maturity Date.

(d)               Except in Agent’s discretion, with the consent of all Revolving Lenders, the amount of all outstanding Letter of Credit Obligations with respect to stand-by Letters of Credit shall not at any time exceed the Letter of Credit Limit.

(e)               If Issuing Bank shall make any payment in respect of a Letter of Credit, Borrowers shall reimburse such payment by paying to Agent an amount equal to such payment not later than 2:00 p.m., New York time, on the date that such payment is made, if Administrative Borrower shall have received notice of such payment prior to 10:00 a.m., New York time, on such date, or, if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 2:00 p.m., New York time, on (i) the Business Day that Administrative Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York time, on the day of receipt, or (ii) the Business Day immediately following the day that Administrative Borrower receives such notice, if such notice is not received prior to such time on the day of receipt. Each drawing under any Letter of Credit or other amount payable in connection therewith when due shall constitute a request by the Borrower for whose account such Letter of Credit was issued to Agent for an ABR Loan (or a Swingline Loan) in the amount of such drawing or other amount then due, and shall be made by Agent on behalf of Revolving Lenders as a Revolving Loan (or Special Agent Advance, as the case may be) (which Revolving Loan shall be deemed to reimburse the Issuing Bank for such amount due). The date of such Revolving Loan shall be the date of the drawing or as to other amounts, the due date therefor. Any payments made by or on behalf of Agent or any Revolving Lender to Issuing Bank and/or related parties in connection with any Letter of Credit shall constitute additional Revolving Loans to such Borrower pursuant to this Section 2 (or Special Agent Advances as the case may be).

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(f)                Borrowers’ joint and several obligation to reimburse Issuing Bank for any payment under any Letter of Credit as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, Borrowers’ obligations hereunder. Neither Agent, Revolving Lenders nor Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of Issuing Bank; provided that the foregoing shall not be construed to excuse Issuing Bank from liability to Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of Issuing Bank (as finally determined by a court of competent jurisdiction), Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

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(g)               Borrowers and Guarantors shall indemnify and hold Agent and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or any Lender may suffer or incur in connection with any Letter of Credit and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by Issuing Bank or correspondent with respect to any Letter of Credit, except for such losses, claims, damages, liabilities, costs or expenses that are a direct result of the gross negligence, bad faith or willful misconduct of Agent or any Lender. Each Borrower and Guarantor assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit and for such purposes the drawer or beneficiary shall be deemed such Borrower’s agent. Each Borrower and Guarantor assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit or any documents, drafts or acceptances thereunder. Each Borrower and Guarantor hereby releases and holds Agent and Lenders harmless from and against any acts, waivers, errors, delays or omissions with respect to or relating to any Letter of Credit, except for the gross negligence, bad faith or willful misconduct of Agent or any Lender. The provisions of this Section 2.3(g) shall survive the payment of Obligations and the termination of this Agreement.

(h)               At any time after the occurrence and during the continuance of an Event of Default,

(i)                 in connection with Inventory purchased pursuant to any Letter of Credit, Borrowers and Guarantors shall, at Agent’s reasonable request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest that upon Agent’s request, such items are to be delivered to Agent and/or subject to Agent’s order, and if they shall come into such Borrower’s or Guarantor’s possession, to deliver them, upon Agent’s reasonable request, to Agent in their original form; and

(ii)              within three Business Days that Administrative Borrower receives notice from Agent or Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, Borrowers shall deposit in an account with Agent, in the name of Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the Letter of Credit Obligations as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (g) or (h) of Section 10.1. Such deposit shall be held by Agent as collateral for the payment and performance of the Letter of Credit Obligations. In addition, and without limiting the foregoing or paragraph (c) of this Section, if any Letter of Credit Obligations remain outstanding after the expiration date specified in said paragraph (c), the Borrowers shall immediately deposit in the LC Collateral Account an amount in cash equal to 105% of such Letter of Credit Obligations as of such date plus any accrued and unpaid interest thereon. Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account for so long as the Event of Default which triggered the requirement for such funds to be deposited is continuing and Borrowers hereby grant Agent a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole but reasonable discretion of Agent and at Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by Agent to reimburse Issuing Bank for any draws under any Letter of Credit for which it has not been reimbursed, together with related fees, costs and customary processing charges and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Borrowers for the Letter of Credit Obligations at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with Letter of Credit Obligations representing greater than 50% of the total Letter of Credit Obligations), be applied to satisfy other Obligations. If Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to Borrowers within three Business Days after all such Events of Default have been cured or waived.

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Except as otherwise provided herein, Agent shall not exercise any such rights pursuant to this clause so long as no Event of Default shall have occurred and be continuing. Borrowers and Guarantors shall, at Agent’s reasonable request, designate Issuing Bank with respect to a Letter of Credit as the consignee on all bills of lading and other negotiable and non-negotiable documents under such Letter of Credit.

(i)                 Each Borrower and Guarantor hereby irrevocably authorizes and directs Issuing Bank to name such Borrower or Guarantor as the account party therein and to deliver to Agent all instruments, documents and other writings and property received by Issuing Bank pursuant to the Letter of Credit and to accept and rely upon Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the Letter of Credit Documents with respect thereto. Nothing contained herein shall be deemed or construed to grant any Borrower or Guarantor any right or authority to pledge the credit of Agent or any Revolving Lender in any manner. Borrowers and Guarantors shall be bound by any reasonable interpretation made in good faith by Agent or Issuing Bank under or in connection with any Letter of Credit or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of any Borrower or Guarantor.

(j)                 Immediately upon the issuance or amendment of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation to the extent of such Revolving Lender’s Pro Rata Share of the liability with respect to such Letter of Credit and the obligations of Borrowers with respect thereto (including all Letter of Credit Obligations with respect thereto). Each Revolving Lender shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to Issuing Bank therefor and discharge when due, its Pro Rata Share of all of such obligations arising under such Letter of Credit. Without limiting the scope and nature of each Revolving Lender’s participation in any Letter of Credit, to the extent that Issuing Bank has not been reimbursed or otherwise paid as required hereunder or under any such Letter of Credit, each such Revolving Lender shall pay to Issuing Bank its Pro Rata Share of such unreimbursed drawing or other amounts then due to Issuing Bank in connection therewith.

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(k)               The obligations of Borrowers to pay Letter of Credit Obligations and the obligations of Revolving Lenders to make payments to Agent for the account of Issuing Bank with respect to Letters of Credit shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances, whatsoever, notwithstanding the occurrence or continuance of any Default, Event of Default, the failure to satisfy any other condition set forth in Section 4 or any other event or circumstance. If such amount is not made available by a Revolving Lender when due, Agent shall be entitled to recover such amount on demand from such Revolving Lender with interest thereon, for each day from the date such amount was due until the date such amount is paid to Agent at the interest rate then payable by any Borrower in respect of Revolving Loans that are ABR Loans. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrowers to reimburse Issuing Bank under any Letter of Credit or make any other payment in connection therewith.

(l)                 If Issuing Bank shall make any payment under any Letter of Credit, then, unless Borrowers shall reimburse such payment in full on the date such payment is made, the unpaid amount thereof shall bear interest, for each day from and including the date such payment is made to but excluding the date that the Borrowers reimburse such payment including a reimbursement pursuant to any ABR Loan made by Agent in accordance with paragraph (e) of this Section, at the rate per annum then applicable to ABR Loans; provided that, if Borrowers fail to reimburse such payment when due pursuant to paragraph (e) of this Section, then Agent may, at its option, and Agent shall, at the direction of the Required Lenders, increase the Applicable Margin otherwise used to calculate the interest rate for ABR Loans by 2% per annum; provided that such increased Applicable Margins shall only apply to such unpaid amount and not to any other Obligations, outstanding hereunder. Interest accrued pursuant to this paragraph shall be for the account of Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(m)             Issuing Bank may be replaced at any time by written agreement among the Administrative Borrower, Agent, the replaced Issuing Bank and the successor Issuing Bank. Agent shall notify Lenders of any such replacement of Issuing Bank. At the time any such replacement shall become effective, Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank as described in Section 3.2(b) hereof. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of Issuing Bank under this Agreement with respect to Letter of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.

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2.4              Termination, Reductions or Increases of Aggregate Revolving Commitment Amounts.

(a)               The Borrowers may at any time terminate the Revolving Commitments upon the Payment in Full of the Obligations.

(b)               The Borrowers may from time to time reduce the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrowers shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.4(e) and Section 2.9, (x) the Aggregate Revolving Exposure would exceed the Borrowing Cap then in effect or (y) the Borrowers would not be in compliance with the Revolving Exposure Limitations.

(c)               The Borrowers shall notify Agent of any election to terminate or reduce the Aggregate Revolving Commitment Amounts pursuant to Section 2.4(a) or (b), as applicable, at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof; provided that the Borrowers shall not reduce the Aggregate Revolving Commitment Amounts if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.4(e) and/or 2.9, the Aggregate Revolving Exposure then outstanding would exceed the Borrowing Cap. Promptly following receipt of any such notice, Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section 2.4(c) shall be irrevocable; provided that a notice of termination of the Aggregate Revolving Commitment Amounts may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Administrative Borrower (by notice to Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Aggregate Revolving Commitment Amounts shall be permanent and may not be reinstated. Each reduction of the Aggregate Revolving Commitment Amounts shall be made ratably among the Lenders in accordance with each Lender’s Pro Rata Share.

(d)               Increase of Aggregate Revolving Commitment Amounts.

(i)                 The Borrowers shall have the right from and after the Payment in Full of Badcock Term Obligations to increase the Revolving Commitments by obtaining additional Revolving Commitments, either from one or more of the Lenders or another lending institution; provided that (A) any such request for an increase shall be in a minimum amount of $5,000,000, (B) the Administrative Borrower, on behalf of the Borrowers, may make a maximum of four such requests, (C) after giving effect thereto, the sum of the total of the additional Revolving Commitments added pursuant to this Section 2.4(d) does not exceed $50,000,000, (D) the Agent, the Swingline Lender and the Issuing Bank have approved any such new Lender, such approvals not to be unreasonably withheld, (E) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder, (F) the procedures described in Section 2.4(d)(ii) below have been satisfied and (G) the Agent shall be satisfied that such increase in the Revolving Commitments and all Loans or Letters of Credit that could be incurred or issued thereunder is permitted under the Intercreditor Agreement, the First Lien Credit Agreement and the Second Lien Credit Agreement, each as in effect at such time. Nothing contained in this Section 2.4(d) shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Commitment hereunder at any time.

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(ii)              Any amendment hereto for such an increase or addition shall be in form and substance reasonably satisfactory to the Agent and shall only require the written signatures of the Agent, the Borrowers and each Lender being added or increasing its Revolving Commitment. As a condition precedent to such an increase or addition, the Borrowers shall deliver to the Agent (A) a certificate of each Loan Party signed by an authorized officer of such Loan Party (1) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (2) in the case of the Borrowers, certifying that, before and after giving effect to such increase or addition, (x) the representations and warranties contained in Section 8 and the other Financing Agreements are true and correct in all material respects (without duplication of any materiality qualification applicable thereto), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (y) no Default or Event of Default exists, and (B) legal opinions and documents consistent with those delivered on the Closing Date, to the extent requested by the Agent. If the Borrowers elect to increase the Aggregate Revolving Commitment Amounts by increasing the Revolving Commitment of a Lender, the Borrowers and such Lender shall execute and deliver to the Agent an agreement substantially in the form of Exhibit F (a “Commitment Increase Agreement”) or in such other form, including an amendment to this Agreement, otherwise acceptable to the Agent. If the Borrowers elect to increase the Aggregate Revolving Commitment Amounts by causing an additional Lender to become a party to this Agreement and there is no increased Revolving Commitment by an existing Lender, then the Borrowers and such additional Lender shall execute and deliver to the Agent an agreement substantially in the form of Exhibit G (an “Additional Lender Agreement”) or in such other form, including an amendment to this Agreement, otherwise acceptable to the Agent. Each such additional Lender shall submit to the Agent an Administrative Questionnaire and a processing and recordation fee of $3,500. The Borrowers shall, if requested by the additional Lender, deliver a promissory note payable to such additional Lender in a principal amount equal to its Revolving Commitment, and otherwise duly completed.

(iii)            On the effective date of any such increase or addition, (A) any Lender increasing (or, in the case of any newly added Lender, extending) its Revolving Commitment shall make available to the Agent such amounts in immediately available funds as the Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase or addition and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its revised Pro Rata Share of such outstanding Revolving Loans, and the Agent shall make such other adjustments among the Lenders with respect to the Revolving Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Agent, in order to effect such reallocation and (B) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase (or addition) in the Revolving Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Administrative Borrower, in accordance with the requirements of Section 3.7). The deemed payments made pursuant to clause (B) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each ~~Eurodollar Rate Loan,~~Term Benchmark Loan and each RFR Loan, as applicable, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 3.7 if the deemed payment occurs other than on the last day of the related Interest Periods or (in the case of RFR Loans) on the next Interest Payment Date applicable thereto. Within a reasonable time after the effective date of any increase or addition, the Agent shall, and is hereby authorized and directed to, revise Schedule 1A to reflect such increase or addition and such revised Schedule 1A shall replace the old Schedule 1A and become part of this Agreement.

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(iv)             Upon its receipt of a duly completed and executed Additional Lender Agreement or Commitment Increase Agreement, as applicable, and the satisfaction of each other condition to the applicable increase in the Aggregate Revolving Commitment Amounts in accordance with Section 2.4(d)(i) and (ii), Agent shall accept such Revolving Commitment Increase Certificate and record, within three Business Days, the information contained therein in the Register required to be maintained by Agent pursuant to Section 13.7(b). No increase in the Aggregate Revolving Commitment Amounts shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.4(d)(iv).

(e)               Mandatory Prepayment Related to Reduction of Aggregate Revolving Commitment Amounts. If, after giving effect to any termination or reduction of the Aggregate Revolving Commitment Amounts pursuant to Section 2.4(a) or (b), the Aggregate Revolving Exposure exceeds the total Revolving Commitments, then the Borrowers shall (i) prepay the Loans as provided in Section 2.9 on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (ii) if any excess remains after prepaying all of the Loans as a result of a Letter of Credit Obligation, pay to Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.3(h).

2.5              Revolving Commitments. The aggregate amount of each Revolving Lender’s Pro Rata Share of the Revolving Loans and Letter of Credit Obligations shall not exceed the amount of such Revolving Lender’s Revolving Commitment, as the same may from time to time be amended in accordance with the provisions hereof.

2.6              Bank Products. The Loan Parties, or any of their Subsidiaries, may (but no such Person is required to) request that the Bank Product Providers provide or arrange for such Person to obtain Bank Products from Bank Product Providers, and each Bank Product Provider may, in its sole discretion, provide or arrange for such Person to obtain the requested Bank Products. The Loan Parties and any of their Subsidiaries that obtain Bank Products shall indemnify and hold Agent, each Lender and their respective Affiliates harmless from any and all obligations now or hereafter owing to any other Person by any Bank Product Provider in connection with any Bank Products other than for gross negligence or willful misconduct on the part of any such indemnified Person. This Section 2.6 shall survive the payment of the Obligations and the termination of this Agreement. Borrower and its Subsidiaries acknowledge and agree that the obtaining of Bank Products from Bank Product Providers (a) is in the sole discretion of such Bank Product Provider, and (b) is subject to all rules and regulations of such Bank Product Provider. Upon the request by the Loan Parties and the acceptance by such Bank Product Provider in the first sentence of this Section 2.6, such Bank Product Provider shall be deemed a party hereto for purposes of any reference in a Financing Agreement to the parties for whom Agent is acting, provided, that, the rights of such Bank Product Provider hereunder and under any of the other Financing Agreements shall consist exclusively of such Bank Product Provider’s right to share in payments and collections out of the Collateral as set forth herein. Each Lender or Affiliate thereof providing Bank Products for, or having Hedge Agreements with, any Loan Party or any Subsidiary of a Loan Party shall deliver to Agent, promptly after entering into such Hedge Agreement or Bank Product, written notice setting forth the aggregate amount of all Hedge Obligations or Obligations arising under or pursuant to any Bank Products of such Loan Party or Subsidiary to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). In addition, each such Lender or Affiliate thereof shall deliver to Agent, from time to time after a significant change therein or upon a request therefor, a summary of the amounts due or to become due in respect of such Hedge Obligations and Obligations arising under or pursuant to any Bank Products. The most recent information provided to Agent shall be used in determining the amounts to be applied in respect of such Hedge Obligations and/or Obligations arising under or pursuant to any Bank Products pursuant to Section 6.4(a) and which tier of the waterfall, contained in Section 6.4(a), such Hedge Obligations and/or Obligations arising under or pursuant to any Bank Products will be placed. For the avoidance of doubt, so long as Chase or its Affiliate is the Agent, neither Chase nor any of its Affiliates providing Bank Products for, or having Hedge Agreements with, any Loan Party or any Subsidiary or Affiliate of a Loan Party shall be required to provide any notice described in this Section 2.6 in respect of such Bank Products or Hedge Agreements.

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2.7              Joint and Several Liability. Each Borrower hereby unconditionally and irrevocably agrees it is jointly and severally liable to the Agent, the Swingline Lender, the Issuing Bank and the Lenders for the Obligations. In furtherance thereof, each Borrower agrees that wherever in this Agreement it is provided that a Borrower is liable for a payment, such obligation is the joint and several obligation of each Borrower. Each Borrower acknowledges and agrees that its joint and several liability under this Agreement and the Financing Agreements is absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever by the Agent, the Swingline Lender, the Issuing Bank, any Lender or any other Person. Each Borrower’s liability for the Obligations shall not in any manner be impaired or affected by who receives or uses the proceeds of the credit extended hereunder or for what purposes such proceeds are used, and each Borrower waives notice of borrowing requests issued by, and loans or other extensions of credit made to, other Borrowers. Each Borrower hereby agrees not to exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to such Borrower against any party liable for payment under this Agreement and the Financing Agreements unless and until the Agent, the Swingline Lender, the Issuing Bank and each Lender have been paid in full and all of the Obligations are satisfied and discharged following termination or expiration of all commitments of the Lenders to extend credit to the Borrowers. Each Borrower’s joint and several liability hereunder with respect to the Obligations shall, to the fullest extent permitted by applicable law, be the unconditional liability of such Borrower irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Obligations or of any other document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect any of the Obligations from any other Loan Party or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the amendment, modification, waiver, consent, extension, forbearance or granting of any indulgence by the Agent or any Lender with respect to any provision of any instrument executed by any other Loan Party evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by any other Loan Party and delivered to the Agent, (iv) the failure by the Agent or any Lender to take any steps to perfect or maintain the perfected status of its Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Obligations or the Agent’s release of any Collateral or of its Liens upon any Collateral, (v) the release or compromise, in whole or in part, of the liability of any other Loan Party for the payment of any of the Obligations, (vi) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, in each case, if consented to by any other Borrower, or any decrease in the same, or (vii) any other circumstance that might constitute a legal or equitable discharge or defense of any Loan Party, other than the payment in full of the Obligations. After the occurrence and during the continuance of any Event of Default, the Agent may proceed directly and at once, without notice to any Loan Party, against any or all of Loan Parties to collect and recover all or any part of the Obligations, without first proceeding against any other Loan Party or against any Collateral or other security for the payment or performance of any of the Obligations, and each Borrower waives any provision that might otherwise require the Agent or the Lenders under applicable law to pursue or exhaust remedies against any Collateral or other Loan Party before pursuing such Borrower or its property. Each Borrower and Guarantor consents and agrees that neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or against or in payment of any or all of the Obligations.

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2.8              Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:

(a)               fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 3.2(a);

(b)               the Revolving Commitment and the Pro Rata Share of the then outstanding Obligations of such Defaulting Lender shall not be included in determining whether all Lenders, the Required Lenders or the Supermajority Revolving Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 11.4), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately than other affected Lenders shall require the consent of such Defaulting Lender;

(c)               if any Swingline Exposure or Letter of Credit Obligation exists at the time a Revolving Lender becomes a Defaulting Lender then:

(i)                 all or any part of the Swingline Exposure and the Letter of Credit Obligations shall be reallocated among the Revolving Lenders (other than those that are also Defaulting Lenders) in accordance with their respective Pro Rata Share of Revolving Loans but only to the extent (x) the sum of all Revolving Lenders’ (other than those that are also Defaulting Lenders) Pro Rata Share of the then outstanding Obligations consisting of Revolving Loans plus such Defaulting Lender’s Letter of Credit Obligations does not exceed the total of all Revolving Lenders’ (other than those that are also Defaulting Lenders) Revolving Commitments and (y) the conditions set forth in Section 4.2 are satisfied at such time;

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(ii)              if the reallocation described in clause (i) above cannot, or can only partially, be effected, Borrowers shall within three Business Days following notice by Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s pro rata share of the Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.3(h)(i) for so long as such Letter of Credit Obligation are outstanding;

(iii)            if Borrowers cash collateralize any portion of such Defaulting Lender’s pro rata share of the Letter of Credit Obligations pursuant to Section 2.8(c), Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.2 with respect to such Defaulting Lender’s Letter of Credit Obligations during the period such Defaulting Lender’s pro rata share of the Letter of Credit Obligations is cash collateralized;

(iv)             if the Letter of Credit Obligations of the non-Defaulting Lenders is reallocated pursuant to Section 2.8(c), then the fees payable to the Revolving Lenders pursuant to Section 3.2 shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Share; and

(v)               if any Defaulting Lender’s Letter of Credit Obligations are neither cash collateralized nor reallocated pursuant to Section 2.8(c), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Commitment that was utilized by such Letter of Credit Obligations) and letter of credit fees payable under Section 3.2 with respect to such Defaulting Lender’s pro rata share of the Letter of Credit Obligations shall be payable to the Issuing Bank until such pro rata share of the Letter of Credit Obligations is cash collateralized and/or reallocated;

(d)               the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the Revolving Lenders (other than those that are also Defaulting Lenders) and/or cash collateral will be provided by Borrowers in accordance with Section 2.8(c), and participating interests in any such newly issued or increased Letters of Credit shall be allocated among Revolving Lenders (other than those that are also Defaulting Lenders) in a manner consistent with Section 2.8(c)(i) (and Defaulting Lenders shall not participate therein);

(e)               in the event and on the date that each of Agent, Borrowers, the Swingline Lender and the Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and the Letter of Credit Obligations of the other Revolving Lenders shall be readjusted to reflect the inclusion of such Revolving Lender’s Revolving Commitment and on such date such Revolving Lender shall purchase at par such of the Revolving Loans (other than Swingline Loans) and Letter of Credit Obligations of the other Revolving Lenders as Agent shall determine may be necessary in order for such Revolving Lender to hold such Revolving Loans in accordance with its Pro Rata Share of Revolving Loans; and

(f)                Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, relend to a Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. The operation of this Section shall not be construed to increase or otherwise affect the Revolving Commitment of any Revolving Lender, or relieve or excuse the performance by any Borrower or Guarantor of their duties and obligations hereunder.

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2.9              Prepayment of Loans.

(a)               Borrowers shall have the right at any time and from time to time to prepay any Loan in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

(b)               Administrative Borrower shall notify Agent (and, in the case of a prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a ~~Eurodollar Rate~~Term Benchmark Loan, not later than 11:00 a.m., New York time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Loan, not later than 11:00 a.m., New York time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Loan or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Loan, Agent shall advise the Lenders of the contents thereof. Each prepayment of the Revolving Loans shall be applied ratably to the Revolving Loans. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.1.

(c)               In the event that (1) the Aggregate Revolving Exposure owing by the AFG Borrowers (including FRG solely to the extent in its capacity as an AFG Borrower) at any time exceeds the AFG Borrowing Cap then in effect, the AFG Borrowers shall, promptly after Agent’s written demand, apply an amount equal to such excess first, to the prepayment of outstanding Revolving Loans and Swingline Loans of the AFG Borrowers and second, to the cash collateralization of the Letter of Credit Obligations of the AFG Borrowers as set forth in Section 2.3(h), in an amount sufficient to eliminate such excess, (2) the Aggregate Revolving Exposure owing by the PSP Borrowers (including FRG solely to the extent in its capacity as a PSP Borrower) at any time exceeds the PSP Borrowing Cap then in effect, the PSP Borrowers shall, promptly after Agent’s written demand, apply an amount equal to such excess first, to the prepayment of outstanding Revolving Loans and Swingline Loans of the PSP Borrowers and second, to the cash collateralization of the Letter of Credit Obligations of the PSP Borrowers as set forth in Section 2.3(h), in an amount sufficient to eliminate such excess, (3) the Aggregate Revolving Exposure owing by the TVS Borrowers (including FRG solely to the extent in its capacity as a TVS Borrower) at any time exceeds the TVS Borrowing Cap then in effect, the TVS Borrowers shall, promptly after Agent’s written demand, apply an amount equal to such excess first, to the prepayment of outstanding Revolving Loans and Swingline Loans of the TVS Borrowers and second, to the cash collateralization of the Letter of Credit Obligations of the TVS Borrowers as set forth in Section 2.3(h), in an amount sufficient to eliminate such excess or (4) the Aggregate Revolving Exposures at any time exceed the Borrowing Cap then in effect, the Borrowers shall, promptly after Agent’s written demand, apply an amount equal to such excess to prepay the outstanding Revolving Loans and Swingline Loans and second, to the cash collateralization of the Letter of Credit Obligations as set forth in Section 2.3(h), in an amount sufficient to eliminate such excess.

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(d)               In the event that the aggregate balance of the Loan Parties’ disbursement and operating deposit accounts (other than Excluded Accounts) exceeds $75,000,000 on any Business Day, then the Borrowers shall immediately prepay the Obligations and cash collateralize the Letter of Credit Obligations as set forth in Section 2.3(h) in an aggregate amount equal to such excess.

2.10          Loans and Borrowings.

(a)               Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Each Swingline Loan and Overadvance shall be made in accordance with the procedures set forth in Section 2.2.

(b)               Subject to Section 3.4, each Borrowing (other than a Swingline Loan) shall be comprised entirely of ABR Loans or ~~Eurodollar Rate~~Term Benchmark Loans as the Administrative Borrower may request in accordance herewith. Each Lender at its option may make any ~~Eurodollar Rate~~Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 3.3, 3.4, 3.5 and 3.6 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement. Each Swingline Loan shall be an ABR Loan.

(c)               At the commencement of each Interest Period for any ~~Eurodollar~~Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $3,000,000. ABR Borrowings may be in any amount. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 12 ~~Eurodollar~~Term Benchmark Borrowings outstanding.

(d)               Notwithstanding any other provision of this Agreement, the Administrative Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

2.11          Requests for Borrowings.

(a)               To request a Borrowing, the Administrative Borrower shall notify the Agent of such request either in writing (delivered by hand or fax) by delivering a Borrowing Request signed by an Authorized Officer of the Administrative Borrower or through Electronic System if arrangements for doing so have been approved by the Agent not later than (a) in the case of a ~~Eurodollar~~Term Benchmark Borrowing, ~~2:00 p.m~~11:00 am., New York time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, 1:00 p.m., New York time, on the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.3(e) may be given not later than 10:00 a.m., New York time, on the date of such proposed Borrowing. Each such Borrowing Request shall be irrevocable. Each such written (or if permitted, telephonic) Borrowing Request shall specify the following information:

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(i)                 the name of the applicable Borrower(s) (and, if any such Borrower is FRG, whether FRG is requesting a Borrowing under the AFG Borrowing Base, the PSP Borrowing Base and/or the TVS Borrowing Base);

(ii)              the aggregate principal amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;

(iii)            the date of such Borrowing, which shall be a Business Day;

(iv)             whether such Borrowing is to be an ABR Borrowing or a ~~Eurodollar~~Term Benchmark Borrowing; and

(v)               in the case of a ~~Eurodollar~~Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested ~~Eurodollar~~Term Benchmark Borrowing, then the applicable Borrower(s) shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

2.12          Interest Elections.

(a)               Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a ~~Eurodollar~~Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Administrative Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a ~~Eurodollar~~Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Administrative Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.12 shall not apply to Swingline Borrowings or Overadvances, which may not be converted or continued.

(b)               To make an election pursuant to this Section, the Administrative Borrower shall notify the Agent of such election either in writing (delivered by hand or fax) by delivering an Interest Election Request signed by an Authorized Officer of the Administrative Borrower or through Electronic System if arrangements for doing so have been approved by the Agent by the time that a Borrowing Request would be required under Section 2.11 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable.

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(c)               Each written Interest Election Request (including requests submitted through Electronic System) shall specify the following information:

(i)                 the name of the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)              the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)            whether the resulting Borrowing is to be an ABR Borrowing or a ~~Eurodollar~~Term Benchmark Borrowing; and

(iv)             if the resulting Borrowing is a ~~Eurodollar~~Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a ~~Eurodollar~~Term Benchmark Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

(d)               Promptly following receipt of an Interest Election Request, the Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)               If the Administrative Borrower fails to deliver a timely Interest Election Request with respect to a ~~Eurodollar~~Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Agent, at the request of the Required Lenders, so notifies the Administrative Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a ~~Eurodollar~~Term Benchmark Borrowing and (ii) unless repaid, (A) each ~~Eurodollar~~Term Benchmark Borrowing and (B) each RFR Borrowing shall be converted to an ABR Borrowing (in the case of a Term Benchmark Borrowing) at the end of the Interest Period applicable thereto or (in the case of an RFR Borrowing) on the next Interest Payment Date in respect thereof.

(f)                Notwithstanding anything in this Agreement or any other Financing Agreement to the contrary, interest on all “Eurodollar Rate Loans” (as defined in this Agreement immediately prior to the effectiveness of the Second Amendment) outstanding under this Agreement immediately prior to the effectiveness of the Second Amendment shall continue to accrue and be paid based upon the “Adjusted LIBO Rate”) (as defined in this Agreement immediately prior to the effectiveness of the Second Amendment) applicable pursuant to the terms of this Agreement immediately prior to the effectiveness of the Second Amendment solely until the expiration of the current “Interest Period” (as defined in this Agreement immediately prior to the effectiveness of the Second Amendment) applicable thereto (at which time such Eurodollar Rate Loans may be reborrowed as or converted to ABR Borrowings or Term Benchmark Borrowings in accordance with this Section 2.12). From and after the Second Amendment Effective Date, (i) Loans shall bear interest determined by reference to the Alternate Base Rate or the Adjusted Term SOFR Rate, as applicable, and (ii) except as otherwise provided in the immediately preceding sentence, such Eurodollar Rate Loans may not be continued as Eurodollar Rate Loans.

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Section 3.	INTEREST AND FEES

3.1              Interest Payments.

(a)               The Loans comprising ABR Borrowings (including Swingline Loans) shall bear interest at the Alternate Base Rate plus the Applicable Margin.

(b)               The Loans comprising each ~~Eurodollar~~Term Benchmark Borrowing shall bear interest at the Adjusted ~~LIBO~~Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)               Each RFR Loan shall bear interest at a rate per annum equal to the Adjusted Daily Simple SOFR plus the Applicable Margin.

(d)              ~~(c)~~ Notwithstanding the foregoing, (i) during the occurrence and continuance of an Event of Default, the Agent or the Required Lenders may, at their option, by notice to the Administrative Borrower, declare that (A) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section and (B) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder and (ii) during the occurrence and continuance of an Event of Default described in Section 10.1(a), Section 10.1(g) or Section 10.1(h), (A) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section and (B) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder, in each case under this clause (c) without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and Guarantor for the period from and after the date of the occurrence of such Event of Default and for so long as such Event of Default is continuing.

(e)               ~~(d)~~ Accrued interest on each Loan (for ABR Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (~~c~~d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ~~Eurodollar Rate~~Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)                ~~(e)~~ All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year)~~, and in~~. In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, Adjusted ~~LIBO~~Term SOFR Rate ~~or LIBO Rate~~, Term SOFR Rate, Adjusted Daily Simple SOFR or Daily Simple SOFR shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

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3.2              Fees.

(a)               Borrowers shall pay to Agent, for the account of Revolving Lenders, monthly an unused line fee at a rate equal to, determined on the first day of each month, (i) if Average Excess Availability is less than 50% of the Borrowing Cap, 0.25% per annum and (ii) if Average Excess Availability is greater than or equal to 50% of the Borrowing Cap, 0.375% per annum, in each case calculated upon the amount by which the Aggregate Revolving Commitment Amounts exceeds the average daily principal balance of the outstanding Revolving Loans and Letters of Credit during the immediately preceding month (or part thereof, in which case it shall be calculated on the basis of days actually elapsed during such month) while this Agreement is in effect and for so long thereafter as any of the Obligations (other than indemnities and contingent Obligations which survive the termination of this Agreement and the other Financing Agreements) are outstanding, which fee shall be payable on the first day of each month in arrears. Such unused line fees shall be calculated on the basis of a 360-day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement.

(b)               In the case of all Letters of Credit, Borrowers shall pay to Agent, for the account of Revolving Lenders, a fee at a rate equal to Applicable Margin for ~~Eurodollar Rate~~Term Benchmark Loans (then in effect) per annum on the average daily maximum amount available to be drawn under all of such Letters of Credit for the immediately preceding month (or part thereof), in which case it shall be calculated on the basis of days actually elapsed during such month) payable in arrears as of the first day of each succeeding month, computed for each day from the date of issuance to the date of expiration; provided that Borrowers shall pay, at Agent’s option, with notice, such fee at a rate 2% greater than the otherwise applicable rate on such average daily maximum amount for: (i) the period from and after the date of termination or non-renewal of this Agreement until Revolving Lenders have received full and final payment of all Obligations (other than contingent Obligations not yet accrued) notwithstanding entry of a judgment against any Borrower or Guarantor and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing. Such letter of credit fees shall be calculated on the basis of a 360-day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement. In addition to the letter of credit fees provided above, Borrowers shall pay to Issuing Bank for its own account (without sharing with Lenders), a letter of credit fronting fee equal to 0.25% (on a per annum basis) calculated upon the daily outstanding balance of the Letter of Credit Obligations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month and negotiation fees agreed to by Borrowers and Issuing Bank from time to time and the customary charges from time to time of Issuing Bank with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit.

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(c)               Borrowers shall pay to Agent the other fees and amounts set forth in the Agent Fee Letter and the Fee Letter in the amounts and at the times specified therein. To the extent payment in full of the applicable fee is received by Agent from Borrowers on or about the date hereof, Agent shall pay to each Lender its share of such fees in accordance with the terms of the arrangements of Agent with such Lender.

3.3              Increased Costs.

(a)               If any Change in Law shall:

(i)                 impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted ~~LIBO~~Term SOFR Rate) or the Issuing Bank;

(ii)              impose on any Lender or the Issuing Bank or the ~~London~~applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or Swingline Loan or participation therein; or

(iii)            subject any Recipient to any Taxes (other than (A) Indemnified Taxes covered by Section 3.5 or (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or Swingline Loan or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)               If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Revolving Commitments of, or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, the Swingline Loans made by the Swingline Lender or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

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(c)               A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Agent and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.

(d)               Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Administrative Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

3.4              Alternate Rate of Interest; Illegality.

(a)               Subject to clauses (c), (d), (e), (f)~~,~~ and (g) ~~and (h)~~ of this Section 3.4, if ~~prior to the commencement of any Interest Period for a Eurodollar Borrowing~~:

(i)                 the Agent determines (which determination shall be conclusive and binding absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted ~~LIBO~~Term SOFR Rate or the ~~LIBO~~Term SOFR Rate~~, as applicable~~ (including, without limitation, ~~by means of an Interpolated Rate or~~ because the ~~LIBO Screen~~Term SOFR Reference Rate is not available or published on a current basis) for such Interest Period~~; provided that no Benchmark Transition Event or Early Opt-in Election shall have occurred at such time; or~~ or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR or Daily Simple SOFR; or

(ii)              the Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted ~~LIBO~~Term SOFR Rate ~~or the LIBO Rate, as applicable,~~ for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, the Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Agent shall give notice thereof to the Administrative Borrower and the Lenders through Electronic System as provided in Section 13.3 as promptly as practicable thereafter and, until (x) the Agent notifies the Administrative Borrower and the Lenders that the circumstances giving rise to such notice no longer exist~~, (A)~~ with respect to the relevant Benchmark and (y) the Administrative Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.12 or a new Borrowing Request in accordance with the terms of Section 2.11, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a ~~Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid or converted into an ABR Borrowing~~Term Benchmark Borrowing, and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 3.4(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 3.4(a)(i) or (ii) above; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Administrative Borrower’s receipt of the notice from the Agent referred to in this Section 3.4(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Agent notifies the Administrative Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Administrative Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.12 or a new Borrowing Request in accordance with the terms of Section 2.11, (1) any Term Benchmark Loan shall on the last day of the ~~then current~~ Interest Period applicable ~~thereto, and (B) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as~~to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 3.4(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 3.4(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Agent to, and shall constitute, an ABR ~~Borrowing~~Loan.

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(b)               If any Lender determines that any Requirement of Law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, fund or continue any ~~Eurodollar Borrowing, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market~~Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Adjusted Daily Simple SOFR or Daily Simple SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Adjusted Daily Simple SOFR or Daily Simple SOFR, then, ~~on~~upon notice thereof by such Lender to the Administrative Borrower through the Agent, (i) any obligations of such Lender to make, maintain, fund or continue ~~Eurodollar Rate~~Term Benchmark Loans or to convert ABR Borrowings to ~~Eurodollar~~Term Benchmark Borrowings will be suspended and (ii) the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (c) of the definition of “Alternate Base Rate”, in each case, until such Lender notifies the Agent and the Administrative Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers will upon demand from such Lender (with a copy to the Agent), either convert or prepay all ~~Eurodollar~~Term Benchmark Borrowings of such Lender to ABR Borrowings (the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (c) of the definition of “Alternate Base Rate”), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~Eurodollar~~Term Benchmark Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such conversion or prepayment, the Borrowers will also pay accrued interest on the amount so converted or prepaid, together with any additional amounts required pursuant to Section 3.7.

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(c)               Notwithstanding anything to the contrary herein or in any other Financing Agreement (and any Hedge Agreement shall be deemed not to be a “Financing Agreement” for purposes of this Section 3.4, if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1~~) or (2~~) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Financing Agreement in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Financing Agreement and (y) if a Benchmark Replacement is determined in accordance with clause (~~3~~2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Financing Agreement in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Financing Agreement so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

~~(d) Notwithstanding anything to the contrary herein or in any other Financing Agreement and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Financing Agreement in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Financing Agreement; provided that this clause (d) shall not be effective unless the Agent has delivered to the Lenders and the Administrative Borrower a Term SOFR Notice. For the avoidance of doubt, the Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.~~

(d)              ~~(e) In connection with the implementation of a Benchmark Replacement,~~ Notwithstanding anything to the contrary herein or in any other Financing Agreement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Financing Agreement, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Financing Agreement.

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(e)               ~~(f)~~ The Agent will promptly notify the Administrative Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, ~~a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date,~~ (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (~~d~~f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.4, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Financing Agreement, except, in each case, as expressly required pursuant to this Section 3.4.

(f)                ~~(g)~~ Notwithstanding anything to the contrary herein or in any other Financing Agreement, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR ~~or LIBO~~ Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g)               ~~(h)~~ Upon the Administrative Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a ~~Eurodollar~~Term Benchmark Borrowing of, conversion to or continuation of ~~Eurodollar~~Term Benchmark Borrowings to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any ~~such~~ request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to ~~ABR Loans~~(A) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ~~ABR~~the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ~~ABR.~~the Alternate Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Administrative Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 3.4, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Agent to, and shall constitute, an ABR Loan.

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3.5              Withholding of Taxes; Gross-Up.

(a)               Payment Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Financing Agreement shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.5) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)               Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for, Other Taxes.

(c)               Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.5, such Loan Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(d)               Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within thirty days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any the Administrative Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

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(e)               Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Financing Agreement, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to setoff and apply any and all amounts at any time owing to such Lender under any Financing Agreement or otherwise payable by the Agent to such Lender from any other source against any amount due to the Agent under this paragraph (e).

(f)                Status of Lenders.

(i)                 Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Financing Agreement shall deliver to the Administrative Borrower and the Agent, at the time or times reasonably requested by the Administrative Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Administrative Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Administrative Borrower or the Agent, shall deliver such other documentation prescribed by applicable law reasonably requested by the Administrative Borrower or the Agent as will enable the Borrowers or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.5(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)              Without limiting the generality of the foregoing,

(A)             any Lender that is a U.S. Person shall deliver to the Administrative Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)              any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Agent), whichever of the following is applicable:

(1)               in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Financing Agreement, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Financing Agreement, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

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(2)               in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;

(3)               in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)               to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C)              any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Agent to determine the withholding or deduction required to be made; and; and

(D)             if a payment made to a Lender under any Financing Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Borrower or the Agent as may be necessary for the Borrowers and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Administrative Borrower and the Agent in writing of its legal inability to do so.

(g)               Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)               Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all obligations under any Financing Agreement (including the Payment in Full of the Obligations).

(i)                 Defined Terms. For purposes of this Section 3.5, the term “Lender” includes the Swingline Lender and the Issuing Bank.

(j)                 FATCA Status. For purposes of determining withholding Taxes imposed under FATCA under this Agreement, each Borrower and Agent shall treat (and the Lenders hereby authorize the Agent to treat) each Loan and this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Section 1.1471-2(b)(2)(i) of the United States Treasury Regulations.

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3.6              Mitigation of Obligations; Replacement of Lenders.

(a)               If any Lender requests compensation under Section 3.3, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.5, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.3 or 3.5, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)               If any Lender requests compensation under Section 3.3, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.5, or if any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 13.7), all its interests, rights (other than its existing rights to payments pursuant to Section 3.3 or 3.5) and obligations under this Agreement and other Financing Agreements to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Agent (and in circumstances where its consent would be required under Section 13.7, the Issuing Bank and/or the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.3 or payments required to be made pursuant to Section 3.5, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each party hereto agrees that (x) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Administrative Borrower, the Agent and the assignee, and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

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3.7              Break Funding Payments.

(a)               ~~3.7 Break Funding Payments. In~~With respect to Loans that are not RFR Loans, in the event of (~~a~~i) the payment of any principal of any ~~Eurodollar Rate~~Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.1(d), 2.4(e) or 2.9), (~~b~~ii) the conversion of any ~~Eurodollar Rate~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (~~c~~iii) the failure to borrow, convert, continue or prepay any ~~Eurodollar Rate~~Term Benchmark Loan on the date specified in any notice delivered pursuant hereto, or (~~d~~iv) the assignment of any ~~Eurodollar Rate~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Administrative Borrower pursuant to Section 3.6, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. ~~In the case of a Eurodollar Rate Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Eurodollar Rate Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Eurodollar Rate Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Rate Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.~~ A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 3.7(a) shall be delivered to the Administrative Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

(b)              With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.1(d), 2.4(e) or 2.9), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto, or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Administrative Borrower pursuant to Section 3.6, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 3.7(b) shall be delivered to the Administrative Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

Section 4.	CONDITIONS PRECEDENT

4.1              Conditions Precedent to Effectiveness. The effectiveness of this Agreement and the obligation of Lenders to make and/or continue to make Loans under this Agreement and of the Issuing Bank to issue Letters of Credit hereunder is subject to the satisfaction of, or waiver (in accordance with Section 11.4) of, each of the following conditions precedent:

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(a)               Loan Agreement and other Financing Agreements. The Agent (or its counsel) shall have received (i) from each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 13.10(b), may include any Electronic Signatures transmitted by facsimile, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), (ii) either (A) a counterpart of each other Financing Agreement signed on behalf of each party thereto or (B) written evidence satisfactory to the Agent (which may include facsimile or other electronic transmission of a signed signature page thereof) that each such party has signed a counterpart of such Financing Agreement and (iii) such other certificates, documents, instruments and agreements as the Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Financing Agreements, all in form and substance satisfactory to the Agent and its counsel.

(b)               Officer’s Certificates. Agent shall have received (i) a certificate of each Loan Party (including FRG), dated as of the Closing Date and executed by its secretary, assistant secretary or other appropriate officer, which shall (ii) certify the resolutions of its board of directors, members or other governing body authorizing the execution, delivery and performance of this Agreement and the other Financing Agreements to which it is a party, (iii) identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Loan Party authorized to sign the Financing Agreements to which it is a party, and (iv) contain appropriate attachments, including the certificate or articles of incorporation or formation (or equivalent constitutional documents) of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its bylaws or operating, limited liability company or partnership agreement (or equivalent governing documents), and (v) a good standing certificate or equivalent certification for each Loan Party from its jurisdiction of organization as of a recent date.

(c)               [Reserved].

(d)               [Reserved].

(e)               Information Certificate. Agent shall have received an executed copy of the Information Certificate.

(f)                Closing Certificate. Agent shall have received a duly executed certificate from an Authorized Officer of the Administrative Borrower certifying that the conditions precedent set forth in clauses (m) and (p) of this Section 4.1 have been satisfied as of the Closing Date.

(g)               Solvency Certificate. Agent shall have received a duly executed certificate from an Authorized Officer of the Administrative Borrower certifying that the Loan Parties, taken as a whole, are Solvent and will continue to be Solvent immediately after giving effect to this Agreement, the incurrence of the First Lien Obligations and the Second Lien Obligations, the payment of all fees and expenses to be paid by the Loan Parties in connection with any of the foregoing and the other transactions to be consummated in connection with the foregoing.

(h)               Opinions of Counsel. Agent shall have received customary written opinions of (i) Willkie Farr & Gallagher LLP, special counsel to the Loan Parties, (ii) Foley & Lardner LLP, special Florida counsel to the Loan Parties, and (iii) Taft Stettinius & Hollister LLP, special Ohio counsel to the Loan Parties, addressed, in each case, to Agent, the Swingline Lender, the Issuing Bank, the Lenders and the other holders of the Obligations.

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(i)                 Fees and Expenses. The Lenders and Agent shall have received all fees required to be paid, including fees payable pursuant to the Agent Fee Letter and the Fee Letter, and all costs and expenses required to be paid by the Loan Parties pursuant to Section 9.22 for which invoices have been presented to the Administrative Borrower at least three Business Days prior to the Closing Date (including, without limitation, the reasonable fees, disbursements and other charges of Latham & Watkins LLP, counsel to Agent), on or before the Closing Date.

(j)                 Lien Searches. Agent shall have received the results of a recent lien search in each jurisdiction where the Loan Parties are organized and where the assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 9.8, or discharged on or prior to the Closing Date pursuant to a pay-off letter or other documentation satisfactory to Agent.

(k)               Borrowing Base Certificate. Agent shall have received a Borrowing Base Certificate which calculates the AFG Borrowing Base, the PSP Borrowing Base, the TVS Borrowing Base and the Aggregate Borrowing Base as of the end of the month ending no more than 45 days prior to the Closing Date.

(l)                 Existing Debt Agreements. Agent shall have received evidence reasonably satisfactory to it that the facilities evidenced by the Existing Debt Agreements shall have been terminated and cancelled and all indebtedness thereunder shall have been fully repaid (except to the extent being so repaid with the initial Loans) and, if applicable, any and all liens thereunder shall have been terminated.

(m)             Closing Liquidity. Agent shall have received a duly completed written calculation in form and substance reasonably acceptable to the Agent, dated as of Closing Date, certified by an Authorized Officer of the Administrative Borrower, which shall evidence that, after giving effect to all of the transactions contemplated to be effective on the Closing Date, including all Borrowings to be made on the Closing Date, on a pro forma basis, Liquidity, in the aggregate for FRG, the AFG Borrowers, the PSP Borrowers and the TVS Borrowers, shall not be less than $100,000,000.

(n)               First Lien Credit Facility; Second Lien Credit Facility. Agent shall have received (a) evidence reasonably satisfactory to it that (x) substantially contemporaneously with the effectiveness of the First Lien Credit Agreement the First Lien Lenders will fund to the Borrowers loan proceeds in an aggregate gross principal amount equal to $1,000,000,000 pursuant to the terms of the First Lien Credit Agreement and (y) substantially contemporaneously with the effectiveness of the Second Lien Credit Agreement the Second Lien Lenders will fund to the Borrowers loan proceeds in an aggregate gross principal amount equal to $300,000,000 pursuant to the terms of the Second Lien Credit Agreement and (b) executed copies of the First Lien Credit Agreement, all material First Lien Term Loan Documents, the Second Lien Credit Agreement and all material Second Lien Term Loan Documents, each of which shall be in form and substance reasonably satisfactory to Agent.

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(o)               Pledged Capital Stock; Stock Powers; Pledged Notes. The First Lien Agent shall have received (i) if applicable, the certificates representing the Capital Stock pledged pursuant to the Pledge Agreement, together with an undated stock power for each such certificate executed in blank by an Authorized Officer of the pledgor thereof and (ii) each promissory note (if any) pledged to Agent pursuant to this Agreement, endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(p)               PSP Acquisition. The PSP Acquisition shall have been consummated, or substantially simultaneously with the effectiveness of this Agreement, shall be consummated, in all material respects in accordance with the terms of the PSP Acquisition Agreement, after giving effect to any modifications, amendments, supplements, consents, waivers or requests, other than those modifications, amendments, supplements, consents, waivers or requests (including the effects of any such requests) that are materially adverse to the interests of Agent or the Lenders which have not been consented to in writing by Agent and the Lenders.

(q)               Indebtedness. No Loan Party shall have any outstanding Indebtedness for borrowed money other than Indebtedness permitted under Section 9.9.

(r)                “Know Your Customer”; USA PATRIOT ACT. (i) Agent and the Lenders shall have received, at least three Business Days prior to the Closing Date, all documentation and other information regarding the Loan Parties requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT, to the extent reasonably requested in writing of the Loan Parties at least ten Business Days prior to the Closing Date and (ii) to the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three Business Days prior to the Closing Date, any Lender that has requested, a Beneficial Ownership Certification in relation to each Loan Party shall have received such Beneficial Ownership Certification.

(s)                Intercreditor Agreement. Agent shall have received a copy of the Intercreditor Agreement, in form and substance reasonably satisfactory to Agent, executed by the First Lien Agent and the Loan Parties.

(t)                 Amended and Restated Guaranty. Agent shall have received a Guaranty in form and substance reasonably satisfactory to Agent and executed by each of the Loan Parties.

(u)               Borrowing Notice. Agent shall have received a Borrowing Request executed by an Authorized Officer of the Administrative Borrower in accordance with Section 2.11 with respect to any Borrowings to be made on the Closing Date.

Notwithstanding anything in this Section 4.1 to the contrary, the Borrowers shall be deemed to have made all representations and warranties herein and the other Financing Agreements on the Closing Date.

4.2              Conditions Precedent to All Loans and Letters of Credit. The obligation of Lenders to make the Loans, or of Issuing Bank to issue any Letter of Credit, including the initial Letters of Credit, is subject to the further satisfaction of, or waiver of, immediately prior to or concurrently with the making of each such Loan or the issuance of such Letter of Credit of each of the following conditions precedent:

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(a)               all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

(b)               no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit and immediately after giving effect thereto;

(c)               the Consolidated Cash Balance on and as of the date of such Loan Borrowing or the date of the issuance, increase, or extension of such Letter of Credit does not exceed $75,000,000, before and after giving effect to such Borrowing or to the issuance, increase, or extension of such Letter of Credit and to the application of the proceeds therefrom on or around such date, but in any event, not to exceed two Business Days after such date; and

(d)               after giving effect to any Revolving Loan or the issuance of any Letter of Credit, (i) Excess Availability is not less than zero, (ii) the Borrowers shall be in compliance with the Revolving Exposure Limitations and (iii) to the extent that FRG is the Borrower of such Borrowing, Liquidity of the Borrowers whose Borrowing Base is being utilized for such Borrowing is at least $25,000,000.

Each Loan made after the Closing Date and each issuance, increase or extension (other than automatic extensions of evergreen Letters of Credit) of a Letter of Credit shall be deemed to constitute a representation and warranty by Borrowers on the date thereof as to the matters specified in paragraphs (a), (b), (c) and (d) of this Section.

Section 5.	GRANT AND PERFECTION OF SECURITY INTEREST

5.1              Grant of Security Interest. To secure payment and performance in full of the Obligations, each Borrower and Guarantor hereby grants to Agent, together with its permitted successors and assigns, for the benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Borrower or Guarantor or in which such Borrower or Guarantor now has or at any time in the future may acquire any right, title or interest, regardless of where located (but in all cases excluding any Excluded Assets) (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent or any Secured Party, collectively, the “Collateral”), including:

(a)               all Accounts;

(b)               all Chattel Paper;

(c)               all Deposit Accounts;

(d)               all Documents;

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(e)               all Equipment;

(f)                all General Intangibles, including all Intellectual Property and all rights to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation or other violation or impairment of any such Intellectual Property, and all Proceeds of such Intellectual Property, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto;

(g)               all Instruments and Promissory notes;

(h)               all Inventory;

(i)                 all other Goods;

(j)                 all Investment Property;

(k)               all Letter-of-Credit Rights;

(l)                 all cash and Moneys;

(m)             all Securities Accounts;

(n)               all Commercial Tort Claims specifically described on Schedule 5.2(g) hereto, as such schedule may be supplemented from time to time;

(o)               all books and records pertaining to the Article 9 Collateral; and

(p)               to the extent not otherwise included, all Proceeds, substitutions, replacements and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing.

It is understood that Collateral shall not include any Excluded Asset; provided, however, that Collateral shall include any Proceeds, substitutions or replacements of any of the foregoing (unless such Proceeds, substitutions or replacements would constitute an Excluded Asset).

5.2              Perfection of Security Interests.

(a)               Each Borrower and Guarantor irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and such Borrower or Guarantor as debtor, as Agent may reasonably require, and including any other information with respect to such Borrower or Guarantor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction, as Agent may reasonably determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Any such financing statements may indicate the Collateral as (i) all assets of the debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (ii) by any other description which reasonably approximates the description contained herein. Each Borrower and Guarantor hereby ratifies and approves all financing statements naming Agent or its designee as secured party and such Borrower or Guarantor, as the case may be, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the date hereof and ratifies and confirms the authorization of Agent to file such financing statements (and amendments, if any). Each Borrower and Guarantor hereby authorizes Agent to adopt on behalf of such Borrower and Guarantor any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Agent or its designee as the secured party and any Borrower or Guarantor as debtor includes assets and properties of such Borrower or Guarantor that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Borrower or Guarantor to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral, provided, that, the inclusion of the description of assets and properties of such Borrower or Guarantor that do not constitute Collateral in any financing statement shall not be deemed a grant of a security interest in such asset of such Borrower or Guarantor in favor of Agent and Secured Parties. In no event shall any Borrower or Guarantor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and such Borrower or Guarantor as debtor without the prior written consent of Agent. Each Borrower and Guarantor acknowledges that it is not authorized to file any financing statement, amendment, termination statement or correction statement with respect to any financing statement without the prior written consent of Agent.

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(b)               Each Borrower and Guarantor does not have any Chattel Paper (whether tangible or electronic) or Instruments as of the Closing Date, in each case with an individual face amount in excess of $5,000,000, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall be entitled to or shall receive any Chattel Paper or Instrument after the date hereof with an individual face amount in excess of $5,000,000, such Borrower or Guarantor shall promptly notify Agent thereof in writing. Promptly upon the receipt thereof by or on behalf of any Borrower or Guarantor (including by any agent or representative), such Borrower or Guarantor shall deliver, or cause to be delivered to Agent, all such tangible Chattel Paper and Instruments that such Borrower or Guarantor has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify, in each case except as Agent may otherwise agree.

(c)               In the event that any Borrower or Guarantor shall at any time hold or acquire an interest in any electronic Chattel Paper or any “transferable record” (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, or any similar or successor act, law or statute) with an individual face amount in excess of $5,000,000, such Borrower or Guarantor shall promptly notify Agent thereof in writing. Promptly upon Agent’s request, such Borrower or Guarantor shall take, or cause to be taken, such actions as Agent may request to give Agent control of such electronic Chattel Paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction, or any similar or successor act, law or statute.

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(d)               Each Borrower and Guarantor does not have any Deposit Accounts as of the Closing Date, except (x) Store Accounts or (y) as set forth in the Information Certificate. Borrowers and Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any Deposit Account unless each of the following conditions is satisfied: (i) Agent shall have received prompt written notice of the intention of any Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity reasonably acceptable to Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Borrower or Guarantor is dealing and the purpose of the account and (ii) within thirty (30) Business Days after the opening of such Deposit Account (or such later date as Agent may agree), such Borrower or Guarantor shall as Agent may reasonably specify either (A) deliver to Agent a Deposit Account Control Agreement with respect to such Deposit Account duly authorized, executed and delivered by such Borrower or Guarantor and the bank at which such Deposit Account is opened and maintained or (B) arrange for Agent to become the customer of the bank with respect to the Deposit Account on terms and conditions reasonably acceptable to Agent; provided, that to the extent a Deposit Account Control Agreement has not been delivered to Agent as of the Closing Date for any Deposit Account in existence at such time, Borrowers shall deliver a Deposit Account Control Agreement for such Deposit Account pursuant to Section 9.31. The terms of this subsection (d) shall not apply to Excluded Accounts. Agent shall not exercise control over any Deposit Account until an Event of Default has occurred or a Compliance Period has commenced, and thereafter for only so long as it is continuing; and Agent shall cease to exercise control over any Deposit Accounts at such time as no Event of Default and no Compliance Period is then continuing.

(e)               No Borrower or Guarantor owns or holds, directly or indirectly, beneficially or as record owner or both, any Investment Property, as of the Closing Date, with an individual face amount in excess of $5,000,000, or have any investment account, Securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the Closing Date, in each case except as set forth in the Information Certificate.

(i)                 In the event that any Borrower or Guarantor shall be entitled to or shall at any time after the date hereof hold or acquire any certificated Securities, with an individual fair market value in excess of $5,000,000, such Borrower or Guarantor shall promptly endorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify. If any Securities, now or hereafter acquired by any Borrower or Guarantor are uncertificated and are issued to such Borrower or Guarantor or its nominee directly by the issuer thereof, and such Securities with an individual fair market value in excess of $5,000,000, such Borrower or Guarantor shall immediately notify Agent thereof and shall as Agent may reasonably specify, either (A) cause the issuer to agree to comply with instructions from Agent as to such Securities, without further consent of any Borrower or Guarantor or such nominee (it being understood that Agent shall not give any such issuer any such instructions unless an Event of Default has occurred and is continuing), or (B) arrange for Agent to become the registered owner of the Securities.

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(ii)              Borrowers and Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a Deposit Account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Agent shall have received not less than five Business Days’ prior written notice of the intention of such Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity reasonably acceptable to Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Borrower or Guarantor is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Agent, and (C) within fifteen (15) Business Days after the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such Borrower or Guarantor shall as Agent may specify either (1) execute and deliver, and cause to be executed and delivered to Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Borrower or Guarantor and such securities intermediary or commodity intermediary or (2) arrange for Agent to become the entitlement holder with respect to such Investment Property on terms and conditions reasonably acceptable to Agent; provided, that to the extent an Investment Property Control Agreement has not been delivered to Agent as of the Closing Date for any investment account, securities account or other similar account with a securities intermediary or commodity intermediary in existence at such time, Borrowers shall deliver an Investment Property Control Agreement pursuant to Section 9.31. Agent shall not exercise control over any investment account, securities account, commodity account or other similar account (other than any Deposit Accounts which shall be governed by Section 5.2(d) above) unless an Event of Default has occurred or a Compliance Period has commenced, and thereafter for only so long as it is continuing; and Agent shall cease to exercise control over any investment account, securities account, commodity account or other similar account at such time as no Event of Default and no Compliance Period is then continuing.

(f)                Borrowers and Guarantors are not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker’s acceptance or similar instrument as of the Closing Date, in each case with an individual face amount in excess of $5,000,000, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall be entitled to or shall receive any right to payment under any letter of credit, banker’s acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, with an individual face amount in excess of $5,000,000, such Borrower or Guarantor shall promptly notify Agent thereof in writing. Such Borrower or Guarantor shall promptly, as Agent may reasonably specify, either (i) deliver, or cause to be delivered to Agent, with respect to any such letter of credit, banker’s acceptance or similar instrument, the written agreement of the issuer and any other nominated Person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance reasonably satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent by such Borrower or Guarantor and agreeing to make all payments thereon directly to Agent or as Agent may otherwise direct upon the occurrence and during the continuance of an Event of Default or (ii) cause Agent to become, at Borrowers’ expense, the transferee beneficiary of the letter of credit, banker’s acceptance or similar instrument (as the case may be) upon the occurrence and during the continuance of an Event of Default).

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(g)               Except as set forth in Schedule 5.2(g) hereto, on the date hereof, Borrowers and Guarantors do not hold any commercial tort claims seeking damages in an amount reasonably estimated to exceed $5,000,000 (as determined by the Administrative Borrower in good faith) and either a written demand therefor has been made or legal action has commenced. In the event that any Borrower or Guarantor shall at any time after the date hereof hold or acquire any commercial tort claims seeking damages in an amount reasonably estimated to exceed $5,000,000 (as determined by the Administrative Borrower in good faith) and either a written demand therefor has been made or legal action has commenced, or if any Event of Default exists, upon Agent’s request, such Borrower or Guarantor shall promptly notify Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by such Borrower or Guarantor to Agent of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Borrower or Guarantor to Agent shall be deemed to constitute such grant to Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein, and Schedule 5.2(g) hereto shall be deemed to be supplemented to include such description of such commercial tort claim as set forth in such notice. Without limiting the authorization of Agent provided in Section 5.2(a) hereof or otherwise arising by the execution by such Borrower or Guarantor of this Agreement or any of the other Financing Agreements, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and such Borrower or Guarantor as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Borrower and Guarantor shall promptly upon Agent’s reasonable request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may require in connection with such commercial tort claim.

(h)               Borrowers and Guarantors do not have any Goods, documents of title or other Collateral in the custody, control or possession of a third party as of the Closing Date, except as set forth in the Information Certificate and except for Goods located in the United States in transit to a location of a Borrower or Guarantor permitted herein in the ordinary course of business of such Borrower or Guarantor in the possession of any carrier transporting such Goods. In the event that any Goods covered by documents of title or other Collateral with a fair market value in excess of $5,000,000 are at any time after the date hereof in the custody, control or possession of any other Person not referred to in the Information Certificate or such carriers, Borrowers and Guarantors shall promptly notify Agent thereof in writing. Promptly upon Agent’s reasonable request, Borrowers and Guarantors shall use commercially reasonable efforts to deliver to Agent a Collateral Access Agreement, subject to Section 9.31 hereof, duly authorized, executed and delivered by such Person and the Borrower or Guarantor that is the owner of such Collateral, except where the fair market value of the Collateral involved is less than $5,000,000 so long as the aggregate Value of all Collateral located at such locations without a Collateral Access Agreement shall not exceed $10,000,000.

(i)                 Except as otherwise determined in a Borrower’s or Guarantor’s reasonable business judgment, each Borrower and Guarantor will use commercially reasonable efforts to maintain the Intellectual Property owned by it, defend the Intellectual Property against the claims of all persons, and will maintain and renew all registrations of the Intellectual Property, if applicable; provided, that, Borrowers and Guarantors shall not be required to maintain, defend or renew any Intellectual Property where the failure to do so would not reasonably be expected to have a Material Adverse Effect or where such Intellectual Property has no material economic value. If, before the Obligations have been satisfied in full and the Financing Agreements have been terminated, any Borrower or Guarantor shall obtain or acquire any new trademark registration or file or acquire any new trademark application (excluding any “intent-to-use” trademark applications), Administrative Borrower shall give Agent notice thereof in the compliance certificate delivered to Agent pursuant to Section 9.6(a)(i) hereof.

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(j)                 Subject to Section 9.2 hereof, it is understood that Borrowers and Guarantors are not required by this Agreement to better assure, preserve, protect or perfect the security interest created hereunder by any means other than (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that any Borrower’s or Guarantor’s signature thereon is required therefor, (ii) upon Agent’s request after the occurrence and during the continuance of an Event of Default, causing Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iv) obtaining the required consents and approvals of any Governmental Authority or third party, including, any consent of any licensor, lessor or other Person obligated on Collateral, and taking all actions required by other law, as applicable in any relevant jurisdiction and (v) other actions reasonably requested by Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, to the extent required by Section 5 hereunder or otherwise expressly provided under this Agreement. No Borrower or Guarantor shall be required to complete any filings or other action with respect to the better assurance, preservation, protection or perfection of the security interests created hereby in any jurisdiction outside of the United States.

(k)               The security interests granted pursuant to this Section 5 are granted as security only and shall not subject the Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Borrower or Guarantor with respect to or arising out of the Collateral.

Section 6.	COLLECTION AND ADMINISTRATION

6.1              Borrowers’ Loan Accounts. Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letters of Credit and other Obligations and the Collateral, (b) all payments made by or on behalf of any Borrower or Guarantor and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent’s customary practices as in effect from time to time and shall be deemed conclusive absent manifest error or omissions.

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6.2              Statements. Agent may from time to time provide the Borrowers with account statements or invoices with respect to any of the Obligations (the “Statements”). Agent is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrowers’ convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Obligations. If the Borrowers pay the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrowers shall not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by Agent, on behalf of the Lenders, of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of Agent’s or the Lenders’ right to receive payment in full at another time.

6.3              Collection of Accounts.

(a)               Each Borrower and Guarantor shall establish and maintain, at its expense, deposit account arrangements and merchant payment arrangements with the banks set forth on Schedule 8.10 hereto and subject to Section 5.2(d) hereof such other banks as such Borrower or Guarantor may hereafter select. The banks set forth on Schedule 8.10 hereto constitute all of the banks with which Borrowers and Guarantors have deposit account arrangements and merchant payment arrangements as of the Closing Date and identifies each of the Deposit Accounts at such banks that are used solely for receiving store receipts from a retail store location of a Borrower or a Guarantor (together with any other Deposit Accounts at any time established or used by any Borrower for receiving such store receipts from any retail store location, collectively, the “Store Accounts” and each individually, a “Store Account”) or otherwise describes the nature of the use of such Deposit Account by such Borrower or Guarantor.

(i)                 Each Borrower shall deposit all proceeds from sales of Inventory in every form, including, without limitation, cash, checks, credit card sales drafts, credit card sales or charge slips or receipts and other forms of daily store receipts, from each retail store location of such Borrower into the Store Account of such Borrower used solely for such purpose in accordance with the current and prior practices of such Borrower, but in any event no less frequently than once every three Business Days; provided that each retail store of a Borrower may retain in such store funds of up to $40,000 immediately after each deposit of funds from such store into the applicable Store Account. All such funds deposited into the Store Accounts shall be sent by wire transfer or other electronic funds transfer on each Business Day to the Blocked Accounts as provided in Section 6.3(a)(ii) below, except for (A) nominal amounts which are required to be maintained in such Store Accounts under the terms of such Borrower’s arrangements with the bank at which such Store Accounts are maintained, (B) the collections and proceeds of AFG Intermediate and its Subsidiaries, which, solely to the extent the aggregate amount of such collections and proceeds of AFG Intermediate and its Subsidiaries does not exceed $5,000,000, shall be sent to the Blocked Accounts not less than once every week or (C) with respect to funds deposited in Manual Sweeping Accounts, which shall be sent to the Blocked Accounts not less than twice every month (and which amounts, together with all amounts held at the retail store locations and not yet deposited in the Store Accounts and amounts in Store Accounts, shall not in the aggregate exceed $5,000,000 at any one time, except (1) to the extent from time to time additional amounts may be held in the retail stores or the Store Accounts on Saturday, Sunday or other days where the applicable depository bank is closed, which additional amounts are to be, and shall be, transferred on the next Business Day to the Blocked Accounts, and (2) except as Agent may otherwise agree.

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(ii)              Each Borrower shall establish and maintain, at its expense, Deposit Accounts with such banks as are reasonably acceptable to Agent (the “Blocked Accounts”) into which each Borrower shall promptly either cause all amounts on deposit in the Store Accounts of such Borrower to be sent as provided in Section 6.3(a)(i) above or shall itself deposit or cause to be deposited all proceeds of Collateral, including all proceeds from sales of Inventory, all amounts payable to each Borrower from Credit Card Issuers and Credit Card Processors, and all other proceeds of Collateral. Subject to Section 9.26, any Eligible Depository Bank shall be deemed acceptable to Agent.

(iii)            Borrowers and Guarantors shall deliver, or cause to be delivered to Agent a Deposit Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 5.2 hereof. Without limiting any other rights or remedies of Agent or Lenders, Agent may, at its option, and shall (at the direction of Required Lenders), instruct the depository banks at which the Blocked Accounts are maintained to transfer all available funds received or deposited into the Blocked Accounts to the Agent Payment Account at any time that an Event of Default is continuing or a Compliance Period is continuing and Agent shall send to Administrative Borrower a copy of any such written instruction sent by Agent to the depository bank promptly thereafter. At all times that Agent shall have notified any depository bank to transfer funds from a Blocked Account to the Agent Payment Account, all payments made to such Blocked Accounts, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Agent in respect of the Obligations and therefore shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations.

(b)               Borrowers shall make each payment or prepayment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Sections 3.3, 3.5 or 3.7, or otherwise) prior to 2:00 p.m., New York time, on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to Agent in the Agent Payment Account, except payments to be made directly to the Swingline Lender or the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 3.3, 3.5, 3.7 and 9.22 shall be made directly to the Persons entitled thereto. Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Unless otherwise provided for herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(c)               Upon the occurrence and during the continuance of an Event of Default or upon the commencement of any Compliance Period and during any Compliance Period, each Borrower and Guarantor and their respective employees, agents and Subsidiaries or other Affiliates shall receive and promptly remit to Agent, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and promptly upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with any Borrower’s or Guarantor’s own funds. Borrowers agree to reimburse Agent on demand for any amounts owed or paid to any bank or other financial institution at which a Blocked Account or any other Deposit Account or investment account is established or any other bank, financial institution or other Person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent’s payments to or indemnification of such bank, financial institution or other Person. The obligations of Borrowers to reimburse Agent for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

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6.4              Payments.

(a)               All Obligations shall be payable to the Agent Payment Account as provided in Section 6.3 or such other place as Agent may designate from time to time. Agent shall apply payments received or collected from any Borrower or Guarantor or for the account of any Borrower or Guarantor (including the monetary proceeds of collections or of realization upon any Collateral) as follows:

(i)                 with respect to any payments received or collected from any AFG Loan Party:

(A)             first, to pay any fees, indemnities or expense reimbursements then due to Agent from any AFG Loan Party;

(B)              second, to pay any fees, indemnities, or expense reimbursements then due to Lenders from any AFG Loan Party;

(C)              third, to pay interest due in respect of any Loans owing by any AFG Loan Party (and including any Special Agent Advances owing by any AFG Loan Party);

(D)             fourth, to pay or prepay principal in respect of Special Agent Advances owing by any AFG Loan Party;

(E)              fifth, to pay or prepay principal in respect of the Loans owing by any AFG Loan Party (or owing by FRG utilizing the AFG Borrowing Base) and to pay or prepay Hedge Obligations and Obligations arising under or pursuant to any Bank Products, in each case, of any AFG Loan Party or any Subsidiary thereof then due (up to the amount of any then effective Reserve established in respect of such Obligations), on a pro rata basis;

(F)              sixth, to pay or prepay any other Obligations of any AFG Loan Party whether or not then due, in such order and manner as Agent determines or, at any time that an Event of Default has occurred and is continuing, to be held as cash collateral in connection with any Letter of Credit Obligations of any AFG Loan Party (or any other Letter of Credit Obligations utilizing the AFG Borrowing Base) or other contingent Obligations of any AFG Loan Party (but not including for this purpose any such other contingent Obligations arising under or pursuant to any Bank Products);

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(G)             seventh, at any time that an Event of Default has occurred and is continuing, to pay or prepay any Obligations of any AFG Loan Party or any Subsidiary thereof arising under or pursuant to any Bank Products (other than to the extent provided for above) on a pro rata basis;

(H)             eighth, at any time that an Event of Default has occurred and is continuing, to pay or prepay any Obligations of any AFG Loan Party or any Subsidiary thereof to Bank of America, N.A. pursuant to the E-Payables Agreement;

(I)                ninth, to pay any fees, indemnities or expense reimbursements then due to Agent from any Loan Party (other than the AFG Loan Parties);

(J)                tenth, to pay any fees, indemnities, or expense reimbursements then due to Lenders from any Loan Party (other than the AFG Loan Parties);

(K)             eleventh, to pay interest due in respect of any Loans owing by any Loan Party (other than any AFG Loan Party) (and including any Special Agent Advances owing by any Loan Party (other than any AFG Loan Party));

(L)              twelfth, to pay or prepay principal in respect of Special Agent Advances owing by any Loan Party (other than any AFG Loan Party);

(M)            thirteenth, to pay or prepay principal in respect of the Loans owing by any Loan Party (other than any AFG Loan Party) and to pay or prepay Hedge Obligations and Obligations arising under or pursuant to any Bank Products, in each case, of any Loan Party or any Subsidiary thereof (other than any AFG Loan Party) due (up to the amount of any then effective Reserve established in respect of such Obligations), on a pro rata basis;

(N)             fourteenth, to pay or prepay any other Obligations of any Loan Party (other than the AFG Loan Parties) whether or not then due, in such order and manner as Agent determines or, at any time that an Event of Default has occurred and is continuing, to be held as cash collateral in connection with any Letter of Credit Obligations of any Loan Party (other than any AFG Loan Party) or other contingent Obligations of any Loan Party (other than the AFG Loan Parties) (but not including for this purpose any such other contingent Obligations arising under or pursuant to any Bank Products);

(O)             fifteenth, at any time that an Event of Default has occurred and is continuing, to pay or prepay any Obligations of any Loan Party or any Subsidiary thereof (other than the AFG Loan Parties) arising under or pursuant to any Bank Products (other than to the extent provided for above) on a pro rata basis; and

(P)              sixteenth, at any time that an Event of Default has occurred and is continuing, to pay or prepay any Obligations of any Loan Party or any Subsidiary thereof (other than the AFG Loan Parties) to Bank of America, N.A. pursuant to the E-Payables Agreement;

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(ii)              with respect to any payments received or collected from any PSP Loan Party:

(A)             first, to pay any fees, indemnities or expense reimbursements then due to Agent from any PSP Loan Party;

(B)              second, to pay any fees, indemnities, or expense reimbursements then due to Lenders from any PSP Loan Party;

(C)              third, to pay interest due in respect of any Loans owing by any PSP Loan Party (and including any Special Agent Advances owing by any PSP Loan Party);

(D)             fourth, to pay or prepay principal in respect of Special Agent Advances owing by any PSP Loan Party;

(E)              fifth, to pay or prepay principal in respect of the Loans owing by any PSP Loan Party (or owing by FRG utilizing the PSP Borrowing Base) and to pay or prepay Hedge Obligations and Obligations arising under or pursuant to any Bank Products, in each case, of any PSP Loan Party or any Subsidiary thereof then due (up to the amount of any then effective Reserve established in respect of such Obligations), on a pro rata basis;

(F)              sixth, to pay or prepay any other Obligations of any PSP Loan Party whether or not then due, in such order and manner as Agent determines or, at any time that an Event of Default has occurred and is continuing, to be held as cash collateral in connection with any Letter of Credit Obligations of any PSP Loan Party (or any other Letter of Credit Obligations utilizing the PSP Borrowing Base) or other contingent Obligations of any PSP Loan Party (but not including for this purpose any such other contingent Obligations arising under or pursuant to any Bank Products);

(G)             seventh, at any time that an Event of Default has occurred and is continuing, to pay or prepay any Obligations of any PSP Loan Party or any Subsidiary thereof arising under or pursuant to any Bank Products (other than to the extent provided for above) on a pro rata basis;

(H)             eighth, at any time that an Event of Default has occurred and is continuing, to pay or prepay any Obligations of any PSP Loan Party or any Subsidiary thereof to Bank of America, N.A. pursuant to the E-Payables Agreement;

(I)                ninth, to pay any fees, indemnities or expense reimbursements then due to Agent from any Loan Party (other than the PSP Loan Parties);

(J)                tenth, to pay any fees, indemnities, or expense reimbursements then due to Lenders from any Loan Party (other than the PSP Loan Parties);

(K)             eleventh, to pay interest due in respect of any Loans owing by any Loan Party (other than any PSP Loan Party) (and including any Special Agent Advances owing by any Loan Party (other than any PSP Loan Party));

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(L)              twelfth, to pay or prepay principal in respect of Special Agent Advances owing by any Loan Party (other than any PSP Loan Party);

(M)            thirteenth, to pay or prepay principal in respect of the Loans owing by any Loan Party (other than any PSP Loan Party) and to pay or prepay Hedge Obligations and Obligations arising under or pursuant to any Bank Products, in each case, of any Loan Party or any Subsidiary thereof (other than any PSP Loan Party) due (up to the amount of any then effective Reserve established in respect of such Obligations), on a pro rata basis;

(N)             fourteenth, to pay or prepay any other Obligations of any Loan Party (other than the PSP Loan Parties) whether or not then due, in such order and manner as Agent determines or, at any time that an Event of Default has occurred and is continuing, to be held as cash collateral in connection with any Letter of Credit Obligations of any Loan Party (other than any PSP Loan Party) or other contingent Obligations of any Loan Party (other than the PSP Loan Parties) (but not including for this purpose any such other contingent Obligations arising under or pursuant to any Bank Products);

(O)             fifteenth, at any time that an Event of Default has occurred and is continuing, to pay or prepay any Obligations of any Loan Party or any Subsidiary thereof (other than the PSP Loan Parties) arising under or pursuant to any Bank Products (other than to the extent provided for above) on a pro rata basis; and

(P)              sixteenth, at any time that an Event of Default has occurred and is continuing, to pay or prepay any Obligations of any Loan Party or any Subsidiary thereof (other than the PSP Loan Parties) to Bank of America, N.A. pursuant to the E-Payables Agreement; and

(iii)            with respect to any payments received or collected from any TVS Loan Party:

(A)             first, to pay any fees, indemnities or expense reimbursements then due to Agent from any TVS Loan Party;

(B)              second, to pay any fees, indemnities, or expense reimbursements then due to Lenders from any TVS Loan Party;

(C)              third, to pay interest due in respect of any Loans owing by any TVS Loan Party (and including any Special Agent Advances owing by any TVS Loan Party);

(D)             fourth, to pay or prepay principal in respect of Special Agent Advances owing by any TVS Loan Party;

(E)              fifth, to pay or prepay principal in respect of the Loans owing by any TVS Loan Party (or owing by FRG utilizing the TVS Borrowing Base) and to pay or prepay Hedge Obligations and Obligations arising under or pursuant to any Bank Products, in each case, of any TVS Loan Party or any Subsidiary thereof then due (up to the amount of any then effective Reserve established in respect of such Obligations), on a pro rata basis;

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(F)              sixth, to pay or prepay any other Obligations of any TVS Loan Party whether or not then due, in such order and manner as Agent determines or, at any time that an Event of Default has occurred and is continuing, to be held as cash collateral in connection with any Letter of Credit Obligations of any TVS Loan Party (or any other Letter of Credit Obligations utilizing the TVS Borrowing Base) or other contingent Obligations of any TVS Loan Party (but not including for this purpose any such other contingent Obligations arising under or pursuant to any Bank Products);

(G)             seventh, at any time that an Event of Default has occurred and is continuing, to pay or prepay any Obligations of any TVS Loan Party or any Subsidiary thereof arising under or pursuant to any Bank Products (other than to the extent provided for above) on a pro rata basis;

(H)             eighth, at any time that an Event of Default has occurred and is continuing, to pay or prepay any Obligations of any TVS Loan Party or any Subsidiary thereof to Bank of America, N.A. pursuant to the E-Payables Agreement;

(I)                ninth, to pay any fees, indemnities or expense reimbursements then due to Agent from any Loan Party (other than the TVS Loan Parties);

(J)                tenth, to pay any fees, indemnities, or expense reimbursements then due to Lenders from any Loan Party (other than the TVS Loan Parties);

(K)             eleventh, to pay interest due in respect of any Loans owing by any Loan Party (other than any TVS Loan Party) (and including any Special Agent Advances owing by any Loan Party (other than any TVS Loan Party));

(L)              twelfth, to pay or prepay principal in respect of Special Agent Advances owing by any Loan Party (other than any TVS Loan Party);

(M)            thirteenth, to pay or prepay principal in respect of the Loans owing by any Loan Party (other than any TVS Loan Party) and to pay or prepay Hedge Obligations and Obligations arising under or pursuant to any Bank Products, in each case, of any Loan Party or any Subsidiary thereof (other than any TVS Loan Party) due (up to the amount of any then effective Reserve established in respect of such Obligations), on a pro rata basis;

(N)             fourteenth, to pay or prepay any other Obligations of any Loan Party (other than the TVS Loan Parties) whether or not then due, in such order and manner as Agent determines or, at any time that an Event of Default has occurred and is continuing, to be held as cash collateral in connection with any Letter of Credit Obligations of any Loan Party (other than any TVS Loan Party) or other contingent Obligations of any Loan Party (other than the TVS Loan Parties) (but not including for this purpose any such other contingent Obligations arising under or pursuant to any Bank Products);

(O)             fifteenth, at any time that an Event of Default has occurred and is continuing, to pay or prepay any Obligations of any Loan Party or any Subsidiary thereof (other than the TVS Loan Parties) arising under or pursuant to any Bank Products (other than to the extent provided for above) on a pro rata basis; and

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(P)              sixteenth, at any time that an Event of Default has occurred and is continuing, to pay or prepay any Obligations of any Loan Party or any Subsidiary thereof (other than the TVS Loan Parties) to Bank of America, N.A. pursuant to the E-Payables Agreement.

Notwithstanding anything to the contrary contained in this Agreement, (A) Bank of America, N.A. shall not have any voting rights under this Agreement or any other Financing Agreement as a result of the existence of Obligations owing to it under and pursuant to the E-Payables Agreement, (B) unless so directed by Administrative Borrower or if an Event of Default exists, Agent shall not apply any payments which it receives to any Loans that are ~~Eurodollar Rate~~Term Benchmark Loans except on the expiration date of the Interest Period applicable to any such Loans that are ~~Eurodollar Rate~~Term Benchmark Loans and if payments are received or collected from Borrowers that otherwise would be applied to ~~Eurodollar Rate~~Term Benchmark Loans, provided no Event of Default or Compliance Period exists, Administrative Borrower may instruct Agent to remit such funds to Administrative Borrower, otherwise, such payments shall be held by Agent and shall bear interest at the NYFRB Rate per annum commencing on the second Business Day following the date such payments are received or collected from Borrowers and continuing through the date such payments are applied to the Obligations, which shall be upon the expiration of the first Interest Period after receipt or collection of such payments, to the extent of the principal amount of the applicable ~~Eurodollar Rate~~Term Benchmark Loan or otherwise, in Agent’s sole discretion, remitted to Administrative Borrower and (C) to the extent any Borrower uses any proceeds of the Loans or Letters of Credit to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising from Loans and Letter of Credit Obligations that were not used for such purposes and second to the Obligations arising from Loans and Letter of Credit Obligations the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which such Borrower acquired such rights in or the use of such Collateral. Notwithstanding the foregoing, amounts received from any Borrower or any Guarantor that is not an ECP shall not be applied to any Excluded Hedge Obligations (it being understood that, in the case of clauses (i), (ii) and (iii), in the event that any amount is applied to the Obligations other than Excluded Hedge Obligations as a result of this clause, Agent shall make such adjustments as it determines are appropriate to distributions pursuant to the “fifth” step and the “seventh” step or the “thirteenth” step and the “fifteenth” step, as applicable, in each case as set forth above, from amounts received from an ECP to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to the Obligations described in the “fifth” step and the “seventh” step above or the “thirteenth” step and the “fifteenth” step above, as applicable, by the holders of any Excluded Hedge Obligations are the same as the proportional aggregate recoveries with respect to other Obligations pursuant to the “fifth” step and the “seventh” step above or the “thirteenth” step and the “fifteenth” step above, as applicable).

(b)               During the continuance of an Event of Default, at the election of Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees, costs and expenses pursuant to Section 9.22), and other sums payable under the Financing Agreements, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Administrative Borrower pursuant to Section 2.11 or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with Agent. The Borrowers hereby irrevocably authorize, during the continuance of an Event of Default, (i) Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Financing Agreements and agrees that all such amounts charged shall constitute Loans (including Swingline Loans and Overadvances) and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.11 and (ii) Agent to charge any deposit account of any Borrower maintained with Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Financing Agreements.

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(c)               Unless Agent shall have received, prior to any date on which any payment is due to Agent for the account of the Lenders or the Issuing Bank pursuant to the terms hereof or any other Financing Agreement, notice from the Administrative Borrower that the Borrowers will not make such payment, Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it but excluding the date of payment to Agent, at the greater of the NYFRB Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation.

(d)               Borrowers shall make all payments to Agent and Lenders on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent, any Lender or Issuing Bank is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender. Borrowers and Guarantors shall be liable to pay to Agent and Lenders, and do hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds so surrendered or returned and to the extent thereof. This Section 6.4(d) shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination of this Agreement.

6.5              [Reserved].

6.6              Authorization to Make Loans. Agent and Lenders are authorized to make the Loans and Issuing Bank is authorized to issue Letters of Credit based upon telephonic or other instructions received from anyone purporting to be an Authorized Officer of Administrative Borrower or any Borrower or other authorized Person or, at the discretion of Agent, if such Loans are necessary to satisfy any Obligations; provided, that, Agent and Lenders shall direct the Loans only into those accounts of Borrowers authorized in writing by an Authorized Officer. The foregoing sentence notwithstanding, if Agent or a Lender makes a Loan into an account of any Borrower designated by a Person who no longer is an Authorized Officer and Agent did not receive prior written notice that such Person is no longer an Authorized Officer, such Loan will still be considered an Obligation hereunder. All Loans and Letters of Credit under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, any Borrower or Guarantor when deposited to the credit of any Borrower or Guarantor or otherwise disbursed or established in accordance with the instructions of any Borrower or Guarantor or in accordance with the terms and conditions of this Agreement.

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6.7              Use of Proceeds.

(a)               Borrowers shall use the initial proceeds of the Revolving Loans and Letters of Credit hereunder only for costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements and consummation of any other permitted transactions contemplated hereby which will take place on or about the date hereof and costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Revolving Loans made or Letters of Credit provided to or for the benefit of any Borrower pursuant to the provisions hereof shall be used by such Borrower only to finance Permitted Acquisitions and for general operating, working capital and other proper corporate purposes of such Borrower (including the intercompany funding of Borrowers and Guarantors) not otherwise prohibited by the terms hereof. None of the proceeds of any Loans or Letters of Credit will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulation U of the Federal Reserve Board, as amended. Notwithstanding the foregoing, no proceeds of Revolving Loans may be used to make any payment in respect of the Badcock Term Obligations unless, at the time of making any such payment and immediately after giving effect thereto, the Required Conditions shall have been satisfied. For purposes of the foregoing, the reference to “Specified Transaction” in the definition of Required Conditions shall be deemed to include any proposed payment in respect of the Badcock Term Obligations.

(b)               No Borrower will request any Loan or Letter of Credit, and no Borrower or Guarantor shall use, and each Borrower and Guarantor shall procure that its Subsidiaries and its and their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit (i) directly or, to the Knowledge of such Borrower or Guarantor, indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent that such activities, businesses or transaction would be prohibited by applicable Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

6.8              Appointment of Administrative Borrower as Agent for Requesting Loans and Receipts of Loans and Statements.

(a)               Each Borrower hereby irrevocably appoints FRG as Administrative Borrower and, as such, constitutes Administrative Borrower as its agent and attorney-in-fact to request and receive Loans and Letters of Credit pursuant to this Agreement and the other Financing Agreements from Agent or any Lender in the name or on behalf of such Borrower. Agent and Lenders may disburse the Loans to such bank account of Administrative Borrower or a Borrower or otherwise make such Loans to a Borrower and provide such Letter of Credit to a Borrower as Administrative Borrower may designate or direct, without notice to any other Borrower or Guarantor. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

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(b)               Administrative Borrower hereby accepts the appointment by Borrowers to act as the agent and attorney-in-fact of Borrowers pursuant to this Section 6.8. Administrative Borrower shall have and may exercise such powers under the Financing Agreements as are specifically delegated to Administrative Borrower by the terms of each thereof, including, but not limited to ensuring that the disbursement of any Loans to each Borrower requested by or paid to or for the account of a Borrower, or the issuance of any Letter of Credit for a Borrower hereunder, shall be paid to or for the account of such Borrower, together with such powers as are reasonably incidental thereto.

(c)               Each Borrower and other Guarantor hereby irrevocably appoints and constitutes Administrative Borrower as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements.

(d)               Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower or any Guarantor by Administrative Borrower shall be deemed for all purposes to have been made by such Borrower or Guarantor, as the case may be, and shall be binding upon and enforceable against such Borrower or Guarantor to the same extent as if made directly by such Borrower or Guarantor.

(e)               The Administrative Borrower may execute any of its duties as the Administrative Borrower hereunder and under any other Financing Agreements by or through Authorized Officers.

(f)                No purported termination of the appointment of Administrative Borrower as agent as aforesaid shall be effective, except after ten days’ prior written notice to Agent.

6.9              Pro Rata Treatment. Except to the extent otherwise provided in this Agreement or as otherwise agreed by Lenders: (a) the making and conversion of Revolving Loans shall be made among the Revolving Lenders based on their respective Pro Rata Shares as to the Revolving Loans and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares of such Loans, as applicable, and shall be distributed accordingly.

6.10          Sharing of Payments, Etc.

(a)               Each Borrower and Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of such Borrower or Guarantor at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to such Borrower or Guarantor), in which case it shall promptly notify Administrative Borrower and Agent thereof; provided, that, such Lender’s failure to give such notice shall not affect the validity thereof.

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(b)               If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements and Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with their respective Pro Rata Shares; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(c)               Each Borrower and Guarantor agrees that any Lender purchasing a participation (or direct interest) as provided in this Section may exercise, in a manner consistent with this Section, all rights of setoff, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

(d)               Nothing contained herein shall require any Lender to exercise any right of setoff, banker’s lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Borrower or Guarantor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Secured Parties and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

6.11          Settlement Procedures.

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(a)               In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Agent may, at its option, subject to the terms of this Section, make available, on behalf of Lenders, the full amount of the Revolving Loans requested or charged to any Borrower’s loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without requirement of prior notice to Lenders of the proposed Revolving Loans.

(b)               With respect to all Revolving Loans made by Agent on behalf of Lenders as provided in this Section, the amount of each Lender’s Pro Rata Share of the outstanding Revolving Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Revolving Loans as of 5:00 p.m. New York time on the Business Day immediately preceding the date of each settlement computation; provided, that, Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week. Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Revolving Loans for such period (such week or lesser period or periods being hereinafter referred to as a “Settlement Period”). If the summary statement is sent by Agent and received by a Lender prior to 11:00 a.m. New York time, then such Lender shall make the settlement transfer described in this Section by no later than 3:00 p.m. New York time on the same Business Day and if received by a Lender after 11:00 a.m. New York time, then such Lender shall make the settlement transfer by not later than 3:00 p.m. New York time on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the amount of a Lender’s Pro Rata Share of the outstanding Revolving Loans is more than such Lender’s Pro Rata Share of the outstanding Revolving Loans as of the end of the previous Settlement Period, then, if the summary statement is prepared and delivered to Lenders by Agent prior to 11:00 a.m. New York City time, then Agent shall make the transfer described in this Section by no later than 3:00 p.m. New York City time on the same Business Day and if prepared and delivered to Lenders by Agent after 11:00 a.m. New York City time, then Agent shall make the transfer by no later than 3:00 p.m. New York City time on the next Business Day following the date of receipt, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase. Alternatively, if the amount of a Lender’s Pro Rata Share of the outstanding Revolving Loans in any Settlement Period is less than the amount of such Lender’s Pro Rata Share of the outstanding Revolving Loans for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent. Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Revolving Loans and Letters of Credit. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Revolving Loans to the extent such Revolving Loans have been funded by such Lender. Because the Agent on behalf of Lenders may be advancing and/or may be repaid Revolving Loans prior to the time when Lenders will actually advance and/or be repaid such Revolving Loans, interest with respect to Revolving Loans shall be allocated by Agent in accordance with the amount of Revolving Loans actually advanced by and repaid to each Lender and the Agent and shall accrue from and including the date such Revolving Loans are so advanced to but excluding the date such Revolving Loans are either repaid by Borrowers or actually settled with the applicable Lender as described in this Section.

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(c)               To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Revolving Loans by a Borrower, Agent may apply such amounts repaid directly to any amounts made available by Agent pursuant to this Section. In lieu of weekly or more frequent settlements, Agent may, at its option, at any time require each Lender to provide Agent with immediately available funds representing its Pro Rata Share of each Revolving Loan, prior to Agent’s disbursement of such Revolving Loan to a Borrower (or Administrative Borrower on behalf of such Borrower). In such event, all Revolving Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of Loans. No Lender shall be responsible for any default by any other Lender in the other Lender’s obligation to make a Revolving Loan requested hereunder nor shall the Revolving Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender’s obligation to make a Revolving Loan hereunder.

(d)               If Agent is not funding a particular Revolving Loan to a Borrower (or Administrative Borrower for the benefit of such Borrower) pursuant to Sections 6.11(a) and 6.11(b) above on any day, but is requiring each Lender to provide Agent with immediately available funds on the date of such Revolving Loan as provided in Section 6.11(c) above, Agent may assume that each Lender will make available to Agent such Lender’s Pro Rata Share of the Revolving Loan requested or otherwise made on such day and Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to or for the benefit of such Borrower on such day. If Agent makes such corresponding amount available to a Borrower and such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the NYFRB Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent’s option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three days of Agent’s demand, at the highest interest rate provided for in Section 3.1 hereof applicable to ABR Loans. During the period in which such Lender has not paid such corresponding amount to Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Agent to or for the benefit of any Borrower shall, for all purposes hereof, be a Revolving Loan made by Agent for its own account. Upon any such failure by a Lender to pay Agent, Agent shall promptly thereafter notify Administrative Borrower of such failure and Borrowers shall pay such corresponding amount to Agent for its own account within five Business Days of Administrative Borrower’s receipt of such notice, which shall constitute a payment on account of Obligations.

(e)               Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Revolving Commitment hereunder or to prejudice any rights that any Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Revolving Commitment.

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6.12          Obligations Several; Independent Nature of Lenders’ Rights. The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or Revolving Commitment of any other Lender hereunder. Nothing contained in this Agreement or any of the other Financing Agreements and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 12.3 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 7.	COLLATERAL REPORTING AND COVENANTS

7.1              Collateral Reporting.

(a)               Borrowers and Guarantors shall maintain complete and accurate books and records in all material respects with respect to the Collateral owned by it. Borrowers and Guarantors shall provide Agent with the following documents in a form reasonably satisfactory to Agent:

(i)                 (A) so long as no Event of Default has occurred and is continuing and no Increased Reporting Period is then in effect, promptly after the end of each fiscal month (but in no event more than twenty (20) days thereafter), a Borrowing Base Certificate setting forth the calculations of each of the AFG Borrowing Base, the PSP Borrowing Base, the TVS Borrowing Base and the Aggregate Borrowing Base, in each case as of the last Business Day of the immediately preceding fiscal month and (B) no more than three Business Days following the last Business Day of each calendar week at any time an Event of Default has occurred and is continuing or an Increased Reporting Period is then in effect, a Borrowing Base Certificate setting forth the calculations of each of the AFG Borrowing Base, the PSP Borrowing Base, the TVS Borrowing Base and the Aggregate Borrowing Base, in each case as of the last Business Day of the immediately preceding calendar week, in each case, duly completed and executed by the chief financial officer, vice president of finance, treasurer, controller or other similar financial officer of Administrative Borrower, together with all schedules required pursuant to the terms of the Borrowing Base Certificate duly completed, including but not limited to an inventory summary report by category as determined by Borrowers in accordance with their current and prior inventory management policies (and upon Agent’s reasonable request, upon the occurrence and during the continuance of an Event of Default letter of credit inventory summary) and identifying where such Inventory is located;

(ii)              prior to the occurrence of each Collateral Reporting Trigger Event, an updated Borrowing Base Certificate reflecting such Collateral Reporting Trigger Event on a pro forma basis and demonstrating that upon giving effect to such Collateral Reporting Trigger Event, the Borrowers will be in compliance with the Revolving Exposure Limitations;

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(iii)            promptly after the end of each fiscal month (but in no event more than fifteen (15) Business Days thereafter) (and more frequently as Agent may reasonably require at any time an Event of Default has occurred and is continuing or an Increased Reporting Period is then in effect), a schedule and aging of the Borrowers’ accounts payable and a listing and aging of Franchisee Receivables of the TVS Borrowers, in each case delivered electronically in a text formatted file acceptable to Agent;

(iv)             promptly after the end of each fiscal month (but in no event more than fifteen (15) Business Days thereafter) (and more frequently as Agent may reasonably require at any time an Event of Default has occurred and is continuing or an Increased Reporting Period is then in effect), inventory summary reports by location and category of Inventory (including the amounts of Inventory and the aggregate value thereof at each retail store location and at premises of warehouses or other third parties or is consigned Inventory); and

(v)               in connection with the delivery of the financial statements pursuant to Section 9.6(a)(i) and Section 9.6(a)(ii), a compliance certificate by the chief financial officer, vice president of finance, treasurer or controller or other similar financial or senior officer of Administrative Borrower (or if no such officer has been appointed or elected, the sole member of Administrative Borrower) consisting of: (1) a statement confirming there are no material past due amounts owing to owners and lessors of leased premises (including retail store locations), warehouses, fulfillment centers, processors, custom brokers, freight forwarders and other third parties from time to time in possession of any Collateral having a Value equal to or greater than $5,000,000, (2) the addresses of all new retail store or distribution center locations of Borrowers and Guarantors opened and existing retail store or distribution center locations closed or sold, in each case since the date of the most recent certificate delivered to Agent containing the information required under this clause, (3) a list of any new Deposit Account established by any Borrower or Guarantor with any bank or other financial institution, including the Borrower or Guarantor in whose name the account is maintained, the account number, the name and address of the financial institution at which such account is maintained, the purpose of such account and, if any, the amount held in such account on or about the date of such compliance certificate and (4) a statement that all sales and use taxes have been paid when due as of the date of the compliance certificate, except as specifically described in such compliance certificate and except where the non-payment of such sales and use taxes involves an aggregate amount of less than $5,000,000.

(b)               Upon Agent’s reasonable request, Borrowers shall provide Agent with the following documents in a form reasonably satisfactory to Agent: (i) perpetual inventory summary reports by sku for each retail store location, (ii) summary reports on sales and use tax collections, deposits and payments, including monthly sales and use tax accruals, (iii) a report of aggregate credit card sales for the requested period, including the amount of the chargebacks, fees, and credits with respect thereto and providing an aging of such related Receivables identifying those outstanding more than five Business Days since the sale date giving rise thereto, (iv) a report with franchisee commission payable accruals and (v) true, correct and complete copies of all agreements, documents and instruments relating to any Permitted Acquisition which Agent has not otherwise received; and

(c)               Upon Agent’s reasonable request, Borrowers shall provide such other reports as to the Collateral as Agent shall reasonably request from time to time. If any Borrower’s or Guarantor’s records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Borrower and Guarantor hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent’s instructions with respect to further reasonable services, in each case, at any time that an Event of Default has occurred and is continuing.

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7.2              Accounts Covenants.

(a)               Borrowers shall notify Agent promptly of the assertion of any claims, offsets, defenses or counterclaims by any Account Debtor, Credit Card Issuer or Credit Card Processor or any disputes with any of such Persons or any settlement, adjustment or compromise thereof, to the extent any of the foregoing exceeds $1,000,000 in any one case or $4,000,000 in the aggregate. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account Debtor, Credit Card Issuer or Credit Card Processor except in the ordinary course of a Borrower’s business in accordance with the current and prior practices of such Borrower. So long as an Event of Default has occurred and is continuing, no Borrower shall, without the prior written consent of Agent, settle, adjust or compromise any material claim, offset, counterclaim or dispute with any Account Debtor, Credit Card Issuer or Credit Card Processor. At any time that an Event of Default has occurred and is continuing, Agent shall, at its option, have the exclusive right to approve, settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors, Credit Card Issuers or Credit Card Processors or grant any credits, discounts or allowances.

(b)               Each Borrower shall notify Agent promptly of: (i) any notice of a material default by such Borrower under any of the Credit Card Agreements, (ii) of any default by such Borrower which has a reasonable likelihood of resulting in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to such Borrower and (iii) any notice from any Credit Card Issuer or Credit Card Processor that such Person is ceasing or suspending, or will or may cease or suspend, any present or future payments due or to become due to any Borrower from such Person, or that such Person is terminating or will or may terminate any of the Credit Card Agreements.

(c)               Agent shall have the right at any time or times, in Agent’s name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.

7.3              Inventory Covenants. With respect to the Inventory: (a) each Borrower and Guarantor shall at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Borrower’s or Guarantor’s cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrowers and Guarantors shall conduct physical counts of the Inventory (excluding Inventory located in retail stores that have not been open for more than twelve months) either through periodic cycle counts or wall to wall counts, so that all Inventory located at distribution centers and retail stores that have been open for more than twelve months is subject to such counts at least once each year but at any time or times as Agent may request upon the occurrence and during the continuance of an Event of Default, and promptly following such physical counts of the Inventory (whether through periodic cycle counts or wall to wall counts) shall supply Agent with a report in the form and with such specificity as may be reasonably satisfactory to Agent concerning such physical count; (c) Borrowers and Guarantors shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except (i) for sales of Inventory in the ordinary course of its business, (ii) for sales, returns and exchanges of Inventory to manufacturers and suppliers in the ordinary course of business; (iii) to move Inventory directly from one location set forth or permitted herein to another such permitted location and (iv) for Inventory shipped from the manufacturer thereof to such Borrower or Guarantor which is in transit to the locations set forth or permitted herein; (d) upon Agent’s request, Borrowers shall, at their expense, no more than one time in any twelve-month period (and one additional time in any twelve-month period as Agent may request and at Borrowers’ expense if Excess Availability is less than 20% of the Borrowing Cap at any time during such period), but at any time or times as Agent may reasonably request upon the occurrence and during the continuance of an Event of Default or if there is a Material Adverse Effect (at Borrowers’ sole expense), deliver or cause to be delivered to Agent written appraisals in respect of each Borrowing Base as to the Inventory in form, scope and methodology reasonably acceptable to Agent and by an appraiser reasonably acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely; (e) Borrowers and Guarantors shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, to the extent applicable, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) none of the Inventory or other Collateral constitutes farm products or the proceeds thereof; (g) as between Agent and Secured Parties and Borrowers and Guarantors, each Borrower and Guarantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h) Borrowers and Guarantors shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate any Borrower or Guarantor to repurchase such Inventory other than returns and exchanges of Inventory from customers in the ordinary course business of such Borrower or Guarantor consistent with the then current return policy of such Borrower or Guarantor; (i) Borrowers and Guarantors shall keep the Inventory in good and marketable condition; and (j) Borrowers and Guarantors shall not, without prior written notice to Agent or the specific identification of such Inventory in a report with respect thereto provided by Administrative Borrower to Agent pursuant to Section 7.1(a) hereof, acquire or accept any Inventory on consignment or approval except for (x) magazines, stationery and greeting cards, and (y) perishable food stuffs of a de minimis value.

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7.4              Equipment and Real Property Covenants. With respect to the Equipment and Real Property: (a) upon Agent’s request, Borrowers and Guarantors shall, at their expense, no more than one time as Agent may request upon the occurrence and during the continuance of an Event of Default, deliver or cause to be delivered to Agent written appraisals as to the Equipment in form, scope and methodology reasonably acceptable to Agent and by an appraiser reasonably acceptable to Agent, addressed to Agent and upon which Agent is expressly permitted to rely; (b) Borrowers and Guarantors shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear and casualty and condemnation excepted); (c) Borrowers and Guarantors shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws except where the failure to so use would not result in a Material Adverse Effect; (d) the Equipment is and shall be used in the business of Borrowers and Guarantors and not for personal, family, household or farming use; (e) Borrowers and Guarantors shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of its business or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of such Borrower or Guarantor in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrowers and Guarantors shall not permit any part of the Equipment to be or become a part of or affixed to real property except where the failure to do so would not have a Material Adverse Effect; and (g) each Borrower and Guarantor assumes all responsibility and liability arising from the use of the Equipment.

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7.5              Delivery of Instruments, Chattel Paper and Documents. In the event that any Borrower or Guarantor shall be entitled to or shall at any time after the date hereof hold or acquire any Chattel Paper or Instruments constituting Collateral or any Documents evidencing or constituting Collateral with an individual face amount in excess of $5,000,000, such Borrower or Guarantor shall promptly deliver to Agent any such Chattel Paper, Instruments and/or Documents along with such other documents as Agent may reasonably require pursuant to which such Borrower or Guarantor will pledge such additional Collateral. Such Borrower or Guarantor herby authorizes Agent to attach such supplemental documents to this Agreement and agrees that all additional Collateral owned by it set forth in such supplemental documents shall be considered to be part of the Collateral.

7.6              [Reserved].

7.7              Power of Attorney.

(a)               Each Borrower and Guarantor hereby irrevocably designates and appoints Agent (and all Persons reasonably designated by Agent) as such Borrower’s and Guarantor’s true and lawful attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, subject to the Intercreditor Agreements, each Borrower and Guarantor authorizes Agent, in such Borrower’s, Guarantor’s or Agent’s name, to: (i) at any time after an Event of Default has occurred and is continuing and written notice by the Agent to the Administrative Borrower of its intent to exercise such rights (provided that such notice is not required if (x) an Event of Default under Section 10.1(g) or (h) shall have occurred and is continuing or (y) payment of the Loans shall be due by acceleration) (A) demand payment on Receivables or other Collateral, (B) clear Inventory the purchase of which was financed with Letters of Credit through U.S. Customs or foreign export control authorities in any Borrower’s or Guarantor’s name, Agent’s name or the name of Agent’s designee, and to sign and deliver to customs officials powers of attorney in such Borrower’s or Guarantor’s name for such purpose, and to complete in Borrower’s, Guarantor’s or Agent’s name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, (C) enforce payment of Receivables by legal proceedings or otherwise, (D) exercise all of such Borrower’s or Guarantor’s rights and remedies to collect any Receivable or other Collateral, (E) in a commercially reasonable manner, sell or

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assign any Receivable upon such terms, for such amount and at such time or times as the Agent deems advisable, (F) settle, adjust, compromise, extend or renew an Account, (G) discharge and release any Receivable, (H) prepare, file and sign such Borrower’s or Guarantor’s name on any proof of claim in bankruptcy or other similar document against an Account Debtor or other such Borrower or Guarantor in respect of any Receivables or other Collateral, (I) notify the post office authorities to change the address for delivery of remittances from Account Debtors or other Borrowers or Guarantors in respect of Receivables or other proceeds of Collateral to an address designated by Agent, and open and dispose of all mail addressed to any Borrower or Guarantor and handle and store all mail relating to the Collateral, provided, that Agent shall turn over to such Borrower or Guarantor any such mail that that does not constitute a remittance from an Account Debtor or other Borrower or Guarantor in respect of Receivables or other proceeds of Collateral; (J) do all acts and things which are necessary, in Agent’s determination, to fulfill such Borrower’s or Guarantor’s obligations under this Agreement and the other Financing Agreements and (K) subject to the Intercreditor Agreement, with respect to Intellectual Property, execute, deliver and record, any and all agreements, instruments, documents and papers to evidence the Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of Borrowers and Guarantors relating thereto or represented thereby, assign any Intellectual Property or license, throughout the world, (ii) at any time an Event of Default has occurred and is continuing and during any Compliance Period, (A) have access to any lockbox or postal box into which remittances from Account Debtors or other Borrowers or Guarantors in respect of Receivables or other proceeds of Collateral are sent or received, (B) endorse such Borrower’s or Guarantor’s name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Agent and any Lender and deposit the same in Agent’s account for application to the Obligations, (C) take control in any manner of any item of payment in respect of Receivables or constituting collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Agent or any Lender, (D) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of Agent’s security interest in the Collateral, (E) to contact and enter into one or more agreements with the issuers of uncertificated Securities which are Collateral or with securities intermediaries holding Collateral as may be necessary or advisable to give Agent Control over such Collateral, (F) to demand payment or enforce payment of the Receivables in the name of Agent or such Borrower or Guarantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (G) to sign such Borrower’s or Guarantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Borrower or Guarantor, assignments and verifications of Receivables, (H) to settle, adjust, compromise, extend or renew the Receivables, (I) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (J) to prepare, file and sign such Borrower’s or Guarantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, and (K) to change the address for delivery of mail addressed to such Borrower or Guarantor to such address as Agent may designate and to receive, open and dispose of all mail addressed to such Borrower or Guarantor, (iii) at any time to (A) endorse Borrower’s name upon any Chattel Paper, document, Instrument, invoice, or similar document or agreement relating to any Receivable or any Goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, and (B) sign

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such Borrower’s or Guarantor’s name on any verification of Receivables and notices thereof to Account Debtors or any secondary Guarantors or other Guarantors in respect thereof. Such Borrower or Guarantor agrees to reimburse Agent on demand for any payment made or any expense incurred by Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Borrower or Guarantor of any of its obligations under this Agreement. All acts of said attorney or designee are hereby ratified and approved. The powers conferred on Agent, for the benefit of the Agent and Lenders under this Section 7.7 are solely to protect Agent’s interests in the Collateral and shall not impose any duty upon Agent or any Lender to exercise any such powers. Each Borrower and Guarantor hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent’s or any Lender’s own gross negligence, bad faith or willful misconduct or that of any of their controlled Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

(b)               Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS SECTION 7.7 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 13. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER AGENT, NOR ANY LENDER, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

7.8              Right to Cure. Agent may, at its option, upon written notice to Administrative Borrower, (a) cure any default by any Borrower or Guarantor under any material agreement with a third party that materially and adversely affects the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent or any Lender therein or the ability of any Borrower or Guarantor to perform its obligations hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any judgment entered against any Borrower or Guarantor, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Agent’s reasonable judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto. Agent may add any amounts so expended to the Obligations and charge any Borrower’s account therefor, such amounts to be repayable by Borrowers on demand. Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower or Guarantor. Any payment made or other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

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7.9              Access to Premises. From time to time as reasonably requested by Agent, at the cost and expense (subject to Section 9.22 hereof) of Borrowers, (a) Agent or its designee (including employees of the Agent, any Lender or any consultants, accountants, lawyers, agents and appraisers retained by the Agent) shall have reasonable access, so as (if no Event of Default has occurred and is continuing) not to interfere with the operations of such Borrower or Guarantor to all of each Borrower’s and Guarantor’s premises during normal business hours and after notice to Administrative Borrower, or at any time and without notice to any Borrower or any Guarantor if an Event of Default has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Borrower’s and Guarantor’s leases, books and records, including the Records, visiting and inspecting each Borrower’s and Guarantor’s properties and conducting at each Borrower’s and Guarantor’s premises field examinations of such Borrower’s and Guarantor’s assets, liabilities, books and records, including examining and making extracts from its books and records, environmental assessment reports and Phase I or Phase II studies, (b) each Borrower and Guarantor shall permit any representatives designated by the Agent or any Lender (including employees of the Agent, any Lender or any consultants, accountants, lawyers, agents and appraisers retained by the Agent), upon reasonable prior notice, to discuss its affairs, finances and condition with its officers and independent accountants (and hereby authorizes the Agent and each Lender to contact its independent accountants directly) and to provide contact information for each bank where each Borrower or Guarantor has a depository and/or securities account and each such Borrower and Guarantor hereby authorizes the Agent and each Lender to contact the bank(s) in order to request bank statements and/or balances, all at such reasonable times and as often as reasonably requested and (c) each Borrower and Guarantor shall promptly furnish to Agent such copies of such leases, books and records or extracts therefrom as Agent may request (subject to the confidentiality agreement set forth in Section 13.5 hereof), and Agent or any Lender or Agent’s designee (including employees of the Agent, any Lender or any consultants, accountants, lawyers, agents and appraisers retained by the Agent) may use during normal business hours such of any Borrower’s and Guarantor’s personnel, Equipment, supplies and premises as may be reasonably necessary for the foregoing (and as will not materially interfere with the business of the Loan Parties) and if an Event of Default has occurred and is continuing for the collection of Receivables and realization of other Collateral. Borrowers and Guarantors further agree that, during the course of such on-site Record examinations, Agent may review reports by retail store location of sales and operating profits of Borrowers and Guarantors, but may not make copies of such reports or remove them from such Borrower’s or Guarantor’s premises.

Section 8.	REPRESENTATIONS AND WARRANTIES

Each Borrower and Guarantor hereby represents and warrants to Agent, Lenders and Issuing Bank the following, the truth and accuracy of which are a continuing condition of the making of Loans and Issuing Bank’s providing of Letters of Credit:

8.1              Corporate Existence, Power and Authority. Each Borrower and Guarantor is (x) a corporation duly organized and in good standing (to the extent such concept exists in the relevant jurisdictions) under the laws of its jurisdiction of incorporation and (y) is duly qualified as a foreign corporation and in good standing (to the extent such concept exists in the relevant jurisdictions) in all states or other jurisdictions where such qualification is required, except for those other jurisdictions in which the failure to so qualify would not reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within each Borrower’s and Guarantor’s company powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate of formation, operating agreement, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Borrower or Guarantor, except, (i) with respect to clause (a) above (other than with respect to any Borrower) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (ii) with respect to clause (c) above, where such contravention of law would not reasonably be expected to result in a Material Adverse Effect and (iii) with respect to (d) above, the creation of the security interest in the Collateral in favor of Agent and Secured Parties pursuant to the terms of the Financing Agreements and to the extent that the imposition of such lien, security interest, charge or other encumbrance, as the case may be, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. This Agreement and the other Financing Agreements to which any Borrower or Guarantor is a party constitute legal, valid and binding obligations of such Borrower and Guarantor enforceable in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws limiting creditors’ rights generally or by general equitable principles.

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8.2              Name; State of Organization; Chief Executive Office; Collateral Locations.

(a)               The exact legal name, as of the Closing Date, of each Borrower and Guarantor is as set forth on the signature page of this Agreement and in the Information Certificate. No Borrower or Guarantor has, during the five years prior to the Closing Date, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.

(b)               Each Borrower and Guarantor is an organization of the type and organized in the jurisdiction set forth, as of the Closing Date, in the Information Certificate. The Information Certificate accurately sets forth, as of the Closing Date, the organizational identification number of each Borrower and Guarantor or accurately states that such Borrower or Guarantor has none and accurately sets forth, as of the Closing Date, the federal employer identification number of each Borrower and Guarantor.

(c)               As of the Closing Date, the chief executive office and mailing address of each Borrower and Guarantor and each Borrower’s and Guarantor’s Records concerning Accounts are located only at the address identified as such in Schedule 8.2(a) hereto and the only other places of business and other locations (if different from the locations listed in Schedule 8.2(a)) where any Borrower or Guarantor maintains any tangible personal property with a value in excess of $5,000,000 (including Inventory and Equipment), if any, are the addresses set forth in Schedule 8.2(b) hereto, subject to the rights of any Borrower or Guarantor to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies, as of the Closing Date, any of such locations which are not owned by a Borrower or Guarantor and sets forth the owners and/or operators of all locations which are not retail store locations.

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8.3              Financial Statements; No Material Adverse Change. All financial statements relating to any Borrower or Guarantor which have been or may hereafter be delivered by any Borrower or Guarantor to Agent and Lenders have been prepared in accordance with GAAP (except as otherwise disclosed in any notes thereto and as indicated in the notes thereto and as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of such Borrower and Guarantor as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers and Guarantors to Agent prior to the date of this Agreement, there has been no act, condition or event which has had or is reasonably likely to have a Material Adverse Effect since the date of the most recent audited financial statements of any Borrower or Guarantor furnished by any Borrower or Guarantor to Agent prior to the date of this Agreement.

8.4              Priority of Liens; Title to Properties. Upon the filing of the UCC financing statements required pursuant to the Financing Agreements and the recording of the forms of trademark security agreements, copyright security agreement and patent security agreements, as applicable, in the forms set forth on Exhibit I with the United States Patent and Trademark Office and United States Copyright Office, as applicable, the security interests and liens granted to Agent under this Agreement and the other Financing Agreements shall constitute valid and perfected liens and security interests in and upon the Collateral in accordance with the terms hereof and with the priority required by the Financing Agreements, subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof (a) except for Borrower’s money, and vehicles and other assets the perfection of a security interest in which is governed by Section 9-303 of the Uniform Commercial Code, (b) subject to, with respect to Deposit Accounts, Section 5.2(d) hereof, and (c) with respect to Intellectual Property registrations and applications (but not including “intent-to-use”) applications) in the United States only, and only if and to the extent perfection may be achieved by the filing of security interests in the United States Patent and Trademark Office and United States Copyright Office), except that additional filings may have to be made in the United States Patent and Trademark Office and United States Copyright Office, as applicable, to perfect the security interest and lien of Agent in any issuances, registrations, or applications for registration of any Intellectual Property acquired by any Borrower or Guarantor after the date hereof. Each Borrower and Guarantor has good fee simple title to, or valid leasehold interests in, all of its Real Property that is material to its business, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

8.5              Tax Returns. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Borrower and Guarantor (a) have timely filed or caused to be filed all Tax returns and reports required to have been filed and (b) have paid or caused to be paid all Taxes levied or imposed on their properties, income or assets otherwise due and payable (whether or not shown on a Tax return), except any Taxes that are being contested in good faith by appropriate proceedings, provided that such Borrower or such Guarantor, as the case may be, has set aside on its books adequate reserves therefor in accordance with GAAP. There is no proposed Tax assessment, deficiency or other claim against the Borrower or any Subsidiary that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect

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8.6              Litigation. Except as set forth on Schedule 8.6 hereto, there is no action, suit, proceeding or claim by any Governmental Authority or Person pending, or to the best of any Borrower’s or Guarantor’s knowledge threatened in writing, against or affecting any Borrower or Guarantor, its or their assets or business, or against or affecting any transactions contemplated by this Agreement that (i) is not covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) involves any challenge to the validity or enforceability of any material provision of any Financing Agreement (including, without limitation, any provision relating to the Borrowers’ or Guarantors’ obligations to repay the Obligations or any provision relating to the validity or perfection of any lien created by any Financing Agreement) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

8.7              Compliance with Applicable Laws. Except as could not reasonably be expected to have a Material Adverse Effect, Borrowers and Guarantors are in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to their businesses.

8.8              Environmental Compliance.

(a)               Except as would not reasonably be expected to have a Material Adverse Effect, (i) Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any applicable Environmental Law or any permit issued to Borrower under Environmental Law, and (ii) the operations of Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor complies in all material respects with all Environmental Laws and all permits issued to Borrowers and Guarantors under Environmental Law.

(b)               Except as would not reasonably be expected to have a Material Adverse Effect, none of any Borrower or any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has, to the knowledge of any Borrower, become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) has, to the knowledge of any Borrower, any basis to reasonably expect that any Borrower or any of its Subsidiaries will become subject to any Environmental Liability.

(c)               Except as would not reasonably be expected to have a Material Adverse Effect, Borrowers, Guarantors and their Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

(d)               Except as would not reasonably be expected to have a Material Adverse Effect, Guarantors and their Subsidiaries have all permits required to be obtained or filed in connection with the operations of Borrowers and Guarantors under any Environmental Law and all of such licenses, certificates, approvals or similar authorizations and other permits are valid and in full force and effect.

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(e)               This Section 8.8 sets forth the sole representations and warranties of Borrower with respect to Environmental Laws and Hazardous Materials and, notwithstanding any other provision in this Agreement to the contrary, no other representation or warranty is made in this Agreement with respect to environmental matters.

8.9              Employee Benefits.

(a)               Except as could not reasonably be expected to have a Material Adverse Effect, each Plan has been established, maintained, funded, operated and administrated in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law and each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter (or a favorable opinion letter) from the Internal Revenue Service or is still within the remedial amendment period (as defined in Section 401(b) of the Code) to obtain a favorable determination letter and, to the best of each Borrower’s and Guarantor’s knowledge, nothing has occurred that could reasonably be expected to cause the revocation of such letter or the unavailability of reliance on such letter. Each Borrower and Guarantor and its respective ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any such Plan.

(b)               Except as could not reasonably be expected to have a Material Adverse Effect, (i) there are no pending, or to the best of each Borrower’s and Guarantor’s knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan, and (ii) there has been no non-exempt prohibited transaction under Section 406 of ERISA or violation of the fiduciary responsibility rules under Section 404(a)(1) of ERISA with respect to any Plan.

(c)               Except as could not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of the assets of each Plan (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the Code) are not exceeded by such Plan’s liabilities under Section 4001(a)(16) of ERISA in an amount that could reasonably be expected to have a Material Adverse Effect; (iii) no Borrower or Guarantor nor any of its respective ERISA Affiliates have incurred nor do any of them reasonably expect to incur any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any of its ERISA Affiliates have incurred nor do any of them reasonably expect to incur any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (v) neither Borrower nor any of its ERISA Affiliates has engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA; and (vi) no Plan is a “welfare benefit plan” (as defined in Section 3(1) of ERISA that provides post-termination or retiree life insurance, health or other welfare benefits to any person, except pursuant to Section 4980B of the Code or any other applicable law and with respect to which the recipient pays the full premium cost of such coverage.

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8.10          Bank Accounts. All of the Deposit Accounts, investment accounts or other accounts in the name of or used by any Borrower or Guarantor maintained at any bank or other financial institution are set forth in Schedule 8.10 hereto, subject to the right of each Borrower and Guarantor to establish new accounts in accordance with Section 5.2 hereof.

8.11          Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect, to the knowledge of Borrowers, each Borrower and Guarantor owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted (collectively, “IP Rights”). On the Closing Date, no Borrower or Guarantor owns any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office other than those described in Schedule 8.11(a) hereto. Each Borrower and Guarantor is the sole and exclusive owner of the entire and unencumbered right, title, and interest in and to all Intellectual Property used in the operation of its business, or, in the case of Intellectual Property used in the operation of their business and wholly or partly owned by other Persons, each Borrower or Guarantor, as the case may be, has a valid and enforceable license, option or other right, as the case may be, to use such Intellectual Property, except in each case as would not reasonably be expected to have a Material Adverse Effect; and except as could not reasonably be expected to have a Material Adverse Effect, to the knowledge of Borrowers, the Intellectual Property owned by each Borrower or Guarantor is valid, subsisting, and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or part. Except as described in Schedule 8.11(c) hereto, to each Borrowers’ and Guarantor’s knowledge, no event has occurred which could reasonably be expected to result in after notice or passage of time or both, the revocation, suspension or termination of Intellectual Property rights included in the Collateral, the revocation, suspension or termination of which could reasonably be expected to have a Material Adverse Effect. To Borrowers’ knowledge, except as could not reasonably be expected to have a Material Adverse Effect, no IP Rights owned by the Borrowers or Guarantors and used in the operation of their respective businesses as currently conducted infringes upon any Intellectual Property rights held by any Person, except for such infringements that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No written claim or litigation regarding any of the IP Rights, is pending or, to the knowledge of any Loan Party, threatened against any Loan Party or Subsidiary, and which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

8.12          Subsidiaries; Capitalization; Solvency.

(a)               Each Borrower and Guarantor does not have any direct or indirect Subsidiaries and is not engaged in any joint venture or partnership except as set forth in Schedule 8.12 hereto and except as may be acquired, formed or entered into in connection with a Permitted Acquisition or otherwise and in accordance with Section 9.20 hereof.

(b)               Each Borrower and Guarantor is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock of each of the Subsidiaries listed on Schedule 8.12 hereto as being owned by such Borrower or Guarantor and except as described on Schedule 8.12 hereto, there are no proxies, irrevocable or otherwise, with respect to such shares and no equity Securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of its Capital Stock or Securities convertible into or exchangeable for such shares.

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(c)               As of the Closing Date, the issued and outstanding shares of Capital Stock of each Borrower and Subsidiary Guarantor are directly and beneficially owned and held by the Persons indicated in the Information Certificate, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except for liens created hereunder and under the other Financing Agreements or as permitted by Section 9.8 hereof.

(d)               The Loan Parties, taken as a whole, are Solvent and will continue to be Solvent immediately after giving effect to the creation of the Obligations, the granting of security interests of Agent and the other transactions contemplated hereunder, or in connection with any of the foregoing. In the event that FRG is the Borrower of such Borrowing, immediately before and after giving effect to such Borrowing, each Borrower whose Borrowing Base is being utilized is Solvent and will continue to be Solvent.

8.13          Labor Disputes.

(a)               Set forth on Schedule 8.13 hereto is a list of all collective bargaining or similar agreements between or applicable to each Borrower and Guarantor and any union, labor organization or other bargaining agent in respect of the employees of any Borrower or Guarantor in force on the Closing Date.

(b)               Except as could not reasonably be expected to have a Material Adverse Effect, (i) there is no unfair labor practice complaint pending against any Borrower or Guarantor or, to the best of any Borrower’s or Guarantor’s knowledge, threatened against it, before the National Labor Relations Board, and no grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the Closing Date against any Borrower or Guarantor or, to best of any Borrower’s or Guarantor’s knowledge, threatened against it, (ii) there is no strike, labor dispute, slowdown or stoppage is pending against any Borrower or Guarantor or, to the best of any Borrower’s or Guarantor’s knowledge, threatened against any Borrower or Guarantor, and (iii) each Borrower and Guarantor is in compliance with all applicable laws and orders with respect to employment (including applicable laws regarding wage and hour requirements, immigration status, discrimination in employment, employee health and safety, and collective bargaining).

8.14          Restrictions on Subsidiaries. Except for restrictions contained in this Agreement, the other Financing Agreements or any other agreement with respect to Indebtedness of any Borrower or Guarantor permitted hereunder, there are no contractual restrictions binding on any Subsidiary of any Borrower or Guarantor which prohibit or otherwise materially restrict (unless permitted pursuant to Section 9.16) (a) the transfer of cash or other assets (i) between any Borrower or Guarantor and any of its or their Subsidiaries or (ii) between any Subsidiaries of any Borrower or Guarantor or (b) the ability of any Borrower or Guarantor or any of its or their Subsidiaries to incur Indebtedness or grant security interests to Agent or any Lender in the Collateral.

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8.15          Material Contracts. Schedule 8.15 hereto sets forth all Material Contracts to which any Borrower or Guarantor is a party or is bound as of the Closing Date. Borrowers and Guarantors have delivered true, correct and complete copies of such Material Contracts to Agent on or before the date hereof. Borrowers and Guarantors are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract except as would not result in a Material Adverse Effect.

8.16          Credit Card Agreements. Set forth in Schedule 8.16 hereto is a correct and complete list of all of the Credit Card Agreements existing as of the Closing Date between or among any Borrower, Guarantor or any of its Subsidiaries, the Credit Card Issuers and/or the Credit Card Processors. The Credit Card Agreements constitute all of such agreements necessary for each Borrower to operate its business as presently conducted with respect to credit cards and debit cards and no Receivables of any Borrower arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom such Borrower has entered into one of the Credit Card Agreements set forth on Schedule 8.16 hereto or with whom such Borrower has entered into a Credit Card Agreement in accordance with Section 9.18 hereof. Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of the Borrower that is party thereto and, to the best of each Borrower’s and Guarantor’s knowledge, the other parties thereto, enforceable in accordance with their respective terms and is in full force and effect. Except as could not reasonably be expected to (a) have a Material Adverse Effect or (b) result in the cessation of the transfer of payments under any Credit Card Agreement to Blocked Accounts as required under this Agreement, no default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a material default or a material event of default under any of the Credit Card Agreements has occurred and is continuing. The applicable Borrower and the other parties thereto have complied with all of the terms and conditions of the Credit Card Agreements to the extent necessary for such Borrower to be entitled to receive all payments thereunder which constitute proceeds of Eligible Credit Card Receivables. As of the Closing Date, Borrowers have delivered, or caused to be delivered to Agent, true, correct and complete copies of all of the Credit Card Agreements.

8.17          Investment Company Status. No Borrower or Guarantor is required to register as an “investment company” under the Investment Company Act of 1940, as amended from time to time.

8.18          Accuracy and Completeness of Information. All information furnished by or on behalf of any Borrower or Guarantor in writing to Agent or any Lender in connection with this Agreement or any of the other Financing Agreements or any transaction, when taken as a whole, contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not materially misleading. Since the date of the most recently delivered audited financial statements, described in Section 8.3, no event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect, which has not been fully and accurately disclosed to Agent in writing prior to the date hereof. As of the Closing Date, to the best knowledge of any Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects as of the date so furnished.

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8.19          Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent or any Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower or Guarantor shall now or hereafter give, or cause to be given, to Agent or any Lender.

8.20          Reaffirmation of Financing Agreements. Each Borrower and Guarantor hereby confirms its respective pledges, grants of security interests and other obligations, as applicable, under the Existing Credit Agreement and under each other Financing Agreement (as defined in the Existing Credit Agreement) to which it is a party, and agrees that such pledges, grants of security interests and other obligations are not impaired or affected in any manner whatsoever (except as amended hereby or by the Pledge Agreement) and shall continue to be in full force and effect and shall continue to secure all the Obligations, as amended, increased and/or extended pursuant to this Agreement. Each Guarantor hereby confirms its respective guarantees under and subject to the terms of the Guaranty to which such Guarantor is a party, and agrees that such guarantees and other obligations, and the terms of the Guaranty to which it is a party, are not impaired or affected in any manner whatsoever (except as amended hereby) and shall continue to be in full force and effect and shall continue to guarantee all of the Obligations, as amended, increased and/or extended pursuant to this Agreement. Each Borrower and Guarantor hereby further confirms that each other Financing Agreement to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects (except as expressly amended hereby or by any other Financing Agreement entered into in connection with this Agreement).

8.21          Anti-Corruption Laws and Sanctions. Each Borrower or Guarantor, their respective Subsidiaries and to the Knowledge of such Borrower or Guarantor, their respective officers, directors employees and agents, are in compliance with applicable Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Borrower or Guarantor being designated as a Sanctioned Person. None of (a) any Borrower or Guarantor, any Subsidiary or any of their respective directors or officers, or (b) to the knowledge of any such Borrower or Guarantor or Subsidiary, any employee or agent of such Borrower or Guarantor or any Subsidiary that will act in any capacity in connection with or benefit from the Credit Facility established hereby, is a Sanctioned Person. No Loan or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement or the other Financing Agreements will directly or, to the Knowledge of the Borrower or Guarantor, indirectly, violate applicable violate Anti-Corruption Laws or applicable Sanctions.

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8.22          Regulatory Compliance.

(a)               Each Borrower and Subsidiary Guarantor possesses all licenses, permits and registrations that are required to be obtained for the operation of its business subject to renewal in the ordinary course of business, except where the failure to possess such licenses, permits and registrations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All such licenses, permits and registrations are in full force and effect, and there are no actions pending or threatened in writing or, to each Borrower’s or Subsidiary Guarantor’s knowledge, otherwise threatened by any Governmental Authority that seek the revocation, cancellation, suspension or adverse modification thereof, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each Borrower or Subsidiary Guarantor is in compliance with all such licenses, permits and registrations, except for such non-compliance as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b)               Each Borrower and Subsidiary Guarantor is in compliance with, and at all times during the last three years has complied in all respects with, the Federal Food, Drug and Cosmetic Act (“FDCA”) and all regulations promulgated thereunder and with all other laws enforced by the Food and Drug Administration (“FDA”), except for such non-compliance as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each Borrower and Subsidiary Guarantor has in effect Standard Operating Procedures governing, for its private label products, recalls, product ingredient safety reviews and regulatory filings, product claims and claim substantiation, adverse event reporting and complaint handlings. To each Borrower’s and Subsidiary Guarantor’s knowledge, during the three years prior to the Closing Date, products sold by such Borrower or Subsidiary Guarantor were not adulterated or misbranded as defined in the applicable provisions of the FDCA and relevant regulations; except to the extent that the liability to the Borrowers and Subsidiary Guarantors that could reasonably be expected to result from such adulterations or misbrandings would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)               No Borrower or Subsidiary Guarantor has received any written or oral notice from the FDA during the three years prior to the Closing Date of any material violation or alleged material violation of the FDCA, except to the extent that the liability to the Borrowers and Subsidiary Guarantors that could reasonably be expected to result from such violations and alleged violations would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. No Borrower or Subsidiary Guarantor has received any written or oral notice during the last three years that the products it has sold have been the subject of any warning letter, notice of violation, seizure, recall, injunction, regulatory enforcement action, or criminal action issued, initiated, threatened in writing, or to any Borrower’s or Subsidiary Guarantor’s knowledge, otherwise threatened by the FDA or any comparable Governmental Authority, except to the extent that the liability to the Borrowers and Subsidiary Guarantors that could reasonably be expected to result from the foregoing would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, no Borrower or Subsidiary Guarantor has any open product recalls; except to the extent that the liability to the Borrowers and Subsidiary Guarantors that could reasonably be expected to result from such open product recalls would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(d)               In the three years prior to the Closing Date, each Borrower and Subsidiary Guarantor has been in compliance with the Federal Trade Commission Act with respect to the advertising and promotion, product descriptions, and claims for the products it sells, except to the extent that such non-compliance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No Borrower or Subsidiary Guarantor has received written notice of and, to each Borrower’s and Subsidiary Guarantor’s knowledge, there is no written claim filed by the Federal Trade Commission against such Borrower or Subsidiary Guarantor, alleging any violation of any of the laws implemented by it, except to the extent that such violations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(e)               To each Borrower’s or Subsidiary Guarantor’s knowledge, during the past three years, all products sold by such Borrower or Subsidiary Guarantor were manufactured in compliance with, as applicable, FDA current Good Manufacturing Practice regulations set forth at 21 C.F.R. Parts 110 and 111 and FDA Hazard Analysis and Critical Control Point systems and acidified food process requirements, where relevant, except for such non-compliance that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

8.23          Franchise Agreements.

(a)               Schedule 8.23 sets forth a complete and accurate list as of the Closing Date of all Franchise Agreements to which any Loan Party or any of their Subsidiaries is a party.

(b)               Except as set forth on Schedule 8.23, as of the Closing Date, to the knowledge of the Loan Parties, none of the Franchise Agreements contains any grant of exclusive rights to a territory designated therein which conflicts, or potentially conflicts, with any grant of exclusive rights to a territory granted under any other Franchise Agreement.

(c)               Except as could not reasonably be expected to have a Material Adverse Effect, (i) each Loan Party has prepared and maintained each of its Franchise Disclosure Documents, in an accurate and correct manner, (ii) each Loan Party has filed all required Franchise Disclosure Documents required by law in all states and jurisdictions requiring registration and approval prior to any offers or sales of franchises in such states and (iii) each Loan Party has filed all material changes, amendments, renewals thereto on a timely and accurate basis as required under, and required by applicable Requirements of Law. Except as could not reasonably be expected to have a Material Adverse Effect, each Loan Party’s Franchise Disclosure Documents were prepared in compliance with applicable Franchise Laws and disclosure guidelines, and there were no misrepresentations or omissions of information in any Franchise Disclosure Documents at the time such Loan Party was using such Franchise Disclosure Documents. Each Franchise Agreement complies, and the offer and sale of such Franchise Agreement complied, in each case at the time such offer and sale was made, with all Franchise Laws, except to the extent of any non-compliance therewith which could not reasonably be expected to have a Material Adverse Effect.

8.24          Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

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Section 9.	AFFIRMATIVE AND NEGATIVE COVENANTS

Until the Obligations have been Paid in Full, each Borrower and each Guarantor on behalf of themselves and their Subsidiaries covenants and agrees, jointly and severally with all of the other Borrowers and Guarantors and the Lenders, to the covenants contained in this Section 9; provided that, notwithstanding anything to the contrary in this Section 9, all references to the defined terms “Subsidiaries” or “Subsidiary” in this Section 9 shall exclude any Foreign Subsidiary.

9.1              Maintenance of Existence.

(a)               Except as permitted by Section 9.7, each Borrower and Guarantor shall at all times preserve, renew and keep in full force and effect its corporate existence and material rights and franchises with respect thereto and maintain in full force and effect all material governmental licenses, approvals, authorizations, leases, contracts and permits necessary to carry on the business as presently conducted, except where the failure to so preserve, renew or keep in full force and effect would not reasonably be expected to have a Material Adverse Effect.

(b)               No Borrower or Guarantor shall change its name, type of organization, jurisdiction of organization or other legal structure unless each of the following conditions is satisfied: (i) Agent shall have received prompt (and in any event within thirty (30) days or such longer period as reasonably agreed to by Agent) written notice from Administrative Borrower of such change, which notice shall accurately set forth the new name; (ii) Agent shall have received a copy of the amendment to the certificate of formation of such Borrower or Guarantor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of such Borrower or Guarantor as soon as it is available; and (iii) Agent shall have acknowledged in writing that either (A) such change will not adversely affect the validity, perfection or priority of Agent’s security interest in the Collateral, or (B) any action reasonably necessary to continue the perfection of any liens in favor of Agent, on behalf of Lenders, has been completed.

(c)               No Borrower or Guarantor shall change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Agent shall have received prompt (and in any event within thirty (30) days or such longer period as reasonably agreed to by Agent) written notice from Administrative Borrower of such change, which notice shall set forth such information with respect thereto as Agent may require and Agent shall have received such agreements as Agent may reasonably require in connection therewith.

9.2              [Reserved].

9.3              Compliance with Laws, Regulations, Etc.

(a)               Except as could not reasonably be expected to cause a Material Adverse Effect, each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other permits applicable to it and duly observe all applicable requirements of any foreign, Federal, State or local Governmental Authority, the Code, the Fair Labor Standards Act of 1938, as amended, all Federal, State and local statutes, regulations, rules and orders pertaining to sales of consumer goods (including the Federal Trade Commission Act of 1914, as amended, and all regulations, rules and orders promulgated thereunder, and the Federal Food, Drug, and Cosmetic Act, as amended, and all regulations, rules, guidance and orders promulgated thereunder) and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws.

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(b)               Administrative Borrower shall give written notice to Agent promptly upon any Borrower’s or Guarantor’s receipt of any notice of the following, except if the condition giving rise to such notice could not reasonably be expected to have a Material Adverse Effect (collectively, “Environmental Events”), (i) the occurrence of any event involving the unpermitted release, spill or discharge, threatened or actual, of any Hazardous Material by any Borrower or Guarantor or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by any Borrower or Guarantor or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material by any Borrower or Guarantor (as applicable) other than in the ordinary course of business and other than as permitted under any applicable Environmental Law. Copies of all non-privileged environmental surveys, audits, assessments, feasibility studies and results of remedial investigations conducted in connection with an Environmental Event shall be promptly furnished, or caused to be furnished, by such Borrower or Guarantor to Agent. Each Borrower and Guarantor shall take prompt action to respond to any material non-compliance with any of the Environmental Events and shall regularly report to Agent on such response.

(c)               Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is material non-compliance, or any condition which requires any action by or on behalf of any Borrower or Guarantor in order to avoid any non-compliance, with any Environmental Law except with respect to such non-compliance that could not reasonably be expected to have a Material Adverse Effect, Borrowers shall, at Agent’s reasonable request and Borrowers’ expense: (i) cause an independent environmental consultant reasonably acceptable to Agent to conduct such tests of the site where non-compliance or alleged non-compliance with such Environmental Laws (including sampling and analysis, if necessary) has occurred as to such non-compliance and prepare and deliver to Agent a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such consultant whenever the scope of such non-compliance, or such Borrower’s or Guarantor’s response thereto or the estimated costs thereof, shall change in any material respect.

(d)               Each Borrower and Guarantor shall indemnify and hold harmless Agent and Lenders and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material on any property of a Borrower or resulting from a Borrower’s conduct, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Borrower or Guarantor and the preparation and implementation of any closure, remedial or other required plans relating to such Hazardous Materials except to the extent such losses, claims, damages, liabilities, costs, and expenses arise out of or are attributable to the gross negligence or willful misconduct of Agent or any Lender. All indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.

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9.4              Payment of Taxes and Claims. Each Borrower and Guarantor shall, and shall cause each of its Subsidiaries to, pay all Taxes (whether or not shown on a Tax return) imposed upon it or its income or properties or in respect of its property or assets, before the same shall become delinquent or in default, except where (a) the same are being contested in good faith by an appropriate proceeding diligently conducted by the Borrower or such Guarantor or any of its Subsidiaries or (b) the failure to make payment would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

9.5              Insurance.

(a)               Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable (in the good faith judgement of the management of such Borrower or Guarantor) insurers insurance in at least such amounts (after giving effect to any self-insurance which each Borrower and Guarantor believes (in the good faith judgment of management of such Borrower and Guarantor) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as each Borrower and Guarantor believes (in the good faith judgment or the management of such Borrower and Guarantor) are reasonable and prudent in light of the size and nature of its business. Such policies of insurance shall be reasonably satisfactory to Agent as to form, amount and insurer. Borrowers and Guarantor shall pay all premiums on any such insurance when due. Borrowers and Guarantors shall furnish certificates, policies or endorsements to Agent as Agent shall reasonably require as proof of such general liability policy of insurance (other than directors and officers policies, workers compensation policies and business interruption insurance), to the extent covering Collateral and to the extent that Agent can be granted an insurable interest therein. All such insurance policies shall provide for at least 30 days’ prior written notice to Agent of any cancellation, amendment or reduction of coverage and that Agent may act as attorney for each Borrower and Guarantor in obtaining, and at any time an Event of Default has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers and Guarantors shall cause Agent to be named as a loss payee and/or an additional insured, as applicable (but without any liability for any premiums) under all casualty and property insurance policies (but not any business interruption insurance policies) and, subject to Section 9.31, Borrowers and Guarantors shall obtain non-contributory lender’s loss payable endorsements to all property and casualty insurance policies in form and substance reasonably satisfactory to Agent, which provide that all proceeds thereunder with respect to any Collateral shall be payable to Agent, and that no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy. Except upon (a) the occurrence and during the continuance of an Event of Default, or (b) during a Compliance Period solely to the extent the insurance proceeds relate to any Collateral which at the time of loss was included in the calculation of the AFG Borrowing Base, the PSP Borrowing Base or the TVS Borrowing Base, insurance proceeds may be applied by Borrower in its discretion to the repair or replacement of any lost or damaged Collateral that gave rise to such insurance proceeds so long as (i) in the context of replacing lost or damaged Collateral, the insurance proceeds are used to replace such lost or damaged Collateral with like Collateral, and (ii) such repair or replacement is completed within 180 days of the receipt of insurance proceeds, or if Borrower commits in writing to undertake such repair or replacement within such 180-day period, within 270 days of the date of the receipt of insurance proceeds. Such lender’s loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent, for itself and the ratable benefit of the Secured Parties, Lenders and the Bank Product Providers, as its interests may appear and further specify that Agent and Lenders shall be paid regardless of any act or omission by any Borrower, Guarantor or any of its or their Affiliates. Without limiting any other rights of Agent or Lenders, and subject to Borrowers’ right to otherwise use insurance proceeds as provided in this Section 9.5, any insurance proceeds received by Agent at any time may be applied to payment of the Obligations, whether or not then due, in any order and in such manner as Agent may determine, subject to the requirements of Section 6.4. Upon application of such proceeds to the Revolving Loans, Revolving Loans may be available subject and pursuant to the terms hereof to be used for the costs of repair or replacement of the Collateral lost or damages resulting in the payment of such insurance proceeds.

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(b)               If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Administrative Borrower shall, or shall cause each Loan Party to (i) if required by the Flood Insurance Laws or other applicable law, maintain, or cause to be maintained, with insurance companies that the Administrative Borrower believes (in the good faith judgment of the management of the Administrative Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) furnish to the Lenders, upon written request from Agent, information presented in reasonable detail as to the flood insurance so carried.

9.6              Financial Statements and Other Information.

(a)               Each Borrower and Guarantor shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower, Guarantor and its Subsidiaries in accordance with GAAP. Borrowers and Guarantors shall promptly furnish to Agent and Lenders all such financial and other information as Agent shall reasonably request in writing relating to the Collateral and the assets, business and operations of Borrowers and Guarantors, and Borrower shall notify the auditors and accountants of Borrowers and Guarantors that Agent is authorized to obtain such information directly from them. Without limiting the foregoing, Administrative Borrower shall furnish or cause to be furnished to Agent, the following:

(i)                 within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly unaudited consolidated financial statements and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, and statements of cash flow) (provided that any such consolidating financial statements shall be the consolidating financial statements prepared for each line of business (e.g., AFG Intermediate and its Subsidiaries, PSP Newco and its Subsidiaries, TVS Newco and its Subsidiaries) and not consolidating financials for each Subsidiary on an entity-by-entity basis), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of FRG and its Subsidiaries as of the end of and through such fiscal quarter, certified to be correct in all material respects by the chief financial officer, treasurer or other similar officer of Administrative Borrower, subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit C hereto, along with a schedule in form reasonably satisfactory to Agent of the calculations used in determining the Fixed Charge Coverage Ratio as of the end of such quarter; provided that, during an Increased Reporting Period, Borrowers shall deliver monthly financial statements along with a compliance certificate substantially in the form of Exhibit C hereto within 30 days after the end of each fiscal month,

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(ii)              within 90 days after the end of each fiscal year, audited consolidated financial statements and unaudited consolidating financial statements of FRG and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity) (provided that any such consolidating financial statements shall be the consolidating financial statements prepared for each line of business (e.g., AFG Intermediate and its Subsidiaries, PSP Newco and its Subsidiaries, TVS Newco and its Subsidiaries) and not consolidating financials for each Subsidiary on an entity-by-entity basis), and the accompanying notes thereto, all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of FRG and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be an independent accounting firm selected by Administrative Borrower and reasonably acceptable to Agent, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of FRG and its Subsidiaries as of the end of and for the fiscal year then ended, and accompanied by a compliance certificate substantially in the form of Exhibit C hereto, and

(iii)            (A) at such time as available, but in no event later than 30 days after the end of each fiscal year (commencing with the fiscal year of FRG ending December 31, 2021), projected consolidated financial statements (including in each case, forecasted balance sheets and statements of income and loss, statements of cash flow and projected AFG Borrowing Base availability, PSP Borrowing Base availability, TVS Borrowing Base availability and Aggregate Borrowing Base availability) of FRG and its Subsidiaries for the next fiscal year, all in reasonable detail, and in a format consistent with the projections delivered by Borrowers to Agent prior to the date hereof, together with such supporting information as Agent may reasonably request. Such projected financial statements shall be prepared on a monthly basis for the next succeeding year. Such projections shall represent the reasonable best estimate by Administrative Borrower of the future financial performance of FRG and its Subsidiaries for the periods set forth therein and shall have been prepared on the basis of the assumptions set forth therein which Administrative Borrower believes is fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions (it being understood that actual results may differ from those set forth in such projected financial statements), and

(A)             at such time as the aggregate amount of consideration paid by Borrowers and Guarantors in respect of Permitted Acquisitions equals or exceeds $25,000,000 since the date that the last projections were received by Agent pursuant to Section 9.6(a)(iii)(A) hereof or this Section 9.6(a)(iii)(B), Administrative Borrower shall deliver updated (from the date of the last projections received) projected financial statements, in form and substance as required in Section 9.6(a)(iii)(A) hereof.

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(b)               Administrative Borrower shall, and shall cause the other Borrower(s) to notify Administrative Borrower so that it may, promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to Collateral having a value of more than $5,000,000 or which if adversely determined would result in a Material Adverse Effect, (ii) any Material Contract being terminated or materially amended or any new Material Contract entered into (in which event Administrative Borrower shall provide Agent with a copy of such Material Contract to the extent permitted by any applicable confidentiality provisions contained in such Material Contract, provided that Borrowers shall use commercially reasonable efforts to get any appropriate consent necessary to provide Agent with such a copy), (iii) any order, judgment or decree in excess of $5,000,000 shall have been entered against any Borrower or Guarantor any of its or their properties or assets, (iv) any notification of a material violation of laws or regulations received by any Borrower or Guarantor from a Governmental Authority, (v) any ERISA Event that could be reasonably expected to have a Material Adverse Effect, (vi) the occurrence of any Default or Event of Default or (vii) any material breach or material non-performance of, or any material default under, any agreements with any franchisee (including any AFG Franchisee) that would materially and adversely impact the ability of Agent to realize upon the Collateral. Each notice delivered under this Section 9.6(b) (i) shall be in writing, (ii) shall contain a heading or a reference line that reads “Notice under Section 9.6(b) of Franchise Group Credit Agreement dated March 10, 2021” and (iii) shall be accompanied by a statement of an Authorized Officer of Administrative Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(c)               Promptly after the sending or filing thereof, Administrative Borrower shall send to Agent copies of all reports and registration statements which FRG or any of its Subsidiaries files with the Securities and Exchange Commission, any national or foreign securities exchange or the National Association of Securities Dealers, Inc., and such other reports as Agent may hereafter specifically identify to Administrative Borrower that Agent will require be provided to Agent.

(d)               Administrative Borrower shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers and Guarantors, as Agent may, from time to time, reasonably request. Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers and Guarantors to any court or other Governmental Authority or to any Lender or Participant or prospective Lender or Participant or any Affiliate of any Lender or Participant. Each Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrowers’ expense and without affecting any confidentiality obligations of such accountants and auditors to Persons other than Agent, copies of the financial statements of any Borrower and Guarantor and any reports or management letters prepared by such accountants or auditors on behalf of any Borrower or Guarantor and to disclose to Agent and Lenders such information as they may have regarding the business of any Borrower and Guarantor. Any documents, schedules, invoices or other papers delivered to Agent or any Lender may be destroyed or otherwise disposed of by Agent or such Lender one year after the same are delivered to Agent or such Lender, except as otherwise designated by Administrative Borrower to Agent or such Lender in writing.

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(e)               Administrative Borrower shall furnish to Agent all material notices or demands in connection with Indebtedness incurred pursuant to Section 9.9(e), Section 9.9(g), Section 9.9(j) and Section 9.9(q) and the loans and advances made pursuant to Section 9.10(i), in each case either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be.

(f)                Administrative Borrower shall furnish to Agent, promptly, but in any event within one Business Day after the furnishing, receipt or execution thereof, copies of (i) any amendment, waiver, consent or other written modification of the First Lien Term Loan Documents or the Second Lien Term Loan Documents, (ii) any notice of default or any notice related to the exercise of remedies under the First Lien Term Loan Documents or the Second Lien Term Loan Documents and (iii) any other material notice, certificate or other information or document provided to, or received from, the First Lien Agent, the First Lien Lenders, the Second Lien Agent or the Second Lien Lenders.

(g)               [Reserved].

(h)               Administrative Borrower shall furnish promptly following any request therefor, (i) such other information regarding the operations, material changes in ownership of Capital Stock, business affairs and financial condition of any Borrower or Guarantor, or compliance with the terms of this Agreement, as the Agent or any Lender may reasonably request, and (ii) information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.

(i)                 Administrative Borrower shall promptly furnish to any Lender any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

(j)                 Administrative Borrower shall furnish to Agent copies of (i) any Franchise Agreements not previously delivered to Agent prior to any related Franchisee Receivables being included in the AFG Borrowing Base, the PSP Borrowing Base or the TVS Borrowing Base and (ii) any material amendments or modifications to any Franchise Agreement to which any Franchisee Receivables included in the AFG Borrowing Base, the PSP Borrowing Base or the TVS Borrowing Base are attributable.

9.7              Sale of Assets, Consolidation, Merger, Dissolution, Etc. Borrowers and Guarantors shall not and shall not permit any Subsidiary to, directly or indirectly:

(a)               merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it; provided, however, upon prior written notice to Agent:

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(i)                 a Subsidiary (other than a Borrower) may merge into or with or consolidate with or dissolve or liquidate into another Subsidiary (other than a Loan Party);

(ii)              a Subsidiary may liquidate or dissolve or change its legal form if the Administrative Borrower determines in good faith that such action is in the best interests of FRG and its Subsidiaries and is not materially disadvantageous to the Lenders; provided that if such liquidating or dissolving Subsidiary is a Borrower, its assets shall be distributed to another Borrower;

(iii)            a Subsidiary (other than a Borrower) may merge into or with or consolidate with or dissolve or liquidate into a Borrower or Guarantor so long as (A) if FRG is a party to such transaction, FRG is the surviving entity with respect thereto and (B) subject to clause (A), a Borrower (in the case of any such event involving a Borrower) or Guarantor is the surviving entity with respect thereto and such Borrower or Guarantor has otherwise complied with Section 9.1(b) of this Agreement (if applicable) and all other terms of this Agreement;

(iv)             a Borrower may merge into or with or consolidate with or dissolve or liquidate into any other Person (including another Borrower); provided that (A) a Borrower shall be the continuing or surviving Person (or, if one of the parties to such merger, consolidation or disposal is the Administrative Borrower, then the Administrative Borrower shall be the continuing or surviving Person) or (B) if the Person formed by or surviving any such merger or consolidation (or, in connection with a disposition of all or substantially all of the Borrower’s assets, if the transferee of such assets) is not a Borrower or is a Person into which the Borrower has been liquidated (any such Person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any State thereof or the District of Columbia, (2) the Successor Borrower shall expressly assume all the obligations of a Borrower under this Agreement and the other Financing Agreements to which such Borrower is a party, pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Agent, (3) each Loan Party other than such Borrower, unless it is the other party to such merger or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Agent, that its guarantee of and grant of any Liens as security for the Obligations shall apply to the Successor Borrower’s obligations under this Agreement, (4) such Borrower shall have delivered to the Agent a certificate of an Authorized Officer and an opinion of counsel, each stating that such merger or consolidation complies with this Agreement, (5) no Default or Event of Default then exists or would occur, (6) no liens, other than those permitted under the terms of this Agreement with regard to such Borrower, on the assets of the Successor Borrower then exist and (7) the Successor Borrower would not, as a result of such transaction, be liable for any Indebtedness or other obligations of any Guarantor or any other Borrower, other than Indebtedness or other obligations which are permitted under the terms of this Agreement with regard to such Borrower; provided further that if the foregoing requirements are satisfied, the Successor Borrower will succeed to, and be substituted for, such Borrower under this Agreement and the other Financing Agreements; provided further that such Borrower will use commercially reasonable efforts to provide any documentation and other information about the Successor Borrower as shall have been reasonably requested in writing by any Lender through the Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA PATRIOT Act; provided, further, that a Successor Borrower may not succeed to or be substituted for the Administrative Borrower pursuant to this clause (iv); and

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(v)               the Borrower and its Subsidiaries may undertake or consummate any Tax Restructuring;

(vi)             any Subsidiary may merge, consolidate or amalgamate with any other Person in order to effect an investment permitted pursuant to Section 9.10; provided that the continuing or surviving Person shall be a Borrower or a Subsidiary, which together with each of the Subsidiaries, shall have complied with the requirements of Sections 9.23; and

(vii)          any Subsidiary may effect a merger, dissolution, liquidation, consolidation or amalgamation to effect a disposition permitted pursuant to Section 9.7.

(b)               consummate any Asset Sale, except for:

(A)             sales of Inventory and other assets in the ordinary course of business and immaterial assets (considered in the aggregate) in the ordinary course of business;

(B)              returns and exchanges of Inventory to vendors in the ordinary course of business of a Borrower on terms and conditions consistent with the current or prior practices of such Borrower;

(C)              the sale or other disposition of assets (other than Collateral and other than assets subject to clause (D) of this Section below) by a Borrower or Guarantor or any Subsidiary in the ordinary course of its business that are no longer necessary or required, worn out, non-core or obsolete, in the conduct of such Borrower’s or Guarantor’s business;

(D)             sales or other dispositions by any Borrower or Guarantor or any Subsidiary of assets in connection with the closing or sale of a retail store location (the closure of a store is not in and of itself the disposition of assets), warehouse, distribution center or corporate office of such Borrower, Guarantor or Subsidiary in the ordinary course of business of such Borrower, Guarantor or Subsidiary, which sale or disposition consists of leasehold interests in the premises of such store or distribution center, the Equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such store or distribution center; provided that, as to each and all such sales and closings, (1) Agent shall have received written notice of such sale or closing in accordance with Section 7.1(a) hereof, (2) after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and (3) such sale shall be on commercially reasonable prices and terms in a bona fide arm’s length transaction;

(E)              in addition to the dispositions permitted in subclause (D) above, the sale or other disposition of Equipment (including worn-out, non-core or obsolete Equipment or Equipment no longer used or useful in the business of such Borrower or Guarantor) so long as the value of such Equipment sold in any fiscal year is equal to or less than the value of all Equipment acquired in such year;

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(F)              sales, assignments, licenses, transfers, abandonments or other dispositions with respect to Intellectual Property made in the ordinary course of business or that do not interfere in any material respect with the business of the Borrowers or the Guarantors, taken as a whole;

(G)             (i) sales, transfers and dispositions of assets of (1) a Borrower to another Borrower, or (2) by a Guarantor to a Borrower or another Guarantor, provided, that, in each case such sale, transfer or disposition is otherwise consummated (and the lien and security interest of Agent and Secured Parties continues in such assets) in accordance with the terms of this Agreement and the other Financing Agreements and (ii) sales, transfers and dispositions of assets of a Subsidiary that is not a Loan Party to a Loan Party or another Subsidiary that is not a Loan Party;

(H)             the issuance and sale by any Borrower or Guarantor of Capital Stock of such Borrower or Guarantor after the date hereof; provided that (1) Agent shall have received not less than ten Business Days’ prior written notice of such issuance and sale by such Borrower, Guarantor or Subsidiary, which notice shall specify whether such shares are to be sold pursuant to a public offering or if not a public offering, then the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by such Borrower or Guarantor from such sale, (2) such Borrower or Guarantor shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, (3) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of any Borrower to request or receive Loans or Letters of Credit or the right of any Borrower and Guarantor to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrowers and Guarantors with Agent and Lenders or are more restrictive or burdensome to any Borrower or Guarantor than the terms of any Capital Stock in effect on the date hereof, (4) except as Agent may otherwise agree in writing, upon the occurrence and continuance of an Event of Default or during a Compliance Period, all of the proceeds of the sale and issuance of such Capital Stock shall be paid to Agent for application to the Obligations in accordance with Section 6.4(a) or at Agent’s option, to be held as cash collateral for the Obligations provided, that, in no event shall any Borrower or Guarantor issue any Capital Stock which would result in a Change of Control or other Event of Default; provided, further, that conditions (1) through (3) above shall not apply to issuances and sales of Capital Stock by any Borrower or Guarantor to any other Borrower or Guarantor (so long as such issued Capital Stock is pledged as Collateral);

(I)                licenses granted to franchisees in the ordinary course of business and consistent with past practices;

(J)                the abandonment, non-renewal, failure to maintain, cancellation or sale, transfer or other disposition of Intellectual Property which do not materially interfere with the Borrowers’ and Guarantors’ business, taken as a whole;

(K)             (i) leases and subleases and other agreements related to Real Property in the ordinary course of business and (ii) leases, subleases, service agreements, product sales, abandonments, licenses, sublicenses or other disposals (including of Intellectual Property), in each case, (A) granted in the ordinary course of business or (B) that do not materially interfere with the business of the Borrower and its Subsidiaries, taken as a whole;

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(L)              the transactions permitted under Sections 9.9, 9.10(h), 9.11 and 9.12 hereof;

(M)            dispositions of cash and Cash Equivalents subject to compliance with Section 9.10(b) hereof;

(N)             [reserved];

(O)             dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) an amount equal to net proceeds of such disposition received in cash or Cash Equivalents are promptly applied to the purchase price of such replacement property;

(P)              dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(Q)             dispositions of any assets (including Capital Stock) (A) acquired in connection with any Permitted Acquisition or other Investment not prohibited hereunder, which assets are not used or useful to the core or principal business of any Borrower and its Subsidiaries and (B) made to obtain the approval of any applicable antitrust authority in connection with a Permitted Acquisition;

(R)              dispositions of assets that are not Collateral (or, prior to the Badcock Joinder Date, Badcock Collateral) in an aggregate amount not to exceed the greater of $8,000,000 and 2.5% of EBITDA for the most recently ended Test Period in any fiscal year of the Administrative Borrower;

(S)              transfers of condemned property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property arising from foreclosure or similar action or that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;

(T)              sale and leaseback transactions in an aggregate amount not to exceed the greater of $16,000,000 and 5.0% of EBITDA, (ii) any such sale of any fixed or capital assets by the Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair market value (as determined in good faith by the Administrative Borrower) of such fixed or capital asset and is consummated within 270 days after the Borrower or such Subsidiary, as applicable, acquires or completes the construction of such fixed or capital asset and (iii) any sale and leaseback transactions of Badcock Collateral so long as such sale is for fair market value (as determined by an Authorized Officer of the Administrative Borrower in good faith) (“Permitted Sale and Leaseback Transactions”);

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(U)             dispositions of property to Persons other than Subsidiaries (including the sale or issuance of Capital Stock of a Subsidiary and including the sale of real property) for fair market value (as determined by an Authorized Officer of the Administrative Borrower in good faith) not otherwise permitted under this Section 9.7; provided that with respect to any disposition pursuant to this clause (U) for a purchase price in excess of (x) with respect to any single transaction or series of related transactions, $10,000,000 or (y) with respect to all other dispositions in any fiscal year of the Administrative Borrower not excluded from the requirements of this proviso pursuant to the immediately preceding subclause (x), $20,000,000, the Borrower or any Subsidiary shall receive not less than 75% of such consideration in excess of the amounts referred to subclauses (x) and (y) in the form of cash or Cash Equivalents; provided, however, that solely for the purposes of this clause (U), (A) any liabilities (as shown on the most recent balance sheet of the Borrower or such Subsidiary or in the footnotes thereto) of the Borrower or such Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Obligations, that are assumed by the transferee with respect to the applicable disposition and for which the Borrower and all of the Subsidiaries shall have been validly released by all applicable creditors in writing, shall be deemed to be cash, (B) any securities, notes or other obligations or assets received by the Borrower or such Subsidiary from such transferee that are converted by the Borrower or such Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within one hundred and eighty (180) days following the closing of the applicable disposition, shall be deemed to be cash, (C) Indebtedness of any Subsidiary that ceases to be a Subsidiary as a result of such disposition (other than intercompany debt owed to the Borrower or its Subsidiaries), to the extent that the Borrower and all of the Subsidiaries (to the extent previously liable thereunder) are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such disposition, shall be deemed to be cash and (D) any Designated Non-Cash Consideration received by the Borrower or such Subsidiary in respect of such disposition having an aggregate fair market value (as determined by a Authorized Officer of the Administrative Borrower in good faith), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (U) that is at that time outstanding, not in excess of $25,000,000, with the fair market value (as determined in good faith by the Authorized Borrower) of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash; provided, further, that, other than in respect of the disposition described on Schedule 9.7(U), no Event of Default shall have occurred and be continuing at the time of, and after giving effect to, any disposition made pursuant to this clause (U);

(V)             any disposition of the Equity Interests of any Immaterial Subsidiary;

(W)           dispositions of Badcock Collateral for fair market value (as determined by an Authorized Officer of the Administrative Borrower in good faith); and

(X)             in addition to the sales and dispositions permitted in clauses (A) through (W) of this Section 9.7(b), the sale or other disposition of assets (other than Accounts and Inventory) with an aggregate fair market value not in excess of the greater of $8,000,000 and 2.5% of EBITDA for all such assets disposed of in any fiscal year of Borrowers or as Agent may otherwise agree;

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(c)               wind up, liquidate or dissolve, except (i) as permitted in clause (a) above or (ii) if such Person is a Subsidiary of any Borrower with assets having an aggregate fair market value of less than or equal to $5,000,000; or

(d)               consummate a Division as a Dividing Person without the prior written consent of the Agent. Without limiting the foregoing, if any Borrower or Guarantor that is a limited liability company consummates a Division (with or without the prior consent of the Agent as required above), each Division Successor shall be required to comply with the obligations set forth in Section 9.23 and the other further assurances obligations set forth in the Financing Agreements and become a Borrower or Guarantor, as applicable, under this Agreement and the other Financing Agreements.

9.8              Encumbrances. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or lien with respect to any such assets or properties, except:

(a)               the security interests and liens of Agent for itself and the benefit of the Secured Parties and the rights of setoff of Secured Parties provided for herein or under applicable law;

(b)               (i) easements, leases, licenses, subleases or sublicenses granted to others (including licenses and sublicenses of Intellectual Property) that do not (A) interfere in any material respect with the business of the Borrowers and their Subsidiaries, taken as a whole, or (B) secure any Indebtedness and (ii) any interest or title of a lessor or licensee under any lease or license entered into by a Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased or licensed;

(c)               liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(d)               liens (A) of a collection bank arising under Section 4-210 of the UCC, or any comparable or successor provision, on items in the course of collection, (B) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or (C) in favor of a banking or other financial institution or entity, or electronic payment service provider, arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking or finance industry;

(e)               liens securing Indebtedness permitted under Section 9.9(b); provided that (A) such liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such liens, (B) such liens do not at any time encumber any property other than the property financed by such Indebtedness except for replacements, additions, accessions and improvements to such property and the proceeds and the products thereof, and any lease of such property (including accessions thereto) and the proceeds and products thereof and (C) with respect to Capital Leases, such liens do not at any time extend to or cover any assets (except for replacements, additions, accessions and improvements to or proceeds of such assets) other than the assets subject to such Capital Leases; provided further that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

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(f)                liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 9.10 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any disposition permitted under Section 9.7 (including any letter of intent or purchase agreement with respect to such Investment or disposition), or (B) consisting of an agreement to dispose of any property in a disposition permitted under Section 9.7, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such lien;

(g)               liens or rights of setoff against credit balances of Borrowers, Guarantors or any of their Subsidiaries with Credit Card Issuers or Credit Card Processors or amounts owing by such Credit Card Issuers or Credit Card Processors to Borrower in the ordinary course of business, but not liens on or rights of setoff against any other property or assets of Borrowers, pursuant to the Credit Card Agreements to secure the obligations of Borrowers to the Credit Card Issuers or Credit Card Processors as a result of fees and chargebacks;

(h)               liens on property or other assets of any Subsidiary that is not a Loan Party, which liens secure Indebtedness or other obligations of such Subsidiary or another Subsidiary that is not a Loan Party, in each case permitted by this Agreement;

(i)                 liens arising from (i) [reserved] and (ii) Equipment or other materials which are not owned by any Borrower, Guarantor or Subsidiary located on the premises of such Borrower, Guarantor or Subsidiary (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business of such Borrower, Guarantor or Subsidiary and the precautionary UCC financing statement or fixture filings in respect thereof;

(j)                 deposits of cash with the owner or lessor of premises leased and operated by any Borrower, Guarantor or Subsidiary in the ordinary course of the business of such Borrower, Guarantor or Subsidiary to secure the performance by such Borrower, Guarantor or Subsidiary of its obligations under the terms of the Real Property lease for such premises;

(k)               liens on motor vehicles securing Indebtedness permitted by Section 9.9(hh).

(l)                 liens granted by a Subsidiary that is not a Loan Party in favor of any Subsidiary or any Borrower and liens granted by a Loan Party in favor of any other Loan Party;

(m)             security interests in assets of a Borrower, Guarantor or Subsidiary existing at the time such Borrower, Guarantor or Subsidiary is acquired pursuant to a Permitted Acquisition after the date hereof and any modifications, replacements, renewals or extensions thereof; provided that each of the following conditions is satisfied as determined by Agent: (i) such security interests were not granted and did not arise in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (ii) the assets subject to such security interests do not include any assets of the type or categories that constitute Collateral other than Equipment or Real Property and do not apply to any assets or properties of any Borrower or other Guarantor other than Equipment and Real Property of the Borrower, Guarantor or Subsidiary so acquired;

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(n)               other liens not otherwise permitted under any other subsection of this Section 9.8 with respect to property or assets of any Borrower, Guarantor or Subsidiary; provided that (i) the aggregate principal amount of the Indebtedness or other obligations secured by such liens does not exceed the greater of $48,000,000 and 15.0% of EBITDA for the most recently ended Test Period at any time outstanding and (ii) to the extent such liens encumber Collateral, they shall be subordinated to the security interests and liens of Agent on such Collateral in a manner substantially consistent with the terms of the Intercreditor Agreement or another intercreditor agreement reasonably acceptable to Agent;

(o)               liens or security interests arising by law or granted by any Borrower or any Guarantor in favor of a lessor, landlord, consignee, warehouseman or bailee of a retail store location, Non-Retail Store Location or Warehouse Location, as applicable, on personal property and/or trade fixtures owned by any Borrower or Guarantor located at such locations granted pursuant to a lease agreement between such Borrower or Guarantor and such lessor, landlord, consignee, warehouseman or bailee, as applicable, entered into in the ordinary course of business, in each case granted to secure obligations owed by such Borrower or Guarantor with respect to any rental payments, service charges or other amounts owing to such lessor, landlord, consignee, warehouseman or bailee, as applicable, pursuant to such lease agreement; provided, that, in the event that Administrative Borrower does not obtain a Collateral Access Agreement with respect to such locations, Agent at its option, may establish a Reserve with respect to each such location in respect of amounts at any time due or to become due to the lessor, landlord, consignee, warehouseman or bailee, as applicable, of such location as Agent shall reasonably determine but in no event shall any Reserve with respect to rent be maintained in respect of any location for which a Collateral Access Agreement has been delivered to Agent;

(p)               [reserved];

(q)               liens incurred by any Borrower or Guarantor on any unearned premiums paid by any Borrower or Guarantor or any return of the premium for such policy; pursuant to the Indebtedness described in Section 9.9(j) hereof;

(r)                liens existing on the Closing Date (or, in the case of Badcock, on the First Amendment Effective Date) (provided that any lien securing Indebtedness or other obligations in excess of $6,000,000 shall only be permitted if set forth on Schedule 8.4) and any modifications, replacements, renewals or extensions thereof; provided that (A) such modified, replacement, renewal or extension lien does not extend to any additional property other than (1) after-acquired property that is affixed or incorporated into the property covered by such lien and (2) proceeds and products thereof, and (B) the obligations secured or benefited by such modified, replacement, renewal or extension lien are permitted by Section 9.9;

(s)                [reserved];

(t)                 Permitted Encumbrances;

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(u)               any interest or title of a lessor or sublessor under leases or subleases (other than Capital Leases) entered into by a Borrower or any Subsidiary in the ordinary course of business;

(v)               liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods by a Borrower or any Subsidiary in the ordinary course of business;

(w)             liens deemed to exist in connection with Investments in repurchase agreements under clauses (d) or (e) of the definition of the term “Cash Equivalents”;

(x)               liens encumbering reasonable customary initial deposits and margin deposits and similar liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(y)               liens that are contractual rights of setoff (A) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of a Borrower and its Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of a Borrower or any Subsidiary in the ordinary course of business;

(z)               liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(aa)            liens on real property other than the Mortgaged Properties;

(bb)           liens on cash and Cash Equivalents used to satisfy or discharge Indebtedness; provided such satisfaction or discharge is permitted hereunder;

(cc)            receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a lien on the related inventory and proceeds thereof;

(dd)           liens on Capital Stock of any joint venture (a) securing obligations of such joint venture or (b) pursuant to the relevant joint venture agreement or arrangement;

(ee)            liens in favor of credit card issuers and credit card processors arising in the ordinary course of business securing the obligation to pay customary fees and expenses in connection with credit card arrangements;

(ff)              liens securing the First Lien Obligations to the extent permitted to be incurred pursuant to Section 9.9(s); provided that such liens are at all times subject to the Intercreditor Agreement;

(gg)           liens securing the Second Lien Obligations to the extent permitted to be incurred pursuant to Section 9.9(t); provided that such liens are at all times subject to the Intercreditor Agreement;

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(hh)           Liens securing Indebtedness permitted under Section 9.9(w) and Section 9.9(aa);

(ii)              Liens on cash and Permitted Investments to secure Indebtedness permitted under Section 9.9(m) or Section 9.9(ff); and

(jj)              liens on the Collateral and the Badcock Collateral securing the Badcock Term Obligations to the extent permitted to be incurred pursuant to Section 9.9(jj); provided that such liens are at all times subject to the Intercreditor Agreement.

With respect to any lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such lien shall also be permitted to secure any Increased Amount of such Indebtedness

9.9              Indebtedness. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness, performance, obligations or dividends of any other Person, except:

(a)               the Obligations;

(b)               Indebtedness (including Capital Leases and purchase money indebtedness) incurred, issued or assumed by a Borrower or any Subsidiary to finance the acquisition, purchase, lease, construction, repair, replacement or improvement of fixed or capital property, equipment or other assets; provided that, in the case of any purchase money Indebtedness, such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, purchase, lease, construction, repair, replacement or improvement; provided, further that, at the time of any such incurrence of Indebtedness and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (v) (excluding any Capital Leases incurred pursuant to a Permitted Sale and Leaseback Transactions) shall not exceed the greater of $24,000,000 and 7.5% of EBITDA for the most recently ended Test Period as of such time;

(c)               (1) guarantees by (i) any AFG Loan Party of the Indebtedness or other obligations of any other AFG Loan Party, (ii) any PSP Loan Party of the Indebtedness or other obligations of any other PSP Loan Party, (iii) any TVS Loan Party of the Indebtedness or other obligations of any other TVS Loan Party and (iv) FRG of the Indebtedness or other obligations of any Loan Party, in each case so long as such Indebtedness is otherwise permitted under this Section 9.9 and such other obligations are not prohibited by the terms of this Agreement and (2) guarantees by the any Subsidiaries (which are not Loan Parties) in respect of Indebtedness of a Borrower, Guarantor or other Subsidiary otherwise permitted hereunder;

(d)               the Indebtedness of any Borrower, Guarantor or other Subsidiary to any other Borrower or Guarantor or other Subsidiary arising after the date hereof to the extent permitted by 9.10(h) hereof;

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(e)               unsecured Indebtedness of any Borrower, Guarantor or Subsidiary arising after the date hereof to any third Person (but not to any other Borrower or Guarantor); provided that each of the following conditions is satisfied as determined by Agent: (i) such Indebtedness shall be on terms and conditions acceptable to Agent and shall be subject and subordinate in right of payment to the right of Agent and Lenders to receive the prior payment and satisfaction in full payment of all of the Obligations pursuant to the terms of an intercreditor and subordination agreement between Agent and such third party, in form and substance satisfactory to Agent, (ii) Agent shall have received not less than ten days’ prior written notice of the intention of such Borrower or Guarantor to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent the amount of such Indebtedness, the Person or Persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may request with respect thereto, (iii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iv) except as Agent may otherwise agree in writing, upon the occurrence and continuance of an Event of Default or during a Compliance Period, all of the cash proceeds of such loans or other accommodations incurred during the occurrence of such Event of Default or during such Compliance Period shall be, subject to the Intercreditor Agreement, paid to Agent for application to the Obligations in such order and manner as Agent may determine or at Agent’s option, to be held as cash collateral for the Obligations, (v) in no event shall the aggregate principal amount of such Indebtedness incurred during the term of this Agreement exceed $25,000,000, (vi) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (vii) such Borrower and Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, such Borrower or Guarantor may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except as permitted by Section 9.24), or set aside or otherwise deposit or invest any sums for such purpose, in each case without the written consent of Agent;

(f)                Indebtedness in respect of Hedge Agreement not incurred for speculative purposes;

(g)               Indebtedness outstanding on the Closing Date (or, in the case of Badcock, on the First Amendment Effective Date); provided that any Indebtedness in excess of $6,000,000 for the most recently ended Test Period as of such time, shall only be permitted if set forth on Schedule 9.9;

(h)               [reserved];

(i)                 [reserved];

(j)                 Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business ;

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(k)               Indebtedness incurred by a Borrower or any of the Subsidiaries in respect of letters of credit, bank guarantees, warehouse receipts, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims;

(l)                 other unsecured Indebtedness of any Borrower, Guarantor or Subsidiary, in an aggregate outstanding principal amount that at the time of, and after giving effect to, the incurrence thereof, together with any refinancing Indebtedness in respect thereof, would not exceed $25,000,000;

(m)             Indebtedness in respect of Cash Management Obligations and other Indebtedness in respect of netting services, automated clearinghouse arrangements, overdraft protections and similar arrangements, in each case, in connection with deposit accounts or from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(n)               (i) Indebtedness arising from an agreement providing for indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments incurred in any Permitted Acquisition, any other Investment or any disposition, in each case permitted under this Agreement, and (ii) Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance pursuant to any such agreement described in clause (i);

(o)               the Indebtedness (i) of any AFG Loan Party to any other AFG Loan Party, (ii) of any PSP Loan Party to any other PSP Loan Party, (iii) of any TVS Loan Party to any other TVS Loan Party and (iv) between FRG and any Loan Party, in each case arising after the date hereof pursuant to Investments consisting of loans and advances permitted under Section 9.10 hereof, provided that, as to any such Indebtedness at any time owing by a Borrower to a Guarantor or another Borrower, (x) the Indebtedness arising pursuant to such Investment shall be subject to, and subordinate in right of payment to, the right of Agent and Lenders to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Agent, and (y) any such Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is promptly delivered to Agent upon its request to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Agent may require;

(p)               Indebtedness (“Refinancing Indebtedness”) incurred to refinance Indebtedness incurred pursuant to subsections (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (l), (r), (s), (t), (u), (w), (x), (z), (aa), (bb) or (ff) of this Section 9.9 (or this subsection (p)) or any successive Refinancing Indebtedness (such Indebtedness being refinanced being referred to herein as the “Refinanced Indebtedness”) so long as (i) such Indebtedness continues to comply with all provisions of such subsections (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (l), (r), (s), (t), (u), (w), (x), (z), (aa), (bb) or (ff) as applicable, (ii) the incurrence of such Indebtedness would not otherwise cause a Default or Event of Default to occur, and (iii) the terms of such Indebtedness (including subordination terms, if applicable) are not on terms which, taken as a whole, are materially more adverse to Borrowers, Guarantors, Agent or any Lender than the Refinanced Indebtedness, (iv) the principal amount of such Indebtedness as refinanced does not exceed the outstanding principal balance of the Refinanced Indebtedness plus costs, fees, expenses, and accrued interest, and (v) the final maturity date of such Refinancing Indebtedness is a maturity date that is not earlier than ninety days after the scheduled Maturity Date; provided that, with respect to the maturity date of any Refinancing Indebtedness in respect of the First Lien Obligations and the Second Lien Obligations, such maturity date shall not be required to be subject to this clause (v) so long as such Indebtedness is subject to clause (b) of the definition of “Maturity Date”;

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(q)               [reserved];

(r)                Permitted Subordinated Indebtedness; provided that (i) the Leverage Ratio for the Borrowers and Guarantors, calculated, on a pro forma basis, as of the last Test Period prior to the date of effectiveness of the incurrence of such Permitted Subordinated Indebtedness for which financial statements for the fiscal month, fiscal quarter or fiscal year then ended have been (or have been required to be) delivered pursuant to Section 9.6(a)(i) and Section 9.6(a)(ii), as applicable, both prior to and after giving effect to such Permitted Subordinated Indebtedness, is no greater than 4.00 to 1.00, (ii) no Default or Event of Default shall have occurred and be continuing and (iii) to the extent such Permitted Subordinated Indebtedness is secured by liens encumbering Collateral, such liens shall be subordinated to the security interests and liens of Agent on such Collateral in a manner substantially consistent with the terms of the Intercreditor Agreement or another intercreditor agreement reasonably acceptable to Agent;

(s)                the First Lien Obligations in an aggregate principal amount not to exceed, together with Indebtedness incurred pursuant to Section 9.9(t) or any refinancing thereof, the Secured Term Debt Cap; provided that any Liens securing the First Lien Obligations are at all times subject to the terms of the Intercreditor Agreement;

(t)                 the Second Lien Obligations in an aggregate principal amount not to exceed, together with Indebtedness incurred pursuant to Section 9.9(s) or any refinancing thereof, the Secured Term Debt Cap; provided that any Liens securing the Second Lien Obligations are at all times subject to the terms of the Intercreditor Agreement;

(u)               [reserved];

(v)               Indebtedness consisting of obligations under deferred compensation (including indemnification obligations, obligations in respect of purchase price adjustments, Earn-Outs, incentive non-competes and other contingent obligations) or other similar arrangements incurred or assumed in connection with any Permitted Acquisition, any other Investment or any disposition, in each case, permitted under this Agreement;

(w)             Indebtedness of the Borrower or any of the Subsidiaries; provided that at the time of the incurrence thereof and after giving pro forma effect thereto, the aggregate principal amount of Indebtedness outstanding in reliance on this clause (w) shall not exceed the greater of $48,000,000 and 15.0% of EBITDA for the most recently ended Test Period as of such time;

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(x)               Indebtedness of, incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures in an aggregate outstanding principal amount not to exceed the greater of $24,000,000 and 7.5% of EBITDA for the most recently ended Test Period;

(y)               Indebtedness supported by a letter of credit, in a principal amount not to exceed the face amount of such letter of credit;

(z)               (i) Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Borrower or any Subsidiary) after the Closing Date as a result of any Permitted Acquisition or any other Investment not prohibited by Section 9.10, or (ii) Indebtedness of any Person that is assumed by a Borrower or any Subsidiary in connection with an acquisition of assets by a Borrower or such Subsidiary in any Permitted Acquisition or any other Investment not prohibited by Section 9.10; provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition or other Investment; provided, further, that the aggregate principal amount of Indebtedness at any time outstanding under this clause (xx) shall not exceed the greater of $24,000,000 and 7.5% of EBITDA for the most recently ended Test Period as of such time of determination;

(aa)            Indebtedness of any Subsidiary that is not a Loan Party; provided that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Subsidiary that is not a Loan Party outstanding in reliance of this clause (xxi) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $24,000,000 and 7.5% of EBITDA for the most recently ended Test Period;

(bb)           [reserved];

(cc)            obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by a Borrower or any Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business or consistent with past practice;

(dd)           (x) Indebtedness representing deferred compensation or stock-based compensation owed to employees, consultants or independent contractors of a Borrower or its Subsidiaries incurred in the ordinary course of business or consistent with past practice and (y) Indebtedness consisting of obligations of a Borrower (or any direct or indirect parent thereof) or its Subsidiaries under deferred compensation to employees, consultants or independent contractors of a Borrower (or any direct or indirect parent thereof) or its Subsidiaries or other similar arrangements incurred by such Persons in connection with the Transactions, any Permitted Acquisition or any other Investment not prohibited by Section 9.10;

(ee)            Indebtedness consisting of unsecured promissory notes issued by the Borrower or any Subsidiary to future, current or former officers, directors, employees, managers and consultants or their respective estates, spouses or former spouses, successors, executors, administrators, heirs, legatees or distributees, in each case to finance the purchase or redemption of Capital Stock of a Borrower (or any direct or indirect parent thereof);

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(ff)              letters of credit or bank guarantees and similar instruments incurred by a Borrower and the Subsidiaries; provided that at the time of the incurrence thereof and after giving pro forma effect thereto, the aggregate principal amount of Indebtedness outstanding in reliance on this clause (ff) shall not exceed the greater of $16,000,000 and 5.0% of EBITDA for the most recently ended Test Period as of such time;

(gg)           obligations with respect to Capital Leases arising under any Permitted Sale and Leaseback Transaction;

(hh)           to the extent constituting Indebtedness, motor vehicle leases in the ordinary course of business;

(ii)              Indebtedness of any Loan Parties or Subsidiaries incurred in connection with any non-payment of rent by such Loan Parties or Subsidiaries caused by the COVID-19 Pandemic to the extent the landlord or other party to which such rent is due has accepted such temporary non-payment and has not declared a default under any applicable lease; provided that the aggregate outstanding amount of such Indebtedness attributable to unpaid rent shall not at any time exceed $10,000,000 for the most recently ended Test Period as of such time of determination;

(jj)              Indebtedness (A) incurred pursuant to the Badcock First Lien Credit Agreement and the other Badcock First Lien Term Loan Documents in an aggregate principal amount not to exceed $425,000,000 (which amount shall be reduced by any prepayments or repayments of the principal thereof); provided that any Liens on the Collateral securing such Indebtedness are at all times subject to the terms of the Intercreditor Agreement; and (B) incurred pursuant to the Badcock Second Lien Credit Agreement and the other Badcock Second Lien Term Loan Documents in an aggregate principal amount not to exceed $150,000,000 (which amount shall be reduced by any prepayments or repayments of the principal thereof); provided that any Liens on the Collateral securing such Indebtedness are at all times subject to the terms of the Intercreditor Agreement; and

(kk)           all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (jj) above.

Notwithstanding anything in this Section 9.9 to the contrary, (w) the aggregate amount of any refinancing Indebtedness incurred pursuant to subsection (p) of this Section 9.9 in respect of Refinanced Indebtedness originally incurred under (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (l), (r), (s), (t), (u), (w), (x), (z), (aa), (bb), (ff) or (jj) shall be subject to, and shall continue to count towards, the dollar limitations applicable to Indebtedness set forth in the applicable subsection pursuant to which the Refinanced Indebtedness was incurred, (x) First Lien Obligations may only be incurred under Section 9.9(s), (y) Second Lien Obligations may only be incurred under Section 9.9(t) and (z) Badcock Term Obligations may only be incurred under Section 9.9(jj).

For purposes of determining compliance with any dollar denominated restriction on the incurrence of Indebtedness, the dollar equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, however, that if such Indebtedness is Refinancing Indebtedness incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance such dollar denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased. Notwithstanding any other provision of this Section 9.9, the maximum amount of Indebtedness the Borrower or any Subsidiary may incur pursuant to this Section 9.9 shall not be deemed exceeded by fluctuations in the exchange rate of currencies. The principal amount of any Refinancing Indebtedness shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of any extension, replacement, refunding, refinancing, renewal or defeasance of any Indebtedness.

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With respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.

This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

9.10          Loans, Investments, Etc. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary immediately prior to such merger) any Capital Stock, evidences of Indebtedness or other Securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit or all or a substantial part of the assets or property of any other Person (whether through purchase of assets, merger or otherwise), or form or acquire any Subsidiaries, or agree to do any of the foregoing (each of the foregoing, but for the avoidance of doubt excluding the acquisition, for no consideration, by JTH Tax, LLC, of loans due from franchisees under the Franchisee Loan Program Agreement, an “Investment”), except:

(a)               the endorsement of instruments for collection or deposit in the ordinary course of business;

(b)               Investments in cash or Cash Equivalents; provided, that, the terms and conditions of Section 5.2 and Section 6.3 hereof shall have been satisfied with respect to the Deposit Account, investment account or other account in which such cash or Cash Equivalents are held;

(c)               (i)   the existing equity Investments of each Borrower and Guarantor as of the Closing Date in its Subsidiaries, provided that no Borrower or Guarantor shall have any further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of any of such Subsidiaries;

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(i)                 a Borrower or Guarantor may form a Subsidiary; provided that:

(A)             Agent shall have received promptly upon any such formation or acquisition all of the agreements, documents and instruments required by the terms of Sections 5.2 and 9.23 hereof,

(B)              as of the date of the organization, formation or acquisition of any such Subsidiary and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing,

(C)              in the event that Administrative Borrower requests that any such new Subsidiary that is directly or indirectly wholly owned by FRG be designated a Borrower hereunder, in no event shall any Inventory, Accounts or Credit Card Receivables of such Subsidiary be deemed Eligible Inventory, Eligible Accounts or Eligible Credit Card Receivables until Agent shall have conducted a field examination and inventory appraisal with respect to such assets and the results of such field examination, inventory appraisal and other due diligence shall be reasonably satisfactory to Agent, and then only to the extent the criteria for Eligible Inventory, Eligible Accounts and Eligible Credit Card Receivables set forth herein are satisfied with respect thereto (as such criteria may be reasonably modified by Agent to reflect the results of Agent’s field examination and appraisal including any separate advance percentage with respect to such Credit Card Receivables as Agent may reasonably determine), and

(D)             such Subsidiary shall be an operating company that engages in a Permitted Business or an operating company or a holding company formed to make a Permitted Acquisition;

(d)               Investments by a Loan Party in another Loan Party, in each case after the date hereof, provided ~~in each case that (x) to the extent that such Investment gives rise to any Indebtedness, such Indebtedness is permitted hereunder and (y) to the extent that such Investment gives rise to the issuance of any shares of Capital Stock, such issuance is permitted hereunder; provided further~~ that, if such Investment is being made in (x) a Cross-Silo Loan Party, Liquidity of the Applicable Borrowers (immediately after giving effect to the relevant Investment) with respect to the Borrower making such Investment (or whose Subsidiary is making such Investment) cannot be less than 15% of the Applicable Borrowing Cap~~;~~ or (y) following the earlier of (a) Badcock becoming a Cross-Silo Loan Party and (b) the 120th day following the Second Amendment Effective Date, a Loan Party that is not a Cross-Silo Loan Party, the aggregate amount of all Investments in such Loan Parties shall not exceed (immediately after giving effect to the relevant Investment), together with all loans to such Loan Parties incurred pursuant to clause (y) of the proviso in Section 9.10(h), the greater of $32,000,000 and 10.0% of EBITDA at any time of determination; provided, for the avoidance of doubt, this clause (y) shall not limit any Investments made by a Loan Party that is not a Cross-Silo Loan Party into any Loan Party that is not a Cross-Silo Loan Party;

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(e)               loans or advances to officers, members (other than a Loan Party) of the Board and employees of any Borrower and its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Capital Stock of the Borrower (or any direct or indirect parent thereof) (provided that the amount of such loans and advances made in cash to such Person shall be immediately contributed to the Administrative Borrower in cash as common equity or Qualified Equity Interests and shall not increase the Available Equity Amount) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding at any time in reliance on this clause (iii) not to exceed $15,000,000 for the most recently ended Test Period as of such time;

(f)                Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(g)               obligations of Account Debtors to any Borrower, Guarantor or Subsidiary arising from Accounts which are past due whether or not evidenced by a promissory note made by such Account Debtor payable to such Borrower or Guarantor; provided, that, promptly upon the receipt of the original of any such promissory note by such Borrower or Guarantor, such promissory note shall be endorsed to the order of Agent by such Borrower or Guarantor and promptly delivered to Agent as so endorsed;

(h)               loans by any Loan Party to any other Loan Party, in each case after the date hereof (provided that, if such loan is being made to (x) a Cross-Silo Loan Party, Liquidity of the Applicable Borrowers (immediately after giving effect to the relevant loan) with respect to the Borrower making such loan (or whose Subsidiary is making such loan) cannot be less than 15% of the Applicable Borrowing Cap and (y) following the earlier of (a) Badcock becoming a Cross-Silo Loan Party and (b) the 120th day following the Second Amendment Effective Date, a Loan Party that is not a Cross-Silo Loan Party, the aggregate amount of all loans to such Loan Parties shall not exceed (immediately after giving effect to the relevant loan), together with all Investments made pursuant to clause (y) of the second proviso in Section 9.10(d), the greater of $32,000,000 and 10.0% of EBITDA at any time of determination; provided, for the avoidance of doubt, this clause (y) shall not limit any loans made by a Loan Party that is not a Cross-Silo Loan Party to any Loan Party that is not a Cross-Silo Loan Party), provided further that

(i)                 as to all of such loans, (A) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is promptly delivered to Agent upon its request to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Agent may require, (B) as of the date of any such loan and after giving effect thereto, the Borrower or Guarantor making such loan shall be Solvent, and (C) as of the date of any such loan and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and

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(ii)              as to loans by a Guarantor or Subsidiary to a Borrower, (A) the Indebtedness arising pursuant to such loan shall be subject to, and subordinate in right of payment to, the right of Agent and Lenders to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions reasonably acceptable to Agent, (B) promptly upon Agent’s request, Agent shall have received a subordination agreement, in form and substance reasonably satisfactory to Agent, providing for the terms of the subordination in right of payment of such Indebtedness of such Borrower to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Guarantor and such Borrower, and (C) such Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness owing to any Subsidiary that is not a Borrower or Guarantor prior to the end of the then current term of this Agreement;

(i)                 Investments (i) existing or contemplated on the Closing Date (or, in the case of Badcock, existing on ~~on~~ the First Amendment Effective Date) (provided that any Investment in an amount greater than $6,000,000 shall only be permitted if set forth on Schedule 9.10) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the Closing Date by any Borrower or any Subsidiary in any Borrower or any Subsidiary and any modification, renewal or extension thereof; provided, in each case, that the amount of the Investment as of the Closing Date (or, if later, the date of the initial making of such Investment) is not increased except by the terms of such Investment to the extent, in the event such increase is in excess of $6,000,000 for the most recently ended Test Period as of such time, set forth on Schedule 9.10 or as otherwise permitted by this Section 9.10;

(j)                 other Investments or loans by a Borrower or Guarantor; provided that, at the time of making any such Investment and immediately after giving effect thereto (i) the Required Conditions shall have been satisfied and (ii) no Event of Default shall have occurred and be continuing;

(k)               (A) Permitted Acquisitions, (B) the Badcock Acquisition and (C) intercompany Investments required (as determined by the Administrative Borrower in good faith) to consummate Permitted Acquisitions and the Badcock Acquisition;

(l)                 Investments by any Borrower or Guarantor in any Foreign Subsidiary, or acquisitions by any Borrower or Guarantor of any foreign Acquired Business; provided that, at the time of making any such Investment and immediately after giving effect thereto (i) the Required Conditions shall have been satisfied and (ii) no Event of Default shall have occurred and be continuing;

(m)             Investments of a Subsidiary acquired after the Closing Date or of a Person merged or consolidated with any Subsidiary in accordance with this Section 9.10 and Section 9.7(a) after the Closing Date or that otherwise becomes a Subsidiary (provided that if such Investment is made under Section 9.10(k), existing Investments in subsidiaries of such Subsidiary or Person shall comply with the requirements of Section 9.10(k)) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

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(n)               (i) Investments arising as a result of a Permitted Sale and Leaseback Transaction and (ii) to the extent constituting Investments, Investments by Badcock consisting of guarantees by Badcock of operating lease liabilities of lessees to the owners of real property sold by Badcock pursuant to and in accordance with Section 9.7(b)(W) (solely with respect to the real property that was the subject of any such sale);

(o)               [reserved];

(p)               [reserved];

(q)               [reserved];

(r)                Investments consisting of extensions of trade credit and accommodation guarantees in the ordinary course of business;

(s)                Investments in Swap Agreements incurred in the ordinary course of business and not for speculative purposes;

(t)                 promissory notes and other non-cash consideration received in connection with dispositions permitted by Section 9.7;

(u)               Investments in connection with the Transactions;

(v)               Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers in the ordinary course of business;

(w)             loans and advances to any equity holder of the Administrative Borrower (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances, dividends or distributions in respect thereof), dividends and distributions to the extent permitted to be made to such holder (or such parent) in accordance with Section 9.11;

(x)               advances of payroll payments to employees in the ordinary course of business;

(y)               Investments and other acquisitions to the extent that payment for such Investments is made with Qualified Equity Interests;

(z)               receivables owing to a Borrower or any Subsidiary, if created or acquired in the ordinary course of business;

(aa)            Investments (A) for utilities, security deposits, leases and similar prepaid expenses incurred in the ordinary course of business and (B) trade accounts created, or prepaid expenses accrued, in the ordinary course of business;

(bb)           Investments in a Borrower or any Subsidiary in connection with any Tax Restructuring;

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(cc)            Investments consisting of Indebtedness, liens, fundamental changes, dispositions, dividends and distributions permitted (other than by reference to this Section 9.10(cc)) under Sections 9.7, 9.8, 9.9 and 9.11, respectively;

(dd)           contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of a Borrower;

(ee)            to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, Intellectual Property, or other rights, in each case in the ordinary course of business;

(ff)              Investments in joint ventures (or in any Subsidiary to enable such Subsidiary to make substantially concurrent Investments in joint ventures) in an aggregate outstanding amount not to exceed the greater of $24,000,000 and 7.5% of EBITDA for the most recently ended Test Period;

(gg)           Investments in Permitted Businesses (or in any Subsidiary to enable such Subsidiary to make substantially concurrent Investments in Permitted Businesses) in an aggregate outstanding amount not to exceed the greater of $48,000,000 and 15.0% of EBITDA for the most recently ended Test Period;

(hh)           additional Investments and other acquisitions; provided that the aggregate outstanding amount of such Investment or acquisition made in reliance on this clause (hh), together with the aggregate amount of all consideration paid (excluding the net proceeds received in cash and Cash Equivalents from the issuance of such Qualified Equity Interests) in connection with all other Investments and acquisitions made in reliance on this clause (hh) (including the aggregate principal amount of all Indebtedness assumed in connection with any such other Investment or acquisition previously made under this clause (hh)), shall not exceed the sum of (A) (i) the greater of $40,000,000 and 12.5% of EBITDA for the most recently ended Test Period after giving pro forma effect to the making of such Investment or other acquisition; plus (ii) the Available General RP Capacity Amount at such time; plus (B) the Available Equity Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Investment, plus (C) Investments in an aggregate outstanding amount not to exceed the portion, if any, of any unused amounts available under Section 9.11(h) or 9.11(l) on the relevant date of determination that a Borrower elects to apply pursuant to this Section 9.10(hh);

(ii)              prior to the Badcock Joinder Date, Investments by Borrowers and Guarantors and their Subsidiaries (other than Badcock) in Badcock in an aggregate outstanding amount not to exceed the sum of (A) $25,000,000 plus (B) the Available Equity Amount (assuming that each reference in such definition to “Closing Date” refers to the “First Amendment Effective Date”); and

(jj)              other Investments by Borrowers and Guarantors and their Subsidiaries not otherwise permitted pursuant to subsections (a) through (ii) of this Section 9.10, including, without limitation, any Investments by such Borrower or Guarantor in any Foreign Subsidiary, provided that (i) the aggregate outstanding amount of all such Investments (valued at cost) shall not exceed $10,000,000 at any time (in each case determined without regard to any write-downs or write offs), and (ii) at the time of making any such Investment and immediately after giving effect thereto no Event of Default shall have occurred and be continuing.

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~~Notwithstanding anything to the contrary herein, after the consummation of the Badcock Acquisition and prior to the Payment in Full of Badcock Term Obligations, no Loan Party or Subsidiary (other than Badcock) may make Investments in or to Badcock in an aggregate amount in excess of the sum of (A) $25,000,000 plus (B) the Available Equity Amount (assuming that each reference in such definition to “Closing Date” refers to the “First Amendment Effective Date”).~~

9.11          Dividends and Redemptions. Each Borrower and Guarantor shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of any Capital Stock of such Borrower or Guarantor now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except that:

(a)               any Borrower or Guarantor may declare and pay such dividends or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock for consideration in the form of shares of Capital Stock (other than capital stock described in clause (e) of the definition of “Indebtedness”) or with proceeds from substantially concurrent equity contributions;

(b)               Borrowers and Guarantors may pay dividends or make distributions to the extent of payments permitted in Section 9.12 below (other than clause (b)(iii) thereof);

(c)               each Subsidiary may pay dividends or make distributions to the Borrower or any other Subsidiary; provided that in the case of any such dividends or distributions by a Subsidiary that is not a Wholly Owned Subsidiary of the Borrower, such dividend is paid or distribution is made to the Borrower and/or any Subsidiary and to each other owner of Capital Stock of such Subsidiary based on their relative ownership interests of the relevant class of Capital Stock;

(d)               FRG may pay cash dividends to its shareholders from legally available funds therefor; provided that (i) the Required Conditions have been satisfied and (ii) no Default or Event of Default shall have occurred and be continuing as of the date of any such payment and after giving effect to such payment;

(e)               FRG may repurchase Capital Stock of FRG, including, without limitation, Capital Stock held by or to be issued to current or former employees, directors and officers pursuant to or in connection with any employee stock ownership, option or other equity compensation plan thereof or pursuant to any employment or consulting arrangement or equity subscription agreement, shareholders agreement or similar agreement, provided, that, in each case, (A) the Required Conditions have been satisfied as of the date of any such payment and (B) no Default or Event of Default shall have occurred and be continuing as of the date of any such payment and after giving effect to such payment;

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(f)                dividends paid or distributions made on or substantially contemporaneously with the Closing Date to consummate the Transactions, including to finance the payment of Transaction Costs;

(g)               repurchases of Capital Stock in a Borrower or any Subsidiary deemed to occur upon exercise of stock options or warrants if such Capital Stock represent a portion of the exercise price or withholding taxes payable in connection with the exercise of such options or warrants or other incentive interests;

(h)               dividends or distributions used to redeem, acquire, retire, repurchase or settle a Borrower’s Capital Stock (or any options, warrants, restricted stock or stock appreciation rights or similar securities issued with respect to any such Capital Stock) held directly or indirectly by current or former officers, managers, consultants, members of the Board, employees or independent contractors (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of the Administrative Borrower (or any direct or indirect parent thereof), and its Subsidiaries (in each case, other than the executive management (i.e., the CEO, the CFO, any executive vice presidents and any similar executive management positions)), upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement in an aggregate amount after the Closing Date not to exceed $10,000,000 in any fiscal year of the Administrative Borrower with unused amounts in any fiscal year being carried over solely to the next succeeding fiscal years; provided that such amount in any fiscal year may be increased by (1) an amount not to exceed the cash proceeds of key man life insurance policies received by a Borrower or the Subsidiaries after the Closing Date, or (2) the amount of any bona fide cash bonuses otherwise payable to members of the Board, consultants, officers, employees, managers or independent contractors the Borrower or any Subsidiary that are foregone in return for the receipt of Capital Stock, the fair market value of which is equal to or less than the amount of such cash bonuses, which, if not used in any year, may be carried forward solely to the next subsequent fiscal year; provided further that cancellation of Indebtedness owning to a Borrower or any Subsidiary from members of the Board, consultants, officers, employees, managers or independent contractors (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of a Borrower or any Subsidiary in connection with a repurchase of Capital Stock of a Borrower will not be deemed to constitute a dividend or distribution for purposes of this Section 9.11 or any other provisions of this Agreement;

(i)                 payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant and any repurchases of Capital Stock in consideration of such payments including deemed repurchases in connection with the exercise of stock options and the vesting of restricted stock and restricted stock units;

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(j)                 dividends or distributions to pay cash in lieu of fractional Capital Stock in connection with any dividend, split or combination thereof or any Permitted Acquisition (or other similar Investment) and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(k)               payments made or expected to be made by a Borrower or any Subsidiary in respect of withholding or similar Taxes payable upon exercise of Capital Stock by any future, present or former employee, director, officer, manager or consultant (or their respective controlled Affiliates or permitted transferees) and any repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represent a portion of the exercise price of such options or warrants or required withholding or similar taxes;

(l)                 additional dividends or distributions in an aggregate amount not to exceed $120,000,000; provided that (x) after giving effect to such dividend or distribution no Event of Default exists or would result therefrom and (y) such dividends and distributions are directly or indirectly funded solely by the net cash proceeds received by FRG from the issuance of common stock in January 2021, the issuance of preferred stock in September 2020 and the issuance of common stock in June 2020; and

(m)             additional dividends or distributions, in an aggregate amount, when taken together with the aggregate amount of additional Investments and other acquisitions previously made pursuant to Section 9.10(hh) in lieu of dividends or distributions permitted by this clause (m), not to exceed the Available Equity Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such dividend or distribution.

9.12          Transactions with Affiliates. Each Borrower and Guarantor shall not, directly or indirectly:

(a)               purchase, acquire or lease any property from, or sell, transfer or lease any property or provide services to, any officer, director or other Affiliate of such Borrower or Guarantor (other than another Borrower or Guarantor), except:

(i)                 (A) in the ordinary course of (except with respect to transactions permitted under Sections 9.7, 9.8, 9.9, 9.10 or 9.11) and pursuant to the reasonable requirements of such Borrower’s or Guarantor’s business (as the case may be) and (B) on terms not materially less favorable to the Borrower or such Subsidiary as would be obtainable by such Person at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(ii)              transactions permitted under Section 9.7(a) hereof;

(iii)            transactions permitted under Section 9.12(b) hereof;

(iv)             (A) transactions between or among any Borrower or any Subsidiary or any entity that becomes a Subsidiary as a result of such transaction and (B) transactions involving aggregate payment or consideration of less than the greater of $24,000,000 and 7.5% of EBITDA for the most recently ended Test Period as of such time;

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(v)               any Indebtedness permitted by Section 9.9;

(vi)             any Investments permitted by Section 9.10;

(vii)          issuances of Capital Stock;

(viii)        Asset Sales in the form of a sale of furniture and assignment of lease agreements to franchisees in the ordinary course of business consistent with past practices, so long as (1) the sale thereof is approved by independent members of the Board that do not have any economic or voting interest in FRG or any other Borrower (other than such position on the Board); (2) concurrently with such sale, Agent shall receive a copy of an executed franchise agreement (or AFG Franchise Agreement) in which such franchisee agrees to pay for the right to use the brand name, products, suppliers, equipment, and systems of FRG or the applicable Borrower; (3) the Loan Parties shall be in pro forma compliance with the financial covenant set forth in Section 9.17 for the immediately preceding four-fiscal quarter period for which financial statements have been (or were required to be) delivered pursuant to Section 9.6(a)(i) and (4) in connection with the sale referenced in this clause (viii), such sale meets the terms and conditions set forth in Section 9.7(b)(N);

(ix)             the payment of Transaction Costs, fees and expenses related to the Transactions;

(x)               dispositions in the form of a sale of furniture and assignment of lease agreements to franchisees in the ordinary course of business consistent with past practices, so long as the sale thereof is approved by disinterred members of the Board (or any committee thereof);

(xi)             employment and severance arrangements and other compensation arrangements between a Borrower and its Subsidiaries and their respective officers and employees in the ordinary course of business or otherwise in connection with the Transactions (including loans and advances pursuant to Sections 9.10(e) and 9.10(x)),

(xii)          investments by Affiliates in Indebtedness and preferred Capital Stock of the Borrower and the Subsidiaries;

(xiii)        the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the Board, officers and employees of the Administrative Borrower (or any direct or indirect parent thereof) and the Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Administrative Borrower and its Subsidiaries;

(xiv)         transactions pursuant to agreements in existence or contemplated on the Closing Date and set forth on Schedule 9.12 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;

(xv)           dividends and distributions permitted under Section 9.11 and loans and advances in lieu thereof pursuant to Section 9.10(w);

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(xvi)         payments to or from, and transactions with, any joint venture in the ordinary course of business (including any cash management activities related thereto);

(xvii)      transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and which are fair to the Borrowers and their Subsidiaries, in the reasonable determination of the Administrative Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(xviii)    [reserved];

(xix)         customary payments by the Borrowers and any Subsidiaries to any Investors made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions, divestitures or financings), which payments are approved by the majority of the members of the Board (or any committee thereof) or a majority of the disinterested members of the Board (or any committee thereof) of the Administrative Borrower in good faith;

(xx)           payments by a Borrower and any Subsidiaries to reimburse any Investors and other Affiliates for any indemnities and reasonable out-of-pocket costs and expenses incurred in connection with the provision of any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions, divestitures or financings) by such Investor to a Borrower and any Subsidiaries; and

(xxi)         [reserved]; or

(b)               make any payments (whether by dividend, loan or otherwise) of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of such Borrower or Guarantor, except:

(i)                 licenses, sublicenses, covenants not to sue, or similar agreement with respect to Intellectual Property made in the ordinary course of business;

(ii)              reasonable compensation to officers, employees and directors for services rendered to such Borrower or Guarantor and reimbursement of expenses in the ordinary course of business of such Borrower or Guarantor;

(iii)            payments to any Person that owns, directly or indirectly, the Capital Stock of FRG for actual and necessary reasonable out-of-pocket legal and accounting, insurance, marketing, payroll and similar types of services (other than management or sponsor fees) paid by such Person on behalf of such Borrower or Guarantor, in the ordinary course of their respective businesses or as the same may be directly attributable to such Borrower or Guarantor, provided that the aggregate amount of all such payments in any fiscal year shall not exceed $3,000,000; and

(iv)             payments permitted under Section 9.24 hereof.

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9.13          Compliance with ERISA. Except as could not reasonably be expected to have a Material Adverse Effect, each Borrower and Guarantor shall, and shall with respect to any Plan cause each of its ERISA Affiliates, to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any Plan so as to incur any material liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code) which would be reasonably likely to subject Borrower or any ERISA Affiliate to a material tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Plan under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, with respect to any Plan; or (g) allow or suffer to exist any occurrence of a “reportable event” (as defined in Section 4043(c) of ERISA or the regulations issued thereunder, except for any such event with respect to which notice has been waived pursuant to applicable regulations) or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any Plan that is a single employer plan, which termination could reasonably be expected to result in any material liability to any Borrower or Guarantor.

9.14          Fiscal Year. The Administrative Borrower will not make any change in its fiscal year; provided, however, that the Administrative Borrower may, upon written notice to Agent, change its fiscal year to any other fiscal year reasonably acceptable to Agent, in which case, the Administrative Borrower and Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year, without any requirement of consent by any Lender or other Person (notwithstanding anything to the contrary in Section 11.4); and provided further that the limitation of this Section 9.14 shall not apply with respect to any short year resulting from the Transactions that occurred on the Closing Date.

9.15          Change in Business. Each Borrower and Guarantor shall not engage in any business other than the Permitted Business.

9.16          Limitation of Restrictions Affecting Subsidiaries. Each Borrower and Guarantor shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or materially limits the ability of any Subsidiary of such Borrower or Guarantor to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (b) make loans or advances to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (c) transfer any of its properties or assets to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) Requirements of Law, (ii) this Agreement and Financing Agreements, the First Lien Credit Agreement, the Second Lien Credit Agreement, the Badcock First Lien Credit Agreement, the Badcock Second Lien Credit Agreement and any documentation governing Indebtedness incurred pursuant to Section 9.9(aa) or Section 9.9(ff), (iii) customary provisions restricting subletting or assignment of any lease (or hypothecation thereof) governing a leasehold interest of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (iv) customary restrictions on dispositions of real property interests found in reciprocal

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easement agreements of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (v) any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and the restriction or condition set forth in such agreement does not apply to the Administrative Borrower or any other Subsidiary, (vi) the extension or continuation of contractual obligations in existence on the date hereof and otherwise permitted hereunder; provided that any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued, (vii) any agreement related to an otherwise permitted refinancing of Indebtedness permitted under the terms of this Agreement, (viii) Indebtedness permitted to be incurred under the terms of this Agreement with terms no more restrictive than those set forth herein, (ix) customary restrictions and conditions existing on the Closing Date and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition, (x) restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder, (xi) customary provisions in leases, licenses, sublicenses and other contracts restricting the assignment thereof, (xii) restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness, (xiii) restrictions or conditions in any Indebtedness permitted pursuant to Section 9.9 that is incurred or assumed by Subsidiaries that are not Loan Parties to the extent such restrictions or conditions are no more restrictive in any material respect than the restrictions and conditions in the Financing Agreement or, in the case of any Permitted Subordinated Indebtedness, are market terms at the time of issuance and are imposed solely on such Subsidiary and its Subsidiaries, (xiv) restrictions on cash (or Cash Equivalent) or other deposits imposed by agreements entered into in the ordinary course of business (or other restrictions on cash or deposits constituting Permitted Encumbrances), (xv) restrictions set forth on Schedule 9.16 and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition, (xvi) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted by Section 9.10, (xvii) customary restrictions contained in leases, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto and (xviii) customary provisions related to creditworthiness of the tenant contained in real property leases entered into by Subsidiaries, so long as a Borrower has determined in good faith that such creditworthiness provisions could not reasonably be expected to impair the ability of such Borrower and its Subsidiaries to meet their ongoing obligations.

9.17          Financial Covenant. As of the end of any fiscal quarter, commencing with the most recent fiscal quarter for which Borrowers’ financial statements have been (or should have been) delivered prior to the date on which Excess Availability is less than the greater of (x) 10% of the Borrowing Cap or (y) $15,000,000, Borrowers will not permit the Fixed Charge Coverage Ratio to be less than 1.0 to 1.0. Once such covenant is in effect, compliance with the covenant will be discontinued on the first day immediately succeeding the last day of the fiscal quarter which includes the 30th consecutive day on which Excess Availability remains in excess of the greater of (x) 10% of the Borrowing Cap and (y) $15,000,000, so long as no Event of Default shall have occurred and be continuing.

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9.18          Credit Card Agreements. Each Borrower shall (a) observe and perform in all material respects all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein; and (b) not do or permit, suffer or refrain from doing anything, as a result of which there could be a default or breach of any of the terms of the Credit Card Agreements and at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that, any Borrower may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of such Borrower; provided, that, such Borrower shall give Agent not less than ten days’ prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements; (c) not enter into any new Credit Card Agreements with any new Credit Card Issuer unless (i) Agent shall have received not less than ten days’ prior written notice of the intention of such Borrower to enter into such agreement (together with such other information with respect thereto as Agent may reasonably request) and (ii) such Borrower delivers, or causes to be delivered to Agent, subject to Section 9.31, a Credit Card Acknowledgment in favor of Agent, (d) give Agent prompt written notice of any Credit Card Agreement or material amendment or other material modification of any Credit Card Agreement entered into by such Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may reasonably request; (e) furnish to Agent, promptly upon the request of Agent, such material information and evidence as Agent may require from time to time concerning the observance, performance and compliance by such Borrower or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements, and (f) not modify in any material respect any payment instruction given by Agent to any Credit Card Issuer or Credit Card Processor provided for in any Credit Card Acknowledgment to the extent given in accordance with the terms thereof or otherwise direct the remittance of payments under any Credit Card Agreement to any account other than the Blocked Accounts.

9.19          License Agreements.

(a)               Except as could not reasonably be expected to have a Material Adverse Effect, Borrower shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to which it is a party to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing except as permitted pursuant to Section 9.19(b) below, (iv) give Agent prompt written notice of any material License Agreement (other than Promotional Agreements or licenses by a Borrower, Guarantor or any of their Subsidiaries to a private label manufacturer entered into in the ordinary course of business for the production of Inventory on behalf of a Borrower or “click through” licenses to website hosts or providers in connection with on-line purchasing or licenses to a Borrower by a customer to use such customer’s trademarks or service marks for purposes of goods or services provided by such Borrower to or for such customer or licenses for commercially available off the shelf software) entered into by any Borrower, Guarantor or any of their Subsidiaries after the date hereof, together with (A) either (x) a description of such License Agreement listing the Intellectual Property subject thereto, the name and address of the parties thereto, the term of the license arrangement and the products and territory subject to such license, or (y) a true, correct and complete copy of such License Agreement, and (B) such other information with respect thereto as Agent may reasonably request (subject to any obligation of confidentiality contained therein), (v) give Agent prompt written notice of any notice of default sent to another party to a material License Agreement by Borrower of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to Agent (promptly upon the receipt thereof by Borrower in the case of a notice to Borrower and concurrently with the sending thereof in the case of a notice from Borrower) a copy of each notice of default and every other notice and other communication received or delivered by Borrower in connection with any material License Agreement which relates to the right of Borrower to continue to use the property subject to such License Agreement, and (vi) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may reasonably require from time to time concerning the observance, performance and compliance by Borrower or the other party or parties thereto with the material terms, covenants or provisions of any material License Agreement.

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(b)               Except as could not reasonably be expected to have a Material Adverse Effect, each Borrower will either exercise any option to renew or extend the term of each material License Agreement to which it is a party in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option.

9.20          Foreign Assets Control Regulations, Etc. None of the requesting or borrowing of the Loans or the requesting or issuance or extension of any Letter of Credit or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. §1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (including, but not limited to (a) Executive order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). None of Borrowers or any of their Subsidiaries or other Affiliates is or will become a “blocked person” as described in the Executive Order, the Trading with the Enemy Act or the Foreign Assets Control Regulations or engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”.

9.21          After-Acquired Real Property. If, after the Effective Date, any owned (but not leased or ground-leased) Material Real Property or improvements thereto or any interest therein is acquired by any Borrower or any Guarantor or is held by any Subsidiary on or after the time it becomes a Borrower or Guarantor pursuant to Section 9.23, FRG will notify Agent thereof, and, if requested by Agent, within ninety (90) days following the acquisition of such Material Real Property or such longer time period as agreed by Agent in its reasonable discretion, Agent shall have received (i) counterparts of a Mortgage with respect to each Material Real Property duly executed and delivered by the record owner of such Mortgaged Property; provided that, to the extent any Mortgaged Property is located in a jurisdiction that imposes mortgage recording taxes, intangibles tax, documentary tax or similar recording fees or taxes, Agent will cooperate with the applicable Borrower or Guarantor in order to minimize the amount of tax payable in connection with such Mortgage as permitted by, and in accordance with, applicable law including, to the extent permitted by applicable law, limiting the amount secured by such Mortgage to the book value of such Mortgaged Property, as reasonably determined by FRG, if such limitation results in such mortgage tax being calculated based upon such book value, (ii) a policy or policies of title insurance (or marked unconditional commitment to issue such policy or policies) issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a third priority Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 9.8, together with such customary lender’s endorsements as Agent may reasonably request to the extent available in the applicable jurisdiction at commercially reasonable rates (it being agreed that Agent shall accept zoning reports from a nationally recognized zoning company in lieu of zoning endorsements to such title insurance policies), in an amount equal to the fair market value of such Mortgaged Property or as otherwise reasonably agreed by the parties; provided that in no event will any Borrower or Guarantor be required to obtain independent appraisals of such Mortgaged Properties, unless required by FIRREA, (iii) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Property and, if any Mortgaged Property is located in an area determined by the Federal Emergency Management Agency (or any successor agency) to be a special flood hazard area, a duly executed notice about special flood hazard area status and flood disaster assistance and evidence of such flood insurance as provided in Section 9.5, (iv) opinions, addressed to Agent and the Secured Parties, from counsel qualified to opine in each jurisdiction where a Mortgaged Property is located regarding the enforceability of the Mortgage and such other matters as may be in form and substance reasonably satisfactory to Agent, (v) a survey or existing survey together with a no change affidavit of such Mortgaged Property, in compliance with the 2021 Minimum Standard Detail Requirements for ALTA/NSPS Land Title Surveys or such other ALTA/NSPS requirements as are in effect on the date of preparation of such survey and otherwise reasonably satisfactory to Agent and (vi) evidence of payment of title insurance premiums and expenses and all recording, mortgage, transfer and stamp taxes and fees payable in connection with recording the Mortgage, any amendments thereto and any fixture filings in appropriate county land office(s).

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9.22          Costs and Expenses. Borrowers and Guarantors shall pay to Agent on demand all costs, expenses and filing fees paid or payable in connection with the preparation, negotiation, execution, delivery, recording, syndication, administration, collection, liquidation, enforcement and defense of the Obligations, Agent’s rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including UCC financing statement filing fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, title insurance premiums, surveys, assessments, engineering reports and inspections, appraisal fees and search fees, background checks, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent’s customary charges and fees with respect thereto; (c) charges, fees or expenses charged by the Issuing Bank in connection with any Letter of Credit; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) after an Event of Default has occurred and is continuing, reasonable attorneys’ fees of any Lender incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations and inventory appraisals in respect of each Borrowing Base and such Borrower’s or Guarantor’s operations for no more than two periodic field exams and two inventory appraisals, in each case in respect of each Borrowing Base, during a consecutive twelve-month period; provided that, unless an Event of Default shall have occurred and is continuing or a Material Adverse Effect has occurred, only one periodic field exam and one inventory appraisal, in respect of each Borrowing Base, will be conducted at the Borrowers’ expense during such consecutive twelve-month period unless Excess Availability is less than 20% of the Borrowing Cap at any time during such period, in which case one additional field exam and one additional inventory appraisal, in respect of each Borrowing Base, in such twelve-month period as Agent may request shall be at Borrowers’ expense; and (h) the reasonable fees and disbursements of counsel (including legal assistants) to Agent in connection with any of the foregoing. Additionally, there shall be no limitation on the number or frequency of field exams if an Event of Default or a Material Adverse Effect has occurred and is continuing, and the Borrowers shall be responsible for the costs and expenses of any such field exams conducted while an Event of Default or a Material Adverse Effect has occurred and is continuing.

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9.23          Further Assurances.

(a)

(i)                 In the case of the formation or acquisition by a Borrower or Guarantor of any Subsidiary (other than a Foreign Subsidiary) after the date hereof, (A) as to any such Subsidiary (other than Badcock), the Borrower or Guarantor forming such Subsidiary shall, within thirty (30) days (or such longer period as may be agreed to by Agent in its reasonable discretion) after such formation or acquisition, cause any such Subsidiary to execute and deliver to Agent, the following (each in form and substance reasonably satisfactory to Agent), (1) a Guaranty pursuant to which such Subsidiary gives an absolute and unconditional guarantee of the payment of the Obligations or a joinder or assumption agreement to an existing Guaranty, in each case in form and substance reasonably satisfactory to Agent, (2) a security agreement substantially in the form of the security provisions herein granting to Agent a first security interest and lien (except as otherwise consented to in writing by Agent) upon all of the assets of any such Subsidiary to the extent such assets constitute Collateral hereunder and subject to and in accordance with the terms hereof, (3) joinders to the Intercreditor Agreement, in each case in form and substance reasonably satisfactory to Agent, and (4) such other agreements, documents and instruments as Agent may require in connection with the documents referred to above in order to make such Subsidiary a party to this Agreement as a “Borrower” (to the extent directly or indirectly wholly owned by FRG) or as a “Guarantor” as Agent may determine, including, but not limited to, supplements and amendments hereto, a Borrower Joinder Agreement with respect to a Subsidiary that is to become a party hereto as a “Borrower”, an assumption agreement with respect to an existing Guaranty, an authorization to file UCC financing statements, Collateral Access Agreements (subject to the requirements of Section 9.2 hereof) and other consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the assets purchased, corporate resolutions and other organization and authorizing documents of such Person, and favorable opinions of counsel to such person and (B) as to any such Subsidiary, the Borrower or Guarantor forming such Subsidiary shall, within thirty (30) days (or such longer period as may be agreed to by Agent in its reasonable discretion) after such formation (or sixty (60) days after the First Amendment Effective Date in the case of the Capital Stock of Badcock), (1) execute and deliver to Agent, a supplement to the applicable Financing Agreements, in form and substance reasonably satisfactory to Agent, granting to Agent a pledge of and lien on all of the issued and outstanding shares of Capital Stock of any such Subsidiary (but no more than 65% of the Voting Stock of any Foreign Subsidiary) with the lien priority required by the Financing Agreements, and (2) deliver the original stock certificates evidencing such shares of Capital Stock (or such other evidence as may be issued in the case of a limited liability company), together with stock powers with respect thereto duly executed in blank (or the equivalent thereof in the case of a limited liability company in which such interests are certificated, or otherwise take such actions as Agent shall require with respect to Agent’s security interests therein).

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(ii)              In the case of Badcock, FRG (or the other Borrower or Guarantor that is the direct parent of Badcock) shall, within ten (10) days (or such longer period as may be agreed to by Agent in its reasonable discretion) of the Payment in Full of Badcock Term Obligations, cause Badcock to execute and deliver to Agent, the following (each in form and substance reasonably satisfactory to Agent), (A) a Guaranty pursuant to which Badcock gives an absolute and unconditional guarantee of the payment of the Obligations or a joinder or assumption agreement to an existing Guaranty, in each case in form and substance reasonably satisfactory to Agent, (B) a security agreement substantially in the form of the security provisions herein granting to Agent a first security interest and lien (except as otherwise consented to in writing by Agent) upon all of the assets of Badcock to the extent such assets constitute Collateral hereunder and subject to and in accordance with the terms hereof and (C) such other agreements, documents and instruments as Agent may require in connection with the documents referred to above in order to make Badcock a party to this Agreement as a “Borrower” (to the extent directly or indirectly wholly owned by FRG) or as a “Guarantor” as Agent may determine, including, but not limited to, supplements and amendments hereto, a borrower or guarantor joinder agreement, an assumption agreement with respect to the existing Guaranty, an authorization to file a UCC financing statement, Collateral Access Agreements (subject to the requirements of Section 9.2 hereof) and other consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral, corporate resolutions and other organization and authorizing documents of Badcock, and favorable opinions of counsel to Badcock (the date of delivery of each of the foregoing, the “Badcock Joinder Date”).

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(b)               In the case of an acquisition of assets (other than Capital Stock and Real Property) by a Borrower or Guarantor after the date hereof, the Administrative Borrower will notify Agent thereof, and, if requested by Agent, after such acquisition of assets, Agent shall have received, in form and substance satisfactory to Agent (i) evidence that Agent has valid and perfected security interests in and liens upon all purchased assets to the extent such assets constitute Collateral hereunder and subject to and in accordance with the terms hereof, and (ii) subject to Section 9.2 hereof, all Collateral Access Agreements and other consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the assets purchased, (iii) at the option of Agent, the agreement of the seller consenting to the collateral assignment by the Borrower or Guarantor purchasing such assets of all rights and remedies and claims for damages of such Borrower or Guarantor relating to the Collateral (including, without limitation, any bulk sales indemnification) under the agreements, documents and instruments relating to such acquisition and (iv) such other agreements, documents and instruments as Agent may require in connection with the documents referred to above, including, but not limited to, supplements and amendments hereto, corporate resolutions and other organization and authorizing documents and favorable opinions of counsel to such person.

(c)               At the request of Agent at any time and from time to time, Borrowers and Guarantors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Agent may at any time and from time to time request a certificate from an officer of any Borrower or Guarantor representing that all conditions precedent to the making of Revolving Loans and providing Letters of Credit contained herein are satisfied. In the event of such request by Agent, Agent and Lenders may, at Agent’s option, cease to make any further Revolving Loans or provide any further Letters of Credit until Agent has received such certificate and, in addition, Agent has determined that such conditions are satisfied.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Financing Agreement to the contrary, (a) the foregoing provisions of this Section 9.23 shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, (i) until the Badcock Joinder Date, any assets of Badcock or (ii) particular assets of the Loan Parties, or the provision of guarantees by any Subsidiary (in the case of Badcock, solely prior to the Badcock Joinder Date), if, solely for purposes of this clause (a)(ii), and for so long as Agent and the Administrative Borrower reasonably agree in writing that the cost, burden, difficulty or consequence of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such guarantees (taking into account any adverse tax consequences to the Borrower and its Affiliates (including the imposition of withholding or other material taxes)), outweighs the benefits to be obtained by the Lenders therefrom; (b) Liens required to be granted from time to time pursuant to this Section 9.23 shall be subject to exceptions and limitations set forth in the Collateral Documents; (c) [reserved]; (d) in no event shall any Loan Party be required to complete any filings or other action with respect to the perfection of security interests in any jurisdiction outside of the United States, and no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required to be taken, nor shall Agent be authorized to take any such action, to create any security interests or to perfect or make enforceable any security interests in any such assets; (e) in no event shall any Loan Party be required to complete any filings or other action with respect to perfection of security interests in assets subject to certificates of title beyond the filing of UCC financing statements; (f)(i) in the case of intercompany debt, other than the filing of UCC financing statements and the delivery of a master intercompany note upon reasonable request from Agent, no perfection shall be required with respect to promissory notes evidencing such debt for borrowed money in a principal amount (individually) of less than $7,500,000 and (ii) in the case of third party debt, other than the filing of UCC financing statements, no perfection shall be required with respect to promissory notes evidencing such debt for borrowed money in a principal amount (individually) of less than $7,500,000; (g) in no event shall any Loan Party be required to complete any filings or other action with respect to security interests in Intellectual Property beyond the filing of trademark security agreements, copyright security agreement and patent security agreements, as applicable, substantially in the forms set forth on Exhibit I with the United States Patent and Trademark Office or the United States Copyright Office; (h) no actions shall be required to perfect a security interest in letter of credit rights (other than the filing of UCC financing statements), except to the extent constituting a supporting obligation for other Collateral as to which perfection is accomplished by the filing of a UCC financing statement; (i) in no event shall the Collateral include any Excluded Assets; (j) landlord lien waivers, bailee waivers, collateral access agreements or similar agreements shall not be required, except to the extent required under the Financing Agreements with respect to distribution centers and customs brokers of the Loan Parties; (k) notices shall not be required to be sent to account debtors or other contractual third parties, except to the extent set forth in the Financing Agreements following the occurrence and during the continuance of an Event of Default; and (l) notices to, or acknowledgements from, counterparts under, or compliance with the Assignment of Claims Act (or any state or municipal equivalent) shall not be required. Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any guarantee by any Subsidiary (including extensions beyond the Closing Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Closing Date) and any other obligations under this definition where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Collateral Documents.

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9.24          Permitted Payments of Indebtedness. No Borrower and no Guarantor will, nor will it permit any Subsidiary to, make, directly or indirectly, any payment or other distribution (whether in cash, Securities or other property) of or in respect of principal of or interest on any Indebtedness (other than Indebtedness between any Borrower or Guarantor and Indebtedness permitted under Sections 9.9(j), 9.9(k), or 9.9(m), or any payment or other distribution (whether in cash, Securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Indebtedness, except:

(a)               payment of Indebtedness created under the Financing Agreements;

(b)               payment of regularly scheduled (including, for the avoidance of doubt, under the First Lien Credit Agreement, the Second Lien Credit Agreement, the Badcock First Lien Credit Agreement and the Badcock Second Lien Credit Agreement) interest and principal payments, mandatory offers to repay, repurchase or redeem, mandatory prepayments of principal, premium and interest, and payment of fees, expenses and indemnification obligations, in each case, as and when due in respect of any Indebtedness permitted under Section 9.9, other than payments in respect of Permitted Subordinated Indebtedness prohibited by the subordination provisions thereof;

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(c)               refinancings of Indebtedness to the extent permitted by Section 9.9(p);

(d)               payment of secured Indebtedness permitted under Section 9.9(b) that becomes due as a result of any sale or transfer of, or casualty, condemnation or taking with respect to, the property or assets securing such Indebtedness;

(e)               optional prepayments of Indebtedness (including the First Lien Obligations and the Second Lien Obligations, but excluding Permitted Subordinated Indebtedness); provided that (i) the Required Conditions are satisfied and (ii) no Default or Event of Default shall have occurred and be continuing as of the date of such prepayment;

(f)                payments made in connection with, or in order to consummate, the Transactions;

(g)               optional prepayments, redemptions, purchases, defeasances and other payments in respect of Permitted Subordinated Indebtedness (subject to the terms of an intercreditor and subordination agreement in form and substance acceptable to Agent in its sole reasonable discretion) so long as (i) the Required Conditions are satisfied and (ii) no Default or Event of Default shall have occurred and be continuing as of the date of such prepayment;

(h)               [reserved];

(i)                 (1) the conversion of any Permitted Subordinated Indebtedness to Capital Stock (other than Disqualified Equity Interests) of a Borrower and (2) any payment that is intended to prevent any Permitted Subordinated Indebtedness from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code;

(j)                 [reserved];

(k)               the prepayment of any Permitted Subordinated Indebtedness owed to the Borrower or a Subsidiary or the prepayment of any Refinancing Indebtedness of such Indebtedness with the proceeds of any other Permitted Subordinated Indebtedness; provided that (i) no Loan Party shall make any prepayment of any Permitted Subordinated Indebtedness owed to any Subsidiary that is not a Loan Party pursuant to this clause (k) and (ii) prior to the Payment in Full of Badcock Term Obligations, no Loan Party or any Subsidiary thereof (other than Badcock) shall make any prepayment of Permitted Subordinated Indebtedness owed to Badcock pursuant to this clause (k);

(l)                 additional prepayments, redemptions, purchases, defeasances and other payments in respect of any Permitted Subordinated Financing; provided that the aggregate amount of such prepayments, redemptions, purchases, defeasances and other payments made in reliance on this clause (vii), shall not exceed the Available Equity Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such prepayments, redemptions, purchases, defeasances and other payments; and

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(m)             prepayments, redemptions, purchases, defeasances and other payments in respect of any Permitted Subordinated Indebtedness within one year of the scheduled maturity of such Permitted Subordinated Indebtedness; provided that (i) the Required Conditions are satisfied and (ii) no Default or Event of Default shall have occurred and be continuing as of the date of such prepayment, redemption, purchase, defeasance or other payment.

9.25          Commodity Exchange Act Keepwell Provisions. Each Qualified ECP Guarantor hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Borrower or Guarantor in order for each such other Borrower or Guarantor to honor its obligations under this Agreement and the other Financing Agreements including Hedge Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 9.25 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.25, or otherwise under this Agreement or any other Financing Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 9.25 shall remain in full force and effect until all Obligations are paid in full to the Lenders and Agent, and all of the Lenders’ Revolving Commitments are terminated. Each Qualified ECP Guarantor intends that this Section 9.25 constitute, and this Section 9.25 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Borrower and each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

9.26          Disbursement Cash Management Systems. Each of Borrowers, Guarantors and each of their Subsidiaries will maintain Chase as its principal depository bank for its disbursement business, including for the maintenance of operating, administrative, cash management, collection activity and other deposit accounts for the conduct of its disbursement business.

9.27          Amendments to Financing Documents. The Borrowers and the Guarantors will not amend, waive, modify or supplement or consent to any amendment, waiver, modification or supplement of (a) any First Lien Term Loan Documents, if such amendment, waiver or other modification would contravene any provision of the Intercreditor Agreement, (b) any Second Lien Term Loan Documents, if such amendment, waiver or other modification would contravene any provision of the Intercreditor Agreement, (c) any Badcock First Lien Term Loan Document, if such amendment, waiver or other modification would contravene any provision of the Intercreditor Agreement or (d) any Badcock Second Lien Term Loan Document, if such amendment, waiver or other modification would contravene any provision of the Intercreditor Agreement.

9.28          Badcock. In addition to the restrictions set forth in this Section 9, the Borrowers and the Guarantors will not permit Badcock to, in each case prior to Payment in Full of Badcock Term Obligations:

(a)               create, incur, assume or permit to exist any Indebtedness, except Indebtedness permitted by clauses (a), (g), (j), (k), (m), (s), (t), (y), (cc), (dd), (ee), (gg), (hh), (ii), (jj) and (kk) (solely as it relates to clauses (a), (j), (k), (m), (s), (t), (y), (cc), (dd), (ee), (gg), (hh), (ii) and (jj) of Section 9.9) of Section 9.9;

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(b)               issue any preferred Equity Interests or any Disqualified Equity Interests;

(c)               create, incur, assume or permit to exist any Lien on any property or asset now owned (but not leased or ground-leased) or hereafter acquired (but not leased or ground-leased) by it, except Liens permitted by clauses (a), (b), (c), (d), (f), (k), (r), (t), (u), (v), (x), (y), (z), (aa), (cc), (ee), (ff), (gg), (ii) (solely in respect of Section 9.9(m)) and (jj) of Section 9.8;

(d)               merge into or consolidate with any other Person (including pursuant to a division), or permit any other Person to merge into or consolidate with it, or liquidate or dissolve;

(e)               make or hold any Investment, except Investments permitted by clauses (a), (b), (f), (i), (n), (r), (t), (v), (x), (z), (aa), (bb), (dd) and (ee) of Section 9.10;

(f)                sell, transfer, lease or otherwise dispose (including pursuant to a division) of any asset, including any Equity Interest owned by it, except sales or other dispositions permitted by clauses (A), (B), (C), (D), (E), (G), (J), (K)(ii), (M), (O), (S), (T) and (W) of Section 9.7(b); provided that any sale or other disposition by Badcock pursuant to Section 9.7(b)(T) or Section 9.7(b)(W) shall only be permitted hereunder to the extent the net proceeds of such sale or other disposition are used to repay Indebtedness in accordance with the terms of the First Lien Credit Agreement, the Badcock First Lien Credit Agreement and the Badcock Second Lien Credit Agreement (without giving effect to any reinvestment rights that would otherwise allow the Loan Parties and their Subsidiaries to reinvest such net proceeds in lieu of making any such repayment); or

(g)               allow to be effective any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any tangible property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except to the extent permitted by Section 9.7(b)(T)(iii).

9.29          Anti-Commingling. Within 90 days after the Closing Date (or such longer period as Agent may agree to in its sole discretion), each Loan Party shall ensure that all proceeds of Franchise Fees are deposited in Deposit Accounts or Securities Accounts that (i) only contain Term Loan Priority Collateral and (ii) are separate and distinct from those into which the proceeds of ABL Priority Collateral are expected to be deposited. No Loan Party shall commingle any material amount of Franchise Fees with the proceeds of ABL Priority Collateral.

9.30          Franchise Agreements.

(a)               Each Borrower will, and will cause each Loan Party to, satisfy and perform in all material respects all obligations of each such Person under each Franchise Agreement, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

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(b)               The Borrowers will not, and will not permit any of its Subsidiaries to, maintain or distribute any Franchise Disclosure Documents, or enter into any Franchise Agreements, in violation of Section 8.23(c).

9.31          Post-Closing Obligations. Borrowers shall deliver, or cause to be delivered, to Agent each of the agreements, documents, instruments and other items set forth on Schedule 9.31 hereto, in each case within the periods provided for therein (subject, in each case, to Agent’s right to extend such period in its sole discretion).

Section 10.	EVENTS OF DEFAULT AND REMEDIES

10.1          Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an “Event of Default”, and collectively as “Events of Default”:

(a)               (i) any Borrower fails to make any principal payment (including any payment required under Section 2.9(c)) after the same becomes due and payable, or any Borrower fails to pay any of the other Obligations (other than with respect to principal payments) within five Business Days after the same becomes due and payable, (ii) any Borrower or Guarantor fails to perform any of the covenants contained in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.17, 9.27, 9.28, 9.29 or 9.31 of this Agreement (iii) any Borrower or Guarantor fails to perform any of the covenants contained in Sections 9.1(a), 9.2, 9.3, 9.4, 9.5, 9.13, 9.16, 9.18, 9.20, 9.22, 9.25, 9.26 or 9.30 of this Agreement and such failure shall continue for five Business Days; provided that such five-Business Day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such five-Business Day period or which has been the subject of a prior failure within a six-month period or (B) an intentional breach by Borrower or any Guarantor of any such covenant or (iv) any Borrower or Guarantor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above and Section 10.1(m) below and such failure shall continue unremedied for 30 days after the earlier of (C) notice thereof from the Agent or (D) any Borrower’s or Guarantor’s knowledge of such breach;

(b)               any representation or warranty made by any Borrower or Guarantor to Agent or any Secured Party in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect, and such incorrect representation or warranty (if curable) shall remain incorrect for a period of thirty (30) days after notice thereof from the Agent to the Administrative Borrower;

(c)               any Guarantor revokes or terminates or attempts to revoke or terminate any guarantee in favor of Agent or any Lender;

(d)               any final, non-appealable, enforceable judgment for the payment of money is rendered against any Borrower or Guarantor in excess of $50,000,000 in the aggregate (to the extent not covered by insurance (including self-insurance) as to which the insurer has been notified of such judgment or order and has not denied coverage) and shall remain undischarged or unvacated for a period in excess of 60 consecutive days during which execution shall not be effectively stayed, or any judgment creditor shall legally attach or levy upon assets of such Loan Party that are material to the businesses and operations of the Borrower and its Subsidiaries, taken as a whole, to enforce any such judgment;

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(e)               [Reserved];

(f)                any Borrower or Guarantor makes a general assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

(g)               a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or Guarantor or all or any substantial part of its properties and such petition or application is not dismissed within 60 days after the date of its filing or any Borrower or Guarantor by corporate action shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

(h)               a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or Guarantor or for all or any substantial part of its property;

(i)                 any default in respect of the First Lien Obligations, the Second Lien Obligations, any Badcock Term Obligations or any other Indebtedness of any Borrower or Guarantor, the effect of which default is to cause, or to permit the holder or beneficiary of such Indebtedness to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity (other than Indebtedness owing to Agent and Lenders hereunder), in any case in an amount in excess of $50,000,000, which default continues for more than the applicable cure period, if any, with respect thereto; provided that this clause shall not apply (x) to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and (y) if any such default (other than a default in respect of the First Lien Credit Agreement, the Second Lien Credit Agreement, the Badcock First Lien Credit Agreement or the Badcock Second Lien Credit Agreement) is remedied or waived by the holders of such Indebtedness prior to any termination of all of the Revolving Commitments and acceleration of all of the Loans pursuant to this Section 10.1;

(j)                 any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Agent) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority (subject only to Permitted Encumbrances and Liens permitted under Section 9.8(s)) security interest in any of the Collateral purported to be subject thereto (except as expressly otherwise permitted herein or therein);

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(k)               an ERISA Event shall occur which results in liability of any Borrower or Guarantor in an amount which could reasonably be expected to have a Material Adverse Effect;

(l)                 any Change of Control; or

(m)             any Borrower or Guarantor fails at any time to comply with Section 6.7(b) of this Agreement.

10.2          Remedies.

(a)               At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or Guarantor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Agent’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower or Guarantor of this Agreement or any of the other Financing Agreements. Subject to Section 12 hereof, Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against any Borrower or Guarantor to collect the Obligations without prior recourse to the Collateral.

(b)               Without limiting the foregoing, at any time an Event of Default has occurred and is continuing, Agent may, in its discretion, and upon the direction of the Required Lenders, shall (i) accelerate the payment of all Obligations and demand immediate payment thereof to Agent, for itself and the benefit of the Secured Parties (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require any Borrower or Guarantor, at Borrowers’ expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with the Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower or Guarantor, which right or equity of redemption is hereby expressly waived and released by Borrowers and Guarantors and/or (vii) give notice of sole control or any other instruction under any Deposit Account Control Agreement, (viii) terminate this Agreement. If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent. If notice of disposition of Collateral is required by law, ten days prior notice by Agent to Administrative Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers and Guarantors waive any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower and Guarantor waives the posting of any bond which might otherwise be required. At any time an Event of Default exists or has occurred and is continuing, upon Agent’s request, Borrowers will either, as Agent shall specify, furnish cash collateral to the Issuing Bank to be used to secure and fund Agent’s reimbursement obligations to the Issuing Bank in connection with any Letter of Credit Obligations or furnish cash collateral to Agent for the Letter of Credit Obligations. Such cash collateral shall be in the amount equal to 105% of the amount of the Letter of Credit Obligations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Obligations. Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property. Neither Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

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(c)               At any time or times that an Event of Default has occurred and is continuing, Agent may, in its discretion, and upon the direction of the Required Lenders, Agent shall, enforce the rights of any Borrower or any Guarantor against any Account Debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, Agent may, in its discretion, and upon the direction of the Required Lenders, Agent shall, at such time or times (i) notify any or all Account Debtors, secondary obligors or other obligor in respect thereof that the Receivables have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all Account Debtors, secondary obligors and other obligors to make payment of Receivables directly to Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the Account Debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Agent and Lenders shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests and the interests of Lenders. At any time that an Event of Default exists or has occurred and is continuing, at Agent’s request, all invoices and statements sent to any Account Debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and any Borrower shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require. In the event any Account Debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon Agent’s request, hold the returned Inventory in trust for Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Agent’s instructions, and not issue any credits, discounts or allowances with respect thereto without Agent’s prior written consent.

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(d)               To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Borrower and Guarantor acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors, secondary obligors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as any Borrower or Guarantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Borrower and Guarantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Borrower or Guarantor or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section. Agent, on behalf of the Lenders, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

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(e)               For the purpose of enabling Agent to exercise rights and remedies under this Agreement upon the occurrence and during the continuance of an Event of Default, at such time as, and to the extent that, Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Borrower and each Guarantor hereby grants to Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Borrower or Guarantor) to use or sublicense (to its contractors, agents or representatives, or otherwise exercising its remedies hereunder) any Intellectual Property now owned or hereafter acquired by such Borrower or Guarantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, to the extent that such nonexclusive license (i) does not violate the express terms of any agreement between a Borrower or Guarantor and a third party governing such Intellectual Property (and shall be subject to any such licenses), or gives such third party any right of acceleration, modification, termination or cancellation therein and (ii) is not prohibited by any Requirements of Law; provided that such license and sublicenses with respect to trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such trademarks are used sufficient to preserve the validity of such trademarks. The use of such license by Agent may be exercised solely during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by Agent in accordance with the provisions of this Agreement shall be binding upon the Borrowers and Guarantors, notwithstanding any subsequent cure of an Event of Default.

(f)                Subject to the requirements of Section 6.4, Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Agent may elect, whether or not then due. Borrower and Guarantors shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys’ fees and expenses.

(g)               Without limiting the foregoing, (i) Agent and Lenders may, at Agent’s option, and upon the occurrence of an Event of Default, at the direction of the Required Lenders, Agent and Lenders shall, without notice, terminate any provision of this Agreement providing for any future Revolving Loans to be made by Agent and Lenders or Letters of Credit to be issued by Issuing Bank, and (ii) upon the occurrence of an Event of Default, Agent may, at its option, establish such Reserves as Agent determines without limitation or restriction, notwithstanding anything to the contrary provided herein.

10.3          Borrowers’ and Guarantors’ Obligations Upon Default. Upon the request of Agent after the occurrence and during the continuance of an Event of Default, each Borrower and Guarantor will:

(a)               assemble and make available to Agent the Collateral and all books and records relating thereto at any place or places specified by Agent, whether at a Borrower’s or Guarantor’s premises or elsewhere;

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(b)               permit Agent, by Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Borrower or Guarantor for such use and occupancy.

10.4          Sale of Inventory and Use of Intellectual Property. For the purpose of enabling the Agent to exercise the rights and remedies under this Section 10 at such time as Agent shall be lawfully entitled to exercise such rights and remedies, each Borrower and Guarantor hereby irrevocably agrees that Agent may sell any of such Borrower’s or Guarantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Borrower’s or Guarantor’s Inventory from such Borrower or Guarantor and, in connection with any such sale or other enforcement of Agent’s rights under this Agreement, may sell Inventory which bears any trademark owned by or licensed to such Borrower or Guarantor and any Inventory that is covered by any copyright owned by or licensed to such Borrower or Guarantor and Agent may finish any work in process and affix any trademark owned by or licensed to such Borrower or Guarantor and sell such Inventory as provided herein.

Section 11.	JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

11.1          Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a)               The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(b)               Borrowers, Guarantors, Agent, Lenders and Issuing Bank irrevocably consent and submit to the non-exclusive jurisdiction of the State of New York and the State and Federal courts located in the Borough of Manhattan, County of New York, State of New York and the United States District Court for the Southern District of New York whichever Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against any Borrower or Guarantor or its or their property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or Guarantor or its or their property).

(c)               Each Borrower and Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five days after the same shall have been so deposited in the U.S. mails, or, at Agent’s option, by service upon any Borrower or Guarantor (or Administrative Borrower on behalf of such Borrower or Guarantor) in any other manner provided under the rules of any such courts. Within 30 days after such service, such Borrower or Guarantor shall appear in answer to such process, failing which such Borrower or Guarantor shall be deemed in default and judgment may be entered by Agent against such Borrower or Guarantor for the amount of the claim and other relief requested.

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(d)               BORROWERS, GUARANTORS, AGENT, LENDERS AND ISSUING BANK EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTORS, AGENT, LENDERS AND ISSUING BANK EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER, ANY GUARANTOR, AGENT, ANY LENDER OR ISSUING BANK MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e)               Agent and Secured Parties shall not have any liability to any Borrower or Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by such Borrower or Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent, such Lender and Issuing Bank, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agent, Lenders and Issuing Bank shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Each Borrower and Guarantor: (i) certifies that neither Agent, any Lender, Issuing Bank nor any representative, agent or attorney acting for or on behalf of Agent, any Lender or Issuing Bank has represented, expressly or otherwise, that Agent, Lenders and Issuing Bank would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Agent, Lenders and Issuing Bank are relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.

11.2          Waiver of Notices. Each Borrower and Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all Instruments and Chattel Paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower or Guarantor which Agent or any Lender may elect to give shall entitle such Borrower or Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each Borrower and Guarantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Borrowers and Guarantors, addressed as set forth in Section 13.3, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.

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11.3          Collateral Waivers. To the maximum extent permitted by applicable law, each Borrower and Guarantor waives all claims, damages, and demands against Agent or any Lender arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence, bad faith or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Borrower and Guarantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Agent or any Lender, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise.

11.4          Amendments and Waivers.

(a)               Except as provided in Section 2.4(c)(i) (with respect to any increase in the Revolving Commitments) and subject to Section 3.4(c)~~,~~ and (d~~) and (e~~), neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by Agent and the Required Lenders or at Agent’s option, by Agent with the authorization or consent of the Required Lenders, and as to amendments to any of the Financing Agreements (other than with respect to any provision of Section 12 hereof), by each Borrower and such amendment, waiver, discharge or termination shall be effective and binding as to all Lenders and Issuing Bank only in the specific instance and for the specific purpose for which given; except, that, no such amendment, waiver, discharge or termination shall:

(i)                 reduce the interest rate or any fees hereunder or extend the time of payment of principal, interest or any fees or reduce the principal amount hereunder of any Loan or Letters of Credit, in each case without the written consent of each Lender directly affected thereby;

(ii)              release all or substantially all of the Collateral (except as expressly permitted or required hereunder or under any of the other Financing Agreements or applicable law and except as permitted under Section 12.11(b) hereof), without the written consent of Agent and all of the Lenders;

(iii)            change any of the provisions of this Section or the definition of “Required Lenders”, “Supermajority Revolving Lenders” or any other provision of any Financing Agreement specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (other than any Defaulting Lender) directly affected thereby;

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(iv)             consent to the assignment or transfer by any Borrower or Guarantor of any of their rights and obligations under this Agreement, without the written consent of Agent and all of the Lenders;

(v)               increase the advance rates set forth in the definitions of AFG Borrowing Base, PSP Borrowing Base or TVS Borrowing Base or add new categories of eligible assets, without the written consent of the Supermajority Revolving Lenders;

(vi)             amend, modify or waive any provision of Section 6.4 in a manner that would alter the ratable reduction of Revolving Commitments or the manner in which payments are shared, without the written consent of Agent and all of the Lenders; or

(vii)          except as authorized pursuant to Section 12.15, subordinate the Obligations hereunder or the liens granted hereunder or under the other Financing Agreements, to any other Indebtedness or lien, as the case may be (except for the liens permitted in Section 9.8 hereof having priority by operation of law), without the consent of Agent and all of the Lenders.

(b)               Notwithstanding anything to the contrary contained in Section 11.4(a) above, Agent may, in its discretion and without the consent of the any Lenders, amend or otherwise modify the AFG Borrowing Base, the PSP Borrowing Base, the TVS Borrowing Base, the Reserves or any of their respective components which amendments or modifications have the effect of increasing the AFG Borrowing Base, the PSP Borrowing Base or the TVS Borrowing Base, decreasing the Reserves or otherwise increasing the amounts available for borrowing hereunder to the extent that such amendment or modification is made to undo changes made after the date hereof and restore the AFG Borrowing Base, the PSP Borrowing Base, the TVS Borrowing Base, Reserves or other components thereof back to a level or standard, as applicable, that exists on the date hereof if the reason for such reduction or increase established after the date hereof no longer exists, as determined by Agent.

(c)               Agent, Lenders and Issuing Bank shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent, any Lender or Issuing Bank of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent, any Lender or Issuing Bank would otherwise have on any future occasion, whether similar in kind or otherwise.

(d)               Notwithstanding anything to the contrary contained in Section 11.4(a) above, in connection with any amendment, waiver, discharge or termination, in the event that any Lender whose consent thereto is required shall fail to consent or fail to consent in a timely manner (such Lender being referred to herein as a “Non-Consenting Lender”), but the consent of any other Lenders to such amendment, waiver, discharge or termination that is required are obtained, if any, then Chase shall have the right, but not the obligation, at any time thereafter, and upon the exercise by Chase of such right, such Non-Consenting Lender shall have the obligation, to sell, assign and transfer to Chase or such Eligible Transferee as Chase may specify, the Revolving Commitment of such Non-Consenting Lender and all rights and interests of such Non-Consenting Lender pursuant thereto provided, that, if Chase does not exercise such right, and Administrative Borrower presents an Eligible Transferee and requests in writing that Chase replace such Non-Consenting Lender with such Eligible Transferee, then, subject to Chase’s consent rights as Agent contained in the within definition of “Eligible Transferee”, such Non-Consenting Lender shall have the obligation, to sell, assign and transfer to such Eligible Transferee as Administrative Borrower has specified, the Revolving Commitment of such Non-Consenting Lender and all rights and interests of such Non-Consenting Lender pursuant thereto. Chase shall provide the Non-Consenting Lender with prior written notice of its intent to exercise its right under this Section, which notice shall specify the date on which such purchase and sale shall occur. Such purchase and sale shall be pursuant to the terms of an Assignment and Assumption (whether or not executed by the Non-Consenting Lender), except that on the date of such purchase and sale, Chase, or such Eligible Transferee specified by Chase, shall pay to the Non-Consenting Lender (except as Chase and such Non-Consenting Lender may otherwise agree) the amount equal to: (i) the principal balance of the Revolving Loans held by the Non-Consenting Lender outstanding as of the close of business on the business day immediately preceding the effective date of such purchase and sale, plus (ii) amounts accrued and unpaid in respect of interest and fees payable to the Non-Consenting Lender to the effective date of the purchase (but in no event shall the Non-Consenting Lender be deemed entitled to any early termination fee). Such purchase and sale shall be effective on the date of the payment of such amount to the Non-Consenting Lender and the Revolving Commitment of the Non-Consenting Lender shall terminate on such date.

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(e)               The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section and the exercise by Agent of any of its rights hereunder with respect to Reserves or Eligible Accounts or Eligible Inventory shall not be deemed an amendment to the advance rates provided for in this Section 11.4. The consent of Issuing Bank shall be required for any amendment, waiver or consent affecting the rights or duties of Issuing Bank hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section; provided that the consent of Issuing Bank shall not be required for any other amendments, waivers or consents. The consent of the Swingline Lender shall be required for any amendment, waiver or consent affecting the rights or duties of the Swingline Lender hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section; provided that the consent of the Swingline Lender shall not be required for any other amendments, waivers or consents. Notwithstanding anything to the contrary contained in Section 11.4(a) above, (i) in the event that Agent shall agree that any items otherwise required to be delivered to Agent as a condition of the initial Loans and Letters of Credit hereunder may be delivered after the date hereof, Agent may, in its discretion, agree to extend the date for delivery of such items or take such other action as Agent may deem appropriate as a result of the failure to receive such items as Agent may determine or may waive any Event of Default as a result of the failure to receive such items, in each case without the consent of any Lender and (ii) Agent may consent to any change in the type of organization, jurisdiction of organization or other legal structure of any Borrower, Guarantor or any of their Subsidiaries and amend the terms hereof or of any of the other Financing Agreements as may be necessary or desirable to reflect any such change, in each case without the approval of any Lender.

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11.5          Waiver of Counterclaims. Each Borrower and Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

11.6          Indemnification; Limitation of Liability.

(a)               Each Borrower and Guarantor shall, jointly and severally, indemnify and hold Agent, each Lender and Issuing Bank, and their respective officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such Person being an “Indemnitee”), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including attorneys’ reasonable fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby, any action taken in connection with this Agreement, including, but not limited to, the payment of principal, interest and fees or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel except that Borrowers and Guarantors shall not have any obligation under this Section 11.6(a) to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee (but without limiting the obligations of Borrowers or Guarantors as to any other Indemnitee). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers and Guarantors shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, no Borrower or Guarantor shall assert, and each Borrower and Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. Absent gross negligence, bad faith or willful misconduct, no Indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or any of the other Financing Agreements or the transaction contemplated hereby or thereby. All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement. This Section 11.6(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b)               To the extent permitted by applicable law (i) neither any Borrower nor any Loan Party shall assert, and each Borrower and each Loan Party hereby waives, any claim against the Agent, any Syndication Agent, any Documentation Agent, the Swingline Lender, the Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Financing Agreement, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this Section 11.6(b) shall relieve any Borrower or any Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 11.6(a), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

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11.7          Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time owing, by such Lender, the Issuing Bank or any such Affiliate, to or for the credit or the account of any Loan Party against any and all of the Obligations held by such Lender, the Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, the Issuing Bank or their respective Affiliates shall have made any demand under the Financing Agreement and although such obligations may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or the Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to Agent for further application in accordance with the provisions of Section 2.8 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Agent, the Issuing Bank and the Lenders and (y) the Defaulting Lender shall provide promptly to Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The applicable Lender, the Issuing Bank or such Affiliate shall notify the Administrative Borrower and Agent of such setoff or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff or application under this Section. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have.

Section 12.	THE AGENT

12.1          Appointment, Powers and Immunities. Each Secured Party irrevocably designates, appoints and authorizes Chase to act as Agent hereunder and under the other Financing Agreements, including the Intercreditor Agreement, with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Secured Party; (b) shall not be responsible to Secured Parties for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by any Borrower or any Guarantor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Secured Parties for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent may employ agents and attorneys in fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys in fact selected by it in good faith. Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

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12.2          Reliance by Agent. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Agents and any action taken or failure to act pursuant thereto shall be binding on all Lenders. Neither the Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Agent or any of its Related Parties under or in connection with this Agreement or the other Financing Agreements (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith to be necessary, under the circumstances as provided in the Financing Agreements) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Financing Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Financing Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement (including, for the avoidance of doubt, in connection with the Agent’s reliance on any Electronic Signature transmitted by facsimile, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

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12.3          Events of Default.

(a)               The Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 9.6(b) unless and until written notice thereof stating that it is a “notice under Section 9.6(b)” in respect of this Agreement and identifying the specific clause under said Section is given to the Agent by the Administrative Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Agent by the Administrative Borrower, a Lender or the Issuing Bank (each a “Notice of Default or Failure of Condition”). In the event that Agent obtains actual knowledge or receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section 12.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders to the extent provided for herein; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders. Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, subject to the limitations set forth in Section 12.8, Agent may, but shall have no obligation to, continue to make Revolving Loans and Issuing Bank may, but shall have no obligation to, issue or cause to be issued any Letter of Credit for the ratable account and risk of Lenders from time to time if Agent reasonably and in good faith, believes making such Loans or issuing or causing to be issued such Letter of Credit is in the best interests of Lenders.

(b)               Except with the prior written consent of Agent, no Secured Party may assert or exercise any enforcement right or remedy in respect of the Loans, Letter of Credit Obligations or other Obligations, as against any Borrower or Guarantor or any of the Collateral or other property of any Borrower or Guarantor.

12.4          Chase in its Individual Capacity. At any time Chase is a Lender or Issuing Bank hereunder, as applicable, then with respect to its Revolving Commitments and the Loans and Swingline Loans made and Letters of Credit issued or caused to be issued by it (and any successor acting as Agent) hereunder from time to time, if any, so long as Chase shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include Chase in its individual capacity as Lender hereunder. Chase (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrowers (and any of their Subsidiaries or Affiliates) as if it were not acting as Agent, and Chase and its Affiliates may accept fees and other consideration from any Borrower or Guarantor and any of its Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

12.5          Indemnification.

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(a)               Neither the Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Agent or any of its Related Parties under or in connection with this Agreement or the other Financing Agreements (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith to be necessary, under the circumstances as provided in the Financing Agreements) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Financing Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Financing Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b)               Lenders agree to indemnify Agent and Issuing Bank (to the extent not reimbursed by Borrowers hereunder and without limiting any obligations of Borrowers hereunder) ratably, in accordance with their Pro Rata Shares of Loans, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

12.6          Acknowledgments of Lenders, Swingline Lender and Issuing Bank; Non-Reliance on Agent and Other Lenders.

(a)               Each Lender, the Swingline Lender and the Issuing Bank represents and warrants that (i) the Financing Agreements set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender, the Swingline Lender and the Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Agent, any Syndication Agent, any Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender, the Swingline Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Agent, any Syndication Agent, any Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Financing Agreement or any related agreement or any document furnished hereunder or thereunder. Agent shall not be required to keep itself informed as to the performance or observance by any Borrower or Guarantor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower or Guarantor. Agent will use reasonable efforts to provide Lenders with any information received by Agent from any Borrower or Guarantor which is required to be provided to Lenders or deemed to be requested by Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Agent from any Borrower or any Lender; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent or deemed requested by Lenders hereunder (including the documents provided for in Section 12.10 hereof), Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Borrower or Guarantor that may come into the possession of Agent.

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(b)               (i) Each Lender and Issuing Bank hereby agrees that (x) if Agent notifies such Lender or Issuing Bank that Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender or Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank shall promptly, but in no event later than one Business Day thereafter, return to Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to Agent at the greater of the NYFRB Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert, and hereby waives, as to Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of Agent to any Lender or Issuing Bank under this Section 12.6(b) shall be conclusive, absent manifest error.

(i)                 Each Lender and Issuing Bank hereby further agrees that if it receives a Payment from Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank shall promptly notify Agent of such occurrence and, upon demand from Agent, it shall promptly, but in no event later than one Business Day thereafter, return to Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to Agent at the greater of the NYFRB Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

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(ii)              Each Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, Agent shall be subrogated to all the rights of such Lender or Issuing Bank with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party.

(iii)            Each party’s obligations under this Section 12.6(b) shall survive the resignation or replacement of Agent or any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Revolving Commitments or the repayment, satisfaction or discharge of all Obligations under any Financing Agreement.

12.7          Failure to Act. Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

12.8          Additional Loans. Agent shall not make any Revolving Loans or Issuing Bank provide any Letter of Credit to any Borrower on behalf of Revolving Lenders intentionally and with actual knowledge that such Revolving Loans or Letters of Credit would cause the aggregate amount of the total outstanding Revolving Loans and Letters of Credit to such Borrower to exceed the Aggregate Borrowing Base, without the prior consent of the Required Lenders; except that Agent may make such additional Revolving Loans or Issuing Bank may provide such additional Letters of Credit on behalf of Revolving Lenders, intentionally and with actual knowledge that such Revolving Loans or Letters of Credit will cause the total outstanding Revolving Loans and Letters of Credit to exceed the Borrowing Base, as Agent may deem necessary or advisable in its discretion; provided that: (a) the total principal amount of the additional Revolving Loans or additional Letters of Credit to any Borrower which Agent may make or provide after obtaining such actual knowledge that the aggregate principal amount of the Revolving Loans equal or exceed the Aggregate Borrowing Base, plus the amount of Special Agent Advances made pursuant to Sections 12.11(a)(i) and (ii) hereof then outstanding, shall not exceed the aggregate amount equal to 10% of the Aggregate Revolving Commitment Amounts and shall not cause the total principal amount of the Revolving Loans and Letter of Credit Obligations to exceed the Aggregate Revolving Commitment Amounts and (b) no such additional Revolving Loan or Letters of Credit shall be outstanding more than 90 days after the date such additional Revolving Loan or Letters of Credit is made or issued (as the case may be), except as the Required Lenders may otherwise agree. Each Revolving Lender shall be obligated to pay Agent the amount of its Pro Rata Share of any such additional Revolving Loans or Letters of Credit.

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12.9          Concerning the Collateral and the Related Financing Agreements. Each Secured Party authorizes and directs Agent to enter into this Agreement, the Intercreditor Agreement and the other Financing Agreements. Each Secured Party agrees that any action taken by Agent or Required Lenders in accordance with the terms of this Agreement, the Intercreditor Agreement or the other Financing Agreements and the exercise by Agent or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Secured Parties.

12.10      Field Audit, Examination Reports and other Information; Disclaimer by Lenders. By signing this Agreement, each Lender:

(a)               is deemed to have requested that Agent furnish such Lender (and Agent agrees that it will furnish to such Lender), promptly after it becomes available, a copy of each field audit or examination report and report with respect to the AFG Borrowing Base, the PSP Borrowing Base or the TVS Borrowing Base prepared or received by Agent (each field audit or examination report and report with respect to the AFG Borrowing Base, the PSP Borrowing Base or the TVS Borrowing Base being referred to herein as a “Report” and collectively, “Reports”), appraisals with respect to the Collateral and financial statements with respect to FRG and its Subsidiaries received by Agent;

(b)               expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, appraisal or financial statement or (ii) shall not be liable for any information contained in any Report, appraisal or financial statement;

(c)               expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding Borrowers and Guarantors and will rely significantly upon Borrowers’ and Guarantors’ books and records, as well as on representations of Borrowers’ and Guarantors’ personnel; and

(d)               agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 13.5 hereof, and not to distribute or use any Report in any other manner.

12.11      Collateral Matters.

(a)               Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Revolving Loans and Letters of Credit hereunder, make such disbursements and advances (“Special Agent Advances”) which Agent, in its sole discretion, (i) deems necessary or desirable either to preserve or protect the Collateral or any portion thereof or (ii) to enhance the likelihood or maximize the amount of repayment by Borrowers and Guarantors of the Loans and other Obligations, provided, that, (A) the aggregate principal amount of the Special Agent Advances pursuant to clauses (i) and (ii) hereof outstanding at any time, plus the then outstanding principal amount of the additional Revolving Loans and Letters of Credit which Agent may make or provide as set forth in Section 12.8 hereof, shall not exceed the amount equal to 10% of the Aggregate Revolving Commitment Amounts, (B) the aggregate principal amount of the Special Agent Advances pursuant to clauses (i) and (ii) hereof outstanding at any time, plus the then total outstanding principal amount of the Revolving Loans and Letter of Credit Obligations, shall not exceed the Aggregate Revolving Commitment Amounts, except at Agent’s option, provided, that, to the extent that the aggregate principal amount of Special Agent Advances plus the then total outstanding principal amount of the Revolving Loans and Letter of Credit Obligations exceed the Aggregate Revolving Commitment Amounts the Special Agent Advances that are in excess of the Borrowing Cap shall be for the sole account and risk of Agent and notwithstanding anything to the contrary set forth below, no Lender shall have any obligation to provide its share of such Special Agent Advances in excess of the Aggregate Revolving Commitment Amounts, and (C) no such Special Agent Advances made pursuant to this clause (ii) shall be outstanding more than 90 days after the date such Special Agent Advance is made, except as Required Lenders may otherwise agree, or (iii) to pay any other amount chargeable to any Borrower or Guarantor pursuant to the terms of this Agreement or any of the other Financing Agreements consisting of (A) costs, fees and expenses and (B) payments to Issuing Bank in respect of any Letter of Credit Obligations. The Special Agent Advances shall be repayable on demand and together with all interest thereon shall constitute Obligations secured by the Collateral. Special Agent Advances shall not constitute Revolving Loans but shall otherwise constitute Obligations hereunder. Interest on Special Agent Advances shall be payable at the interest rate then applicable to ABR Loans and shall be payable on demand. Without limitation of its obligations pursuant to Section 6.11, each Lender agrees that it shall make available to Agent, upon Agent’s demand, in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Special Agent Advance. If such funds are not made available to Agent by such Lender, such Lender shall be deemed a Defaulting Lender and Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the NYFRB Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent’s option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three days of Agent’s demand, at the highest interest rate provided for in Section 3.1 hereof applicable to ABR Loans.

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(b)               Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon Payment in Full, (ii) constituting property being sold or disposed of if Administrative Borrower or any Borrower or Guarantor certifies to Agent that the sale or disposition is made in compliance with Section 9.6 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which any Borrower or Guarantor did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, (iv) having a value in the aggregate in any twelve-month period of less than $5,000,000 and, to the extent Agent may release its security interest in and lien upon any such Collateral pursuant to the sale or other disposition thereof, such sale or other disposition shall be deemed consented to by Lenders, (v) if required or permitted under the terms of any of the other Financing Agreements, including any intercreditor agreement or subordination agreement or (vi) approved, authorized or ratified in writing by all of Lenders. Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders. Upon request by Agent at any time, Lenders will promptly confirm in writing Agent’s authority to release particular types or items of Collateral pursuant to this Section. In no event shall the consent or approval of Issuing Bank to any release of Collateral be required. Nothing contained herein shall be construed to require the consent of any Bank Product Provider to any release of Collateral or termination of security interests in any Collateral.

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(c)               Without any manner limiting Agent’s authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section. Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent upon any Collateral to the extent set forth above; provided, that, (i) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of any Borrower or Guarantor in respect of) the Collateral retained by such Borrower or Guarantor.

(d)               Agent shall have no obligation whatsoever to any Secured Party or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Borrower or Guarantor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Revolving Loans or Letters of Credit hereunder, or whether any particular Reserves are appropriate, or that the liens and security interests granted to Agent pursuant hereto or any of the Financing Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the other terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its discretion, given Agent’s own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender or Issuing Bank.

12.12      Agency for Perfection. Each Secured Party hereby appoints Agent and each other Secured Party as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Agent and each Secured Party hereby acknowledges that it holds possession of any such Collateral for the benefit of Agent as secured party. Should any Secured Party obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver such Collateral to Agent or in accordance with Agent’s instructions.

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12.13      Successor Agent. Agent may resign as Agent upon 30 days’ notice to Lenders and Administrative Borrower. If Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and FRG, a successor agent from among the Lenders. Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Agent and the term “Agent” as used herein and in the other Financing Agreements shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days after the date of a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

12.14      Other Agent Designations. Agent may at any time and from time to time determine that a Lender may, in addition, be a “Co-Agent”, “Syndication Agent”, “Documentation Agent” or similar designation hereunder and enter into an agreement with such Lender to have it so identified for purposes of this Agreement. Any such designation shall be effective upon written notice by Agent to Administrative Borrower of any such designation. Any Lender that is so designated as a Co-Agent, Syndication Agent, Documentation Agent or such similar designation by Agent shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any of the other Financing Agreements other than those applicable to all Lenders as such. Without limiting the foregoing, the Lenders so identified shall not have or be deemed to have any fiduciary relationship with any Lender and no Lender shall be deemed to have relied, nor shall any Lender rely, on a Lender so identified as a Co-Agent, Syndication Agent, Documentation Agent or such similar designation in deciding to enter into this Agreement or in taking or not taking action hereunder.

12.15      Intercreditor Agreement. Each Lender, in its capacity as a Lender and in its capacity as a Bank Product Provider, as applicable, and each other Secured Party, by its acceptance of the benefits of the Collateral Documents creating Liens to secure the Obligations:

(a)               acknowledges that it has received a copy of the Intercreditor Agreement and is satisfied with the terms and provisions thereof;

(b)               authorizes and instructs Agent to (i) enter into the Intercreditor Agreement, as Agent and on behalf of such Secured Party, (ii) to exercise all of Agent’s rights and to comply with all of its obligations under the Intercreditor Agreement and to take all other actions necessary to carry out the provisions and intent thereof and (iii) to take actions on its behalf in accordance with the terms of the Intercreditor Agreement;

(c)               agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement as if it was a signatory thereto;

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(d)               consents to the treatment of Liens to be provided for under the Intercreditor Agreement and in furtherance thereof authorizes the Agent to subordinate the liens on the Collateral securing the Obligations (other than liens on ABL Priority Collateral) in accordance with the terms set forth in the Intercreditor Agreement;

(e)               authorizes and directs Agent to execute and deliver, in each case on behalf of such Secured Party and without any further consent or authorization from such Secured Party, any amendments, supplements or other modifications of the Intercreditor Agreement that the Borrowers may from time to time request to give effect to any incurrence, amendment, or refinancing of any Indebtedness incurred pursuant to Section 9.9(t); and

(f)                agrees that no Secured Party shall have any right of action whatsoever against Agent as a result of any action taken by Agent pursuant to this Section 12.15(a) or in accordance with the terms of the Intercreditor Agreement.

12.16      Posting of Communications.

(a)               The Borrowers agree that the Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Bank by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic system chosen by the Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)               Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Bank and each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Bank and each Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)               THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE AGENT OR ANY OF ITS RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, THE SWINGLINE LENDER, THE ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

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“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Financing Agreement or the transactions contemplated therein which is distributed by the Agent, any Lender or Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d)               Each Lender and Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Financing Agreements. Each Lender and Issuing Bank agrees (i) to notify the Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)               Each of the Lenders, Issuing Bank and each Borrower agrees that the Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Agent’s generally applicable document retention procedures and policies.

(f)                Nothing herein shall prejudice the right of the Agent, any Lender or Issuing Bank to give any notice or other communication pursuant to any Financing Agreement in any other manner specified in such Financing Agreement.

12.17      Certain ERISA Matters.

(a)               Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)                 such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Revolving Commitments,

(ii)              the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement,

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(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Commitments and this Agreement, or

(iv)             such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)               In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that none of the Agent, any Syndication Agent, any Documentation Agent or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Financing Agreement or any documents related to hereto or thereto).

(c)               Each of the Agent, any Syndication Agent and any Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Revolving Commitments, this Agreement and any other Financing Agreements, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Revolving Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Revolving Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Financing Agreements or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

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Section 13.	TERM OF AGREEMENT; MISCELLANEOUS

13.1          Term.

(a)               This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the Maturity Date, unless sooner terminated pursuant to the terms hereof. In addition, Borrowers may terminate this Agreement at any time upon ten days’ prior written notice to Agent (which notice shall be irrevocable) and Agent may, at its option, and shall at the direction of Required Lenders, terminate this Agreement at any time upon the occurrence and during the continuation of an Event of Default. Upon the Maturity Date or any other effective date of termination of the Financing Agreements, Borrowers shall pay all amounts and take all other actions necessary to cause Payment in Full to occur. All such payments required to cause Payment in Full to occur in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Agent Payment Account or such other bank account of Agent, as Agent may, in its discretion, designate in writing to Administrative Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the Agent Payment Account or other bank account designated by Agent are received in such bank account later than 12:00 noon, New York City time.

(b)               No termination of the Revolving Commitments, this Agreement or any of the other Financing Agreements shall relieve or discharge any Borrower or Guarantor of its respective duties, obligations and covenants under this Agreement or any of the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Agent’s continuing security interest in the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations (other than indemnities and contingent Obligations which survive the termination of this Agreement and the other Financing Agreements) have been fully and finally discharged and paid and Lenders have no further obligations hereunder (following which all security interests and liens shall be released). Accordingly, each Borrower and Guarantor waives any rights it may have under the UCC to demand the filing of termination statements with respect to the Collateral and Agent shall not be required to send such termination statements to Borrowers or Guarantors, or to file them with any filing office, unless and until this Agreement and all Revolving Commitments of all Lenders shall have been terminated in accordance with its terms and all Obligations (other than indemnities and contingent Obligations which survive the termination of this Agreement and the other Financing Agreements) paid and satisfied in full in immediately available funds. Upon such termination, Agent will contemporaneously provide (assuming Agent has received written notice a reasonable amount of time prior to such termination) an appropriate payoff instrument, in form and substance reasonably satisfactory to Agent, which shall, among other things, give Borrowers and Guarantors authority to file appropriate UCC-3 termination statements.

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13.2          Interpretative Provisions.

(a)               All terms used herein which are defined in Article 1, Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

(b)               All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

(c)               All references to any Borrower, Guarantor, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other Person herein, shall include their respective successors and assigns.

(d)               The words “hereof”, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(e)               The word “including” when used in this Agreement shall mean “including, without limitation” and the word “will” when used in this Agreement shall be construed to have the same meaning and effect as the word “shall”.

(f)                A Default or an Event of Default shall continue or be continuing until such Default or Event of Default is waived in accordance with Section 11.4 or is cured in a manner satisfactory to Agent; provided that, such Event of Default is capable of being cured as determined by Agent.

(g)               All references to the term “good faith” used herein when applicable to Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Borrowers and Guarantors shall have the burden of proving any lack of good faith on the part of Agent or any Lender alleged by any Borrower or Guarantor at any time.

(h)               Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of FRG most recently received by Agent prior to the date hereof. Notwithstanding anything to the contrary contained in GAAP or any interpretations or other pronouncements by the Financial Accounting Standards Board or otherwise, the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is unqualified and also does not include any explanation, supplemental comment or other comment concerning the ability of the applicable Person to continue as a going concern or the scope of the audit.

(i)                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

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(j)                 Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

(k)               The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(l)                 This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(m)             This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or Lenders merely because of Agent’s or any Lender’s involvement in their preparation.

(n)               Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary at “fair value”, as defined therein, and (ii) without giving effect to any treatment of Indebtedness under Financial Accounting Standards Board Accounting Standards Codification 470-20 or 2105-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(o)               The interest rate on ~~Eurodollar Borrowings is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Borrowings. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate~~a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, ~~a Term SOFR Transition Event or an Early Opt-in Election,~~ Section 3.4(~~c~~b) ~~and (d) provide the~~provides a mechanism for determining an alternative rate of interest. The Agent ~~will promptly notify the Administrative Borrower, pursuant to Section 3.4(f), of any change to the reference rate upon which the interest rate on Eurodollar Borrowings is based. However, the Agent~~ does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to ~~the London interbank offered rate or other rates in the definition of “LIBO Rate”~~any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof ~~(including, without limitation, (a) any such alternative, successor or replacement rate implemented pursuant to Section 3.4(c) or (d), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (b) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 3.4(e)),~~, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the ~~LIBO Rate~~existing interest rate being replaced or have the same volume or liquidity as did ~~the London interbank offered~~any existing interest rate prior to its discontinuance or unavailability. The Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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(p)               Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that, with respect to any Letter of Credit that, by its terms or the terms of any continuing agreement (or other letter of credit agreement) for the issuance of letters of credit or letter of credit application, in each case related to such Letter of Credit, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

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(q)               For all purposes under the Financing Agreements, in connection with any Division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.

13.3          Notices.

(a)               Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

If to any Borrower or Guarantor:

Franchise Group, Inc.

2387 Liberty Way,

Virginia Beach, Virginia 23456

Attention: Brian Kahn

Email: bkahn@franchisegrp.com

If to Agent, Swingline Lender or Issuing Bank:

JPMorgan Chase Bank, N.A.

383 Madison Ave, Floor 23

New York, NY 10179

Attn: James Knight, Franchise Group Credit Officer

Facsimile: (917) 464-7000

Email: james.a.knight@jpmorgan.com

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (iii) delivered through Electronic Systems or Approved Electronic Platforms, as applicable, to the extent provided in paragraph (b) below shall be effective as provided in such paragraph; provided, further, that notices of Default or Event of Default may only be given as set forth in clause (i) above.

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(b)               Notices and other communications to the Lenders hereunder may be delivered or furnished by using Electronic Systems or Approved Electronic Platforms, as applicable, or pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Agent and the applicable Lender. Each of the Agent and the Administrative Borrower (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by Electronic Systems or Approved Electronic Platforms, as applicable, pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Agent otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

(c)               Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

13.4          Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

13.5          Confidentiality.

(a)               Agent, each Lender and Issuing Bank shall use all reasonable efforts to keep confidential, and shall use reasonable efforts to cause its agents (including accountants, auditors and filed examiners) to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by any Borrower pursuant to this Agreement, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, in connection with any litigation to which Agent, such Lender or Issuing Bank is a party, (iii) to any Lender or Participant (or prospective Lender or Participant) or Issuing Bank or to any Affiliate of any Lender so long as such Lender, Participant (or prospective Lender or Participant), Issuing Bank or Affiliate shall have been instructed to treat such information as confidential in accordance with this Section 13.5, or (iv) to counsel for Agent, any Lender, Participant (or prospective Lender or Participant). Agent and Lenders shall not publicly disclose consummation of this Agreement prior to a public disclosure of the same by FRG or any of its Affiliates.

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(b)               In the event that Agent, any Lender or Issuing Bank receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Agent or such Lender or Issuing Bank, as the case may be, agrees (i) to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender or Issuing Bank determines in good faith that it will not create any risk of liability to Agent or such Lender or Issuing Bank, Agent or such Lender or Issuing Bank will promptly notify Administrative Borrower of such request so that Administrative Borrower may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrowers of Agent’s or such Lender’s or Issuing Bank’s expenses, cooperate with Administrative Borrower in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Administrative Borrower so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender or Issuing Bank determines in good faith that it will not create any risk of liability to Agent or such Lender or Issuing Bank.

(c)               In no event shall this Section 13.5 or any other provision of this Agreement, any of the other Financing Agreements or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by any Borrower, Guarantor or any third party or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Agent, any Lender (or any Affiliate of any Lender) or Issuing Bank on a non-confidential basis from a Person other than a Borrower or Guarantor, (iii) to require Agent, any Lender or Issuing Bank to return any materials furnished by a Borrower or Guarantor to Agent, a Lender or Issuing Bank or prevent Agent, a Lender or Issuing Bank from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Agent, Lenders and Issuing Bank under this Section 13.5 shall supersede and replace the obligations of Agent, Lenders and Issuing Bank under any confidentiality letter signed prior to the date hereof or any other arrangements concerning the confidentiality of information provided by any Borrower or Guarantor to Agent or any Lender.

(d)               Agent and Lenders may share with their respective Affiliates any information relating to the Credit Facility and Borrowers and Guarantors. Agent and Lenders may disclose information relating to the Credit Facility to data service providers, including league table providers, that serve the lending industry and other similar bank trade publications with such information to consist of deal terms and other information customarily found in such publications. In addition, Agent and Lenders and their respective Affiliates may otherwise use the corporate names, logos and other insignia of Borrowers and Guarantors in “tombstones” or other advertisements or public statements or other marketing materials of Agent and Lenders and their respective Affiliates.

13.6          Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Secured Parties, Borrowers, Guarantors and their respective successors and assigns, except that no Borrower may assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders. Any such purported assignment without such express prior written consent shall be void. No Secured Party may assign its rights and obligations under this Agreement without the prior written consent of Agent, except as provided in Section 13.7 below. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrowers, Guarantors, Agent and Secured Parties with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

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13.7          Assignments; Participations.

(a)               Each Lender may, with the prior written consent of Agent as required pursuant to the within definition of “Eligible Transferee”, assign all or, if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender, of such rights and obligations under this Agreement to one or more Eligible Transferees (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption; provided that (i) such transfer or assignment will not be effective until recorded by Agent on the Register and (ii) Agent shall have received for its sole account payment of a processing fee from the assigning Lender or the assignee in the amount of $5,000.

(b)               Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a register of the names and addresses of the Lenders, the Lenders’ Revolving Commitments and Pro Rata Share of the Aggregate Revolving Commitment Amounts and the principal amount of the Loans and Letter of Credit Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Agent shall also maintain a copy of each Assignment and Assumption delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Assumption. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and any Borrowers, Guarantors, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice

(c)               Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, have the rights and obligations (including, without limitation, the obligation to participate in Letter of Credit Obligations) of a Lender hereunder and thereunder and the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement but shall continue to be entitled to the benefits of Sections 3.4, 3.5 and 11.6).

(d)               By execution and delivery of an Assignment and Assumption, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, Guarantor or any of their Subsidiaries or the performance or observance by any Borrower or Guarantor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption, (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender. Agent and Lenders may furnish any information concerning any Borrower or Guarantor in the possession of Agent or any Lender from time to time to assignees and Participants.

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(e)               Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, all or a portion of its Revolving Commitments and the Loans owing to it and its participation in the Letter of Credit Obligations, without the consent of Agent, the Issuing Bank, the Swingline Lender or the other Lenders); provided, that, (i) such Lender’s obligations under this Agreement (including, without limitation, its Revolving Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrowers, Guarantors, the other Lenders and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Financing Agreements, and (iii) the Participant shall not have any rights under this Agreement or any of the other Financing Agreements (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by any Borrower or Guarantor hereunder shall be determined as if such Lender had not sold such participation. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.3 and 3.5 (subject to the requirements and limitations therein, including the requirements under Section 3.5(f) (it being understood that the documentation required under Section 3.5(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section; provided that such shall not be entitled to receive any greater payment under Section 3.3 and 3.5, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Financing Agreements (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Financing Agreement) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

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(f)                Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders from such Federal Reserve Bank; provided, that, no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee for such Lender as a party hereto.

(g)               Borrowers and Guarantors shall assist Agent or any Lender permitted to sell assignments or participations under this Section 13.7 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Lenders or Participants. Borrowers shall certify the correctness, completeness and accuracy, in all material respects, of all descriptions of Borrowers and Guarantors and their affairs provided, prepared or reviewed by any Borrower or Guarantor that are contained in any selling materials and all other information provided by it and included in such materials.

(h)               Any Lender that is an Issuing Bank may at any time assign all of its Revolving Commitments pursuant to this Section 13.7. If such Issuing Bank ceases to be Lender, it may, at its option, resign as Issuing Bank and such Issuing Bank’s obligations to issue Letters of Credit shall terminate but it shall retain all of the rights and obligations of Issuing Bank hereunder with respect to Letters of Credit outstanding as of the effective date of its resignation and all Letter of Credit Obligations with respect thereto (including the right to require Revolving Lenders to make Revolving Loans or fund risk participations in outstanding Letter of Credit Obligations), shall continue.

13.8          Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

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13.9          USA Patriot Act. Each Lender subject to the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Act”) hereby notifies Borrowers and Guarantors that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Person or corporation who opens an account and/or enters into a business relationship with it, which information includes the name and address of Borrowers and Guarantors and other information that will allow such Lender to identify such Person in accordance with the Act and any other applicable law. Borrowers and Guarantors are hereby advised that any Loans or Letters of Credit hereunder are subject to satisfactory results of such verification.

13.10      Counterparts; Integration; Effectiveness; Electronic Execution.

(a)               This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. This Agreement, the other Financing Agreements and any separate letter agreements with respect to (i) fees payable to the Agent and (ii) increases or reductions of the Letter of Credit Limit of the Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)               Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Financing Agreement and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 13.3), certificate, request, statement, disclosure or authorization related to this Agreement, any other Financing Agreement and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by facsimile, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Financing Agreement or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Financing Agreement and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by facsimile, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Agent has agreed to accept any Electronic Signature, the Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower and each Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agent, the Lenders, the Borrowers and the Loan Parties, Electronic Signatures transmitted by facsimile, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Financing Agreement and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Financing Agreement and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Financing Agreement and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Financing Agreement and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by facsimile, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

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13.11      Restatement. The Existing Credit Agreement is hereby amended and restated in its entirety by this Agreement.

13.12      Acknowledgment Regarding Any Supported QFCs. To the extent that the Financing Agreements provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Financing Agreements and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Financing Agreements that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Financing Agreements were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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13.13      Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Financing Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Financing Agreement may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)               the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)               the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                 a reduction in full or in part or cancellation of any such liability;

(ii)              a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Agreement; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

13.14      Intercreditor Agreement. This Agreement and the other Financing Agreements are subject to the terms and conditions set forth in the Intercreditor Agreement in all respects and, in the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Agent, the First Lien Agent, the Second Lien Agent, the Badcock First Lien Agent or the Badcock Second Lien Agent, as applicable, pursuant to any Financing Agreement, First Lien Term Loan Document, Second Lien Term Loan Document, Badcock First Lien Term Loan Document or Badcock Second Lien Term Loan Document, and the exercise of any right or remedy in respect of the Collateral by the Agent, the First Lien Agent, the Second Lien Agent, the Badcock First Lien Agent or the Badcock Second Lien Agent, as applicable hereunder, under any other Financing Agreement, the First Lien Credit Agreement, the Second Lien Credit Agreement, the Badcock First Lien Credit Agreement or the Badcock Second Lien Credit Agreement and any other agreement entered into in connection therewith are subject to the provisions of the Intercreditor Agreement and in the event of any conflict between the terms of the Intercreditor Agreement, this Agreement, any other Financing Agreement, the First Lien Credit Agreement, the Second Lien Credit Agreement, the Badcock First Lien Credit Agreement, the Badcock Second Lien Credit Agreement and any other agreement entered into in connection therewith, the terms of the Intercreditor Agreement shall govern and control with respect to the exercise of any such right or remedy or the Loan Parties’ covenants and obligations.

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13.15      Release of Liens and Guarantees.

(a)                A Loan Party shall automatically be released from its obligations under the Financing Agreements (including its guarantee of the Obligations) and all security interests created by the Collateral Documents in Collateral owned by such Loan Party shall be automatically released, (1) upon the consummation of any transaction or designation permitted by this Agreement as a result of which such Loan Party ceases to be a Subsidiary (including pursuant to a permitted merger with a Subsidiary that is not a Loan Party) or becomes an Excluded Subsidiary (other than solely as a result of such Subsidiary Loan Party ceasing to be a Wholly Owned Subsidiary) or (2) upon the request of the Administrative Borrower, in connection with a transaction permitted under this Agreement (but only a transaction (x) in which such Loan Party becomes a bona fide joint venture and the other Person taking an equity interest in such Loan Party takes such equity interest for fair market value (as determined in good faith by the Administrative Borrower) and is not an Affiliate of a Borrower (other than as a result of such joint venture) and (y) the primary purpose (as determined by the Administrative Borrower in good faith) of which is not the release of any guarantee of or Lien on the assets of such Loan Party) as a result of which such Loan Party ceases to be a Wholly Owned Subsidiary. Upon any sale or other transfer by any Loan Party (other than to the Borrower or any Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under this Agreement or any Collateral Document in any Collateral, the security interests in such Collateral created by this Agreement or the Collateral Documents shall be automatically released. Upon the release of any Loan Party from its guarantee in compliance with this Agreement, the security interest in any Collateral owned by such Subsidiary created by this Agreement or the Collateral Documents shall be automatically released. Upon termination of the aggregate Revolving Commitments and payment in full of all Obligations (other than contingent indemnification obligations), all obligations under the Financing Agreements and all security interests created by this Agreement or the Collateral Documents shall be automatically released. In connection with any termination or release pursuant to this Section 13.15, Agent, as the case may be, shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release so long as the Borrower or applicable Loan Party shall have provided the Agent such certifications or documents as Agent shall reasonably request in order to demonstrate compliance with this Agreement.

(b)                Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to subordinate its Lien on any property granted to or held by Agent under any Financing Agreement to the holder of any Lien on such property that is permitted by Section 9.8(e).

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(c)                Each of the Lenders, and by accepting the benefits of this Agreement or the Collateral Documents, each Secured Party that is not a party hereto, irrevocably authorizes Agent to provide any release or evidence of release, termination or subordination contemplated by this Section 13.15. Upon request by Agent at any time, the Required Lenders will confirm in writing Agent’s authority release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under any Financing Agreement, in each case in accordance with the terms of the Financing Agreement and this Section 13.15.

[SIGNATURE PAGES OMITTED]

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Schedule 1A

REVOLVING COMMITMENTS

Lenders	Revolving Commitment
JPMorgan Chase Bank, N.A.	$130,000,000.00
Citizens Bank, N.A.	$120,000,000.00
TOTAL COMMITMENTS:	$250,000,000.00